As filed with the Securities and Exchange Commission on September 10, 1999

                                                      Registration No. 333-64599
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                               AMENDMENT NO. 2 TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                                 BERRY PLASTICS CORPORATION
                     (Exact name of registrant as specified in charter)

           Delaware                            3089                         35-1813706
(State or other jurisdiction of     (Primary Standard Industrial         (I.R.S. Employer
 incorporation or organization)      Classification Code Number)       Identification Number)

                                  BPC HOLDING CORPORATION
                     (Exact name of registrant as specified in charter)

           Delaware                            3089                         35-1814673
(State or other jurisdiction of     (Primary Standard Industrial         (I.R.S. Employer
 incorporation or organization)      Classification Code Number)       Identification Number)

                                   BERRY IOWA CORPORATION
                     (Exact name of registrant as specified in charter)

           Delaware                            3089                          42-1382173
(State or other jurisdiction of     (Primary Standard Industrial         (I.R.S. Employer
 incorporation or organization)      Classification Code Number)       Identification Number)

                                 BERRY TRI-PLAS CORPORATION
                     (Exact name of registrant as specified in charter)

           Delaware                            3089                          56-1949250
(State or other jurisdiction of     (Primary Standard Industrial         (I.R.S. Employer
 incorporation or organization)      Classification Code Number)       Identification Number)

                                 BERRY STERLING CORPORATION
                     (Exact name of registrant as specified in charter)

           Delaware                            3089                         54-1749681
(State or other jurisdiction of     (Primary Standard Industrial         (I.R.S. Employer
 incorporation or organization)      Classification Code Number)        Identification Number)

                                       AEROCON, INC.
                     (Exact name of registrant as specified in charter)

           Delaware                            3089                         35-1948748
(State or other jurisdiction of     (Primary Standard Industrial         (I.R.S. Employer
 incorporation or organization)      Classification Code Number)       Identification Number)

                                    PACKERWARE CORPORATION
                      (Exact name of registrant as specified in charter)

           Delaware                            3089                            N/A
(State or other jurisdiction of     (Primary Standard Industrial         (I.R.S. Employer
 incorporation or organization)      Classification Code Number)       Identification Number)

                              BERRY PLASTICS DESIGN CORPORATION
                      (Exact name of registrant as specified in charter)

            Delaware                           3089                         62-1689708
(State or other jurisdiction of     (Primary Standard Industrial         (I.R.S. Employer
 incorporation or organization)      Classification Code Number)       Identification Number)

                                      VENTURE PACKAGING, INC.
                         (Exact name of registrant as specified in charter)

            Delaware                           3089                         51-0368479
(State or other jurisdiction of    (Primary Standard Industrial          (I.R.S. Employer
 incorporation or organization)     Classification Code Number)       Identification Number)

                                  VENTURE PACKAGING MIDWEST, INC.
                         (Exact name of registrant as specified in charter)

            Delaware                           3089                         34-1809003
(State or other jurisdiction of    (Primary Standard Industrial          (I.R.S. Employer
 incorporation or organization)     Classification Code Number)       Identification Number)

                                 VENTURE PACKAGING SOUTHEAST, INC.
                         (Exact name of registrant as specified in charter)

            Delaware                           3089                         57-1029638
(State or other jurisdiction of    (Primary Standard Industrial          (I.R.S. Employer
 incorporation or organization)     Classification Code Number)       Identification Number)

                                        NIM HOLDINGS LIMITED
                         (Exact name of registrant as specified in charter)

        England and Wales                      3089                            N/A
(State or other jurisdiction of    (Primary Standard Industrial          (I.R.S. Employer
 incorporation or organization)     Classification Code Number)       Identification Number)

                                NORWICH INJECTION MOULDERS LIMITED
                        (Exact name of registrant as specified in charter)

        England and Wales                      3089                            N/A
(State or other jurisdiction of     (Primary Standard Industrial         (I.R.S. Employer
 incorporation or organization)      Classification Code Number)       Identification Number)

                                      KNIGHT PLASTICS, INC.
                        (Exact name of registrant as specified in charter)

            Delaware                          3089                          35-2056610
(State or other jurisdiction of     (Primary Standard Industrial         (I.R.S. Employer
 incorporation or organization)      Classification Code Number)       Identification Number)
                                         _______________

                                     CPI HOLDING CORPORATION
                        (Exact name of registrant as specified in charter)

            Delaware                          3089                          34-1820303
(State or other jurisdiction of     (Primary Standard Industrial         (I.R.S. Employer
 incorporation or organization)      Classification Code Number)       Identification Number)

                                     CARDINAL PACKAGING, INC.
                        (Exact name of registrant as specified in charter)

             Ohio                             3089                          34-1396561
(State or other jurisdiction of     (Primary Standard Industrial          (I.R.S. Employer
 incorporation or organization)      Classification Code Number)        Identification Number)

                                   NORWICH ACQUISITION LIMITED
                        (Exact name of registrant as specified in charter)

       England and Wales                      3089                             N/A
(State or other jurisdiction of     (Primary Standard Industrial         (I.R.S. Employer
 incorporation or organization)      Classification Code Number)       Identification Number)

                           BERRY PLASTICS ACQUISITION CORPORATION
                     (Exact name of registrant as specified in charter)

           Delaware                            3089                            N/A
(State or other jurisdiction of     (Primary Standard Industrial         (I.R.S. Employer
 incorporation or organization)      Classification Code Number)       Identification Number)

                                101 Oakley Street
                            Evansville, Indiana 47710
                                 (812) 424-2904
               (Address, including zip code, and telephone number,
        including area code, of registrants' principal executive offices)

                                 _______________

                                Martin R. Imbler
                      President and Chief Executive Officer
                           Berry Plastics Corporation
                                101 Oakley Street
                            Evansville, Indiana 47710
                                 (812) 424-2904
            (Name, address, including zip code, and telephone number,
              including area code, of agent for service of process)

                                 _______________

                                 WITH COPIES TO:
                              James M. Lurie, Esq.
                        O'Sullivan Graev & Karabell, LLP
                              30 Rockefeller Plaza
                            New York, New York 10112
                                 (212) 408-2400

                                 _______________


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

      If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________________

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICIALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 Subject to Completion, dated September 10, 1999

PROSPECTUS

                           BERRY PLASTICS CORPORATION
                   OFFER TO EXCHANGE UP TO $25,000,000 OF ITS
               121/4% SERIES C SENIOR SUBORDINATED NOTES DUE 2004
                           FOR ANY AND ALL OUTSTANDING
               121/4% SERIES B SENIOR SUBORDINATED NOTES DUE 2004

    ------------------------------------------------------------------------
   |                                                                        |
   |    THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,    |
   |                  ON OCTOBER __, 1999, UNLESS EXTENDED                  |
   |                                                                        |
    -----------------------------------------------------------------------


      Berry Plastics Corporation, a Delaware corporation ("Berry," the "Company" or the "Issuer") and wholly owned subsidiary of BPC Holding Corporation, a Delaware corporation ("Holding"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer") to exchange $1,000 principal amount of 121/4% Series C Senior Subordinated Notes due 2004 (the "New Notes") of the Issuer for each $1,000 principal amount of the issued and outstanding 121/4% Series B Senior Subordinated Notes due 2004 (the "Old Notes", and the Old Notes and the New Notes, collectively, the "Notes") of the Issuer from the Holders (as defined herein) thereof. As of the date of this Prospectus, there is $25,000,000 aggregate principal amount of the Old Notes outstanding. The terms of the New Notes are identical in all material respects to the Old Notes, except that the New Notes have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and therefore will not bear legends restricting their transfer and will not contain certain provisions providing for the payment of liquidated damages to the holders of the Old Notes under certain circumstances relating to the Registration Rights Agreement (as defined herein), which provisions will terminate as to all of the Notes upon the consummation of the Exchange Offer.

      Interest on the New Notes will accrue from April 15, 1999 and will be payable in cash semi-annually in arrears on October 15 and April 15 of each year, commencing October 15, 1999. Interest will be payable on the Old Notes accepted for exchange to, but not including, October 15, 1999.

      The New Notes will be unconditionally guaranteed (the "Note Guarantees") on a senior subordinated basis by Holding, Berry Iowa Corporation, a Delaware corporation and wholly owned subsidiary of the Company ("Berry Iowa"), Berry Tri-Plas Corporation, a Delaware corporation and wholly owned subsidiary of the Company ("Berry Tri-Plas"), Berry Sterling Corporation, a Delaware corporation and wholly owned subsidiary of the Company ("Berry Sterling"), AeroCon, Inc., a Delaware corporation and wholly owned subsidiary of the Company ("AeroCon"), PackerWare Corporation, a Delaware corporation and wholly owned subsidiary of the Company ("PackerWare"), Berry Plastics Design Corporation, a Delaware corporation and wholly owned subsidiary of the Company ("Berry Design"), Venture Packaging, Inc., a Delaware corporation and wholly owned subsidiary of the Company ("Venture Holdings"), Venture Packaging Midwest, Inc., a Delaware corporation and wholly owned subsidiary of Venture Holdings ("Venture Midwest"), Venture Packaging Southeast, Inc., a Delaware corporation and wholly owned subsidiary of Venture Holdings ("Venture Southeast"), NIM Holdings Limited, a company organized under the laws of England and Wales and wholly owned subsidiary of the Company ("NIM Holdings"), Norwich Injection Moulders Limited, a company organized under the laws of England and Wales and wholly owned subsidiary of NIM Holdings ("Norwich"), Knight Plastics, Inc., a Delaware corporation and wholly owned subsidiary of the Company ("Knight Plastics"), CPI Holding Corporation, a Delaware corporation and wholly owned subsidiary of the Company ("CPI Holding"), Cardinal Packaging, Inc., an Ohio corporation and wholly owned subsidiary of CPI Holding ("Cardinal"), Norwich Acquisition Limited, a company organized under the laws of England and Wales and wholly owned subsidiary of Norwich ("Norwich Acquisition") and Berry Plastics Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of the Company ("Berry Acquisition" and, collectively with Holding, Berry Iowa, Berry Tri-Plas, Berry Sterling, AeroCon, PackerWare, Berry Design, Venture Holdings, Venture Midwest, Venture Southeast, NIM Holdings, Norwich, Knight Plastics, CPI Holding, Cardinal and Norwich Acquisition the "Guarantors").

      The New Notes will mature on April 15, 2004. On or after April 15, 1999, the New Notes will be redeemable at any time at the option of the Company, in whole or in part, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption. In addition, in the event of a Change of Control (as defined herein), each holder of New Notes may require the Company to repurchase such holder's New Notes, in whole or in part, at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. For a definition of the term "Change of Control," see "Description of New Notes -- Repurchase at the Option of Holders -- Change of Control."

      The New Notes will be unsecured senior subordinated obligations of the Company, ranking PARI PASSU with the $100 million of the Company's 121/4% Senior Subordinated Notes due 2004 (the "1994 Notes") and the $75 million of the Company's 11% Senior Subordinated Notes due 2007 (the "1999 Notes"), and will be subordinate in right of payment to all Senior Indebtedness (as defined herein) of the Company, which includes borrowings under the Credit Facility (as defined herein) and the Nevada Bonds (as defined herein). The 1994 Notes and the 1999 Notes constitute all of the indebtedness of Berry that is PARI PASSU with the Notes. The New Notes will be senior to any indebtedness which by its terms is subordinate to the New Notes, regardless of when such indebtedness is incurred. The Note Guarantees will be unconditional joint and several unsecured senior subordinated obligations of the Guarantors and will be subordinate in right of payment to all Senior Indebtedness of the Guarantors, including their guarantees of the Company's indebtedness under the Credit Facility. As of July 3, 1999, the aggregate amount of outstanding Senior Indebtedness of Berry would have been $89.0 million, the aggregate amount of outstanding total indebtedness of Berry would have been $290.5 million, including the 1994 Notes, and the indebtedness of the Guarantors senior to the Note Guarantees would have been $395.5 million. As of July 3, 1999, all indebtedness of the Company other than the Senior Indebtedness was PARI PASSU in right of payment to the Notes, and there was no indebtedness subordinated to the Notes. The Indenture (as defined herein) will permit Berry and its subsidiaries to incur additional indebtedness, including Senior Indebtedness, subject to certain limitations. The Indenture also provides that Berry and the Guarantors will not incur any additional indebtedness that is both subordinate in right of payment to any Senior Indebtedness and senior in right of payment to the Notes or the Note Guarantees, as the case may be. See "Description of Notes." Holding is a holding company and is entirely dependent on the declaration by Berry of dividends to pay its obligations, including its obligations on its Note Guarantee. Under the terms of the Credit Facility, Berry is severely restricted from declaring dividends to Holding. In addition, the indenture (the "1996 Indenture") governing the 1996 Notes (as defined herein) of Holding restricts the ability of Holding to make certain payments, including payments under its Note Guarantee. See "Risk Factors -- Holding relies on dividends from us to meet its debt obligations and may not be able to satisfy its obligations under its Guarantee of the Notes."

                                                         CONTINUED ON NEXT PAGE.

                                   -------------------

  SEE "RISK FACTORS" COMMENCING ON PAGE 12 FOR A DISCUSSION OF CERTAIN FACTORS
    THAT SHOULD BE CONSIDERED BY HOLDERS PRIOR TO TENDERING OLD NOTES IN THE
                                 EXCHANGE OFFER.

                               -------------------

   THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE COMMISSION NOR HAS THE COMMISSION OR
           ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 THE DATE OF THIS PROSPECTUS IS SEPTEMBER , 1999

      The Old Notes were not registered under the Securities Act in reliance upon an exemption from the registration requirements thereof. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act. The New Notes are being offered hereby in order to satisfy certain obligations of the Issuer and the Guarantors contained in the Registration Rights Agreement (as defined herein). Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission" or "SEC") set forth in no-action letters issued to third parties, the Issuer believes that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Issuer within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business, such holder has no arrangement with any person to participate in the distribution of such New Notes and neither such holder nor any such other person is engaging in or intends to engage in a distribution of such New Notes. Notwithstanding the foregoing, each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resale of New Notes received in exchange for such Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Issuer). The Issuer and the Guarantors have agreed that, for a period of one year after the date of this Prospectus, they will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

      The Old Notes are designated for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market. There is no established trading market for the New Notes. The Issuer does not currently intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotations system. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Notes.

      The Issuer will not receive any proceeds from the Exchange Offer. The Issuer will pay all of the expenses incident to the Exchange Offer. Tenders of Old Notes pursuant to the Exchange Offer may be withdrawn as provided herein at any time prior to the Expiration Date (as defined herein). The Exchange Offer is subject to certain customary conditions.

      This Prospectus has been prepared for use in connection with the Exchange Offer and may be used by Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") in connection with offers and sales related to market-making transactions in the Notes. DLJ may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. See "Plan of Distribution."

                     DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

            THIS PROSPECTUS CONTAINS STATEMENTS THAT CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"). THOSE STATEMENTS APPEAR IN A NUMBER OF PLACES IN THIS PROSPECTUS AND INCLUDE STATEMENTS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF THE COMPANY, PRIMARILY WITH RESPECT TO THE FUTURE OPERATING PERFORMANCE OF THE COMPANY. WITHOUT LIMITING THE FOREGOING, THE WORDS "BELIEVES," "ANTICIPATES," "PLANS," "EXPECTS" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. HOLDERS OF THE NOTES ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND MAY INVOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL RESULTS MAY DIFFER FROM THOSE IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. VARIOUS ECONOMIC AND COMPETITIVE FACTORS COULD CAUSE ACTUAL RESULTS OR EVENTS TO DIFFER MATERIALLY FROM THOSE DISCUSSED IN SUCH FORWARD-LOOKING STATEMENTS. THE ACCOMPANYING INFORMATION CONTAINED IN THIS PROSPECTUS, INCLUDING, WITHOUT LIMITATION, THE INFORMATION SET FORTH UNDER "RISK FACTORS" AND "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," IDENTIFIES IMPORTANT FACTORS THAT COULD CAUSE SUCH DIFFERENCES, INCLUDING THE COMPANY'S ABILITY TO PASS THROUGH RAW MATERIAL PRICE INCREASES TO ITS CUSTOMERS, ITS ABILITY TO SERVICE DEBT, THE AVAILABILITY OF PLASTIC RESIN, THE IMPACT OF CHANGING ENVIRONMENTAL LAWS AND CHANGES IN THE LEVEL OF THE COMPANY'S CAPITAL INVESTMENT. ALTHOUGH MANAGEMENT BELIEVES IT HAS THE BUSINESS STRATEGY AND RESOURCES NEEDED FOR IMPROVED OPERATIONS, FUTURE REVENUE AND MARGIN TRENDS CANNOT BE RELIABLY PREDICTED.

                       ----------------------------------

            Certain of the names and logos of our products referenced in this Prospectus are our trademarks. Each trade name, trademark or servicemarks of any other company appearing in this Prospectus is the property of its holder.

                              AVAILABLE INFORMATION

      The Issuer has filed with the Commission a Registration Statement on Form S-4 (together with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement") under the Securities Act with respect to the New Notes being offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations promulgated by the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed or incorporated by reference as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference.

      The Registration Statement may be inspected by anyone without charge at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may also be obtained at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed fees. Such materials can also be inspected on the Internet at http://www.sec.gov.

      The Company and Holding are subject to the informational reporting requirements of the Exchange Act. In accordance therewith, the Company and Holding file reports and other information with the Commission. Such materials filed by the Company and Holding with the Commission may be inspected, and copies thereof obtained, at the places, and in the manner, set forth above.

      In the event that the Issuer ceases to be subject to the informational reporting requirements of the Exchange Act, the Issuer has agreed that, so long as the Notes remain outstanding, it will file with the Commission and distribute to holders of the Notes copies of (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to annual information only, a report thereon by the Issuer's independent auditors and (ii) all reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports. The Issuer will also make such reports available to prospective purchasers of the Notes, securities analysts and broker-dealers upon their request. In addition, the Issuer has agreed that for so long as any of the Old Notes remain outstanding it will make available to any prospective purchaser of the Old Notes or beneficial owner of the Old Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until such time as the Issuer has either exchanged the Old Notes for New Notes or until such time as the holders thereof have disposed of such Old Notes pursuant to an effective registration statement filed by the Issuer.

                               PROSPECTUS SUMMARY

      THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS THE CONTEXT OTHERWISE REQUIRES, "BERRY," "WE," "US," "OUR" AND SIMILAR TERMS REFER TO BERRY PLASTICS CORPORATION, ITS SUBSIDIARIES AND THEIR RESPECTIVE OPERATIONS, AND THE TERM "HOLDING" REFERS TO BPC HOLDING CORPORATION. THE FISCAL YEAR OF HOLDING AND BERRY IS THE 52 OR 53 WEEK PERIOD ENDING ON THE SATURDAY CLOSEST TO DECEMBER 31. ALL REFERENCES IN THIS PROSPECTUS TO "FISCAL 1994," "FISCAL 1995," "FISCAL 1996," "FISCAL 1997" AND "FISCAL 1998" REFER TO THE FISCAL YEARS OF BERRY AND HOLDING ENDED ON JANUARY 1, 1994, DECEMBER 31, 1994, DECEMBER 30, 1995, DECEMBER 28, 1996, DECEMBER 27, 1997 AND JANUARY 2, 1999, RESPECTIVELY. ALSO, UNLESS THE CONTEXT OTHERWISE REQUIRES, THE INFORMATION CONTAINED IN THIS PROSPECTUS GIVES PRO FORMA EFFECT TO THE ACQUISITION BY US OF NORWICH INJECTION MOULDERS LIMITED, THE KNIGHT ENGINEERING AND PLASTICS DIVISION OF COURTAULDS PACKAGING INC., AND CARDINAL PACKAGING, INC. AS OF THE BEGINNING OF THE PERIOD STATED FOR INCOME STATEMENT DATA AND AT THE DATE STATED FOR BALANCE SHEET DATA.

                                   THE COMPANY

      We are the nation's leading manufacturer and supplier of plastic injection-molded aerosol overcaps, drink cups and rigid thinwall open-top containers for a wide variety of end-use markets. We are also a leading manufacturer and supplier of plastic injection-molded semi-disposable housewares. In addition, with sales of over two billion aerosol overcaps in fiscal 1998, we believe that we are the largest supplier of plastic aerosol overcaps in the world. In our plastic packaging business, we focus primarily on three markets: aerosol overcaps, rigid thinwall open-top containers and drink cups. Our housewares business produces home products such as dinnerware, tumblers and garden items. We concentrate on manufacturing high-quality items sold to image-conscious marketers of consumer and industrial products. With over 1,000 proprietary molds, superior color matching capabilities, sophisticated multi-color printing techniques and nationwide plant locations, we consistently produce and deliver mass quantities of high-quality products on a cost-efficient basis.

      Our total net sales among our product categories is as follows:

                                                       FISCAL
                                  ------------------------------------------------
                                    1994      1995      1996      1997      1998
                                  --------  --------  --------  --------  --------
                                               (DOLLARS IN MILLIONS)
PLASTIC PACKAGING PRODUCTS:
     Aerosol overcaps ........    $   38.0  $   43.6  $   49.7  $   47.1  $   49.1
     Rigid open-top containers        61.6      71.1      80.8     111.5     145.9
     Drink cups ..............                  17.3      14.1      37.6      39.9
     Other ...................         6.5       8.7       6.5      13.3      15.3
PLASTIC HOUSEWARES PRODUCTS ..                                      17.5      21.6
                                  --------  --------  --------  --------  --------
Total net sales ..............    $  106.1  $  140.7  $  151.1  $  227.0  $  271.8
                                  --------  --------  --------  --------  --------

      We supply aerosol overcaps to a wide variety of customers and for a wide variety of products, including such well-known brand names as Faultless starch, Gillette personal care products, Pam cooking spray, Pledge furniture polish, Raid insect repellants, Rustoleum and Sherwin-Williams paints and Sure deodorant. Similarly, our containers are used for packaging a broad spectrum of consumer and commercial products, including Arch (Olin) pool chemicals, Elmer's home repair products, Hershey's cocoa, McDonald's children's meals, Milliken adhesives, Pillsbury cookie dough and promotional containers for a variety of customers, including the National Football League, Walt Disney and Warner-Brothers. Our drink cups are sold to fast food and family-dining restaurants, convenience stores, stadiums and retail stores. Our largest drink cup customers are Circle K, Coca-Cola, McDonald's, Pepsi-Cola and Steak 'n Shake. Our housewares products are primarily seasonal, semi-disposable housewares and lawn and garden items such as plates, bowls, pitchers, tumblers and flower pots. Our largest housewares customer, Wal-Mart, named us their housewares "Supplier of the Year" for 1998.

COMPETITIVE STRENGTHS

      We believe that we are a strong competitor in our industry for the following reasons:

      o SUCCESSFUL INTEGRATION OF NUMEROUS STRATEGIC ACQUISITIONS. We have historically acquired businesses that we believe will improve our financial performance in the long-term and, in some cases, provide us with a new or complementary product line. We have successfully closed ten acquisitions since 1992. Our acquired businesses had aggregate pre-acquisition revenues of about $239 million. We believe that our acquisitions have strengthened our core businesses, as well as opened up new product lines and markets for us. Moreover, we believe that we have materially reduced the manufacturing and overhead costs of the companies that we acquired by introducing high technology manufacturing processes, closing excess facilities and taking advantage of economies of scale.

      o HIGH-CAPACITY, STATE-OF-THE-ART PRODUCTION CAPABILITIES. We operate over 300 injection molding machines in 12 locations in the United States and one location in Europe. These machines, many of which are high-speed, specialized machines, range in clamp tonnage from 80 to 825 tons. Our wide range of state-of-the-art molding machines and national distribution system allow us to economically mass produce high-quality products. In addition, we believe that our post-molding capabilities are among the most modern and extensive in the industry. These capabilities include printing, labeling, assembly, packing and distribution.

      o FULL PRODUCT LINES AND STRONG MARKET POSITION. A substantial majority of our sales are in product categories in which we are the nation's largest supplier. We use over 1,000 active molds, providing our customers with a wide range of products from which to choose. For a majority of our customers we are the sole or largest supplier of plastic injection-molded products. We believe that our extensive product lines, market experience, product quality and focus on customer satisfaction allow us to maintain our strong position in our key markets.

      o LARGE, DIRECT SALES FORCE. Our sales force is comprised of over 40 dedicated professionals and is among the largest in-house sales forces in our industry. Our sales force is focused on working both with customers and with our internal production and product design personnel to develop customized packaging. We believe that the size of our sales force allows us to maintain close working relationships with our customers.

      o IN-HOUSE PRODUCT DESIGN AND GRAPHIC ARTS CAPABILITIES. We have an in-house staff of 16 product development engineers and 22 graphic artists. These professionals work closely with customers to develop new products and designs. We also believe that our customized designs often help our customers differentiate their products in the marketplace and improve their product's performance. We believe that these capabilities have given us a significant competitive advantage in certain high-margin niche container product markets where the ability to produce sophisticated and colorful graphics is crucial to a product's success.

      o DEDICATION TO SERVICE AND QUALITY. As a result of our dedication to service and quality, we have received several awards from our top ten customers including, in 1998, Wal-Mart's "Supplier of the Year" award in its housewares division and SC Johnson Wax's "Supplier Quality Achievement Award." In addition, four of our plants are ISO 9000 certified. Our remaining nine facilities are working to obtain their ISO 9000 certification. ISO 9000 certification is only given to companies that meet the requirements of a quality management system established by the International Standardization Organization.

      o LARGE, DIVERSE CUSTOMER BASE. We sell our plastic packaging and housewares products to over 7,000 customers who are engaged in a variety of businesses. We believe that this provides us with a stable client base that is not materially affected by particular end-use market fluctuations. We also believe that we are the single-source or largest supplier of plastic aerosol overcaps, containers and drink cups to a majority of our customers. Our top ten customers represented only about 18% of our fiscal 1998 net sales on a pro forma basis. Our largest customer represented only about 4% of our fiscal 1998 net sales on a pro forma basis.

GROWTH STRATEGY

      Our goal is to maintain and enhance our market position and leverage our core strengths to increase profitability. Our strategy to achieve this goal includes the following elements:

      o PURSUE STRATEGIC ACQUISITIONS IN OUR CORE BUSINESSES. We have successfully closed ten acquisitions since 1992. We will continue to pursue strategic acquisitions that we believe will provide added value to our core businesses.

      o DESIGN AND INTRODUCE INNOVATIVE NEW PRODUCTS TO PENETRATE NEW MARKETS. We intend to grow our product lines and increase market share by producing new products. For example, we recently developed a complete line of pool chemical containers specifically designed for Arch. We also introduced a 16 oz. insulated coffee mug and lid, with enhanced functionality and styling, in 1999 and a single-serve soft ice cream dispensing container that was recently accepted for use by Healthy Choice.

      o EMPHASIZE OUTSTANDING PRODUCT QUALITY AND CUSTOMER SERVICE. Through our dedication to product quality and service, we intend to grow our base business through growth in the marketplace and by gaining business from our competitors. Our field sales, production and support staff meet with customers to understand their needs and improve our product offerings and services. Each of our customers has designated sales and customer service representatives responsible for their individual needs. Sophisticated technology is an ongoing part of our traditional quality assurance activities. We extensively test parts for size, color, strength and material quality using statistical process control techniques.

      Our address is 101 Oakley Street, Evansville, Indiana 47710. Our telephone number is (812) 424-2904.

                                  ACQUISITIONS

CARDINAL

      Cardinal, which is headquartered in Streetsboro, Ohio, operates three manufacturing locations and is the nation's leading producer and marketer of plastic containers for ice cream and other frozen desserts. Cardinal also sells containers for other consumer products, such as refrigerated dairy products and non-dairy foods. Cardinal has filling equipment in many of its customers' plants and provides the services needed to operate this equipment. By providing its customers with both containers and the filling machine equipment, Cardinal significantly increases customer retention.

      In July 1999, we acquired Cardinal for about $72.0 million, including related acquisition costs. For the year ended November 30, 1998, Cardinal reported net sales of $54.0 million. As in our nine previous acquisitions, we believe that we can lower Cardinal's costs by consolidating plants, purchasing resin in greater volume, using larger, more cost-efficient injection-molding equipment and improving Cardinal's systems.

1998 ACQUISITIONS

      In July 1998, we acquired Norwich Injection Moulders Limited for about $14 million. Norwich, which is headquartered in Norwich, England, manufactures and markets plastic injection-molded overcaps and closures for the European market. For the year ended October 31, 1997, Norwich reported net sales of about $13.4 million. Norwich provides us with a European production platform that allows us to better serve our global overcap customers and to introduce our other product lines in Europe.

      In October 1998, we acquired the Knight Engineering and Plastics Division of Courtaulds Packaging Inc. for about $18 million. Knight, which is headquartered in Woodstock, Illinois, manufactures and markets plastic injection- molded aerosol overcaps. We believe that this acquisition enhanced our aerosol overcap business and better positioned us to meet the needs of our domestic customers. For the year ended March 31, 1998, Knight reported net sales of $23.8 million. Since the acquisition, we have significantly reduced Knight's manufacturing and operating costs, principally by closing one of its two manufacturing plants.

1997 ACQUISITIONS

      During 1997 we completed four acquisitions, including PackerWare Corporation and Venture Packaging, Inc. PackerWare, which is headquartered in Lawrence, Kansas, is a major producer of drink cups and housewares. For the year ended October 31, 1996, PackerWare reported net sales of $42.8 million. The acquisition of PackerWare enabled us to enter the housewares business and strengthened our position in the plastic drink cup market. Venture Packaging, which is headquartered in Monroeville, Ohio, reported net sales of $42.3 million for the year ended September 30, 1996 and is one of the nation's largest producers of plastic injection-molded containers for the food and dairy markets.

                               THE EXCHANGE OFFER

REGISTRATION RIGHTS AGREEMENT..........  The Old Notes were sold by us on August
                                         24, 1998 to Donaldson, Lufkin &
                                         Jenrette Securities Corporation (the
                                         "Initial Purchaser"), who placed the
                                         Old Notes with institutional investors.
                                         In connection therewith, Berry, the
                                         Guarantors and the Initial Purchaser
                                         executed and delivered for the benefit
                                         of the holders of the Old Notes a
                                         registration rights agreement (the
                                         "Registration Rights Agreement")
                                         providing, among other things, for the
                                         Exchange Offer.

THE EXCHANGE OFFER.....................  New   Notes  are   being   offered   in
                                         exchange  for a like  principal  amount
                                         of Old  Notes.  As of the date  hereof,
                                         $25,000,000  aggregate principal amount
                                         of Old Notes are  outstanding.  We will
                                         issue   the  New   Notes   to   Holders
                                         promptly   following   the   Expiration
                                         Date.     See    "Risk Factors    --
                                         Consequences of Failure to Exchange."

EXPIRATION DATE........................  5:00  p.m.,  New  York  City  time,  on
                                         October  , 1999,  unless  the  Exchange
                                         Offer is extended  as provided  herein,
                                         in  which  case  the  term  "Expiration
                                         Date"  means the  latest  date and time
                                         to   which   the   Exchange   Offer  is
                                         extended.

INTEREST...............................  Each New Note will bear interest from
                                         October 15, 1999. Interest will be
                                         payable on the Old Notes accepted for
                                         exchange to, but not including,
                                         October 15, 1999.

CONDITIONS TO THE EXCHANGE OFFER.......  The   Exchange   Offer  is  subject  to
                                         certain  customary  conditions,   which
                                         may be  waived  by  Berry.  We  reserve
                                         the  right  to  amend,   terminate   or
                                         extend the  Exchange  Offer at any time
                                         prior to the  Expiration  Date upon the
                                         occurrence of any such  condition.  See
                                         "The Exchange Offer-- Conditions."

PROCEDURES FOR TENDERING OLD NOTES.....  Each  Holder  of Old Notes  wishing  to
                                         accept   the   Exchange    Offer   must
                                         complete,  sign and date the  Letter of
                                         Transmittal,  or a  facsimile  thereof,
                                         in  accordance  with  the  instructions
                                         contained herein and therein,  and mail
                                         or  otherwise  deliver  such  Letter of
                                         Transmittal,  or such facsimile,  or an
                                         Agent's  Message  (as  defined  herein)
                                         together  with  the Old  Notes  and any
                                         other  required  documentation  to  the
                                         exchange agent (the  "Exchange  Agent")
                                         at the  address  set forth  herein.  By
                                         executing the Letter of  Transmittal or
                                         delivering  an  Agent's  Message,  each
                                         Holder  will  represent  to  us,  among
                                         other  things,  that (i) the New  Notes
                                         acquired   pursuant  to  the   Exchange
                                         Offer by the Holder and any  beneficial
                                         owners of Old Notes are being  obtained
                                         in the  ordinary  course of business of
                                         the  person  receiving  such New Notes,
                                         (ii)   neither   the  Holder  nor  such
                                         beneficial  owner  has  an  arrangement
                                         with any person to  participate  in the
                                         distribution  of such New Notes,  (iii)
                                         neither the Holder nor such  beneficial
                                         owner  nor any  such  other  person  is
                                         engaging  in or  intends to engage in a
                                         distribution  of  such  New  Notes  and
                                         (iv)   neither   the  Holder  nor  such
                                         beneficial  owner is an "affiliate," as
                                         defined  under  Rule  405   promulgated
                                         under  the  Securities  Act,  of Berry.
                                         Each
                                         broker-dealer  that  receives New
                                         Notes for its own  account in  exchange
                                         for Old  Notes,  where  such Old  Notes
                                         were acquired by such  broker-dealer as
                                         a result  of  market-making  activities
                                         or  other  trading   activities  (other
                                         than Old Notes  acquired  directly from
                                         Berry),    may   participate   in   the
                                         Exchange  Offer  but may be  deemed  an
                                         "underwriter"  under the Securities Act
                                         and,  therefore,  must  acknowledge  in
                                         the Letter of Transmittal  that it will
                                         deliver  a  prospectus   in  connection
                                         with  any  resale  of such  New  Notes.
                                         The Letter of  Transmittal  states that
                                         by so  acknowledging  and by delivering
                                         a prospectus,  a broker-dealer will not
                                         be  deemed  to  admit  that  it  is  an
                                         "underwriter"  within  the  meaning  of
                                         the  Securities  Act. See "The Exchange
                                         Offer-- Procedures  for  Tendering" and
                                         "Plan of Distribution."

SPECIAL PROCEDURES FOR BENEFICIAL
OWNERS.................................  Any  beneficial  owner  whose Old Notes
                                         are   registered   in  the  name  of  a
                                         broker, dealer,  commercial bank, trust
                                         company  or  other   nominee   and  who
                                         wishes to tender  should  contact  such
                                         registered    Holder    promptly    and
                                         instruct  such  registered   Holder  to
                                         tender  on  such   beneficial   owner's
                                         behalf.   If  such   beneficial   owner
                                         wishes  to  tender  on such  beneficial
                                         owner's  own  behalf,  such  beneficial
                                         owner  must,  prior to  completing  and
                                         executing the Letter of  Transmittal or
                                         delivering   an  Agent's   Message  and
                                         delivering  his Old Notes,  either make
                                         appropriate  arrangements  to  register
                                         ownership  of the  Old  Notes  in  such
                                         beneficial  owner's  name or  obtain  a
                                         properly  completed bond power from the
                                         registered   Holder.  The  transfer  of
                                         registered     ownership    may    take
                                         considerable  time.  See "The  Exchange
                                         -- Procedures for Tendering."

GUARANTEED DELIVERY PROCEDURES.........  Holders of Old Notes who wish to tender their Old Notes and whose Old Notes are
                                         not immediately available or who cannot
                                         deliver their Old Notes, the Letter of
                                         Transmittal or an Agent's Message or
                                         any other documents required by the
                                         Letter of Transmittal to the Exchange
                                         Agent prior to the Expiration Date must
                                         tender their Old Notes according to the
                                         guaranteed delivery procedures set
                                         forth in "The Exchange Offer --
                                         Guaranteed Delivery Procedures."

WITHDRAWAL RIGHTS......................  Tenders  may be  withdrawn  as provided herein at any time  prior to 5:00 p.m.,
                                         New York City time,  on the  Expiration
                                         Date.   See  "The   Exchange Offer  --
                                         Withdrawal of Tenders."

ACCEPTANCE OF OLD NOTES AND DELIVERY OF  We will  accept  for  exchange  any and
NEW NOTES..............................  all  Old  Notes   which  are   properly
                                         tendered  in the  Exchange  Offer prior
                                         to 5:00 p.m.,  New York City  time,  on
                                         the  Expiration  Date.  The  New  Notes
                                         issued  pursuant to the Exchange  Offer
                                         will be  delivered  promptly  following
                                         the Expiration Date. See "The Exchange
                                         Offer -- Terms of the Exchange Offer."


EXCHANGE AGENT.........................  United  States  Trust  Company  of  New
                                         York is  serving as  Exchange  Agent in
                                         connection  with  the  Exchange  Offer.
                                         See "The Exchange Offer  --  Exchange
                                         Agent."

USE OF PROCEEDS........................  There  will be no cash  proceeds  to us
                                         from  the  exchange   pursuant  to  the
                                         Exchange Offer.

FEDERAL INCOME TAX CONSEQUENCES........  The  exchange  of  Old  Notes  for  New
                                         Notes  will not be a  taxable  exchange
                                         for Federal  income tax  purposes.  See
                                         "Certain     Federal     Income     Tax
                                         Considerations."

CONSEQUENCES OF FAILURE TO EXCHANGE....  Holders of Old Notes who do not
                                         exchange their Old Notes for New Notes
                                         pursuant to the Exchange Offer will
                                         continue to be subject to the
                                         restrictions on transfer of such Old
                                         Notes as set forth in the legend
                                         thereon as a consequence of the
                                         issuance of the Old Notes pursuant to
                                         exemptions from, or in transactions not
                                         subject to, the registration
                                         requirements of the Securities Act and
                                         applicable state securities laws. In
                                         general, Old Notes may not be offered
                                         or sold unless registered under the
                                         Securities Act, except pursuant to an
                                         exemption from, or in a transaction not
                                         subject to, the Securities Act and
                                         applicable state securities laws.

                     SUMMARY DESCRIPTION OF THE NEW NOTES

      The Exchange Offer applies to $25,000,000 aggregate principal amount of Old Notes. The terms of the New Notes are identical in all material respects to the Old Notes, except that the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not contain certain provisions providing for an increase in the interest rate on the Old Notes under certain circumstances relating to the Registration Rights Agreement, which provisions will terminate as to all of the Notes upon the consummation of the Exchange Offer. The New Notes will evidence the same debt as the Old Notes and, except as set forth in the immediately preceding sentence, will be entitled to the benefits of the Indenture, under which both the Old Notes were, and the New Notes will be, issued. See "Description of New Notes."

THE NEW NOTES..........................  $25  million  in  aggregate   principal
                                         amount at  maturity of 12 1/4% Series C
                                         Senior Subordinated Notes due 2004.

MATURITY DATE..........................  April 15, 2004.

INTEREST PAYMENT DATES.................  October  15 and April 15 of each  year, commencing on October 15, 1999.

MANDATORY REDEMPTION...................  We are not  required to make  mandatory redemption  or  sinking  fund  payments
                                         with respect to the New Notes.

OPTIONAL REDEMPTION....................  On or after April 15,  1999,  the Notes will be  redeemable  at any time at our
                                         option,  in whole  or in  part,  at the
                                         redemption  prices  set  forth  herein,
                                         plus  accrued and unpaid  interest,  if
                                         any, to the date of redemption.


CHANGE OF CONTROL......................  In the  event of a Change  of  Control, each  Holder of the Notes will have the
                                         right to require us to repurchase  such
                                         Holder's  Notes,  in  whole or in part,
                                         at  a  price   equal  to  101%  of  the
                                         aggregate   principal  amount  thereof,
                                         plus  accrued and unpaid  interest,  if
                                         any, to the date of repurchase.

GUARANTEES.............................  The New  Notes  will be  guaranteed  by the  Guarantors.  The  Note  Guarantees
                                         will   be   unconditional   joint   and
                                         several  obligations  of each Guarantor
                                         and will be  subordinated  as described
                                         below under "Ranking."

RANKING................................  The New Notes will be unsecured  senior
                                         subordinated   obligations   of  Berry,
                                         will  rank  PARI  PASSU  with  the 1994
                                         Notes  and the 1999  Notes  and will be
                                         subordinate  in right of payment to all
                                         Senior  Indebtedness  of  Berry,  which
                                         will  include   borrowings   under  the
                                         Credit  Facility.  The New  Notes  will
                                         be senior to any indebtedness  which by
                                         its  terms  is  subordinate  to the New
                                         Notes,    regardless   of   when   such
                                         indebtedness  is  incurred.  Each  Note
                                         Guarantee  will be subordinate in right
                                         of payment  to all Senior  Indebtedness
                                         of each  respective  Guarantor.  Senior
                                         Indebtedness   of  Berry   consists  of
                                         borrowings  under the  Credit  Facility
                                         and   the    Nevada    Bonds.    Senior
                                         Indebtedness    of    the    Guarantors
                                         consists  of their  joint  and  several
                                         guarantee of the  obligations  of Berry
                                         under   the   Credit    Facility    and
                                         obligations  with respect to the Nevada
                                         Bonds and, in the case of Holding,  the
                                         1996  Notes.  As of July 3,  1999,  the
                                         aggregate amount of outstanding  Senior
                                         Indebtedness  of Berry  would have been
                                         $89.0 million,  the aggregate amount of
                                         outstanding  total  indebtedness of the
                                         Company,  including  the 1994 Notes and
                                         the 1999 Notes,  would have been $290.5
                                         million,  and the  indebtedness  of the
                                         Guarantors    senior    to   the   Note
                                         Guarantees   would  have  been   $395.5
                                         million.   As  of  July  3,  1999,  all
                                         indebtedness  of the Company other than
                                         the Senior  Indebtedness was PARI PASSU
                                         in right of  payment  to the New Notes,
                                         and   there    was   no    indebtedness
                                         subordinated to the New Notes.

CERTAIN COVENANTS......................  The  Indenture  pursuant  to which  the
                                         Old Notes were,  and the New Notes will
                                         be, issued (the  "Indenture")  contains
                                         covenants,  including,  but not limited
                                         to,   covenants  with  respect  to  the
                                         following  matters:  (i) limitations on
                                         the  retention  of proceeds  from asset
                                         sales;    (ii)   limitations   on   the
                                         incurrence of  additional  indebtedness
                                         and  the   issuance   of   disqualified
                                         stock;  (iii) limitations on restricted
                                         payments;     (iv)    limitations    on
                                         transactions   with   affiliates;   (v)
                                         limitations on liens;  (vi) limitations
                                         on   dividends    and   other   payment
                                         restrictions  affecting   subsidiaries;
                                         and  (vii)   limitations   on  mergers,
                                         consolidations  and  sales  of  assets.
                                         In   addition,   while  the   Indenture
                                         contains,   among  other  things,   the
                                         foregoing   covenants   as  well  as  a
                                         requirement  to offer to  purchase  New
                                         Notes  upon a Change  of  Control,  the
                                         Indenture    does   not   contain   any
                                         provisions   specifically  intended  to
                                         protect  Holders  of the New  Notes  in
                                         the event of a future highly  leveraged
                                         transaction   involving  Berry  or  any
                                         Guarantor.  See "Description of Notes."

                                 RISK FACTORS

      SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS PRIOR TO TENDERING OLD NOTES IN THE EXCHANGE OFFER, INCLUDING HIGHLY LEVERAGED CONDITION, OPERATING RESTRICTIONS, GROWTH AND RISKS RELATED TO ACQUISITIONS, LIMITED ABILITY OF HOLDING TO PERFORM UNDER NOTE GUARANTEE, HISTORICAL NET LOSSES, SUBORDINATION OF THE NOTES AND NOTE GUARANTEES, UNSECURED STATUS OF NOTES, RANKING OF NOTES WITH 1994 NOTES AND THE 1999 NOTES, FLUCTUATING INTEREST EXPENSE ON SENIOR INDEBTEDNESS, FRAUDULENT CONVEYANCE RISK, POSSIBLE ADVERSE EFFECT OF INCREASE IN RESIN PRICES, RELIANCE ON CERTAIN SUPPLIER, CONTROLLING STOCKHOLDERS, COMPETITION, ENVIRONMENTAL MATTERS, POTENTIAL LACK OF FUNDING FOR CHANGE OF CONTROL OFFER, LACK OF A PUBLIC MARKET FOR THE NEW NOTES, CONSEQUENCES OF FAILURE TO EXCHANGE, NECESSITY TO COMPLY WITH EXCHANGE OFFER PROCEDURES AND BLUE SKY RESTRICTIONS ON RESALE OF NEW NOTES.

                 SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

            The following table presents summary financial data for Holding and its subsidiaries. The summary historical financial data for fiscal 1994, fiscal 1995, fiscal 1996, fiscal 1997 and fiscal 1998 come from Holding's audited consolidated financial statements. Holding's and its subsidiaries' audited consolidated financial statements as of and for fiscal 1997 and fiscal 1998 and the audited consolidated statements of operations and cash flows for fiscal 1996 are included in this prospectus. The summary unaudited pro forma financial data give effect to our acquisitions of Cardinal, Knight and Norwich, and issuance of the 1999 Notes and the Notes. The summary unaudited pro forma financial data are not necessarily indicative of the operating results or the financial position that would have been achieved had the events given effect therein been consummated and should not be construed as representative of future operating results or financial position.

                                                                                                                         PRO FORMA
                                                                                                                         26 WEEKS
                                                                           FISCAL                             PRO FORMA    ENDED
                                                 ---------   ---------   ---------   ---------   ---------    FISCAL      JULY 3,
                                                   1994        1995        1996        1997        1998        1998        1999
                                                 ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                                                               (DOLLARS IN THOUSANDS)
CONSOLIDATED OPERATIONS STATEMENT
  DATA:
      Net sales ................................ $ 106,141   $ 140,681   $ 151,058   $ 226,953   $ 271,830   $ 352,670   $ 188,317
      Cost of goods sold .......................    73,997     102,484     110,110     180,249     199,227     265,079     136,189
                                                 ---------   ---------   ---------   ---------   ---------   ---------   ---------
      Gross margin .............................    32,144      38,197      40,948      46,704      72,603      87,591      52,128

      Operating expenses .......................    15,160      17,670      23,679      30,505      44,001      55,851      30,079
                                                 ---------   ---------   ---------   ---------   ---------   ---------   ---------
      Operating income .........................    16,984      20,527      17,269      16,199      28,602      31,740      22,049

      Other expenses(1) ........................       184         127         302         226       1,865       1,861         778
      Interest expense, net (2) ................    10,972      13,389      20,075      30,246      34,556      45,604      22,174
                                                 ---------   ---------   ---------   ---------   ---------   ---------   ---------

      Income (loss) before income taxes and
          extraordinary charge .................     5,828       7,011      (3,108)    (14,273)     (7,819)    (15,725)       (903)
      Income taxes (benefit) ...................        11         678         239         138        (249)         90         482
                                                 ---------   ---------   ---------   ---------   ---------   ---------   ---------

      Income (loss) before extraordinary
          charge ...............................     5,817       6,333      (3,347)    (14,411)     (7,570)    (15,815)     (1,385)
      Extraordinary charge(3) ..................     3,652        --          --          --          --          --          --
                                                 ---------   ---------   ---------   ---------   ---------   ---------   ---------
      Net income (loss) ........................ $   2,165   $   6,333   $  (3,347)  $ (14,411)  $  (7,570)  $ (15,815)  $  (1,385)
                                                 ---------   ---------   ---------   ---------   ---------   ---------   ---------

CONSOLIDATED OTHER DATA:
      Adjusted EBITDA(4) ....................... $  26,380   $  31,569   $  34,718   $  40,268   $  59,768   $  77,526   $  42,964
      Adjusted EBITDA margin(5) ................      24.9%       22.4%       23.0%       17.7%       22.0%       22.0%       22.8%
      Cash provided by operating
          activities ...........................    15,556      12,969      14,426      14,154      34,131      47,745      20,876
      Cash used for investing activities .......    (9,495)    (25,385)    (14,639)   (102,102)    (52,120)   (133,059)    (90,258)
      Cash provided by financing
          activities ...........................     2,184      11,124       2,370      80,444      17,619      84,944      79,943
      Depreciation and amortization(6) .........     8,176       9,536      11,331      19,026      24,830      32,496      16,350
      Capital expenditures .....................     9,118      11,247      13,581      16,774      22,595      28,759      15,666
      Ratios of earnings to fixed
      charges (7) ..............................      1.5x        1.5x        --          --          --          --          --

BERRY PLASTICS DATA:
Cash interest expense, net ..................... $   9,795   $  12,439   $  12,854   $  17,187   $  20,569   $  31,243   $  14,699
Ratio of Adjusted EBITDA to cash interest expense, net...........................................     2.9x        2.5x        2.9x
Ratio of net debt to Adjusted EBITDA.............................................................     3.6x        3.8x        --

                                                                                                                AT JULY 3, 1999
                                                                                                             ---------   ---------
                                                                                                             HISTORICAL  PRO FORMA
                                                                                                             ---------   ---------
BERRY PLASTICS CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents.................................................................................     $ 2,622     $ 2,622
Working capital...........................................................................................      12,597      24,620
Total assets..............................................................................................     254,331     336,453
Total long-term debt, including current portion...........................................................     215,484     290,484
Stockholders' equity (deficit)............................................................................     (17,456)    (17,456)

(1) Other expenses consist of loss on disposal of property and equipment for the respective periods.
(2) Includes non-cash interest expense of $1,178 in fiscal 1994, $950 in fiscal 1995, $1,212 in fiscal 1996, $2,005 in fiscal 1997, $1,765 in fiscal 1998,
    $2,140 in pro forma fiscal 1998 and $1,061 for the pro forma 26 weeks ended July 3, 1999.
(3) During 1994, an extraordinary charge of $3.7 million was recognized as a result of the retirement of debt concurrently with the issuance of the 1994 Notes.
(4) Adjusted EBITDA should not be considered in isolation or as an alternative to income from operations or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity. In addition, our calculation of Adjusted EBITDA differs from that presented by certain other companies and thus is not necessarily comparable to similarly titled measures used by other companies. The following table reconciles operating income to EBITDA and Adjusted EBITDA for each respective period:

                                                                                                                PRO      PRO FORMA
                                                                                 FISCAL                        FORMA      26 WEEKS
                                                          --------   --------   --------  --------  --------   FISCAL      ENDED
                                                            1994       1995       1996      1997      1998      1998    JULY 3, 1999
                                                          --------   --------   --------  --------  --------  --------  ------------
                                                                              (DOLLARS IN THOUSANDS)
Operating income .......................................  $ 16,984   $ 20,527   $ 17,269  $ 16,199  $ 28,602  $ 31,740  $     22,049
Depreciation and amortization ..........................     8,176      9,536     11,331    19,026    24,830    32,496        16,350
                                                          --------   --------   --------  --------  --------  --------  ------------
EBITDA .................................................    25,160     30,063     28,600    35,225    53,432    64,236        38,399
     One-time expenses:
       1996 transaction compensation expenses ..........      --         --        2,762      --        --        --            --
       Plant shutdown expenses .........................      --         --          907       848     2,559     2,559           576
       Acquisition integration expenses ................       116        867        692     3,267     1,525     1,525         1,091
       Litigation expenses related to drink cup patent .      --         --          650       100       631       631          --
     Corporate expenses:
       Non-cash compensation expenses (benefit) ........       358       (214)       358      --         749       749           197
       Management fees and expenses ....................       746        853        749       828       872       872           437
     Pro Forma adjustments relating to the acquisitions:
       Raw material savings ............................                                                         3,368         1,256
       Plant consolidations ............................                                                         1,906           508
       Tooling consolidation ...........................                                                           416          --
       Discontinued sales ..............................                                                          (340)         --
       Expense reductions (i.e. legal, management fees)                                                            766           500
       Staff reductions ................................                                                           838          --
                                                          --------   --------   --------  --------  --------  --------  ------------
Adjusted EBITDA ........................................  $ 26,380   $ 31,569   $ 34,718  $ 40,268  $ 59,768  $ 77,526  $     42,964
                                                          --------   --------   --------  --------  --------  --------  ------------

(5) Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of net sales.

(6) Depreciation and amortization excludes non-cash amortization of deferred financing and origination fees and debt premium/discount amortization which are included in interest expense.

(7) In calculating the ratio of earnings to fixed charges, earnings consist of
    (i) income (loss) before income taxes, plus (ii) fixed charges consisting of interest on debt (including amortization of deferred financing fees), plus
    (iii) that portion of lease rental expense representative of the interest factor. Earnings were inadequate to cover fixed charges by $2,883 in fiscal 1996, by $13,932 in fiscal 1997, by $7,042 in fiscal 1998, by $14,948 in pro forma fiscal 1998 and by $1,644 for the pro forma twenty-six weeks ended July 3, 1999.

                                 RISK FACTORS

      IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, THE FOLLOWING FACTORS SHOULD BE CONSIDERED CAREFULLY BY HOLDERS OF OLD NOTES BEFORE MAKING A DECISION TO TENDER THEIR OLD NOTES IN THE EXCHANGE OFFER.

WE HAVE A SIGNIFICANT AMOUNT OF DEBT.

      We have now and will continue to have a large amount of debt. We may also incur additional debt from time to time to finance acquisitions or capital expenditures or for other purposes subject to the restrictions in our credit facility and the indentures governing the Notes, the 1994 Notes and the 1999 Notes. See "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," "Description of Certain Indebtedness" and "Description of Notes."

      Our high degree of debt has important consequences for us, including the following:

                  o   It  may  be  more   difficult  for  us  to  satisfy  our
                      obligations under the Notes;

                  o Our ability to obtain additional financing, if necessary, for working capital, capital expenditures, acquisitions or other purposes may be impaired or such financing may not be available on favorable terms;

                  o We will need a substantial portion of our cash flow to pay the principal and interest on our debt, including debt that we may incur in the future;

                  o Payments on our debt will reduce the funds that would otherwise be available for our operations and future business opportunities;

                  o A substantial decrease in our net operating cash flows could make it difficult for us to meet our debt service requirements and force us to modify our operations;

                  o We may be more highly leveraged than our competitors, which may place us at a competitive disadvantage; and

                  o We may be more vulnerable to a downturn in our business or the economy generally.

      If we are unable to service our debt or obtain additional financing, as needed, our business and financial condition would be materially adversely affected.

WE MAY NOT BE ABLE TO SERVICE OR REFINANCE OUR DEBT.

      Our ability to pay principal and interest on the Notes and to satisfy our other obligations will depend upon:

                  o Our future financial and operating performance, which performance will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond our control; and

                  o The future availability of revolving credit borrowings under our credit facility or any successor facility, the availability of which is dependent or may depend on, among other things, our complying with certain covenants and meeting certain specified borrowing base prerequisites. See "Description of Certain Indebtedness - The Credit Facility."

      Based on our current and expected levels of operations, we expect that our operating cash flow and borrowings under our credit facility should be sufficient for us to meet our operating expenses, to make necessary capital expenditures and to service our debt requirements as they become due. However, our operating results and borrowings under our credit facility may not be sufficient to service our debt, including the Notes. If we cannot service our debt, we will be forced to take actions such as reducing or delaying acquisitions and/or capital expenditures, selling assets, restructuring or refinancing our debt (which could include the Notes), or seeking additional equity capital or bankruptcy protection. We cannot assure you that any of these remedies can be effected on satisfactory terms, if at all.

RESTRICTIVE DEBT COVENANTS IN OUR INDENTURES AND CREDIT FACILITY MAY ADVERSELY AFFECT US.

      The indenture governing the Notes will restrict, among other things, our ability to:

                  o   incur additional debt;

                  o   pay dividends;

                  o   redeem capital stock;

                  o create liens, dispose of certain assets, engage in mergers;

                  o   make contributions, loans or advances; and

                  o enter into certain transactions with affiliates.

      The Credit facility and the indenture governing the 1994 Notes (the "1994 Indenture") and the Indenture governing the 1999 Notes (the "1999 Indenture") contain similar restrictions. If our cash flow and existing working capital are insufficient to fund our expenditures or to service our debt, including the Notes, the 1994 Notes, the 1999 Notes and borrowings under the Credit Facility, we would have to raise additional funds through capital contributions from Holding, or by refinancing all or a part of our debt or by a sale of assets or subsidiaries. The restrictions contained in the indentures governing the Notes, the 1994 Notes and the 1999 Notes and the Credit Facility, in combination with our high level of debt, could severely limit our ability to raise such additional funds, respond to changing market and economic conditions, provide for capital expenditures or take advantage of business opportunities that may arise. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," "Description of Certain Indebtedness" and "Description of Notes."

OUR ACQUISITION STRATEGY MAY BE UNSUCCESSFUL.

      As part of our growth strategy, we plan to pursue the acquisition of other companies, assets and product lines that either complement or expand our existing business. We continually evaluate potential acquisition opportunities, particularly those that could be material in size and scope. Acquisitions involve a number of special risks and factors, including:

                  o the focus of management's attention to the assimilation of the acquired companies and their employees and on the management of expanding operations;

                  o the incorporation of acquired products into our product line;

                  o   the increasing demands on our operational systems;

                  o   adverse effects on our reported operating results;

                  o   the amortization of acquired intangible assets; and

                  o the loss of key employees and the difficulty of presenting a unified corporate image.

      We may be unable to make appropriate acquisitions because of competition for the specific acquisition. In pursuing acquisitions, we compete against other plastic product manufacturers, some of which are larger than we are and have greater financial and other resources than we have. We compete for potential acquisitions based on a number of factors, including price, terms and conditions, size and ability to offer cash, stock or other forms of consideration. In addition, the negotiation of potential acquisitions may require members of management to divert their time and resources away from our operations.

THE INTEGRATION OF ACQUIRED BUSINESSES MAY RESULT IN SUBSTANTIAL COSTS, DELAYS OR OTHER PROBLEMS.

      We may not be able to successfully integrate our acquisitions without substantial costs, delays or other problems. We will have to continue to expend substantial managerial, operating, financial and other resources to integrate our businesses. The costs of such integration could have an adverse effect on short-term operating results. Such costs include non-recurring acquisition costs including accounting and legal fees, investment banking fees, recognition of transaction-related obligations and various other acquisition-related costs.

      In addition, the rapid pace of our acquisitions of other businesses may adversely affect our efforts to integrate acquisitions and manage those acquisitions profitably. We may seek to recruit additional managers to supplement the incumbent management of the acquired businesses, but we may not have the ability to recruit additional candidates with the necessary skills.

      Once we acquire a business, we are faced with risks, including:

                  o the possibility that it will be difficult to integrate the operations into our other operations;

                  o   the  possibility  that  we  have  acquired   substantial
                      undisclosed liabilities;

                  o the risks of entering markets or offering services for which we have no prior experience; and

                  o the potential loss of customers as a result of changes in management.

      We may not be successful in overcoming these risks.

HOLDING HAS EXPERIENCED CONSOLIDATED NET LOSSES, AND EXPECTS TO CONTINUE TO DO
SO.

      Holding has not generated enough revenue on a consolidated basis to make a profit. Consolidated earnings have been insufficient to cover fixed charges by $2.9 million for fiscal 1996, by $13.9 million for fiscal 1997 and by $7.0 million for fiscal 1998. In addition, Holding has experienced consolidated net losses during each of such periods principally as a result of expenses and charges incurred in connection with our acquisitions. These net losses were $3.3 million for fiscal 1996, $14.4 million for fiscal 1997, and $7.6 million for fiscal 1998. Holding expects that it will continue to experience consolidated net losses for the foreseeable future.

HOLDING RELIES ON DIVIDENDS FROM US TO MEET ITS DEBT OBLIGATIONS AND MAY NOT BE ABLE TO SATISFY ITS OBLIGATIONS UNDER ITS GUARANTEE OF THE NOTES.

      Holding is a holding company and is entirely dependent on our paying it dividends to pay its obligations, including its obligations under its Guarantee. Under the terms of our credit facility, there are severe restrictions on our ability to declare dividends to Holding. In addition, the indenture governing the $105 million aggregate principal amount of Holding's 12 1/2 % Senior Secured Notes due 2006 (the "1996 Notes") limits the ability of Holding to make certain payments, including payments under its Guarantee. Accordingly, absent a substantial increase in our operating results and a refinancing of the 1996 Notes or an equity offering, we do not expect Holding to be able to perform under its Guarantee.

      In addition, without a substantial increase in our net income above historical levels, we anticipate that we will be unable to generate sufficient cash flow to permit a dividend to Holding under the limitations placed on us by our debt indentures in an amount sufficient to meet Holding's interest payment obligations under the 1996 Notes.

We must pay the interest obligations of the 1996 Notes in cash beginning December 15, 2001. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

YOUR RIGHT TO RECEIVE PAYMENTS ON THE NOTES IS JUNIOR TO OUR SENIOR DEBT, WHICH BEARS INTEREST AT FLUCTUATING RATES, AND POSSIBLY OUR FUTURE INDEBTEDNESS.

      Under the indenture, payments on the Notes will be subordinated to the prior payment of all of our Senior Indebtedness, totaling $89.0 million on July 3, 1999. Our Senior Indebtedness currently includes borrowings under the Credit Facility and the Nevada Bonds (which bear interest at a variable rate, require annual principal payments of $0.5 million on April 1, and mature in April 2007). As of July 3, 1999, $35.8 million was available for borrowing under the Credit Facility (subject to applicable borrowing base limitations), and there was no debt subordinated to the Notes. See "Description of Certain Other Indebtedness--The Credit Facility." The indenture permits us to incur additional senior debt under our credit facility provided that certain conditions are met. See "Description of Notes."

      By reason of such subordination, in the event of our insolvency, liquidation, reorganization, dissolution or winding up, or in the event that the senior debt is otherwise accelerated, holders of senior debt must be paid in full before we may pay you. In such event, there may be insufficient assets remaining to satisfy claims. In addition, we will not be permitted to make any payment with respect to the Notes or our other senior subordinated debt for a substantial period of time if defaults under the Credit Facility or certain other senior debt exist and are continuing and certain other conditions are satisfied. The Notes rank PARI PASSU with the 1994 Notes and the 1999 Notes and PARI PASSU with, or senior to, all other future subordinated debt of Berry. In addition, the Guarantees are subordinated to all existing and future senior debt of each Guarantor, including the guarantees under the Credit Facility, and, in the case of Holding, the 1996 Notes.

      In addition, Berry Plastics' and the Guarantors' respective obligations under the Credit Facility and the Nevada Bonds bear interest at rates that may be expected to fluctuate over time. Accordingly, a substantial increase in interest rates could adversely affect our ability to service our debt obligations, including our obligations with respect to the Notes.

THE NOTES ARE NOT SECURED BY ANY OF OUR ASSETS.

      The Notes and Guarantees are unsecured obligations of Berry and the Guarantors, respectively. The indenture will permit us to incur certain secured debt, including debt under the Credit Facility, which is secured by a lien on substantially all of the assets of Berry and the Guarantors. The holders of any secured debt will have a claim prior to the holders of the Notes with respect to any assets pledged by us as security for such debt. Upon an event of default under the credit facility, the lender would be entitled to foreclose on the assets of Berry and the Guarantors. In such event, the assets of Berry and the Guarantors remaining after repayment of such secured debt may be insufficient to satisfy our obligations with respect to the Notes.

WE HAVE $100 MILLION IN PRINCIPAL AMOUNT OF NOTES OUTSTANDING THAT WILL BE PAID BEFORE THE NOTES IN THE EVENT OF CERTAIN ASSETS SALES.

      The 1994 Notes have a priority upon the payment of proceeds pursuant to certain asset sales. See "Description of Notes--Repurchase at the Option of Holders--Asset Sales."

WE DO NOT HAVE FIRM CONTRACTS WITH PLASTIC RESIN SUPPLIERS.

      We source plastic resin primarily from major industry suppliers, such as Dow Chemical, Chevron, Mobil and Equistar. We have long-standing relationships with certain of these suppliers but have not entered into a firm supply contract with any of our resin vendors. We may not be able to arrange for other sources of resin in the event of an industry-wide general shortage of resins used by us, or a shortage or discontinuation of certain types of grades of resin purchased from one or more of our suppliers.

IF MARKET CONDITIONS DO NOT PERMIT US TO PASS ON THE COST OF PLASTIC RESINS TO OUR CUSTOMERS ON A TIMELY BASIS, IF AT ALL, OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS WILL SUFFER.

      To produce our products we use various plastic resins, which in fiscal 1998 cost us about $62 million, or 31% of our total cost of goods sold. In order for us to do well financially we must pass this cost on to our customers in a timely manner. Plastic resins are subject to cyclical price fluctuations, including those arising from supply shortages and changes in the prices of natural gas, crude oil and other petrochemical intermediates from which resins are produced. Historically, we have been able to pass on increases in resin prices to our customers over a period of time. However, we may not be able to continue to do so on a timely basis, if at all, or there could be a significant increase in resin prices, which would have a material adverse effect on our financial performance. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--General Economic Conditions and Inflation" and "Business--Sources and Availability of Raw Materials."

WE ARE CONTROLLED BY A SMALL GROUP OF STOCKHOLDERS.

      Atlantic Equity Partners International II, L.P., a Delaware limited partnership, owns about 54% (on a voting common stock equivalent basis) of Holding's outstanding voting capital stock. As such, subject to the terms of our Stockholders Agreement, Atlantic Equity Partners International II has the ability to elect all of the members of BPC Holding's board of directors and can determine the outcome of any corporate transaction or other matter submitted to the stockholders of Holding or Berry for approval, including mergers, consolidations and the sale of Berry Plastics or all or substantially all of our assets. See "Certain Transactions--Stockholders Agreements." Atlantic Equity Associates International II, L.P., a Delaware limited partnership, is the sole general partner of Atlantic Equity Partners International II. Roberto Buaron, the Chairman and a director of Berry Plastics, is the sole shareholder of Buaron Holdings Ltd. Buaron Holdings is the sole general partner of Atlantic Equity Associates International II. Through his affiliations with Buaron Holdings and Atlantic Equity Associates International II, Mr. Buaron may be deemed to control Atlantic Equity Partners International II.

      Including the shares of capital stock owned by Atlantic Equity Partners International II, all executive officers and directors of Berry as a group beneficially own about 96.3% (on a voting common stock equivalent basis) of Holding's outstanding voting capital stock.

WE ARE SUBJECT TO VARIOUS ENVIRONMENTAL LAWS AND MAY BE ADVERSELY AFFECTED BY NEW ENVIRONMENTAL LAWS OR THE COSTS OF COMPLIANCE WITH ANY SUCH LAWS.

      Federal, state and local governments could enact laws or regulations concerning environmental matters that increase the cost of producing, or otherwise adversely affect the demand for, plastic products. We are aware that certain local governments have adopted ordinances prohibiting or restricting the use or disposal of certain plastic products that are among the types of products that we produce. If such prohibitions or restrictions were widely adopted, they could have a material adverse effect on us. Furthermore, a decline in consumer preference for plastic products due to environmental considerations could have a negative effect on our business. In addition, certain of our operations are subject to federal, state and local environmental laws and regulations that impose limitations on the discharge of pollutants into the air and water and establish standards for the treatment, storage and disposal of solid and hazardous wastes. While we have not been required historically to make significant capital expenditures in order to comply with applicable environmental laws and regulations, we cannot predict with any certainty our future capital expenditure requirements because of continually changing compliance standards and environmental technology. Furthermore, violations or contaminated sites that we do not know about (including contamination caused by prior owners and operators of such sites) could result in additional compliance or remediation costs or other liabilities. We do not have insurance coverage for environmental liabilities and do not anticipate obtaining such coverage in the future. See "Business--Environmental Matters and Governmental Regulation."

WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE.

      In the event of certain change of control events, we will be required, subject to certain conditions, to offer to purchase all outstanding Notes, 1994 Notes and 1999 Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued interest and any liquidated damages to the date of repurchase. In addition, Holding will also be required, subject to certain conditions, to offer to purchase all outstanding 1996 Notes at a purchase price equal to 101% of the principal amount thereof (or 101% of $105,000,000), plus accrued interest to the date of repurchase. There can be no assurance that we will have sufficient funds available to make the required purchases. Moreover, the Credit Facility and the indenture governing the 1996 Notes restrict such a purchase and the offer would require the approval of the lender or securityholders thereunder, as the case may be. As a result of this potential lack of funds and the restrictions contained in the Credit Facility and the indenture governing the 1996 Notes, the indenture governing the Notes may offer little, if any, protection to you in the event of a change of control. If we failed to purchase Notes tendered upon a change of control it would constitute an event of default under the indenture. The Credit Facility provides that events similar to a change of control will constitute an event of default thereunder. Upon the occurrence of an event of default under the Credit Facility, all amounts outstanding thereunder may become due and payable. All debt of Berry under the Credit Facility is senior debt, which, as of July 3, 1999, on a pro forma basis giving effect to the acquisition of Cardinal and a $20.0 million concurrent increase in the Credit Facility, could have been as much as $132.5 million under the borrowing base calculation. The subordination provisions contained in the Indenture will prohibit us (if the holders of senior debt issue a notice to us to such effect) from making any payment on the Notes until such event of default is cured or upon the expiration of 179 days (unless the holders of senior debt accelerate the maturity of the senior debt). We could, in the future enter into certain transactions, including acquisitions, refinancings or other recapitalizations or highly leveraged transactions, that would not result in a change of control but would increase the amount of debt outstanding or otherwise affect our capital structure or credit ratings or otherwise adversely affect holders of the Notes. See "Description of Certain Indebtedness" and "Description of Notes--Repurchase at the Option of Holders--Change of Control."

WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY.

      We face intense competition in the sale of our products. We compete with several companies, including divisions or subsidiaries of larger companies, on the basis of price, service, quality and the ability to supply products to customers in a timely manner. Many of our competitors have financial and other resources that are substantially greater than ours. Our customers may opt to purchase a different production type of product, such as those made by thermoforming. We may not be able to compete successfully with respect to any of the foregoing factors. Competition could result in our products losing market share or our having to reduce our prices, either of which would have a material adverse effect on our business and results of operations.

UNDER SPECIFIC CIRCUMSTANCES, THE NOTES AND GUARANTEES MAY BE VOIDED.

      Federal and state statutes allow courts, under specific circumstances, to void the Notes and the Guarantees and require you to return payments received from us or the Guarantors. If a court of competent jurisdiction in a suit by an unpaid creditor or a representative of creditors (such as a trustee in bankruptcy or a debtor-in-possession) were to find that, at the time of the incurrence of the debt represented by the Notes and the Guarantees, Berry or a
Guarantor:

                  o was insolvent or was rendered insolvent by reason of such incurrence;

                  o was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital;

                  o intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured;

                  o   intended to hinder, delay or defraud its creditors; or

                  o incurred the debt for less than reasonably equivalent value or fair consideration;

then such court could, among other things:

                  o void all or a portion of our or such Guarantor's obligations to the holders of the Notes, the effect of which could be that you might not be repaid in full; and/or

                  o subordinate our or such Guarantor's obligations to the holders of the Notes to other existing and future debt of Berry or such Guarantor, as the case may be, the effect of which would be to entitle such other creditors to be paid in full before any payment could be made to you.

      The measure of insolvency for purposes of the foregoing will vary depending upon the law applied in such case. Generally, however, we would be considered insolvent if:

                  o the sum of our debts, including contingent liabilities, was greater than all of our assets at a fair valuation or if the present fair saleable value of our assets was less than the amount that would be required to pay the probable liabilities on our existing debts, including contingent liabilities, as they become absolute and matured; or

                  o   we could not pay our debts as they became due.

LACK OF A PUBLIC MARKET FOR THE NEW NOTES

      The New Notes will constitute a new class of securities with no established trading market. We do not intend to list the New Notes on any national securities exchange or to seek the admission thereof to trading in the Nasdaq National Market. The Old Notes are designated for trading in the PORTAL market. We have been advised by DLJ that DLJ currently intends to make a market in the New Notes. DLJ is not obligated to do so, however, and any market-making activities with respect to the New Notes may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act, and may be limited during the Exchange Offer and the pendency of any Shelf Registration Statement (as defined herein). Accordingly, no assurance can be given that an active public or other market will develop for the New Notes or as to the liquidity of the trading market for the New Notes. If a trading market does not develop or is not maintained, holders of the New Notes may experience difficulty in reselling the New Notes or may be unable to sell them at all. If a market develops for the New Notes, future trading prices of the New Notes will depend on many factors, including among other things, prevailing interest rates, Berry's and Holding's consolidated financial condition and results of operations and the market for similar notes. Depending on those and other factors, the New Notes may trade at a discount from their principal amount.

CONSEQUENCES OF FAILURE TO EXCHANGE

      Holders of Old Notes who do not exchange the Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the Old Notes under the Securities Act. In addition, any trading market for the Old Notes not exchanged for New Notes will be adversely affected to the extent that Old Notes are tendered and accepted in the Exchange Offer. Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, we believe that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of Berry within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, PROVIDED that such New Notes are acquired in the ordinary course of such holder's business, such holder has no arrangement with any person to participate in the distribution of such New Notes and neither such holder nor any such other person is engaging in or intends to engage in a distribution of such New Notes. Notwithstanding the foregoing, each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resale of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than Old Notes acquired directly from Berry). Berry and the Guarantors have agreed that, for a period of one year from the date of this Prospectus, they will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, the ability of any Holder to resell the New Notes is subject to applicable state securities laws as described in "Risk Factors -- Blue Sky Restrictions on Resale of New Notes."

NECESSITY TO COMPLY WITH EXCHANGE OFFER PROCEDURES

      To participate in the Exchange Offer, and to avoid the restrictions on transfer of the Old Notes, Holders of Old Notes must transmit a properly completed Letter of Transmittal or an Agent's Message, including all other documents required by such Letter of Transmittal, to the Exchange Agent at one of the addresses set forth below under "The Exchange Offer -- Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal or (ii) a timely confirmation of a book-entry transfer of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company pursuant to the procedure for book-entry transfer described herein, must be received by the Exchange Agent prior to the Expiration Date or (iii) the Holder must comply with the guaranteed delivery procedures described herein. The method of delivery of the Old Notes and the Letter of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the Holder. Neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to notify Holders of defects or irregularities with respect to tenders of Old Notes. See "The Exchange Offer."

BLUE SKY RESTRICTIONS ON RESALE OF NEW NOTES

      In order to comply with the securities laws of certain jurisdictions, the New Notes may not be offered or resold by any holder unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and the requirements of such exemption have been satisfied. We do not currently intend to register or qualify the resale of the New Notes in any such jurisdictions. However, an exemption is generally available for sales to registered broker-dealers and certain institutional buyers. Other exemptions under applicable state securities laws may also be available.

                               COMPANY HISTORY

HISTORY

      Imperial Plastics, the Company's predecessor, was established in 1967 in Evansville, Indiana. Berry Plastics, Inc. ("Old Berry") was formed in 1983 to purchase substantially all of the assets of Imperial Plastics. In 1988, Old Berry acquired Gilbert Plastics of New Brunswick, New Jersey, a leading manufacturer of aerosol overcaps, and subsequently relocated Gilbert Plastics' production to Old Berry's Evansville, Indiana facility. In 1990, the Company and Holding, the holder of 100% of the outstanding capital stock of the Company, were formed to purchase the assets of Old Berry. We acquired substantially all of the assets (the "Mammoth Acquisition") of the Mammoth Containers division of Genpak Corporation in February 1992, adding plants in Forest City, North Carolina (which we subsequently sold) and Iowa Falls, Iowa.

      In March 1995, Berry Sterling, a newly formed, wholly owned subsidiary of Berry, acquired substantially all of the assets of Sterling Products, Inc. (the "Sterling Products Acquisition"), a producer of injection molded plastic drink cups and lids. We believe that the Sterling Products Acquisition gave us immediate penetration into a rapidly expanding plastic drink cup market.

      In December 1995, Berry Tri-Plas (formerly Berry-CPI Corp.) acquired substantially all of the assets of Tri-Plas, Inc. (the "Tri-Plas Acquisition"), a manufacturer of injection molded containers and lids, and added manufacturing plants in Charlotte, North Carolina and York, Pennsylvania. We believe that the Tri-Plas Acquisition gave us an immediate presence in the polypropylene container product line, which is mainly used for food and "hot fill" applications.

      In January 1996, we acquired the assets relating to the plastic drink cup product line and decorating equipment of Alpha Products, Inc., a subsidiary of Aladdin Industries, Inc. The addition of these assets complemented the drink cup product line acquired in the Sterling Products Acquisition.

      In January 1997, we acquired PackerWare Corporation of Lawrence, Kansas and certain assets of Container Industries, Inc. of Pacoima, California. In May 1997, Berry Design acquired substantially all of the assets of Virginia Design Packaging Corp. of Suffolk, Virginia. In August 1997, we acquired Venture Packaging, Inc. of Monroeville, Ohio. See "Summary of Prospectus --Acquisitions."

1998 ACQUISITIONS

      In July 1998, we acquired Norwich Injection Moulders Limited for about $14 million. Norwich, which is headquartered in Norwich, England, manufactures and markets plastic injection-molded overcaps and closures for the European market. For the year ended October 31, 1997, Norwich reported net sales of about $13.4 million. Norwich provides us with a European production platform that allows us to better serve our global overcap customers and to introduce our other product lines in Europe.

      In October 1998, we acquired the Knight Engineering and Plastics Division of Courtaulds Packaging Inc. for about $18 million. Knight Plastics, which is headquartered in Woodstock, Illinois, manufactures and markets plastic injection-molded aerosol overcaps. We believe that this acquisition enhanced our aerosol overcap business and better positioned us to meet the needs of our domestic customers. For the year ended March 31, 1998, Knight Plastics reported net sales of $23.8 million. Since the acquisition, we have significantly reduced its manufacturing and operating costs, principally by closing one of its two manufacturing plants.

1999 ACQUISITION

      In July 1999, we acquired Cardinal for about $72.0 million, including related acquisition costs. Cardinal which is headquartered in Streetsboro, Ohio, operates three manufacturing locations and is the nation's leading producer and marketer of plastic containers for ice cream and other frozen desserts. For the year ended November 30, 1998, Cardinal reported net sales of $54.0 million. As in our nine previous acquisitions, we believe that we can lower Cardinal's costs by consolidating plants, purchasing resin in greater volume, using larger, more cost-efficient injection-molding equipment and improving Cardinal's operating systems.

THE 1996 TRANSACTION

      On June 18, 1996, Holding consummated the transaction described below (the "1996 Transaction"). BPC Mergerco, Inc. ("Mergerco") was organized by International, Chase Venture Capital Associates, L.P. ("CVCA") and certain other institutional investors to effect the acquisition of a majority of the outstanding capital stock of Holding. Pursuant to the terms of a Stock Purchase and Recapitalization Agreement dated as of June 12, 1996, each of International, CVCA and certain other equity investors (collectively, the "Common Stock Purchasers") subscribed for shares of common stock of Mergerco. In addition, pursuant to the terms of a Preferred Stock and Warrant Purchase Agreement dated as of June 12, 1996, CVCA and the Northwestern Mutual Life Insurance Company (the "Preferred Stock Purchasers") purchased shares of preferred stock of Mergerco (the "Preferred Stock") and warrants (the "1996 Warrants") to purchase shares of common stock of Mergerco. Immediately after the purchase of the common stock, the preferred stock and the 1996 Warrants of Mergerco, Mergerco merged (the "Merger") with and into Holding, with Holding being the surviving corporation. Upon the consummation of the Merger, (i) each share of Class A Common Stock, $.00005 par value, and Class B Common Stock, $.00005 par value, of Holding and certain privately held warrants exercisable for such Class A and Class B Common Stock were converted into the right to receive cash equal to the purchase price per share for the common stock into which such warrants were exercisable less the amount of the nominal exercise price therefor, (ii) all other classes of common stock of Holding, a majority of which was held by certain members of management, were converted into shares of common stock of the surviving corporation (constituting approximately 19% of the post-merger common stock of the surviving corporation) and (iii) each share of common stock and preferred stock and each warrant of Mergerco was converted into one share of common stock, one share of preferred stock and one warrant of the surviving corporation, respectively. In addition, upon the consummation of the Merger, the holders of the warrants (the "1994 Warrants") to purchase capital stock of Holding that were issued in connection with the offering in April 1994 by Berry of $100 million aggregate principal amount of the 1994 Notes (such transaction being the "1994 Transaction"), became entitled to receive cash equal to the purchase price per share for the common stock into which such warrants were exercisable less the amount of the exercise price therefor.

      The aggregate consideration paid to the sellers of the equity interests in Holding, including the holders of the 1994 Warrants, was approximately $119.6 million in cash and was determined based on arms'-length negotiations with the new investors. In order to finance the 1996 Transaction, including the payment of related fees and expenses: (i) Holding issued 12.50% Senior Secured Notes due 2006 (with such Notes being exchanged in October 1996 for the 12.50% Series B Senior Secured Notes due 2006 (the "1996 Notes")) for net proceeds of approximately $100.2 million (or $64.6 million after deducting the amount of such net proceeds used to purchase marketable securities available for payment of interest on the 1996 Notes); (ii) the Common Stock Purchasers, the Preferred Stock Purchasers and certain members of management made equity and rollover investments in the aggregate amount of $70.0 million (which amount included rollover investments of approximately $7.1 million by certain members of management and $3.0 million by an existing institutional shareholder); and (iii) Holding received an aggregate of approximately $0.9 million in connection with the exercise of certain management stock options to purchase common stock of Holding.

      In connection with the 1996 Transaction, International, CVCA, certain other institutional investors and certain members of management entered into the New Stockholders Agreement pursuant to which certain stockholders, among other things, (i) were granted certain registration rights and (ii) under certain circumstances, have the right to force a sale of Holding. See "Certain Transactions -- Stockholders Agreements."

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

      The Old Notes were sold by Berry on August 24, 1998 to the Initial Purchaser, who placed the Old Notes with institutional investors. In connection therewith, Berry, the Guarantors and the Initial Purchaser entered into the Registration Rights Agreement, pursuant to which Berry and the Guarantors agreed, for the benefit of the Holders of the Old Notes, that Berry and the Guarantors would, at their sole cost, among other things, (i) within 90 days following the original issuance of the Old Notes, file with the Commission the Registration Statement (of which this Prospectus is a part) under the Securities Act with respect to an issue of a series of new notes of Berry identical in all material respects to the series of Old Notes (except that such New Notes would not contain terms with respect to transfer restrictions) and (ii) cause such Registration Statement to be declared effective under the Securities Act within 150 days following the original issuance of the Old Notes. Upon the effectiveness of the Registration Statement, Berry will offer, pursuant to this Prospectus, to the Holders of Transfer Restricted Securities (as defined herein) who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for a like principal amount of New Notes, to be issued without a restrictive legend and which may, generally, be reoffered and resold by the holder without restrictions or limitations under the Securities Act. The term "Holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the books of Berry or any other person who has obtained a properly completed bond power from the registered holder.

      Berry has not requested, and does not intend to request, an interpretation by the staff of the Commission with respect to whether the New Notes issued pursuant to the Exchange Offer in exchange for the Transfer Restricted Securities may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Instead, based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, Berry believes that New Notes issued pursuant to the Exchange Offer in exchange for Transfer Restricted Securities may be offered for resale, resold and otherwise transferred by any holder of such New Notes (other than any such holder that is an "affiliate" Berry within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, PROVIDED that such New Notes are acquired in the ordinary course of such holder's business, such holder has no arrangement or understanding with any person to participate in the distribution of such New Notes and neither such holder nor any other such person is engaging in or intends to engage in a distribution of such New Notes. Since the Commission has not considered the Exchange Offer in the context of a no-action letter, there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Any Holder who is an affiliate of Berry or who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes cannot rely on such interpretations by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale transaction.

      Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Transfer Restricted Securities where such Transfer Restricted Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company). Berry and the Guarantors have agreed that, for a period of one year after the date of this Prospectus, they will make this Prospectus available to any broker-dealer for use in connection with any such resale.
See "Plan of Distribution."

      If (i) Berry and the Guarantors are not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any holder of Transfer Restricted Securities notifies Berry prior to the 20th day following consummation of the Exchange Offer that
(A) it is prohibited by law or Commission policy from participating in the Exchange Offer or (B) that it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and this Prospectus is not appropriate or available for such resales or (C) that it is a broker-dealer and owns Notes acquired directly from Berry or an affiliate of Berry, Berry and the Guarantors will file with the Commission a shelf registration statement (the "Shelf

Registration Statement") to cover resales of the Notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. Berry and the Guarantors will use their best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each Old Note (together with any related note guarantees) until (i) the date on which such Old Note has been exchanged by a person other than a broker-dealer for a New Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of an Old Note for a New Note, the date on which such New Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of this Prospectus, (iii) the date on which such Old Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Old Note is distributed to the public pursuant to Rule 144 under the Securities Act.

      The Registration Rights Agreement provides that (i) Berry and the Guarantors will file the Registration Statement with the Commission on or prior to 90 days after the original issuance of the Old Notes, (ii) Berry will use its best efforts to have the Registration Statement declared effective by the Commission on or prior to 150 days after the original issuance of the Old Notes,
(iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, Berry and the Guarantors will commence the Exchange Offer and use their best efforts to issue, on or prior to 30 business days after the date on which the Registration Statement was declared effective by the Commission, New Notes in exchange for all Old Notes tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, Berry and the Guarantors will use their best efforts to file the Shelf Registration Statement with the Commission on or prior to 45 days after such filing obligation arises and to cause the Shelf Registration Statement to be declared effective by the Commission on or prior to 90 days after such obligation arises. If (a) Berry and the Guarantors fail to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such registration statements is not declared effective by the Commission on or prior to the dated specified for such effectiveness (the "Effectiveness Target Date"), or (c) Berry and the Guarantors fail to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Registration Statement, or (d) the Shelf Registration Statement or the Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then Berry and the Guarantors will pay Liquidated Damages to each Holder of Old Notes with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Old Notes held by such Holder. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Old Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of $.50 per week per $1,000 principal amount of Old Notes. All accrued Liquidated Damages will be paid by Berry and the Guarantors on each Damages Payment Date to the Global Note Holder (as defined herein) by wire transfer of immediately available funds or by Federal funds check and to Holders of Certificated Securities (as defined herein) by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

      Holders of Old Notes will be required to make certain representations to Berry and the Guarantors in order to participate in the Exchange Offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Old Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

      The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

      The Old Notes are designated for trading in the PORTAL market. To the extent Old Notes are tendered and accepted in the Exchange Offer, the principal amount of outstanding Old Notes will decrease with a resulting decrease in the liquidity in the market therefor. Following the consummation of the Exchange Offer, Holders of Old

Notes who were eligible to participate in the Exchange Offer but who did not tender their Old Notes will not be entitled to further rights under the Registration Rights Agreement and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Old Notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

      Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, Berry will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. Berry will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000.

      The form and terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes, except that the New Notes have been registered under the Securities Act and therefore will not bear legends restricting their transfer and will not contain certain provisions providing for an increase in the interest rate on the Old Notes under certain circumstances relating to the Registration Rights Agreement, which provisions will terminate upon the consummation of the Exchange Offer. The New Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture under which the Old Notes were, and the New Notes will be, issued.

      As of the date of this Prospectus, $25,000,000 aggregate principal amount of the Old Notes are outstanding. Berry has fixed the close of business on September , 1999 as the record date for the Exchange Offer for purposes of determining the persons to whom this Prospectus, together with the Letter of Transmittal, will initially be sent. As of such date, there were registered Holders of the Old Notes.

      Holders of the Old Notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law (the "DGCL") or the Indenture in connection with the Exchange Offer. Berry intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

      Berry shall be deemed to have accepted validly tendered Old Notes when, as and if Berry has given oral notice (confirmed in writing) or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purpose of the exchange of Old Notes.

      If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, any such unaccepted Old Notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

      Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. Berry will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "The Exchange Offer -- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

      The term "Expiration Date" shall mean 5:00 p.m., New York City time, on September , 1999, unless Berry, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

      In order to extend the Exchange Offer, Berry will notify the Exchange Agent of any extension by oral notice (confirmed in writing) or written notice and will make a public announcement thereof prior to 9:00 a.m., New York City time, on the next business day after each previously scheduled expiration date.

      Berry reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or, if any of the conditions set forth below under "The Exchange Offer -- Conditions" shall not have been satisfied, to terminate the Exchange Offer, by giving oral notice (confirmed in writing) or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement thereof. If the Exchange Offer is amended in a manner determined by Berry to constitute a material change, Berry will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered Holders, and Berry will extend the Exchange Offer for a period of five to 10 business days, depending upon the significance of the amendment and the manner of disclosure to the registered Holders, if the Exchange Offer would otherwise expire during such five- to 10-business-day period.

      Without limiting the manner in which Berry may choose to make public announcement of any delay, extension, termination or amendment of the Exchange Offer, Berry shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

INTEREST ON THE NEW NOTES

      The New Notes will bear interest from April 15, 1999. Interest will be payable on the Old Notes accepted for exchange to, but not including, April 15, 1999.

PROCEDURES FOR TENDERING

      The tender of Old Notes by a Holder thereof pursuant to one of the procedures set forth below and the acceptance thereof by Berry will constitute a binding agreement between such Holder and Berry in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal. This Prospectus, together with the Letter of Transmittal, will first be sent on or about September , 1999, to all Holders of Old Notes known to Berry and the Exchange Agent.

      Only a Holder of the Old Notes may tender such Old Notes in the Exchange Offer. A Holder who wishes to tender any Old Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, or a facsimile thereof, or an Agent's Message, including any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either (i) the certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal or (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or (iii) the Holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, the Old Notes, Letter of Transmittal or Agent's Message and other required documents must be received by the Exchange Agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date.

      The term "Agent's Message" means a message, transmitted by the Book-Entry Transfer Facility to, and received by, the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that such Book-Entry Transfer Facility has received an express acknowledgment from the participant in such Book-Entry Transfer Facility tendering Old Notes which are the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that Berry may enforce such agreement against such participant.

      THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IF SENT BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, RETURN RECEIPT REQUESTED, BE USED AND PROPER INSURANCE BE OBTAINED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTERS OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO BERRY.

      Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such beneficial owner's own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal or delivering an Agent's Message and delivering such beneficial owner's Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such beneficial owner's name or obtain a properly completed bond power from the registered Holder. The transfer of registered ownership may take considerable time.

      Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined herein) unless the Old Notes tendered pursuant thereto are tendered (i) by a registered Holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or
(ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 promulgated under the Exchange Act (an "Eligible Institution").

      If the Letter of Transmittal is signed by a person other than the registered Holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered Holder as such registered Holder's name appears on such Old Notes.

      If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by Berry, evidence satisfactory Berry of their authority to so act must be submitted with the Letter of Transmittal.

      All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes will be determined by Berry in its sole discretion, which determination will be final and binding. Berry reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Berry's acceptance of which would, in the opinion of counsel for Berry, be unlawful. Berry also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. Berry's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as Berry shall determine. Although Berry intends to notify Holders of defects or irregularities with respect to tenders of Old Notes, neither Berry, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that Berry determines are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

      By tendering, each Holder will represent to Berry, among other things, that (i) the New Notes acquired by the Holder and any beneficial owners of Old Notes pursuant to the Exchange Offer are being obtained in the ordinary course of business of the persons receiving such New Notes, (ii) neither the Holder nor such beneficial owner has an arrangement with any person to participate in the distribution of such New Notes, (iii) neither the Holder nor such beneficial owner nor any such other person is engaging in or intends to engage in a distribution of such New Notes and (iv) neither the Holder nor any such other person is an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of Berry. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than Old Notes acquired directly from Berry), may participate in the Exchange Offer but may be deemed an "underwriter" under the Securities Act and, therefore, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution."

BOOK-ENTRY TRANSFER

      The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof, or an Agent's Message, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "The Exchange Offer -- Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

      Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date may effect a tender if:

               (a) the tender is made through an Eligible Institution;

               (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number(s) of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) or an Agent's Message, together with the certificate(s) representing the Old Notes, or a Book-Entry Confirmation, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

               (c) such properly completed and executed Letter of Transmittal (or facsimile thereof) or an Agent's Message, as well as the certificate(s) representing all tendered Old Notes in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other document required by the Letter of Transmittal are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

      Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to Holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

      To withdraw a tender of Old Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"),
(ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the persons withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing Holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such Holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by Berry in its sole discretion, which determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "The Exchange Offer -- Procedures for Tendering" at any time prior to the Expiration Date.

      Any Old Notes which have been tendered but which are not accepted for payment due to withdrawal, rejection of tender or termination of the Exchange Offer will be returned as soon as practicable to the Holder thereof without cost to such Holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Notes).

CONDITIONS

      Notwithstanding any other term of the Exchange Offer, Berry shall not be required to accept for exchange, or exchange New Notes for, any Old Notes, and may terminate the Exchange Offer as provided herein before the acceptance of such Old Notes, if:

               (a) the Exchange Offer shall violate applicable law or any applicable interpretation of the staff of the Commission; or

               (b) any action or proceeding is instituted or threatened in any court or by any governmental agency that might materially impair the ability of Berry to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to Berry; or

               (c) any governmental approval has not been obtained, which approval Berry shall deem necessary for the consummation of the Exchange Offer.

      If Berry determines in its sole discretion that any of the conditions are not satisfied, Berry may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering Holders (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility), (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Holders to withdraw such Old Notes (see "The Exchange Offer -- Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, Berry will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered Holders, and Berry will extend the Exchange Offer for a period of five to 10 business days, depending upon the significance of the waiver and the manner of disclosure to the registered Holders, if the Exchange Offer would otherwise expire during such five- to 10-business-day period.

EXCHANGE AGENT

      The United States Trust Company of New York has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

 To: United States Trust Company of New York, as Exchange Agent

  BY REGISTERED OR CERTIFIED      BY FACSIMILE:    BY HAND BEFORE 4:30 P.M.:
             MAIL:                (212) 780-0592  United States Trust Company
United States Trust Company of      Attention:            of New York
           New York              Customer Service         111 Broadway
         P.O. Box 843                               New York, New York 10006
        Cooper Station                               Attention: Lower Level
   New York, New York 10276                          Corporate Trust Window
  Attention: Corporate Trust
           Services

                                    CONFIRM BY     BY OVERNIGHT COURIER AND BY
                                  TELEPHONE TO:    HAND AFTER 4:30 P.M. ON THE
                                  (800) 548-6565        EXPIRATION DATE:
                                                   United States Trust Company
                                                          of New York
                                                         770 Broadway
                                                     New York, New York 10003
FEES AND EXPENSES

      The expenses of soliciting tenders will be borne by Berry. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of Berry and our affiliates.

      Berry has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. Berry, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

      The cash expenses to be incurred in connection with the Exchange Offer will be paid by Berry. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

      Berry will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other person) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

ACCOUNTING TREATMENT

      The New Notes will be recorded at the same carrying value as the Old Notes as reflected in Berry's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. The expenses of the Exchange Offer and the unamortized expenses related to the issuance of the Old Notes will be amortized over the term of the New Notes.

                                CAPITALIZATION

      The following table sets forth the consolidated capitalization of Holding and its subsidiaries at July 3, 1999 and the pro forma capitalization of Holding and its subsidiaries as of such date after giving effect to acquisition of Cardinal and the issuance of the 1999 Notes. You should read the information in the table below in conjunction with the historical consolidated financial statements of Holding and the related notes included elsewhere in this prospectus.

                                                                        AT JULY 3, 1999
                                                                    ----------------------
                                                                    HISTORICAL   PRO FORMA
                                                                    ----------   ----------
                                                                    (DOLLARS IN THOUSANDS)
Long-term debt, including current portion:

BERRY CORPORATION:
     Revolving credit facility ...................................  $   23,835   $   23,835
     Term loans ..................................................      61,151       61,151
     Nevada Bonds ................................................       4,000        4,000
     Capital lease obligations ...................................         740          740
     1994 Notes ..................................................     100,000      100,000
     1998 Notes ..................................................      25,000       25,000
     1999 Notes ..................................................        --         75,000
     Debt premium ................................................         758          758
                                                                    ----------   ----------
     Total Berry long-term debt, including current
     portion .....................................................     215,484      290,484
 HOLDING:
     1996 Notes ..................................................     105,000      105,000
                                                                    ----------   ----------
      Total consolidated long-term debt, including current portion     320,484      395,484

Total stockholders' equity (deficit) .............................    (120,667)    (120,667)
                                                                    ----------   ----------
      Total capitalization .......................................  $  199,817   $  274,817

              PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

      The following unaudited pro forma condensed consolidated statement of operations and condensed consolidated balance sheet of Holding (collectively, the "Pro Forma Statements") give effect to (1) our acquisition of Cardinal and issuance of the 1999 Notes (2) our acquisitions of Knight and Norwich (the 1998 Acquisitions) and (3) our issuance of the Notes and the application of the proceeds therefrom as if the transactions had occurred as of the beginning of the respective periods for the pro forma statement of operations data and other pro forma data, and, in the case of the 1999 Notes and our acquisition of Cardinal, as if the transactions had occurred on July 3, 1999 for the pro forma balance sheet data. Fiscal year data reflect Cardinal's financial data for its fiscal year ended November 30, 1998. Six month period data reflect Cardinal's financial data for its period ended May 31, 1999. The Pro Forma Statements do not purport to represent what Holding's consolidated financial position or results of operations would actually have been if such transactions had in fact occurred on such dates or to project Holding's consolidated financial position or results of operations for any future date or period. The pro forma adjustments are based on information and upon assumptions that management believes to be reasonable. The Pro Forma Statements and accompanying notes should be read in conjunction with the historical consolidated financial statements and other financial information pertaining to Holding and related notes thereto included elsewhere in this prospectus.

                                     HOLDING
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        FISCAL YEAR ENDED JANUARY 2, 1999

                                                   CARDINAL                               PRO FORMA
                                                  ACQUISITION                              FOR THE
                                                   AND 1999             1998             ACQUISITIONS
                                     HOLDING         NOTES          ACQUISITIONS           AND 1999        OFFERING
                                    HISTORICAL    ADJUSTMENTS        ADJUSTMENTS             NOTES       ADJUSTMENTS      PRO FORMA
                                   ------------   -----------      --------------       --------------   -----------      ---------
                                                                        (DOLLARS IN THOUSANDS)
Net sales .......................  $    271,830   $    53,971      $       26,869       $      352,670   $      --        $ 352,670
Cost of goods sold ..............       199,227        43,066              22,786              265,079          --          265,079
                                   ------------   -----------      --------------       --------------   -----------      ---------
Gross margin ....................        72,603        10,905               4,083               87,591          --           87,591

Operating expenses ..............        44,001         8,166(1)            3,684(6)            55,851          --           55,851
                                   ------------   -----------      --------------       --------------   -----------      ---------
Operating income ................        28,602         2,739                 399               31,740          --           31,740
Other expenses (income) .........         1,865            (6)                  2                1,861          --            1,861
Interest expense, net ...........        34,556         8,625(2)            1,697(7)            44,878           726(11)     45,604
                                   ------------   -----------      --------------       --------------   -----------      ---------
Income (loss) before income taxes        (7,819)       (5,880)             (1,300)             (14,999)         (726)       (15,725)
Income taxes (benefit) ..........          (249)        --(3)                 339(8)                90          --               90
                                   ------------   -----------      --------------       --------------   -----------      ---------
Net income (loss) ...............  $     (7,570)  $    (5,880)     $       (1,639)      $      (15,089)  $      (726)     $ (15,815)
                                   ============   ===========      ==============       ==============   ===========      =========
OTHER DATA:
Depreciation and amortization ...  $     24,830   $     5,880(4)   $        1,838(9)    $       32,496   $      --        $  32,496

BERRY DATA:

Cash interest expense, net ......  $     20,569   $     8,250(5)   $        1,670(10)   $       30,489   $       753      $  31,243
Total interest expense, net .....        21,835         8,625               1,697               32,157           726(11)     32,883

                           BPC HOLDING CORPORATION
           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         26 WEEKS ENDED JULY 3, 1999

                                                       CARDINAL
                                                     ACQUISITION
                                                       AND 1999
                                             HOLDING    NOTES
                                           HISTORICAL ADJUSTMENTS     PRO FORMA
                                           ---------- -----------     ---------
                                                 (DOLLARS IN THOUSANDS)
Net sales ...............................   $159,852   $ 28,465       $ 188,317
Cost of goods sold ......................    112,782     23,407         136,189
                                            --------   --------       ---------
Gross margin ............................     47,070      5,058          52,128
Operating expenses ......................     25,828      4,251(1)       30,079
                                            --------   --------       ---------
Operating income ........................     21,242        807          22,049
Other expenses ..........................        778       --               778
Interest expense, net ...................     17,860      4,314(2)       22,174
                                            --------   --------       ---------
Income (loss) before income taxes .......      2,604     (3,507)           (903)
Income taxes ............................        482         --             482
                                            --------   --------       ---------
Net income (loss) .......................   $  2,122   $ (3,507)      $  (1,385)
                                            ========   ========       =========
OTHER DATA:
Depreciation and amortization ...........   $ 14,110   $  3,372(4)    $  16,350

BERRY DATA:
Cash interest expense, net ..............   $ 10,574      4,125(5)    $  14,699
Total interest expense, net .............     11,196      4,314          15,510

                             BPC HOLDING CORPORATION
       NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                 FISCAL           26 WEEKS
                                                                                YEAR ENDED          ENDED
                                                                             JANUARY 2, 1999     JULY 3, 1999
                                                                             ---------------   ---------------
                                                                                    (DOLLARS IN THOUSANDS)
CARDINAL ACQUISITION AND ISSUANCE OF 1999 NOTES ADJUSTMENTS:

     (1)Actual operating expenses .........................................  $         6,291   $         3,119
        Add amortization of goodwill resulting from the acquisition .......            1,875             1,132
                                                                             ---------------   ---------------
        Adjusted operating expenses .......................................  $         8,166   $         4,251
                                                                             ===============   ===============

     (2)Actual interest expense ...........................................  $         3,384   $         1,400
        Deduct interest on extinguished debt ..............................           (3,384)           (1,400)
        Add incremental interest expense ..................................            8,625             4,314
                                                                             ---------------   ---------------
        Adjusted interest expense .........................................  $         8,625   $         4,314
                                                                             ===============   ===============

     (3)Actual provision for income taxes .................................  $           439   $           202
        Adjust taxes for the acquisition ..................................             (439)             (202)
                                                                             ---------------   ---------------
        Adjusted income tax expense .......................................  $          --     $          --
                                                                             ===============   ===============

     (4)Actual depreciation and amortization acquisition ....................$         3,953   $         2,240
        Add amortization of goodwill resulting from the acquisition .......            1,875             1,132
                                                                             ---------------   ---------------
        Adjusted depreciation and amortization ............................  $         5,828   $         3,372
                                                                             ===============   ===============

     (5)Actual net cash interest expense ..................................  $         3,170   $         1,292
        Deduct interest on extinguished debt ..............................           (3,170)           (1,292)
        Add incremental cash interest .....................................            8,250             4,125
                                                                             ---------------   ---------------
        Adjusted net cash interest expense ................................  $         8,250   $         4,125
                                                                             ===============   ===============

NORWICH AND KNIGHT PLASTICS 1998 ACQUISITION ADJUSTMENTS:
     (6)Actual operating expenses .........................................  $         3,350
        Add amortization of goodwill resulting from the acquisitions ......              334
                                                                             ---------------
        Adjusted operating expenses .......................................  $         3,684
                                                                             ===============

     (7)Actual interest expense ...........................................  $            48
        Add incremental interest expense from the acquisitions ............            1,649
                                                                             ---------------
        Adjusted interest expense .........................................  $         1,697
`

     (8)Actual provision for income taxes .................................  $           196
        Adjust taxes for the acquisitions .................................              143
                                                                             ---------------
        Adjusted tax expense ..............................................  $           339
                                                                             ===============

     (9)Actual depreciation and amortization ..............................  $         1,504
        Add amortization of goodwill resulting from the acquisitions ......              334
                                                                             ---------------
        Adjusted depreciation and amortization ............................  $         1,838
                                                                             ===============

                                                                                 FISCAL
                                                                                YEAR ENDED
                                                                             JANUARY 2, 1999
                                                                             ---------------
                                                                          (DOLLARS IN THOUSANDS)
     (10)Actual net cash interest expense..................................  $            48
        Add incremental net cash interest expense from acquisitions........            1,622
                                                                             ---------------
        Adjusted net cash interest expense.................................  $         1,670
                                                                             ===============
OFFERING ADJUSTMENTS:
     (11)Adjustment of net interest expense:
        Interest on the Notes..............................................  $         2,041
        Interest on debt reduction.........................................           (1,288)
        Amortization of premium on Notes...................................             (159)
        Amortization of deferred financing costs associated with the
          offering of the Notes...........                                               132
                                                                             ---------------
        Change in net interest expense.....................................  $           726
                                                                             ===============

                             BPC HOLDING CORPORATION
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                                                                AT JULY 3, 1999
                                                              --------------------------------------------------
                                                                                   CARDINAL
                                                                                 ACQUISITION
                                                                                   AND 1999
                                                                  HOLDING            NOTES
                                                                HISTORICAL       ADJUSTMENTS(1)     PRO FORMA
                                                              ---------------   ---------------  ---------------
                                                                              (DOLLARS IN THOUSANDS)
ASSETS
Current assets:
   Cash and cash equivalents ...............................  $         2,993   $            31  $         3,024
   Accounts receivable .....................................           40,842             6,910           47,752
   Inventories .............................................           32,314             8,043           40,357
   Other current assets ....................................            2,658               628            3,286
                                                              ---------------   ---------------  ---------------
      Total current assets .................................           78,807            15,612           94,419
Assets held in trust .......................................              252              --                252
Property and equipment .....................................          120,271            31,956          152,227
Intangible assets ..........................................           55,950            34,596           90,546
Other assets ...............................................            3,129               112            3,241
                                                              ---------------   ---------------  ---------------
      Total assets .........................................  $       258,409   $        82,276  $       340,685
                                                              ===============   ===============  ===============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Current portion of long-term debt .......................  $        20,297              --    $        20,297
   Accounts payable ........................................           20,664             4,205           24,869
   Accrued liabilities .....................................           26,075               157           26,232
                                                              ---------------   ---------------  ---------------
      Total current liabilities ............................           67,036             4,362           71,398
Long-term debt:
   Industrial revenue bonds (Nevada) .......................            4,000              --              4,000

   Term loans ..............................................           61,151              --             61,151
   Revolving line of credit ................................           23,835              --             23,835
   Capital lease obligations ...............................              740              --                740
   1994 Notes ..............................................          100,000              --            100,000
   1998 Notes ..............................................           25,000              --             25,000
   1999 Notes ..............................................             --              75,000           75,000
   1996 Notes ..............................................          105,000              --            105,000
   Debt premium ............................................              758              --                758
   Less:  current portion ..................................          (20,297)             --            (20,297)
                                                              ---------------   ---------------  ---------------
      Total long-term debt .................................          300,187            75,000          375,187
Other liabilities ..........................................           11,853             2,914           14,767
                                                              ---------------   ---------------  ---------------
      Total liabilities ....................................          379,076            82,276          461,352
Stockholders' equity:
      Total stockholders' equity (deficit) .................         (120,667)             --           (120,667)
                                                              ---------------   ---------------  ---------------
      Total liabilities and stockholders' equity (deficit) .  $       258,409   $        82,276  $       340,685
                                                              ===============   ===============  ===============

                           BPC HOLDING CORPORATION
           NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(1) The aggregate purchase price of the Cardinal acquisition is expected to be $72,000 (including $2,500 of fees and expenses related to the acquisition). In addition, debt issuance costs associated with the 1999 Notes were $3,000. The preliminary allocation of the purchase price to historical assets and liabilities of Cardinal was as follows:

                                                            AT JULY 3, 1999
                                                        -----------------------
                                                         (Dollars in thousands)
        Net assets at predecessor historical costs...   $                19,814
        Elimination of intangible assets.............                   (14,743)
        Extinguishment of debt.......................                    33,065
        Decrease in other liabilities................                     2,268
        Deferred debt issuance costs.................                     3,000
        Excess of cost over net assets acquired......                    31,596
                                                        -----------------------
                                                        $                75,000
                                                        =======================

                      SELECTED HISTORICAL FINANCIAL DATA

      The following selected financial data of Holding and its subsidiaries as of and for the five fiscal years ended January 2, 1999 are derived from the consolidated financial statements of Holding that have been audited by Ernst & Young LLP, independent auditors. The following selected consolidated financial data for the 26 weeks ended June 27, 1998 and July 3, 1999 are derived from the unaudited condensed consolidated financial statements of Holding and, in our opinion, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such data. Operating results for the 26 weeks ended July 3, 1999 are not necessarily indicative of the results that may be achieved for Holding's fiscal year ending January 1, 2000. You should read this selected financial data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements, related notes and other financial information included in this prospectus.

                                                                                                                 TWENTY-SIX WEEKS
                                                                               FISCAL                                  ENDED
                                                          --------  --------  ---------  ---------  ---------  ---------  ---------
                                                                                                               JUNE 27,    JULY 3,
                                                           1994       1995      1996       1997       1998       1998       1999
                                                          --------  --------  ---------  ---------  ---------  ---------  ---------
                                                                                       (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
          Net sales ..................................... $106,141  $140,681  $ 151,058  $ 226,953  $ 271,830  $ 136,317  $ 159,852
          Cost of goods sold ............................   73,997   102,484    110,110    180,249    199,227    100,016    112,782
                                                          --------  --------  ---------  ---------  ---------  ---------  ---------

          Gross margin ..................................   32,144    38,197     40,948     46,704     72,603     36,301     47,070
          Operating expenses ............................   15,160    17,670     23,679     30,505     44,001     20,725     25,828
                                                          --------  --------  ---------  ---------  ---------  ---------  ---------

          Operating income ..............................   16,984    20,527     17,269     16,199     28,602     15,576     21,242
          Other expenses(1) .............................      184       127        302        226      1,865        430        778
          Interest expense, net (2) .....................   10,972    13,389     20,075     30,246     34,556     16,866     17,860
                                                          --------  --------  ---------  ---------  ---------  ---------  ---------
          Income (loss) before income taxes and
            extraordinary charge ........................    5,828     7,011     (3,108)   (14,273)    (7,819)    (1,720)     2,604
          Income taxes (benefit) ........................       11       678        239        138       (249)        26        482
                                                          --------  --------  ---------  ---------  ---------  ---------  ---------
          Income (loss) before extraordinary
            charge ......................................    5,817     6,333     (3,347)   (14,411)    (7,570)    (1,746)     2,122
          Extraordinary charge(3) .......................    3,652      --         --         --         --         --         --
                                                          --------  --------  ---------  ---------  ---------  ---------  ---------
            Net income (loss) ........................... $  2,165  $  6,333  $  (3,347) $ (14,411) $  (7,570) $  (1,746) $   2,122
                                                          ========  ========  =========  =========  =========  =========  =========
            Preferred stock dividends ................... $   --    $   --    $   1,116  $   2,558  $   3,551  $   1,783  $   1,962
            Common stock dividends ......................   50,000      --         --         --         --         --         --

BALANCE SHEET DATA (AT END OF PERIOD):
          Working capital ............................... $ 13,393  $ 13,012  $  15,910  $  20,863  $   4,762  $  18,763  $  11,771
          Fixed assets ..................................   38,103    52,441     55,664    108,218    120,005    105,260    120,721
          Total assets ..................................   91,790   103,465    145,798    239,444    255,317    231,171    258,409
          Total debt ....................................  112,287   111,676    216,046    306,335    323,298    299,855    320,484
          Stockholders' equity (deficit) ................  (38,838)  (32,484)   (97,550)  (108,975)  (120,357)  (112,563)  (120,667)

OTHER DATA:
          Adjusted EBITDA(4) ............................ $ 26,380  $ 31,569  $  34,718  $  40,268  $  59,768  $  30,066  $  37,653
          Adjusted EBITDA margin ........................     24.9%     22.4%      23.0%      17.7%      22.0%      22.1%      23.6%
          Cash provided by operating activities .........   15,556    12,969     14,426     14,154     34,131     14,380     16,136
          Cash used for investing activities ............   (9,495)  (25,385)   (14,639)  (102,102)   (52,120)    (7,759)   (13,053)
          Cash provided by (used for) financing
            activities ..................................    2,184    11,124      2,370     80,444     17,619     (6,629)    (2,402)
          Depreciation and amortization(5) ..............    8,176     9,536     11,331     19,026     24,830     11,783     14,110
          Capital expenditures ..........................    9,118    11,247     13,581     16,774     22,595      7,854     13,461
          Ratio of earnings to fixed charges(6) .........     1.5x      1.5x       --         --         --         --         1.1x

(1)Other expenses consist of loss on disposal of property and equipment for the respective periods.
(2)Includes non-cash interest expense of $1,178 in fiscal 1994, $950 in fiscal 1995, $1,212 in fiscal 1996, $2,005 in fiscal 1997, $1,765 in fiscal 1998 and
   $884 and $872 for the thirteen weeks ended June 27, 1998 and July 3, 1999.
(3)During 1994, an extraordinary charge of $3.7 million was recognized as a result of the retirement of debt concurrently with the issuance of the 1994 Notes.

(4)Adjusted EBITDA should not be considered in isolation or as an alternative to income from operations or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity. In addition, our calculation of Adjusted EBITDA differs from that presented by certain other companies and thus is not necessarily comparable to similarly titled measures used by other companies. The following table reconciles operating income to EBITDA and Adjusted EBITDA for each respective period:

                                                                                                                 TWENTY-SIX WEEKS
                                                                               FISCAL                                  ENDED
                                                          --------  --------  ---------  ---------  ---------  ---------  ---------
                                                                                                               JUNE 27,    JULY 3,
                                                           1994       1995      1996       1997       1998       1998       1999
                                                          --------  --------  ---------  ---------  ---------  ---------  ---------
                                                                                       (DOLLARS IN THOUSANDS)
Operating income ........................................ $ 16,984  $ 20,527  $  17,269  $  16,199  $  28,602  $  15,576  $  21,242
Depreciation and amortization ...........................    8,176     9,536     11,331     19,026     24,830     11,783     14,110
                                                          --------  --------  ---------  ---------  ---------  ---------  ---------
EBITDA ..................................................   25,160    30,063     28,600     35,225     53,432     27,359     35,352
  One-time expenses related to acquisitions:
          1996 transaction compensation expenses ........     --        --        2,762       --         --         --         --
          Acquisition integration expenses ..............      116       867        692      3,267      1,525      1,035      1,091
          Plant shutdown expenses .......................     --        --          907        848      2,559      1,328        576
          Litigation expenses related to drink cup patent     --        --          650        100        631       --         --
  Corporate expenses:
          Non-cash compensation expenses (benefit) ......      358      (214)       358       --          749        (91)       197
          Management fees and expenses ..................      746       853        749        828        872        435        437
                                                          --------  --------  ---------  ---------  ---------  ---------  ---------
Adjusted EBITDA ......................................... $ 26,380  $ 31,569  $  34,718  $  40,268  $  59,768  $  30,066  $  37,653
                                                          --------  --------  ---------  ---------  ---------  ---------  ---------

(5)Depreciation and amortization excludes non-cash amortization of deferred financing and origination fees and debt premium/discount amortization which are included in interest expense.
(6)In calculating the ratio of earnings to fixed charges, earnings consist of
   (i) income (loss) before income taxes, plus (ii) fixed charges consisting of interest on debt (including amortization of deferred financing fees), plus
   (iii) that portion of lease rental expense representative of the interest factor. Earnings were inadequate to cover fixed charges by $2,883 in fiscal 1996, by $13,932 in fiscal 1997, by $7,042 in fiscal 1998 and by $2,046 for the 26 weeks ended June 27, 1998.

                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      The following information should be read in conjunction with "Selected Historical Financial Data" and the consolidated financial statements and the notes thereto included elsewhere in this Prospectus.

RESULTS OF OPERATIONS

26 WEEKS ENDED JULY 3, 1999
COMPARED TO 26 WEEKS ENDED JUNE 27, 1998

      NET SALES. Net sales increased $23.6 million, or 17%, to $159.9 million for the 26 weeks ended July 3, 1999 from $136.3 million for the 26 weeks ended July 27, 1998 with an approximate 2% decrease in net selling prices due primarily to contractual decreases associated with lower raw material costs. Plastic packaging product net sales increased $19.6 million from the 26 weeks ended July 27, 1998. Within this segment, the addition of Norwich and Knight provided net sales for the 26 weeks ended July 3, 1999 of $7.3 million and $9.6 million, respectively. In addition, overcaps sales, excluding Knight, increased $2.1 million. Drink cup sales for the 26 weeks ended July 3, 1999 were $3.0 million off the 26 weeks ended July 27, 1998 due to a $3.5 million promotion during the 26 weeks ended July 27, 1998. Container sales increased $0.1 million from the 26 weeks ended July 27, 1998 despite the Company's decision to exit certain low margin business. Custom sales, including tooling, increased $3.4 million from the 26 weeks ended July 27, 1998 with a large promotion in the 26 weeks ended July 3, 1999. Plastic housewares product sales for the 26 weeks ended July 27, 1998 increased $4.0 million from the 26 weeks ended July 3, 1999 due to strong internal growth including several new products.

      GROSS MARGIN. Gross margin increased by $10.8 million to $47.1 million (29% of net sales) for the 26 weeks ended July 3, 1999 from $36.3 million (27% of net sales) from the 26 weeks ended July 27, 1998. This increase of 30% includes the combined impact of the added Norwich and Knight sales volume, acquisition integration, productivity improvement initiatives, and the cyclical impact of lower raw material costs compared to the 26 weeks ended July 27, 1998. A major focus continues to be the consolidation of products and business of recent acquisitions to the most efficient tooling, providing customers with improved products and customer service. As part of the integration, we closed the Anderson, South Carolina facility in 1998 with the majority of the business being transferred to the Charlotte, North Carolina plant. In addition, we closed the Arlington Heights, Illinois facility, which was acquired in the Knight acquisition, in 1999 with the majority of the business being transferred to the Woodstock, Illinois plant. Also, significant productivity improvements have been made, including the addition of state-of-the-art injection molding equipment, molds and printing equipment at several of our facilities.

      OPERATING EXPENSES. Selling expenses increased by $1.5 million to $8.6 million for the 26 weeks ended July 3, 1999 from $7.1 million for the 26 weeks ended July 27, 1998 principally as a result of expanded sales coverage and increased marketing expenses. General and administrative expenses increased by $3.1 million to $11.9 million for the 26 weeks ended July 3, 1999 from $8.8 million for the prior 26 weeks ended July 27, 1998. The increase is primarily attributable to the Norwich and Knight acquisitions and increased accrued bonus expenses. One-time transition expenses for the 26 weeks ended July 3, 1999 include $0.6 million related to the shutdown of the Anderson and Arlington Heights facilities and $1.1 million related to acquisitions. One-time transition expenses for 26 weeks ended July 27, 1998 were $1.1 million related to acquisitions and $1.3 million related to the Anderson plant consolidation.

      INTEREST EXPENSE. Interest expense increased $0.6 million to $18.0 million for the 26 weeks ended July 3, 1999 compared to $17.4 million for the 26 weeks ended July 27, 1998 primarily due to additional borrowings to support the Norwich Moulders and Knight acquisitions.

      INCOME TAX. Our income tax expense was $0.5 million for the 26 weeks ended July 3, 1999. We continue to operate in a net operating loss carryforward position for Federal income tax purposes.

      NET INCOME (LOSS). Net income for the 26 weeks ended July 3, 1999 of $2.1 million improved $3.8 million from a net loss of $1.7 million for the 26 weeks ended June 27, 1999 for the reasons discussed above.

YEAR ENDED JANUARY 2, 1999
COMPARED TO YEAR ENDED DECEMBER 27, 1997

      NET SALES. Net sales increased 19.8% to $271.8 million in 1998, up $44.9 million from $227.0 million in 1997, despite an approximate 2% decrease in net selling price due mainly to competitive market conditions. Container sales increased $34.5 million in 1998, primarily due to the continued market strength of base products and the acquisition of Venture Packaging. Net sales in the drink cup product line increased $2.3 million in 1998 as a result of a large promotion. Net sales for aerosol overcaps increased about $2.0 million due to the acquisition of Knight.

      Housewares net sales increased $4.0 million or 23% in 1998 due primarily to new products and strong market demands. The acquisition of Norwich also brought us into the U.K. market, primarily closures product sales, which provided an additional $7.3 million of net sales in 1998. Other product lines, including custom molded products and custom mold building, decreased $5.2 million due to large custom programs that occurred in 1997.

      GROSS MARGIN. Gross margin increased $25.9 million, or 55.5%, from $46.7 million (20.6% of net sales) in 1997 to $72.6 million (26.7% of net sales) in 1998. The increase in gross margin was primarily attributed to increased sales volume as described above, acquisition integration, productivity improvements and lower raw material costs. A major focus during 1998 was the consolidation of products and business of the subsidiaries that we acquired in 1997 to the most efficient tooling, providing customers with the best product and customer service. As part of the integration, we closed the Anderson, South Carolina facility, which was acquired in the acquisition of Venture, in 1998. The majority of the business was transferred to our Charlotte, North Carolina plant. Also, productivity improvements were made during the year, including the addition of state-of-the-art injection molding equipment, molds and printing equipment at several of our facilities.

      OPERATING EXPENSES. Operating expenses during 1998 were $44.0 million (16.2% of net sales), compared with $30.5 million (13.4% of net sales) for 1997. Sales related expenses, including the cost of expanded sales coverage and higher product development and marketing expenses, increased $3.5 million, almost all a result of our 1997 acquisitions. General and administrative expenses increased $7.8 million in 1998 primarily as a result of acquisitions made in 1997 and 1998, increased patent litigation expenses and increased employee profit sharing expense. Intangible amortization increased from $2.2 million in 1997 to $4.1 million for 1998, primarily as a result of the amortization of goodwill ascribed to acquired companies in 1997 and 1998. Other expense was $4.1 million for 1998 and 1997. Our 1997 acquisitions resulted in start-up related expenses of $3.2 million in 1997 and $1.3 million in 1998. The assets acquired with the acquisition of PackerWare included a facility in Reno, Nevada that was closed in 1997. Expenses related to the closing of the Reno facility were $0.5 million in 1997 and $0.2 million in 1998. Plant closing expenses related to the Winchester, Virginia facility resulted in expenses of $0.4 million for 1997. The closing of the Anderson, South Carolina facility resulted in 1998 expenses of $2.4 million.

      INTEREST EXPENSE AND INCOME. Net interest expense, including amortization of deferred financing costs for 1998 was $34.6 million (12.7% of net sales) compared to $30.2 million (13.3% of net sales) in 1997, an increase of $4.3 million. This increase is attributed to interest on borrowings related to the 1997 and 1998 acquisitions offset partially by principal reductions. Cash interest paid in 1998 was $33.2 million as compared to $29.9 million for 1997. Interest income for 1998 was $1.0 million, down from $2.0 million in 1997, which is attributable to an additional year of interest payments on the 1996 Notes from the escrow account.

      INCOME TAXES. During fiscal 1998, we recorded a benefit of $0.2 million in federal and state income tax, primarily due to a carryback claim, compared to an expense of $0.1 million for fiscal 1997. We continue to operate in a net operating loss carryforward position for federal income tax purposes.

      NET LOSS. We recorded a net loss of $7.6 million in 1998 compared to a $14.4 million net loss in 1997 for the reasons stated above.

YEAR ENDED DECEMBER 27, 1997
COMPARED TO YEAR ENDED DECEMBER 28, 1996

      NET SALES. Net sales increased 50.2% to $227.0 million in 1997, up $75.9 million from $151.1 million in 1996, which sales included an approximate 2% increase in net selling price due mainly to the impact of cyclical adjustments in the price of plastic resin. Container sales increased $30.1 million in 1997, primarily due to the continued market strength of base products and the acquisitions of Venture Packaging, Virginia Design and Container Industries. Net sales in the drink cup product line increased $23.8 million in 1997 as a result of the acquisition of PackerWare and a strong increase in existing drink cup business. Net sales of aerosol overcaps were relatively flat, decreasing about $2.6 million. The acquisition of PackerWare also brought us into the housewares product market, which provided an additional $17.5 million of net sales in 1997. Other product lines, including custom molded products and custom mold building, increased $7.1 million due to large custom programs that occurred in 1997.

      GROSS MARGIN. Gross margin increased $5.8 million or 14.1% from $40.9 million (27.1% of net sales) in 1996 to $46.7 million (20.6% of net sales) in 1997. The increase in gross margin is primarily attributable to increased sales volume as described above. The gross margin as a percent of net sales derived from our 1997 acquisitions was about 10.6% compared to 23.8% for non-acquisition related sales. Significant productivity improvements were made during the year, including the addition of state-of-the-art injection molding equipment, molds and printing equipment at several of our facilities. These productivity improvements were offset by increased resin prices in 1997 and the transition expenses of our 1997 acquisitions.

      OPERATING EXPENSES. Operating expenses during 1997 were $30.5 million (13.4% of net sales), compared with $23.7 million (15.7% of net sales) for 1996. Sales related expenses, including the cost of expanded sales coverage and higher product development and marketing expenses, increased $4.4 million, primarily as a result of the business acquisitions that we made in 1997 ($3.3 million). General and administrative expenses decreased $2.3 million in 1997 primarily as a result of the $2.8 million one-time compensation expense incurred in 1996 which related to the recapitalization of Holding. Intangible amortization increased from $0.5 million in 1996 to $2.2 million for 1997, primarily as a result of the amortization of $1.6 million related to our 1997 acquisitions.

      Other expenses increased $2.6 million from $1.6 million for 1996 to $4.1 million in 1997. Our 1997 acquisitions resulted in a charge of $3.2 million in 1997 for start-up related expenses. The acquisition of PackerWare included a facility in Reno, Nevada, which was closed in 1997. Expenses related to the closing of the Reno facility were $0.5 million in 1997. Plant closing expenses related to the Winchester, Virginia facility resulted in expenses of $0.4 million for 1997. Included in 1996 was a charge of $0.7 million of start-up related expenses associated with the acquisition of Tri-Plas and $0.9 million related to the Winchester plant closing.

      INTEREST EXPENSE AND INCOME. Net interest expense, including amortization of deferred financing costs for 1997, was $30.2 million (13.3% of net sales) compared to $20.1 million (13.3% of net sales) in 1996, an increase of $10.1 million. This increase is due to the full year impact of the recapitalization of Holding, which occurred in June 1996. The recapitalization of Holding included an offering of $105.0 million aggregate principal amount of the 1996 Notes, which bear interest at 12.5% annually. $35.6 million of the proceeds from the 1996 Notes were placed in escrow to pay the first three years of interest on the 1996 Notes. Interest is payable semi-annually on June 15 and December 15 of each year. Cash interest paid in 1997 was $29.9 million as compared to $19.7 million for 1996. Interest income for 1997 was $2.0 million, up from $1.3 million in 1996, also attributed to the full year impact of the recapitalization of Holding.

      INCOME TAXES. During fiscal 1997, we incurred $0.1 million in federal and state income tax compared to $0.2 million for fiscal 1996. We continue to operate in a net operating loss carryforward position for federal income tax purposes.

      NET LOSS. We recorded a net loss of $14.4 million in 1997 compared to a $3.3 million net loss in 1996 for the reasons stated above.

INCOME TAX MATTERS

      Holding has unused operating loss carryforwards of $26.0 million for federal income tax purposes which begin to expire in 2010. Alternative minimum tax credit carryforwards of about $2.8 million are available to Holding indefinitely to reduce future years' federal income taxes.

LIQUIDITY AND CAPITAL RESOURCES

      We have a credit facility for a senior secured line of credit. Giving effect to the $20.0 million increase in our credit facility in connection with the Cardinal acquisition, the credit facility provides for aggregate borrowings up to a maximum of about $142.9 million including: (1) a $70.0 million revolving line of credit, subject to a borrowing base formula; (2) a (pound)1.5 million revolving line of credit, subject to a borrowing base; (3) a $58.6 million term loan facility; (4) a (pound)3.8 million term loan facility; and (5) a $5.6 million standby letter of credit to support our and our subsidiaries' obligations under the Nevada Bonds. The debt under the Credit Facility is guaranteed by our parent, Holding, and our subsidiaries. The credit facility requires us to comply with specified financial ratios and tests, including a minimum Tangible Capital Funds (as defined in the credit facility) test, maximum leverage ratio, interest coverage ratio, debt service coverage ratio and a fixed charge coverage ratio. At April 3, 1999, our credit facility required us to have Tangible Capital Funds of not less than $22.5 million and a maximum leverage ratio of 4.0 to 1.0. In addition, the interest ratio could not be less than 2.0 to 1.0, the debt service ratio could not be less than 1.5 to 1.0 and the fixed charge coverage ratio could not be less than 1.0 to 1.0. The requirements of these tests may change on a quarterly basis. These covenants were waived as of July 3, 1999, as a result of the Cardinal acquisition. See "Description of Certain Indebtedness--The Credit Facility".

      The 1994 Indenture, the 1996 Indenture, the 1999 Indenture and the Indenture restrict our ability to incur additional debt and contain other provisions that could limit our liquidity. At July 3, 1999, on a pro forma basis giving effect to the acquisition of Cardinal and a $20.0 million concurrent increase in the credit facility, we had unused borrowing capacity under the credit facility's borrowing base of $35.8 million, which is not considered additional indebtedness under the 1994 Indenture, 1996 Indenture, 1999 Indenture or the Indenture. Any additional debt above the borrowing base requires approval from the credit facility's lenders.

      Net cash provided by operating activities was $34.1 million in 1998 as compared to $14.2 million in 1997. The increase was primarily the result of a decreased consolidated net loss in 1998 and additional depreciation and amortization as the result of acquisitions in 1997 and 1998. Net cash provided by operating activities was $16.1 million for the 26 weeks ended July 3, 1999, an increase of $1.7 million from the 26 weeks ended June 27, 1998. The increase is primarily the result of improved operating performance with income before depreciation and amortization increasing $6.1 million from the 26 weeks ended June 27, 1998. Net working capital charges (defined as accounts receivable, inventories, prepaid expenses, other receivables, accounts payable and accrued expenses) decreased net cash $4.8 million from the 26 weeks ended June 17, 1998 due to our growth.

      Capital expenditures in 1998 were $22.6 million, an increase of $5.8 million from $16.8 million in 1997. Included in capital expenditures during 1998 was $6.2 million relating to the addition of a new warehouse, production systems and offices necessary to support production operating levels throughout Berry. Capital expenditures also included investment of $11.7 million for molds, $2.2 million for molding and printing machines, and $2.5 million for miscellaneous accessory equipment and systems. The capital expenditure budget for 1999 is expected to be $25.8 million, including about $8.1 million for building and systems which includes a major plant renovation, $10.5 million for molds, $4.2 million for molding and printing machines, and $3.0 million for miscellaneous accessory equipment. Capital expenditures for the 26 weeks ended July 3, 1999 included $5.5 million for molds, $0.7 million for molding and printing machines, $4.4 million for buildings and systems, and $2.9 million for accessory equipment and systems.

      Net cash provided by financing activities was $17.6 million in 1998 as compared to $80.4 million in 1997. The $62.8 million decrease can be attributed primarily to a $52.4 million decrease in borrowings to finance acquisitions. Net cash used by financing activities was $2.4 million for the 26 weeks ended July 3, 1999, representing a decrease of $4.2 million from the 26 weeks ended June 27, 1998. This decrease can be attributed to a decrease in borrowings from the revolving line of credit as a result of the improved operating performance noted above.

      Increased working capital needs occur whenever we experience strong incremental demand or a significant rise in the cost of raw material, particularly plastic resin. However, we anticipate that our cash interest, working capital and capital expenditure requirements for 1999 will be satisfied through a combination of funds generated from operating activities and cash on hand, together with funds available under our credit facility. Management bases such belief on historical experience and the substantial funds available under our credit facility. However, we cannot predict our future results of operations.

      The indentures governing the 1994 Notes, the 1999 Notes and the Notes restrict, and the Credit Facility prohibits, our ability to pay any dividend or make any distribution of funds to Holding to satisfy interest and other obligations on the 1996 Notes. Based upon historical operating results, without a substantial increase in the net income of Berry, we anticipate that we will be unable to generate sufficient net income to permit a dividend to Holding in an amount sufficient to meet Holding's interest payment obligations under the 1996 Notes. Interest on the 1996 Notes is payable semi-annually on June 15 and December 15 of each year. However, from December 15, 1999 until June 15, 2001, Holding may, at its option, pay interest, at an increased rate of 0.75% per annum, in additional 1996 Notes valued at 100% of the principal amount thereof. After June 15, 2001 or in the event that Holding does not pay interest in additional notes, management anticipates that such interest obligations will only be met by refinancing the 1996 Notes or raising capital through equity offerings. We can not assure you that then-current market conditions would permit Holding to consummate a refinancing or equity offering. In addition, we have now and will continue to have a large amount of debt which may limit our or Holding's ability to consummate a refinancing or equity offering.

      At July 3, 1999, our cash balance was $3.0 million and, on a pro forma basis giving effect to the acquisition of Cardinal and a $20 million concurrent increase in our credit facility, we had unused borrowing capacity under our credit facility's borrowing base of about $35.8 million.

GENERAL ECONOMIC CONDITIONS AND INFLATION

      We face various economic risks ranging from an economic downturn adversely impacting our primary markets to market fluctuations in plastic resin prices. In the short-term, rapid increases in the cost of resin may not be recovered through price increases to customers. Also, shortages of raw materials may occur from time to time. In the long-term, however, raw material availability and price changes generally do not have a material adverse effect on gross margin. Cost changes generally are passed through to customers over a period of time. In addition, we believe that our sensitivity to economic downturns in our primary markets is less significant due to our diverse customer base and our ability to provide a wide array of products to numerous end markets.

      We believe that we are not affected by inflation except to the extent that the economy in general is thereby affected. Should inflationary pressures drive costs higher, we believe that general industry competitive price increases would sustain operating results, although we can not assure you that this will be the case.

IMPACT OF YEAR 2000

      We have been modifying or replacing portions of our software since 1991 so that our computer systems will function properly with respect to dates in the Year 2000 and thereafter. Because we commenced this process early, the costs incurred to address this issue in any single year have not been significant. Our current business applications are Year 2000 compliant. Acquired businesses are converted to our applications for Year 2000 compliance and consistency in applications and reporting. Except for Cardinal, the most recent acquired business, Knight Plastics, was converted to our applications on March 1, 1999. We plan to convert Cardinal to our applications by November 1999.

      However, we are currently in the process of replacing our current business software with another Year 2000 compliant package. This replacement is not due to any Year 2000 issues, but is needed to accommodate the changes that we have experienced in our business due to acquisitions in recent years. The anticipated cost of this conversion is about $2.5 million. The accounting phase of this conversion was completed for all plants in January 1999. The remaining phases are scheduled to be completed by the end of 1999.

      We believe that we have an effective program in place to resolve all internal Year 2000 issues. An inventory of computer based systems has been compiled and verified through testing and supplier verification. All identified non-compliant equipment and software will be corrected before December 1999. The current estimated cost for this resolution is $110,000. These systems include personal computers, postage machines, plant automation and telephone system components.

      The major Year 2000 risk that we face is the Year 2000 readiness of external suppliers of goods and services. We could have material disruption in our ability to produce and deliver product should there be major disruptions in the economy or failure of key suppliers. While it is impossible to account for the effectiveness of every supplier's Year 2000 efforts, the following steps are in the process of being completed:

                  o We are identifying key suppliers, which include suppliers of raw material, banking, transportation, service, and utility providers and surveying these suppliers as to their Year 2000 status;

                  o We are identifying which suppliers are not compliant or at risk; and

                  o We are engaging in risk assessment and contingency planning for these key suppliers.

      These steps will not be completed until some time during the 3rd quarter of 1999 because some of our suppliers are not targeting Year 2000 compliance until the summer of 1999.

      The amount of potential liability and lost revenue due to Year 2000 issues cannot be reasonably estimated at this time. We will continue to work throughout the year to minimize any Year 2000 risks.

                                   BUSINESS

      We are the nation's leading manufacturer and supplier of plastic injection- molded aerosol overcaps, drink cups and rigid thinwall open-top containers for a wide variety of end-use markets. We are also a leading manufacturer and supplier of plastic injection-molded semi-disposable housewares. In addition, with sales of over two billion aerosol overcaps in fiscal 1998, we believe that we are the largest supplier of plastic aerosol overcaps in the world. In our plastic packaging business, we focus primarily on three markets: aerosol overcaps, rigid thinwall open-top containers and drink cups. Our housewares business produces home products such as dinnerware, tumblers and garden items. We concentrate on manufacturing high-quality items sold to image-conscious marketers of consumer and industrial products. With over 1,000 proprietary molds, superior color matching capabilities, sophisticated multi- color printing techniques and nationwide plant locations, we consistently produce and deliver mass quantities of high-quality products on a cost-efficient basis.

      Our total net sales among our product categories is as follows:

                                                   FISCAL
                               ------------------------------------------------
                                 1994      1995     1996      1997         1998
                               -------   -------   -------  -------      ------
                                              (DOLLARS IN MILLIONS)
PLASTIC PACKAGING
PRODUCTS:
   Aerosol overcaps.........    $ 38.0   $  43.6   $ 49.7   $  47.1     $  49.1
   Rigid open-top...........
   containers...............      61.6      71.1     80.8     111.5       145.9
   Drink cups...............                17.3     14.1      37.6        39.9
   Other....................       6.5       8.7      6.5      13.3        15.3
PLASTIC HOUSEWARES PRODUCTS:                                   17.5        21.6
                               -------   -------   -------  -------      ------
Total net sales.............   $ 106.1   $ 140.7   $ 151.1  $ 227.0      $271.8
                               -------   -------   -------  -------      ------

      We supply aerosol overcaps to a wide variety of customers and for a wide variety of products, including such well-known brand names as Faultless starch, Gillette personal care products, Pam cooking spray, Pledge furniture polish, Raid insect repellants, Rustoleum and Sherwin-Williams paints and Sure deodorant. Similarly, our containers are used for packaging a broad spectrum of consumer and commercial products, including Arch (Olin) pool chemicals, Elmer's home repair products, Hershey's cocoa, McDonald's children's meals, Milliken adhesives, Pillsbury cookie dough and promotional containers for a variety of customers, including the National Football League, Walt Disney and Warner Brothers. Our drink cups are sold to fast food and family-dining restaurants, convenience stores, stadiums and retail stores. Our largest drink cup customers are Circle K, Coca-Cola, McDonald's, Pepsi-Cola and Steak 'n Shake. Our housewares products are primarily seasonal, semi-disposable housewares and lawn and garden items such as plates, bowls, pitchers, tumblers and flower pots. Our largest housewares customer, Wal-Mart, named us their housewares "Supplier of the Year" for 1998.

COMPETITIVE STRENGTHS

      We believe that we are a strong competitor in our industry for the following reasons:

      o SUCCESSFUL INTEGRATION OF NUMEROUS STRATEGIC ACQUISITIONS. We have historically acquired businesses that we believe will improve our financial performance in the long-term and, in some cases, provide us with a new or complementary product line. We have successfully closed ten acquisitions since 1992. Our acquired businesses had aggregate pre-acquisition revenues of about $239 million. We believe that our acquisitions have strengthened our core businesses, as well as opened up new product lines and markets for us. Moreover, we believe that we have materially reduced the manufacturing and overhead costs of the companies that we acquired by introducing high technology manufacturing processes, closing excess facilities and taking advantage of economies of scale.

      o HIGH-CAPACITY, STATE-OF-THE-ART PRODUCTION CAPABILITIES. We operate over 300 injection molding machines in 12 locations in the United States and one location in Europe. These machines, many of which are high-speed, specialized machines, range in clamp tonnage from 80 to 825 tons. Our wide range of state-of-the-art molding machines and national distribution system allow us to economically mass produce high-quality products. In addition, we believe that our post-molding capabilities are among the most modern and extensive in the industry. These capabilities include printing, labeling, assembly, packing and distribution.

      o FULL PRODUCT LINES AND STRONG MARKET POSITION. A substantial majority of our sales are in product categories in which we are the nation's largest supplier. We use over 1,000 active molds, providing our customers with a wide range of products from which to choose. For a majority of our customers we are the sole or largest supplier of plastic injection-molded products. We believe that our extensive product lines, market experience, product quality and focus on customer satisfaction allow us to maintain our strong position in our key markets.

      o LARGE, DIRECT SALES FORCE. Our sales force is comprised of over 40 dedicated professionals and is among the largest in-house sales forces in our industry. Our sales force is focused on working both with customers and with our internal production and product design personnel to develop customized packaging. We believe that the size of our sales force allows us to maintain close working relationships with our customers.

      o IN-HOUSE PRODUCT DESIGN AND GRAPHIC ARTS CAPABILITIES. We have an in-house staff of 16 product development engineers and 22 graphic artists. These professionals work closely with customers to develop new products and designs. We also believe that our customized designs often help our customers differentiate their products in the marketplace and improve their product's performance. We believe that these capabilities have given us a significant competitive advantage in certain high-margin niche container product markets where the ability to produce sophisticated and colorful graphics is crucial to a product's success.

      o DEDICATION TO SERVICE AND QUALITY. As a result of our dedication to service and quality, we have received several awards from our top ten customers including, in 1998, Wal-Mart's "Supplier of the Year" award in its housewares division and SC Johnson Wax's "Supplier Quality Achievement Award." In addition, four of our plants are ISO 9000 certified. Our remaining nine facilities are working to obtain their ISO 9000 certification. ISO 9000 certification is only given to companies that meet the requirements of a quality management system established by the International Standardization Organization.

      o LARGE, DIVERSE CUSTOMER BASE. We sell our plastic packaging and housewares products to over 7,000 customers who are engaged in a variety of businesses. We believe that this provides us with a stable client base that is not materially affected by particular end-use market fluctuations. We also believe that we are the single-source or largest supplier of plastic aerosol overcaps, containers and drink cups to a majority of our customers. Our top ten customers represented only about 18% of our fiscal 1998 net sales on a pro forma basis. Our largest customer represented only about 4% of our fiscal 1998 net sales on a pro forma basis.

GROWTH STRATEGY

      Our goal is to maintain and enhance our market position and leverage our core strengths to increase profitability. Our strategy to achieve this goal includes the following elements:

      o PURSUE STRATEGIC ACQUISITIONS IN OUR CORE BUSINESSES. We have successfully closed ten acquisitions since 1992. We will continue to pursue strategic acquisitions that we believe will provide added value to our core businesses.

      o DESIGN AND INTRODUCE INNOVATIVE NEW PRODUCTS TO PENETRATE NEW MARKETS. We intend to grow our product lines and increase market share by producing new products. For example, we recently developed a complete line of pool chemical containers specifically designed for Arch. We also introduced a 16 oz.

          insulated coffee mug and lid, with enhanced functionality and styling, in 1999 and a single-serve soft ice cream dispensing container that was recently accepted for use by Healthy Choice.

      o EMPHASIZE OUTSTANDING PRODUCT QUALITY AND CUSTOMER SERVICE. Through our dedication to product quality and service, we intend to grow our base business through growth in the marketplace and by gaining business from our competitors. Our field sales, production, and support staff meet with customers to understand their needs and improve our product offerings and services. Each of our customers has designated sales and customer service representatives responsible for their individual needs. Sophisticated technology is an ongoing part of our traditional quality assurance activities. We extensively test parts for size, color, strength and material quality using statistical process control techniques.

PLASTIC PACKAGING PRODUCTS

AEROSOL OVERCAPS

      We believe that we are the worldwide leader in the production of aerosol overcaps. About 20% of the U.S. market consists of marketers who produce overcaps for use on their own products. We believe that a portion of these in-house producers will outsource the manufacture of aerosol overcaps in order to reduce their inventory of manufacturing assets and to focus on their core businesses. We believe that these companies will look to outsource the manufacture of overcaps to high technology, low cost manufacturers, such as Berry.

      The aerosol overcaps that we produce are used in a wide variety of consumer goods including spray paints, household and personal care products, insecticides and numerous other commercial and consumer products. Most U.S. manufacturers and contract fillers of aerosol products purchase some portion of their needs from us. In fiscal 1998, no single aerosol overcap customer accounted for more than 3% of our total net sales.

      We believe that, over the years, Berry has developed several significant competitive advantages including the following:

      o     a reputation for outstanding quality;
      o     short lead-time requirements to fill customer orders;
      o     long-standing relationships with major customers;
      o     the  ability  to  quickly  and  accurately  reproduce  over  3,500 colors;
      o proprietary packing technology that minimizes freight cost and warehouse space;
      o     high-speed, low-cost molding and decorating capability; and
      o     a broad product line of proprietary molds.

      We received a "Supplier Quality Achievement Award" in 1998 from SC Johnson Wax. We continue to develop new products in the plastic aerosol overcap market, including the "spray-thru" line of aerosol overcaps, such as that used for Pledge furniture polish.

      Major competitors in this market include Dubuque Plastics, Cobra and Transcontainer. In addition, a number of companies, including several of our customers (e.g., S.C. Johnson and Reckitt & Colman), currently produce plastic aerosol overcaps for their own use.

RIGID OPEN-TOP CONTAINERS

      We produce six different types of containers, classified as follows:

      o     thinwall;
      o     child-resistant;
      o     pry-off;
      o     dairy;
      o     polypropylene; and
      o     industrial.

      We believe that we are the leading U.S. manufacturer in thinwall, child-resistant, pry-off and frozen dessert containers. We consider industrial containers to be a market with little differentiation between products and an absence of higher margin niches. The following table describes each of our six container product lines:

 PRODUCT LINE                  DESCRIPTION                           SIZE OF CONTAINER                   USES OF PRODUCT
---------------   ---------------------------------------------     -------------------       ------------------------------------
Thinwall          Thinwalled, multi-purpose containers with or      6 oz. to 2 gallons        Food, promotional products, toys
                  without handles and lids                                                    and a wide variety of other uses

Child-resistant   Containers that meet Consumer Product Safety      2 lbs. to 2 gallons
                  Commission standards for child safety                                       Pool and other chemicals

Pry-off           Containers having a tight lid-fit and             4 oz. to 2 gallons        Building products, adhesives, other
                  requiring an opening device                                                 industrial uses


Dairy             Thinwall containers in traditional dairy          6 oz. to 1.25 gallons,    Cultured dairy products including
                  market sizes and styles                           Multi-pack                yogurt, cottage cheese, sour cream
                                                                                              and dips, frozen desserts
Polypropylene     Usually clear containers in round, oblong or      6 oz. to 5 lbs.
                  rectangular shapes                                                          Food, deli, sauces, salads

Industrial        Thick-walled, larger pails designed to            2.5 to 5 gallons          Building products, chemicals,
                  accommodate heavy loads                                                     paints, other industrial uses

      The largest uses for our containers are for food products, building products, chemicals and dairy products. We have a diverse customer base for our container lines, and no single container customer exceeded 3% of our total net sales in fiscal 1998.

      We believe that we offer the broadest product line among U.S.-based injection-molded plastic container manufacturers. Our container capacities range from 4 ounces to 5 gallons and are offered in various styles with accompanying lids, bails and handles, as well as a wide array of decorating options. In addition to a complete product line, we offer sophisticated printing capabilities, an in-house graphic arts department, low cost manufacturing capability with 12 plants strategically located throughout the U.S. and a dedication to high-quality products and customer service. Our product engineers, located in most of our facilities, work with customers to design and commercialize new containers.

      We seek to develop niche container products and new applications for our products by taking advantage of our state-of-the-art decorating and graphic arts capabilities and dedication to service and quality. We believe that these capabilities have given us a significant competitive advantage in certain high-margin niche container product markets where the ability to produce sophisticated and colorful graphics is crucial to the product's success. Examples of these products are popcorn containers for new movie promotions and professional and college sporting and entertainment events. In order to identify new applications for existing products, we rely extensively on our national sales force. Once opportunities are identified, the sales force works with our product design engineers to satisfy customers' needs.

      In the non-industrial container market, our strongest competitors include Airlite, Sweetheart, Landis and Polytainers. We also produce industrial pails for a market that is dominated by large volume competitors such as Letlea, Plastican, NAMPAC and Ropak. We do not participate heavily in this market due to its generally lower margins. We intend to selectively participate in the industrial container market when higher margin opportunities, equipment utilization or customer requirements make participation an attractive option.

DRINK CUPS

      We believe that we are the leading provider of injection-molded plastic drink cups in the United States. As beverage producers, convenience stores and fast food restaurants increase their marketing efforts for larger sized drinks, we believe that the plastic drink cup market will expand because of plastic's desirability over paper for larger drink cups. We produce injection-molded plastic cups that range in size from 12 to 64 ounces. Our primary markets are fast food and family-dining restaurants, convenience stores, stadiums, and retail stores. Virtually all of our cups are decorated, often as promotional items, and we are known in the industry for our innovative, state-of-the-art graphics capability.

      We have historically supplied a full line of traditional straight-sided and drive-through style drink cups from 12 to 64 ounces with disposable and reusable lids primarily to fast food and convenience store chains. With the acquisition of PackerWare, we expanded our presence in this market while diversifying into the stadium and family-dining restaurant markets. The 64 ounce cup, which has been highly successful with convenience stores, is one of our fastest growing drink cups. Our major competitors in the drink cup market include Packaging Resources Incorporated, Pescor Plastics and WNA (formerly Cups Illustrated).

CUSTOM MOLDED PRODUCTS AND CLOSURES PRODUCTS

      We also make custom molded products by using molds provided by our customers as the model. Typically, the low cost of entry in the custom molded products market creates an open marketplace in which many companies can compete. Rather than pursue the overall custom molded products market, we focus our custom molding efforts on those customers who value our mold and product design expertise, superior color matching abilities and sophisticated multi-color printing capabilities. The majority of our custom business requires specialized equipment and expertise.

      We entered the closures market as a result of our acquisition of Norwich in July 1998. We only sell closure products in the United Kingdom. The primary closure product that we sell is a foil sealed milk cap. Demand for this product has increased in recent years as the U.K.'s milk market is using more plastic containers. Through Norwich, we offer a broad product line that includes dispensing, tamper evident and custom molded closures.

PLASTIC HOUSEWARES PRODUCTS

      Our participation in the multi-billion dollar plastic housewares market is focused on producing and selling seasonal (spring and summer) semi-disposable plastic housewares (e.g., plates, bowls, pitchers and tumblers) and plastic lawn and garden products (primarily outdoor flower pots). We sell virtually all of our products in this market through major national retail marketers and national chain stores including Wal-Mart and Target. PackerWare is a recognized brand name in these markets and our PackerWare branded products are often co-branded by our customers.

      Historically, our PackerWare subsidiary has provided high-quality products to consumers at a relatively modest price that is consistent with the pricing targets of our retail marketers. We believe that outstanding service and ability to deliver products with timely combination of color and design further enhance our position in this market. We received an award as the "Supplier of the Year" in 1998 by Wal-Mart in its housewares division.

MARKETING AND SALES

      We reach our large and diversified base of over 7,000 customers primarily through our direct field sales force of over 40 professionals. These field sales representatives are focused on individual product lines, but are encouraged to sell all of our products to serve the needs of our customers. We believe that a direct field sales force is able to focus on target markets and customers, with the added benefit of permitting us to control pricing decisions centrally. We also use the services of manufacturing representatives to assist our direct sales force.

      We believe that we produce a high level of customer satisfaction. Highly skilled customer service representatives are located in each of our facilities to support the national field sales force. In addition, telemarketing representatives, marketing managers and sales/marketing executives oversee marketing and sales efforts.

Manufacturing and engineering personnel work closely with field sales personnel to satisfy customers' needs through the production of high quality, value-added products and on-time deliveries.

      Additional marketing and sales techniques include promoting the benefits that our Graphic Arts department with computer-assisted graphic design capabilities and in-house production of photopolymer printing plates can offer our customers. Our centralized color matching and materials blending department uses a computerized spectrophotometer to ensure that colors produced match those requested by customers.

MANUFACTURING

GENERAL

      We manufacture our products using a plastic injection molding process. In this process, plastic resin, in the form of small pellets, is fed into an injection molding machine. The injection molding machine melts the plastic resin and injects it into a multi-cavity steel mold, which forces the plastic resin to take the final shape of the product. After they solidify, which generally takes between five and 25 seconds, the plastic parts are ejected from the mold into automated handling systems from which they are packed in corrugated containers for further processing or shipment. After molding, the product may be either decorated (printing, silk-screening, labeling) or assembled (e.g., bail handles fitted to containers). We believe that our molding and decorating capabilities are among the best in the industry.

      Our overall manufacturing philosophy is to be a low-cost producer by using high-speed molding machines, modern multi-cavity hot runner, cold runner and insulated runner molds, extensive material handling automation and sophisticated printing technology. We package large volume products using state-of-the-art robotic packaging processes. This technology enables us to deliver a higher quality product (due to reduced breakage) and lowers warehousing and shipping costs (due to more efficient use of space). At each of our plants we have complete tooling maintenance capability to support our molding and decorating operations. We historically have made, and intend to continue to make, significant capital investments in plant and equipment because of our objectives to grow, to improve productivity, to maintain competitive advantages, and to maintain the large base of equipment and other assets necessary for our business.

PRODUCT DEVELOPMENT

      Our full-time product engineers use three-dimensional computer-aided-design technology to design and modify new products and prepare mold drawings. Engineers use an in-house model shop that includes a thermoforming machine to produce prototypes and sample parts. They simulate the molding environment by running prototype molds in a small injection molding machine dedicated to the research and development of new products. Production molds are then designed and outsourced for production by various companies in the U.S. and Canada with whom we have extensive experience and established relationships. Our engineers oversee the mold-building process from start to finish.

QUALITY ASSURANCE

      Each of our plants uses Total Quality Management philosophies. These philosophies include the use of statistical process control and extensive involvement of employees to increase productivity. This team approach to problem- solving increases employee participation and provides necessary training at all levels. Four of our plants have ISO 9000 certification, which certifies compliance by a company in meeting the requirements of a quality management system established by the International Standardization Organization. Our Evansville plant was certified in 1994, our Henderson plant was certified in 1995, our Iowa Falls plant was certified in 1996 and our Lawrence plant was certified in 1998. We are pursuing ISO certification in all of our other facilities. Extensive testing of parts for size, color, strength and material quality using statistical process control techniques and sophisticated technology is also an ongoing part of our traditional quality assurance activities.

SYSTEMS

      We use a fully integrated computer software system at our plants that is capable of producing complete financial and operational reports. This accounting and control system may be expanded to add new features and/or locations as we grow. In addition, we have a sophisticated quality assurance system based on ISO 9000 certification, a bar code based material management system and an integrated manufacturing system.

SOURCES AND AVAILABILITY OF RAW MATERIALS

      Plastic resin is the most important raw material that we purchase. We purchased about $62 million of resin in fiscal 1998 (excluding specialty resins), of which 70% was high density polyethylene, 12% linear low density polyethylene and 18% polypropylene. Our purchasing strategy is to buy from only high-quality, dependable suppliers, such as Dow, Union Carbide, Chevron, Phillips, Equistar, and Mobil. Although we do not have any supply contracts with our key suppliers, we believe that we have maintained outstanding relationships with these key suppliers over the past several years and expect that such relationships will continue into the foreseeable future. Based on our experience, we believe that adequate quantities of plastic resins will be available, but we cannot assure you of that. See "Risk Factors--We do not have firm contracts with plastic resin supplies."

EMPLOYEES

      We have about 2,800 employees. None of our employees are covered by collective bargaining agreements. On February 5, 1998, the employees in Monroeville, Ohio voted to decertify the union in the facility. This facility was acquired as a result of the acquisition of Venture and was our only plant with a collective bargaining agreement during 1998.

PATENTS AND TRADEMARKS

      We have numerous patents and trademarks on our products. None of the patents or trademarks are considered by management to be material to our business. See "Legal Proceedings" below.

ENVIRONMENTAL MATTERS AND GOVERNMENT REGULATION

      Our past and present operations and the past and present ownership and operations of real property by Berry are subject to extensive and changing federal, state and local environmental laws and regulations pertaining to the discharge of materials into the environment, the handling and disposition of wastes or otherwise relating to the protection of the environment. We believe that we are in substantial compliance with applicable environmental laws and regulations. However, we cannot predict whether we will incur liability in the future under environmental statutes and regulations with respect to non-compliance with environmental laws, contamination of sites formerly or currently owned or operated by us (including contamination caused by prior owners and operators of such sites) or the off-site disposal of hazardous substances.

      Based upon a May 1998 compliance inspection, the Ohio Environmental Protection Agency issued a Notice of Violation dated June 23, 1998 to Venture alleging that its Monroeville, Ohio facility failed to file certain reports required pursuant to the Federal Emergency Planning and Community Right-To-Know Act of 1986 (also known as "SARA Title III") for the reporting years 1994 and 1995. This matter has since been closed by the Ohio Environmental Protection Agency. No fines or penalties were assessed.

      Like any manufacturer, we may receive notices of potential liability, pursuant to CERCLA or analogous state laws, for cleanup costs associated with offsite waste recycling or disposal facilities at which wastes associated with its operations have allegedly come to be located. Liability under CERCLA is strict, retroactive and joint and several. No such notices are currently pending.

      The Food and Drug Administration regulates the material content of direct-contact food containers and packages, including certain thinwall containers that we manufacture. We use approved resins and pigments in our direct contact food products and believe we are in material compliance with all such applicable FDA regulations.

      The plastics industry, including Berry, also is subject to existing and potential federal, state, local and foreign legislation designed to reduce solid wastes by requiring, among other things, plastics to be degradable in landfills, minimum levels of recycled content, various recycling requirements, disposal fees and limits on the use of plastic products. In addition, various consumer and special interest groups have lobbied from time to time for the implementation of these and other similar measures. The principal resin used in our products, high-density polyethylene, is recyclable, and, accordingly, we believe that the legislation promulgated to date and such initiatives to date have not affected us negatively. It is possible that any future legislative or regulatory efforts or future initiatives may affect us adversely. Beginning January 1, 1995, legislation in Oregon, California and Wisconsin requires products packaged in rigid plastic containers to comply with standards intended to encourage recycling and to increase the use of recycled materials. Although the regulations vary by state, the principal requirement is typically the use of recycled plastic as an ingredient in containers sold for non-food uses. Additionally, Oregon and California allow lightweighting of the container or concentrating the product sold in the container as options for compliance. Oregon and California provide for an exemption from all these regulations if statewide recycling reaches or exceeds 25% of rigid plastic containers. In September 1996, California passed a new bill permanently exempting food and cosmetics containers from this requirement. However, non-food containers are still required to comply.

      In December 1996, the Department of Environmental Quality estimated that Oregon had met its recycling goal of 25% for 1997 (based on 1996 data), and accordingly, was in compliance for the 1997 calendar year. However, in January 1998, California formally approved a 23.2% recycling rate for the state during 1996, and since this falls below the required 25% rate for exemption of non-food containers, the state can now begin enforcing its recycled content mandate on any non-food plastic containers from 8 oz. to 5 gallons. In order to facilitate individual customer compliance with these regulations, we provide our customers with the option to purchase containers that are lower weight.

PROPERTIES

      The following table sets forth our principal facilities:

LOCATION             ACRES  SQUARE FOOTAGE        USE             OWNED/LEASED
------------------  ------- --------------  ----------------    ----------------
Lawrence, KS......    19.3     423,000      Manufacturing             Owned

Evansville, IN....    13.4     420,000      Headquarters and          Owned
                                            Manufacturing

Ontario, CA.......    10.0     200,000      Manufacturing        Leased (expires
                                                                   August 2003)
Henderson, NV.....    12.0     168,000      Manufacturing             Owned
Charlotte, NC.....    32.0     148,000      Manufacturing             Owned
Streetsboro, OH...    12.0     140,000      Manufacturing             Owned
Monroeville, OH...    19.0     112,000      Manufacturing             Owned


Minneapolis, MN...     3.0     110,000      Manufacturing        Leased (expires
                                                                  December 1999)
Suffolk, VA.......    14.0     102,000      Manufacturing             Owned
Iowa Falls, IA....    14.0     101,000      Manufacturing             Owned
Woodstock, IL.....    11.7      98,000      Manufacturing             Owned
Norwich, England..     5.0      44,000      Manufacturing             Owned

York, PA..........    10.0      40,000      Manufacturing        Leased (expires
                                                                  December 2001)

      We believe that our property and equipment are well-maintained, in good operating condition and adequate for our present needs.

LEGAL PROCEEDINGS

      We are party to various legal proceedings involving routine claims which are incidental to our business. Although our legal and financial liability with respect to such proceedings cannot be estimated with certainty, we believe that any ultimate liability would not be material to our financial condition.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth certain information with respect to the executive officers, directors and certain key personnel of our parent, Holding and its subsidiaries:

NAME                                   AGE                   TITLE                                ENTITY
------------------------------------  -----  -------------------------------------------    -----------------
Roberto Buaron(1)(4)................   52    Chairman and Director                          Berry and Holding
Martin R. Imbler(1)(4)..............   51    President, Chief Executive Officer             Berry
                                             and Director
                                             President and Director                         Holding
Ira G. Boots........................   45    Executive Vice President - Operations and      Berry
                                             Director
James M. Kratochvil.................   42    Executive Vice President, Chief Financial      Berry
                                             Officer, Treasurer and Secretary
                                             Executive Vice President - Chief Financial     Holding
                                             Officer and Secretary
R. Brent Beeler.....................   46    Executive Vice President, Sales and            Berry
                                             Marketing
Randy Hobson........................   32    Vice President - Sales and Marketing           Berry
Ruth Richmond.......................   36    Vice President - Planning and                  Berry
                                             Administration and Assistant Secretary

David Weaver........................   36    Vice President and Plant Manager -             Berry
                                             Lawrence
Fredrick A. Heseman.................   46    Vice President and Plant Manager -             Berry
                                             Evansville
Bruce J. Sims.......................   49    Vice President - Sales and Marketing,          Berry
                                             Housewares
George A. Willbrandt................   54    Vice President - Sales and Marketing           Berry
Lawrence G. Graev(2)(3).............   54    Director                                       Berry and Holding
Joseph S. Levy(2)(3)................   31    Vice President, Assistant Secretary and        Berry and Holding
                                             Director
Donald J. Hofmann, Jr.(1)(2)(3)(4)..   41    Director                                       Berry and Holding
Mathew J. Lori......................   35    Director                                       Berry and Holding
David M. Clarke.....................   48    Director                                       Berry and Holding

---------------------------------
(1)   Member of the Stock Option Committee of Holding.
(2)   Member of the Audit Committee of Holding.
(3)   Member of the Audit Committee of Berry.
(4)   Member of the Compensation Committee of Berry.

      ROBERTO BUARON has been Chairman and a Director of Berry since it was organized in December 1990. He has also served as Chairman and a Director of Holding since 1990. He is the Chairman and Chief Executive Officer of First Atlantic Capital, Ltd., which he founded in 1989. From 1987 to 1989, he was an Executive Vice President with Overseas Partners, Inc., an investment management firm. From 1983 to 1986, he was First Vice President of Smith Barney, Inc., and a General Partner of First Century Partnership, its venture capital affiliate. Prior to 1983, he was a Principal at McKinsey & Company. Mr. Buaron is also a director of CFP Holdings, Inc., a processed meat company.

      MARTIN R. IMBLER has been President, Chief Executive Officer and a Director of Berry since January 1991. He has also served as a Director of Holding since January 1991, and as President of Holding since May 1996. From June 1987 to December 1990, he was President and Chief Executive Officer of Risdon Corporation, a cosmetic packaging company. Mr. Imbler was employed by American Can Company from 1981 to 1987, as Vice President and General Manager of the East/South Region Food and General Line Packaging business from 1985 to 1987 and as Vice President -Marketing, from 1981 to 1985.

      IRA G. BOOTS has been Executive Vice President-Operations, and a Director of Berry since April 1992. Prior to that, Mr. Boots was Vice President of Operations, Engineering and Product Development of the Company from December 1990 to April 1992. Mr. Boots was employed by Berry Plastics, Inc. from 1984 to December 1990 as Vice President-Operations.

      JAMES M. KRATOCHVIL was promoted to Executive Vice President, Chief Financial Officer, Secretary and Treasurer of Berry in December 1997. He formerly served as Vice President, Chief Financial Officer and Secretary of Berry since 1991, and as Treasurer of Berry since May 1996. He was also promoted to Executive Vice President, Chief Financial Officer and Secretary of Holding in December 1997. He formerly served as Vice President, Chief Financial Officer and Secretary of Holding since 1991. Mr. Kratochvil was employed by Berry Plastics, Inc. from 1985 to 1991 as Controller.

      R. BRENT BEELER was promoted to Executive Vice President-Sales and Marketing in February 1996. He formerly served as Vice President, Sales and Marketing of Berry since December 1990. Mr. Beeler was employed by Berry Plastics, Inc. from October 1988 to December 1990 as Vice President, Sales and Marketing.

      RANDY HOBSON has been Vice President-Sales and Marketing of Berry since June 1998. Mr. Hobson was Marketing Manager-Containers for Berry from November 1997 to June 1998. Prior to that, he was a Regional Sales Manager from 1992 to November 1997. Mr. Hobson joined Berry Plastics, Inc. in 1988.

      RUTH RICHMOND has been Assistant Secretary of Holding and Berry since April 1998. Ms. Richmond has been Vice President-Planning and Administration of Berry since January 1995. From January 1994 to December 1994, Ms. Richmond was Vice President and Plant Manager-Henderson. Ms. Richmond was Plant Manager-Henderson from February 1993 to January 1994 and Assistant General Manager-Henderson from February 1991 to February 1993. Ms. Richmond joined the accounting department of Berry Plastics, Inc. in 1986.

      DAVID WEAVER has been Vice President and Plant Manager-Lawrence of Berry since January 1997. From January 1993 to January 1997, he was Vice President and Plant Manager-Iowa Falls. From February 1992 to January 1993, Mr. Weaver was Plant Manager-Iowa Falls and, prior to that, he was Maintenance Engineering Supervisor from July 1990 to February 1992. Mr. Weaver was a Project Engineer from January 1989 to July 1990 for Berry Plastics, Inc.

      FREDRICK A. HESEMAN was promoted to Vice President and Plant Manager-Evansville of Berry in December 1997. From October 1996 to December 1997, Mr. Heseman was Plant Manager-Evansville, and prior to that, he was Engineering Manager from December 1990 to October 1996. Mr. Heseman was employed by Berry Plastics, Inc. from June 1987 to December 1990 as
Engineering Manager.

      BRUCE J. SIMS has been Vice President-Sales and Marketing, Housewares of Berry since January 1997. Prior to the acquisition of PackerWare, Mr. Sims served as President of PackerWare from March 1996 to January 1997 and as Vice President from October 1994 to March 1996. From January 1990 to October 1994 he was Vice President of the Miner Container Corporation, a national injection molder. Mr. Sims was Executive Vice President of MKM Distribution Company from 1985 to 1990.

      GEORGE A. WILLBRANDT was promoted to Vice President-Sales and Marketing of Berry in April 1997. He formerly served as Vice President, Sales and Marketing of Berry Sterling since 1995. Prior to that he was President and co-owner of Sterling Products, which he founded in 1983.

      LAWRENCE G. GRAEV has been a Director of Berry and Holding since August 1995. Mr. Graev is the Chairman of the law firm of O'Sullivan Graev & Karabell, LLP of New York, where he has been a partner since 1974. Mr. Graev is also a Director of First Atlantic.

      JOSEPH S. LEVY has been Vice President and Assistant Secretary of Berry and Holding since April 1995. Mr. Levy has been a Director of Holding and the Company since April 1998. Mr. Levy has been a Vice President of First Atlantic Capital, Ltd. since December 1994. From 1991 to December 1994, Mr. Levy was an Associate at First Atlantic.

      DONALD J. HOFMANN, JR. has been a Director of Holding and Berry since June 1996. Mr. Hofmann has been a General Partner of Chase Capital Partners since 1992. Prior to that, he was head of MH Capital Partners Inc., the equity investment arm of Manufacturers Hanover. Mr. Hofmann is also a director of Advanced Accessory Systems, LLC, a manufacturer of towing and rack systems and related accessories for automobiles.

      MATHEW J. LORI has been a Director of Holding and Berry since October 1996. Mr. Lori has been a Principal with Chase Capital Partners since January 1998, and prior to that, Mr. Lori had been an Associate since April 1996. From September 1993 to March 1996, he was an Associate in the Merchant Banking Group of The Chase Manhattan Bank, N.A.

      DAVID M. CLARKE has been a Director of Holding and Berry since June 1996. Mr. Clarke is a Managing Director with Aetna, Inc., a private equity investment group and, prior to that, he had been a Vice President in the Investment Group of Aetna Life Insurance Company from 1988 to 1996.

      A stockholders agreement contains provisions regarding the election of directors. See "Certain Transactions--Stockholders Agreements."

BOARD COMMITTEES

      The Board of Directors of Holding has an Audit Committee and a Stock Option Committee, and the Board of Directors of Berry has an Audit Committee and a Compensation Committee. In each case, the Audit Committees oversee the activities of the independent auditors and internal controls. The Stock Option Committee administers the Holding 1996 Stock Option Plan. The Compensation Committee makes recommendations to the Board of Directors of Berry concerning salaries and incentive compensation for our officers and employees.

EXECUTIVE COMPENSATION

      The following table sets forth a summary of the compensation paid by Berry to our Chief Executive Officer and our four other most highly compensated executive officers (collectively, the "Named Executive Officers") for services rendered in all capacities to Berry during fiscal 1998, 1997 and 1996.

                          SUMMARY COMPENSATION TABLE

                                                                           LONG TERM
                                                            ANNUAL        COMPENSATION
                                                         COMPENSATION     SECURITIES
                                               FISCAL  -----------------   UNDERLYING       OTHER
NAME AND PRINCIPAL POSITION                     YEAR   SALARY    BONUS     OPTIONS(#)   COMPENSATION(1)
------------------------------                 ------  -------- --------  ------------  ---------------
Martin R. Imbler...........................     1998   $327,397 $ 46,697         --          $1,650
President and Chief Executive Officer           1997   307,396    87,623         --           1,520
                                                1996   292,078   128,993      8,472         595,848

Ira G. Boots...............................     1998   176,631    39,024         --           1,650
Executive Vice President - Operations           1997   151,691    72,868         --           1,520
                                                1996   145,735    94,205      5,214         239,335

James M. Kratochvil........................     1998   142,483    30,413         --           1,650
Executive Vice President, Chief Financial       1997   119,459    56,307         --           1,520
Officer, Treasurer and Secretary                1996   112,614    72,796      3,259         120,427

R. Brent Beeler............................     1998   145,218    32,621         --           1,650
Executive Vice President - Sales and            1997   125,973    60,554         --           1,520
Marketing                                       1996   121,108    72,796      3,259         120,427

George A. Willbrandt......................      1998   182,823    39,024         --           1,650
Vice President - Sales and  Marketing           1997   214,788        --         --          11,303
                                                1996   182,077   100,000         --         201,420

------------------------
(1) Amounts shown reflect contributions by us under our 401(k) plan and payments made under a one-time deferred bonus award plan. See "Certain Transactions -- Management." "

      The following table provides information on the number of exercisable and unexercisable management stock options held by the Named Executive Officers at January 2, 1999.

                        FISCAL YEAR-END OPTION VALUES(1)

                                                    NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED IN-THE-
                                                  OPTIONS AT FISCAL YEAR-END   MONEY OPTIONS AT FISCAL YEAR-END
NAME                                             EXERCISABLE/UNEXERCISABLE(#)    EXERCISABLE/UNEXERCISABLE(2)
--------------------------------------------     ----------------------------  --------------------------------
Martin R. Imbler............................                5,083/3,389                $355,810/237,230
Ira G. Boots................................                3,128/2,086                 218,960/146,020
James M. Kratochvil.........................                1,955/1,304                  136,850/91,280
R. Brent Beeler.............................                1,955/1,304                  136,850/91,280
George A. Willbrandt........................                    780/520                   54,600/36,400

(1) None of Holding's capital stock is currently publicly traded. The values reflect management's estimate of the fair market value of the Class B Nonvoting Common Stock of Holding at January 2, 1999.
(2) All options granted to management of Berry Plastics are exercisable for shares of Class B Nonvoting Common Stock, par value $.01 per share, of Holding.

DiRECTOR COMPENSATION

      Directors receive no cash consideration for serving on the Board of Directors of Holding or Berry, but directors are reimbursed for out-of-pocket expenses incurred in connection with their duties as directors.

EMPLOYMENT AGREEMENTS

      We have an employment agreement with Mr. Imbler that expires on June 30, 2001. Base compensation under the agreement for fiscal 1998 was $327,397. The agreement also provides for an annual performance bonus of $50,000 to $175,000 based upon Berry's attainment of certain financial targets. We may terminate Mr. Imbler's employment for "cause" or upon a "disability" (as such terms are defined in the agreement). If we terminate Mr. Imbler "without cause" (as defined in the agreement) Mr. Imbler is entitled to receive, among other things, the greater of one year's salary or 1/12 of one year's salary for each year (not to exceed 24 years in the aggregate) of employment with Berry. The agreement also contains customary noncompetition, nondisclosure and nonsolicitation provisions.

      We also have employment agreements with each of Messrs. Boots, Kratochvil, Beeler and Willbrandt each of which expires on June 30, 2001. The agreements provided for fiscal 1998 base compensation of $176,631 for Mr. Boots, $142,483 for Mr. Kratochvil, $145,218 for Mr. Beeler and $182,823 for Mr. Willbrandt. Salaries are subject in each case to annual adjustment at the discretion of the Compensation Committee of our Board of Directors. The agreements entitle each executive to participate in all other incentive compensation plans established for executive officers of Berry. We may terminate each agreement for "cause" or a "disability" (as such terms are defined in the agreements). If we terminate an executive's employment without "cause" (as defined in the agreements), the agreements require that we pay certain amounts to the terminated executive, including (1) the greater of (A) one year's salary or (B) 1/12 of one year's salary for each year (not to exceed 24 years in the aggregate) of employment with Berry (other than Mr. Willbrandt, who would receive one year's salary), and
(2) certain benefits under applicable incentive compensation plans. Each agreement also includes customary noncompetition, nondisclosure and nonsolicitation provisions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      We established the Compensation Committee comprised of Messrs. Buaron, Imbler and Hofmann, in October 1996. The annual salary and bonus paid to Messrs. Imbler, Boots, Kratochvil, Beeler and Willbrandt for fiscal 1998 were determined by the Compensation Committee in accordance with their respective employment agreements. All other compensation decisions with respect to officers of Berry are made by Mr. Imbler pursuant to policies established in consultation with the Compensation Committee.

      We are party to an Amended and Restated Management Agreement with First Atlantic Capital, Ltd. pursuant to which First Atlantic Capital provides us with financial advisory and management consulting services in exchange for an annual fee of $750,000 and reimbursement for out-of-pocket costs and expenses. In consideration of such services, we paid First Atlantic Capital fees and expenses of $835,000 for fiscal 1998, $771,200 for fiscal 1997, and $787,600 for fiscal
1996. In connection with the recapitalization of Holding in 1996, the Management Agreement was amended to provide for a fee for services rendered in connection with certain transactions equal to the lesser of (1) 1% of the total transaction value and (2) $1,250,000 for any such transaction consummated plus out-of-pocket expenses in respect of such transaction, whether or not consummated. Also in connection with the recapitalization of Holding in 1996, Holding paid a fee of $1,250,000 plus reimbursement for out-of-pocket expenses to First Atlantic Capital for advisory services, including originating, structuring and negotiating the transaction. In January 1997, First Atlantic Capital received advisory fees of about $287,500 for originating, structuring and negotiating the acquisition of PackerWare and about $28,700 for providing similar services in connection with the acquisition of Container Industries. In May 1997, First Atlantic Capital received advisory fees of about $117,900 for originating, structuring and negotiating the acquisition of Virginia Design. In August 1997, First Atlantic Capital received advisory fees of about $531,600 for providing services in the acquisition of Venture Packaging. First Atlantic Capital received advisory fees of about $140,000 in July 1998 for originating, structuring and negotiating the acquisition of Norwich. In October 1998, First Atlantic Capital received advisory fees of about $180,000 for providing services in the acquisition of Knight Plastics. Upon completion of the Cardinal acquisition, First Atlantic received advisory fees of about $695,000 for services provided with respect to the acquisition. See "Certain Transactions."

      Mr. Buaron, the Chairman and a director of Holding and Berry, is the Chairman and Chief Executive Officer of First Atlantic Capital. Mr. Graev is a director of First Atlantic Capital. As an officer and the sole stockholder of First Atlantic Capital, Mr. Buaron is entitled to receive any bonuses paid and any dividends declared by First Atlantic Capital on its capital stock, including any bonuses paid as a result of, and any dividends paid out of, the $1,250,000 fee paid by Holding to First Atlantic Capital in connection with the recapitalization of Holding or any of the fees paid with respect to the acquisitions described above. First Atlantic Capital is engaged by Atlantic Equity Partners International II to provide certain financial and management consulting services for which it receives annual fees. First Atlantic Capital and Atlantic Equity Partners International II have completely distinct ownership and equity structures. See "Certain Transactions."

      Atlantic Equity Partners, L.P., a stockholder of Holding prior to the consummation of the recapitalization of Holding in 1996, received about $67.6 million from the sale of its common stock in Holding and warrants to purchase common stock. First Atlantic is engaged by Atlantic Equity Partners to provide certain financial and management consulting services for which it receives annual fees. First Atlantic and Atlantic Equity Partners have completely distinct ownership and equity structures. Atlantic Equity Associates, L.P., a Delaware limited partnership, is the sole general partner of Atlantic Equity Partners. Mr. Buaron is the sole shareholder of Buaron Capital Corporation. Buaron Capital is the managing and sole general partner of Atlantic Equity Associates. By virtue of their direct and indirect ownership interests in Atlantic Equity Partners, Mr. Levy is entitled to receive $178,000 and Buaron Capital is entitled to receive $4,672,000 from the proceeds from the sale of equity interests in Holding. See "Certain Transactions."

      In connection with the recapitalization of Holding in 1996, Mr. Imbler, a director of Berry and Holding, received about $5.9 million, Douglas E. Bell, a former director of Berry, received about $2.5 million, Mr. Boots, a director of Berry, received about $2.4 million, and Messrs. Beeler and Kratochvil, officers of Berry, each received about $1.3 million from their sale of certain equity interests in Holding. In connection with the offering in April 1994 of the 1994 Notes (the "1994 Transaction"), we paid a $50.0 million dividend on our common stock to Holding, and Holding distributed that amount to its holders of equity interests. In connection therewith, Holding agreed to pay cash bonuses, upon the occurrence of certain events, to the members of management who held options under Holding's 1991 Stock Option Plan in amounts equal to the amounts they would have been entitled to had the shares of common stock underlying their unvested options been outstanding at the time of the declaration of the $50.0 million dividend by Holding. As a result of the recapitalization of Holding, such bonuses were paid to Messrs. Imbler, Bell, and Boots. Mr. Imbler received a bonus in the amount of $594,000. Messrs. Bell and Boots each received bonuses of $238,000.
See "Certain Transactions."

      In connection with the recapitalization of Holding in 1996, Chase Securities Inc., an affiliate of Chase Venture Capital Associates and Messrs. Hofmann and Lori, received a fee of $500,000 for arranging the sale of $15.0 million of Holding's Common Stock to Atlantic Equity Partners International II, Chase Venture Capital Associates and certain other equity investors (collectively, the "Common Stock Purchasers") and the sale of $15.0 million of Holding's Preferred Stock to Chase Venture Capital Associates. Chase Manhattan Investment Holdings, Inc., an affiliate of Chase Securities and Messrs. Hofmann and Lori, received about $13.6 million from the sale of equity interests of Holding in the 1996 Transaction.

STOCK OPTION PLAN

      Employees, directors and certain independent consultants of Berry and its subsidiaries are entitled to participate in the Holding 1996 Stock Option Plan. This Stock Option Plan provides for the grant of both "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and stock options that are non-qualified under the Code. The total number of shares of Class B Nonvoting Common Stock of Holding for which options may be granted pursuant to the Stock Option Plan is 51,620. The Stock Option Plan will terminate on October 3, 2003 or such earlier date on which the Board of Directors of Holding, in its sole discretion, determines. The Stock Option Committee of the Board of Directors of Holding administers all aspects of the Stock Option Plan. The Stock Option Committee selects which of Berry' directors, employees and independent consultants will receive options, the time when options are granted, whether the options are incentive stock options or non-qualified stock options, the manner and timing for vesting of such options, the terms of such options, the exercise date of any options and the number of shares subject to such options. Directors who are also employees are eligible to receive options under the Stock Option Plan.

      The exercise price of incentive stock options granted by Holding under the Stock Option Plan may not be less than 100% of the fair market value of the Class B Nonvoting Common Stock at the time of grant and the term of any option may not exceed seven years. With respect to any employee who owns stock representing more than 10% of the voting power of the outstanding capital stock of Holding, the exercise price of any incentive stock option may not be less than 110% of the fair market value of such shares at the time of grant and the term of such option may not exceed five years. The exercise price of a non-qualified stock option is determined by the Stock Option Committee on the date the option is granted. However, the exercise price of a non-qualified stock option may not be less than 100% of the fair market value of Class B Nonvoting Common Stock if the option is granted at any time after the initial public offering of such stock.

      Options granted under the Stock Option Plan are nontransferable except by will and the laws of descent and distribution. Options granted under the Stock Option Plan typically expire after seven years and vest over a five-year period based on timing as well as achieving financial performance targets.

      Under the Stock Option Plan, as of July 3, 1999, there were outstanding options to purchase an aggregate of 50,354 shares of Class B Nonvoting Common Stock to 67 employees of Berry, at an exercise price between $100 and $122 per share. Of that amount, options to purchase an aggregate of 21,504 shares have been issued to the Named Executive Officers in October 1996, at an exercise price of $100 per share, including 8,472 to Mr. Imbler, 5,214 to each of Messrs. Bell and Boots, 3,259 to each of Messrs. Beeler and Kratochvil, and 1,300 to Mr. Willbrandt.

                            PRINCIPAL STOCKHOLDERS

      All of our outstanding capital stock is owned by Holding. The following table sets forth certain information regarding the ownership of the capital stock of Holding with respect to the following:

      o each person known by Holding to own beneficially more than 5% of the outstanding shares of any class of its voting capital stock;

      o   each of Holding's directors;

      o   the Named Executive Officers; and

      o   all directors and officers as a group.

Except as otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned. Unless otherwise indicated, the address for each stockholder is c/o Berry Plastics Corporation, 101 Oakley Street, Evansville, Indiana 47710.

                                                                                                                         PERCENTAGE
                                                                                                                           OF ALL
                                                                                             SHARES OF                   CLASSES OF
                                        SHARES OF             PERCENTAGE OF                  NONVOTING                     COMMON
                                          VOTING                 VOTING                   COMMON STOCK(1)                   STOCK
NAME AND ADDRESS OF                  COMMON STOCK(1)             COMMON          -----------------------------------       (FULLY-
BENEFICIAL OWNER                   CLASS A     CLASS B            STOCK          CLASS A     CLASS B         CLASS C       DILUTED)
------------------------------     -------     -------        -------------      -------     -------         -------     ----------
Atlantic Equity Partners
   International II, L.P.(2) .        --       128,142                 54.4%        --         3,385          11,470           22.3%
Chase Venture Capital
   Associates, L.P.(3) .......      52,000       5,623(4)              23.9      148,000      17,837            --             34.8
BPC Equity, LLC(5) ...........      31,200        --                   13.2       88,800        --              --             18.7
Roberto Buaron(6) ............        --       128,142                 54.4         --         3,385          11,470           22.3
Martin R. Imbler .............        --         3,629                  1.5         --        15,390(7)          664            3.1
Joseph S. Levy(8) ............        --            42                    *         --           118              14              *
Lawrence G. Graev(9) .........        --          --                   --           --          --              --             --
Donald J. Hofmann, Jr..(10) ..      52,000       5,623(4)              23.9      148,000      17,837            --             34.8
Mathew J. Lori(11) ...........      52,000       5,623(4)              23.8      148,000      17,837            --             34.8
David M. Clarke(12) ..........      31,200        --                   13.2       88,800        --              --             18.7
Ira G. Boots .................        --         1,718                    *         --         5,446(13)        --              1.1
James M. Kratochvil ..........        --         1,196                    *         --         5,359(14)         391            1.1
R. Brent Beeler ..............        --         1,196                    *         --         5,359(15)         391            1.1
George A. Willbrandt .........        --           520                    *         --         2,260(16)         170              *
All officers and directors
    as a group. (16 persons) .      83,200     143,644                 96.3      236,800      63,330          13,616           84.1
                                   -------     -------        -------------      -------     -------         -------     ----------

----------------------------

*     Less than one percent.
(1) Included in the amounts of common stock presented in this chart are warrants to purchase shares of common stock of Holding. The authorized capital stock of Holding consists of 3,500,000 shares of capital stock, including 2,500,000 shares of common stock, $.01 par value, and 1,000,000 shares of Preferred Stock, $.01 par value. Of the 2,500,000 shares of common stock of Holding, 500,000 shares are designated
      Class A Voting Common Stock, 500,000 shares are designated Class A Nonvoting Common Stock, 500,000 shares are designated Class B Voting Common Stock, 500,000 shares are designated Class B Nonvoting Common Stock, and 500,000 shares are designated Class C Nonvoting Common
      Stock. Of the 1,000,000 shares of preferred stock of Holding, 800,000 shares are designated Series A Senior Cumulative Exchangeable Preferred Stock, and 200,000 shares are designated Series B Cumulative Preferred Stock.
(2)   Address is P. O. Box 847, One Capital Place, Fourth Floor, Grand
      Cayman, Cayman Islands, British West Indies. Atlantic Equity Associates International II, L.P., a Delaware limited partnership, is the sole general partner of Atlantic Equity Partners International II and as such exercises voting and/or investment power over shares of capital stock owned by Atlantic Equity Partners International II, including the shares of common stock of Holding held by Atlantic Equity Partners International II. Mr. Buaron is the sole shareholder of Buaron
      Holdings Ltd. Buaron Holdings is the
      sole general partner of Atlantic Equity Associates International II. As the general partner of Atlantic Equity Associates International II, Buaron Holdings may be deemed to beneficially own the shares of common stock of Holding held by Atlantic Equity Partners International II. Buaron Holdings disclaims any beneficial ownership of any shares of capital stock owned by Atlantic Equity Partners International II, including the shares of common stock of Holding held by Atlantic Equity Partners International II. Through his affiliation with Buaron Holdings and Atlantic Equity Associates International II, Mr. Buaron controls the sole general partner of Atlantic Equity Partners International II and therefore has the authority to control voting and/or investment power over, and may be deemed to beneficially own, the shares of common stock of Holding owned by Atlantic Equity Partners International II. Mr. Buaron disclaims any beneficial ownership of any of these shares.
(3)   Address is 380 Madison Avenue, 12th Floor, New York, New York 10017.
(4) Represents warrants to purchase such shares of common stock held by Chase Venture Capital Associates that are currently exercisable.
(5)   Address is c/o Aetna Life Insurance Company, Private Equity Group,
      IG6U, 151 Farmington Avenue, Hartford, Connecticut 06156. Aetna Life Insurance Company exercises voting and/or investment power over shares of capital stock owned by BPC Equity, LLC, including shares of common stock of Holding held by BPC Equity.
(6) Address is c/o First Atlantic Capital, Ltd., 135 East 57th Street, New York, New York 10022. Represents shares of common stock of Holding owned by Atlantic Equity Partners International II. Mr. Buaron is the sole shareholder of Buaron Holdings. Buaron Holdings is the sole general partner of Atlantic Equity Associates International II.
      Atlantic Equity Associates International II is the sole general partner of Atlantic Equity Partners International II and as such, exercises voting and/or investment power over shares of capital stock owned by Atlantic Equity Partners International II, including the shares of common stock of Holding held by Atlantic Equity Partners International
      II. Mr. Buaron, as the sole shareholder and Chief Executive Officer of Buaron Holdings, controls the sole general partner of Atlantic Equity Partners International II and therefore has voting and/or investment power over, and may be deemed to beneficially own, the shares of common stock of Holding held by Atlantic Equity Partners International II.
      Mr. Buaron disclaims any beneficial ownership of the such shares.
(7) Includes 5,083 options granted to Mr. Imbler, which are presently exercisable.
(8) Address is c/o First Atlantic Capital, Ltd., 135 East 57th Street, New York, New York 10022.
(9)   Address is c/o O'Sullivan Graev & Karabell, LLP, 30 Rockefeller Plaza,
      New York, New York 10112.
(10)  Address is c/o Chase Capital Partners, 380 Madison Avenue, 12th Floor,
      New York, New York 10017. Represents shares owned by Chase Venture
      Capital Associates. Mr. Hofmann is a General Partner of Chase Capital Partners, which is the private equity investment arm of Chase Manhattan Corporation, which is an affiliate of Chase Venture Capital Associates. Mr. Hofmann disclaims any beneficial ownership of the shares of common stock of Holding held by Chase Venture Capital Associates.
(11)  Address is c/o Chase Capital Partners, 380 Madison Avenue, 12th Floor,
      New York, New York 10017. Represents shares owned by Chase Venture
      Capital Associates. Mr. Lori is a Principal of Chase Capital Partners, which is the private equity investment arm of Chase Manhattan
      Corporation, which is an affiliate of Chase Venture Capital Associates. Mr. Lori disclaims any beneficial ownership of the shares of common stock of Holding held by Chase Venture Capital Associates.
(12) Address is c/o Aetna Life Insurance Company, Private Equity Group, IG6U, 151 Farmington Avenue, Hartford, Connecticut 06156. Represents shares owned by BPC Equity. Mr. Clarke is a Managing Director of Aetna, Inc., an affiliate of Aetna Life Insurance Company, which is a member of BPC Equity. Mr. Clarke disclaims any beneficial ownership of the shares of common stock of Holding held by BPC Equity.
(13) Includes 3,128 options granted to Mr. Boots, which are currently exercisable.
(14) Includes 1,955 options granted to Mr. Kratochvil, which are currently exercisable.
(15) Includes 1,955 options granted to Mr. Beeler, which are currently exercisable.
(16) Includes 780 options granted to Mr. Willbrandt, which are currently exercisable.

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
                              CERTAIN TRANSACTIONS

FIRST ATLANTIC

      Pursuant to the Management Agreement between us and First Atlantic Capital, First Atlantic Capital provides us with financial advisory and management consulting services in exchange for an annual fee of $750,000 and reimbursement for out-of-pocket costs and expenses. We paid First Atlantic fees and expenses of about $835,000 for fiscal 1998, $771,200 for fiscal 1997 and $787,600 for fiscal 1996 for these services. The management agreement also provides for a fee for services rendered in connection with certain transactions equal to the lesser of 1% of the total transaction value and $1,250,000 for any such transaction consummated plus out-of-pocket expenses, whether or not consummated. In connection with the recapitalization of Holding in 1996, Holding paid a fee of about $1,250,000 plus reimbursement for out-of-pocket expenses to First Atlantic Capital for advisory services. These services included originating, structuring and negotiating the recapitalization of Holding. First Atlantic Capital received advisory fees of about $287,500 for originating, structuring and negotiating the acquisition of PackerWare and about $28,700 for providing similar services in connection with the acquisition of Container Industries. In May 1997, First Atlantic Capital received advisory fees of about $117,900 for originating, structuring and negotiating the acquisition of Virginia Design. In August 1997, First Atlantic Capital received advisory fees of about $531,600 for providing services with respect to the acquisition of Venture. First Atlantic Capital received advisory fees of about $140,000 in July 1998 for originating, structuring and negotiating the acquisition of Norwich, and in October 1998 First Atlantic Capital received advisory fees of about $180,000 for providing services with respect to the acquisition of Knight. First Atlantic received advisory fees of about $695,000 for services provided with respect to the Cardinal acquisition.

      Mr. Buaron, the Chairman and a director of Holding and Berry, is the Chairman and Chief Executive Officer of First Atlantic Capital. As an officer and the sole stockholder of First Atlantic Capital, Mr. Buaron is entitled to receive any bonuses paid and any dividends declared by First Atlantic Capital on its capital stock, including any bonuses paid as a result of, and any dividends paid out of, the $1,250,000 fee paid by Holding to First Atlantic Capital in connection with the recapitalization of Holding in 1996 or any of the fees paid with respect to the acquisitions described above. Mr. Graev is also a director of First Atlantic Capital, and Mr. Levy is an officer of First Atlantic Capital. First Atlantic Capital is engaged by Atlantic Equity Partners International II to provide certain financial and management consulting services for which it receives annual fees. First Atlantic Capital and Atlantic Equity Partners International II have completely distinct ownership and equity structures.

      Atlantic Equity Partners, L.P., a stockholder of Holding prior to the consummation of the recapitalization of Holding in 1996, received about $67.6 million from the sale of its common stock in Holding and warrants to purchase common stock. First Atlantic is engaged by Atlantic Equity Partners to provide certain financial and management consulting services for which it receives annual fees. First Atlantic and Atlantic Equity Partners have completely distinct ownership and equity structures. Atlantic Equity Associates, L.P., is the sole general partner of Atlantic Equity Partners. Mr. Buaron is the sole shareholder of Buaron Capital, and Buaron Capital is the managing and sole general partner of Atlantic Equity Associates. By virtue of their direct and indirect ownership interests in Atlantic Equity Partners, Mr. Levy is entitled to receive $178,000 and Buaron Capital is entitled to receive $4,672,000 from the proceeds from the sale of equity interests in Holding.

THE 1996 TRANSACTION

      On June 18, 1996, our parent, Holding, consummated the transaction described below. BPC Mergerco, Inc. was organized by Atlantic Equity Partners International II, Chase Venture Capital Associates, L.P., and other institutional investors to acquire a majority of the outstanding capital stock of Holding. Pursuant to a Stock Purchase and Recapitalization Agreement dated as of June 12, 1996, certain of the Common Stock Purchasers purchased shares of common stock of BPC Mergerco. In addition, pursuant to a Preferred Stock and Warrant Purchase Agreement dated as of June 12, 1996, Chase Venture Capital Associates and the Northwestern Mutual Life Insurance Company (the "Preferred Stock Purchasers") purchased shares of preferred stock of BPC Mergerco and warrants (the "1996 Warrants") to purchase shares of common stock of BPC Mergerco. Immediately after the purchase of the common stock, the preferred stock and the 1996 Warrants of BPC Mergerco, BPC Mergerco merged with and into Holding, with Holding being the surviving corporation. Upon the consummation of this merger, (1) each share of Class A Common Stock, $.00005 par value, and Class B Common Stock, $.00005 par value, of Holding and certain previously held warrants exercisable for such Class A and Class B Common Stock were converted into the right to receive cash equal to the purchase price per share for the common stock into which such warrants were exercisable less the amount of the nominal exercise price therefor, (2) all other classes of common stock of Holding, a majority of which was held by members of management, were converted into shares of common stock of the surviving corporation (constituting about 19% of the post-merger common stock of the surviving corporation) and (3) each share of common stock, each share of preferred stock and each 1996 Warrant to purchase one share of common stock of Mergerco were converted into one share of common stock, one share of preferred stock and one warrant to purchase one share of common stock of the surviving corporation, respectively. In addition, upon the consummation of the merger, the holders of the warrants (the "1994 Warrants") to purchase capital stock of Holding that were issued in connection with the offering of the 1994 Notes became entitled to receive cash equal to the purchase price per share for the common stock into which such warrants were exercisable less the amount of the exercise price therefor.

      The aggregate consideration paid to the sellers of the equity interests in Holding, including the holders of the 1994 Warrants, was about $119.6 million in cash. The shares of Class A Common Stock and Class B Common Stock that were cashed out in the Merger were valued based on arms' length negotiations with the new investors. In order to finance the recapitalization of Holding, including the payment of related fees and expenses: (1) Holding issued the 1996 Notes for net proceeds of about $100.2 million (or $64.6 million after deducting the amount of such net proceeds used to purchase marketable securities available for payment of interest on the 1996 Notes); (2) the Common Stock Purchasers, the Preferred Stock Purchasers and certain members of management made equity and rollover investments in the aggregate amount of $70.0 million (which amount included rollover investments of about $7.1 million by certain members of management and $3.0 million by an existing institutional shareholder); and (3) Holding received an aggregate of about $0.9 million in connection with the exercise of management stock options to purchase common stock of Holding.

      In connection with the recapitalization of Holding, Atlantic Equity Partners International II, Chase Venture Capital Associates, certain other institutional investors and certain members of management entered into a Stockholders Agreement pursuant to which certain stockholders, among other things, (1) were granted certain registration rights and (2) under certain circumstances, have the right to force a sale of Holding.

MANAGEMENT

      In connection with the recapitalization of Holding in 1996, Mr. Imbler received about $5.9 million, Mr. Bell received about $2.5 million, Mr. Boots received about $2.4 million, and Messrs. Kratochvil and Beeler each received about $1.3 million from their sale of certain equity interests in Holding. In connection with the 1994 Transaction, we paid a $50.0 million dividend on our common stock to Holding, and Holding distributed that amount to its holders of equity interests. In connection therewith, Holding agreed to pay cash bonuses, upon the occurrence of certain events, to the members of management who held options under Holding's 1991 Stock Option Plan in amounts equal to the amounts they would have been entitled to had the shares of common stock underlying their unvested options been outstanding at the time of the declaration of the $50.0 million dividend by Holding. As a result of the recapitalization of Holding in 1996, bonuses were paid to Mr. Imbler in the amount of about $594,000, to Mr. Bell in the amount of about $238,000, to Mr. Boots in the amount of about $238,000, to Mr. Kratochvil in the amount of about $119,000 and to Mr. Beeler in the amount of about $119,000.

STOCKHOLDERS AGREEMENTS

      In connection with the recapitalization of Holding, Holding entered into a Stockholders Agreement dated as of June 18, 1996 (the "Stockholders Agreement") with the Common Stock Purchasers, certain Management Stockholders (as defined herein) and, for limited purposes thereunder, the Preferred Stock Purchasers. The Stockholders Agreement grants the Common Stock Purchasers rights and obligations, including the following: (1) until the occurrence of events specified in the New Stockholders Agreement, to designate the members of a seven person Board of Directors as follows: (A) one director will be Roberto Buaron or his designee; (B) Atlantic Equity Partners International II will have the right to designate three directors (who are currently Messrs. Graev, Imbler and Levy);
(C) Chase Venture Capital Associates will have the right to designate two directors (who are currently Messrs. Hofmann and Lori); and (D) the institutional holders (excluding Atlantic Equity Partners International II and Chase Venture Capital Associates) will have the right to designate one director (who is currently Mr. Clarke); (2) in the case of certain Common Stock Purchasers, to subscribe for a proportional share of future equity issuances by Holding; (3) under certain circumstances and in the case of Atlantic Equity Partners International II or Chase Venture Capital Associates, to cause the initial public offering of equity securities of Holding or a sale of Holding subsequent to the fifth anniversary of the closing of the recapitalization of Holding and (4) under certain circumstances and in the case of a majority in interest of the institutional holders, to cause the initial public offering of equity securities of Holding or a sale of Holding subsequent to the sixth anniversary of the closing of the recapitalization of Holding. Provisions under the Stockholders Agreement also (1) prohibits Holding from taking certain actions without the consent of holders of a majority of voting stock held by Chase Venture Capital Associates and the institutional holders other than Atlantic Equity Partners International II (or, following the occurrence of certain events, the consent of Atlantic Equity Partners International II), including certain transactions between Holding and any subsidiary, on the one hand, and First Atlantic Capital or any of its affiliates, on the other hand; (2) obligates Holding to provide certain Common Stock Purchasers with financial and other information regarding Holding and to provide access and inspection rights to all Common Stock Purchasers; and (3) restricts transfers of equity by the Common Stock Purchasers, subject to certain exceptions (including transfers of up to 10% of the equity (including warrants to purchase equity) held by each Common Stock Purchaser on the date of the Stockholders Agreement). Pursuant to the Stockholders Agreement, under certain circumstances the Preferred Stock Purchasers (and their transferees) have tag-along rights with respect to the 1996 Warrants and the common stock of Holding issuable upon exercise of the 1996 Warrants. Under specified circumstances and subject to certain exceptions, the Preferred Stock Purchasers (and their transferees) are entitled to include a pro rata share of their preferred stock in a transaction (or series of related transactions) involving the transfer by Atlantic Equity Partners International II, Chase Venture Capital Associates and the specified institutional holders of more than 50% of the aggregate amount of securities held by them immediately following the closing of the 1996 Transaction.

      The Stockholders Agreement grants specified registration rights to the Common Stock Purchasers. Atlantic Equity Partners International II and Chase Venture Capital Associates each have the right, on three occasions, to demand registration, at Holding's expense, of their shares of common stock of Holding. Under certain circumstances, a majority in interest of the institutional holders (excluding Atlantic Equity Partners International II and Chase Venture Capital Associates) have the right, on one occasion, to demand registration, at Holding's expense, of their shares of common stock of Holding. The Stockholders Agreement provides that if Holding proposes to register any of its securities, either for its own account or for the account of other stockholders, Holding will be required to notify all Common Stock Purchasers and to include in such registration the shares of common stock of Holding requested to be included by them. All shares of common stock of Holding owned by the Common Stock Purchasers requested to be included in a registration will be subject to cutbacks under specified circumstances in connection with an underwritten public offering.

      The provisions of the Stockholders Agreement regarding voting rights, negative covenants, information/inspection rights, the right to force a sale of Holding, preemptive rights and transfer restrictions generally will expire on the earlier to occur of:

                  o the fifth anniversary of the closing of the recapitalization of Holding in 1996, if an underwritten public offering of equity securities of Holding resulting in gross proceeds of at least $20.0 million occurs prior to such fifth anniversary;

                  o the occurrence of such underwritten public offering that occurs subsequent to such fifth anniversary of the closing of the recapitalization of Holding in 1996;

                  o   the  twentieth   anniversary   of  the  closing  of  the
                      recapitalization of Holding in 1996; and

                  o   a sale of Holding.

      In addition, the Stockholders Agreement provides that certain rights of a Common Stock Purchaser (to the extent such rights apply to such Common Stock Purchaser) to designate members of the Board of Directors of Holding and/or to approve certain actions by Holding will terminate under specific circumstances.

      Holding  is  also  party  to  the  Amended  and  Restated   Stockholders
Agreement dated June 18, 1996 (the "Management Stockholders Agreement"), with Atlantic Equity Partners International II and all management shareholders including, among others, Messrs. Imbler, Boots, Kratochvil, Beeler, and Willbrandt (collectively, the "Management Stockholders"). The Management Stockholders Agreement contains provisions that:

                  o   limit transfers of equity by the Management Stockholders;

                  o require the Management Stockholders to sell their shares as designated by Holding or Atlantic Equity Partners II upon the consummation of certain transactions;

                  o grant the Management Stockholders certain rights of co-sale in connection with sales by Atlantic Equity Partners International II;

                  o grant Holding rights to repurchase capital stock from the Management Stockholders upon the occurrence of certain events; and

                  o require the Management Stockholders to offer shares to Holding prior to any permitted transfer.

CHASE SECURITIES INC.

      In connection with the recapitalization of Holding in 1996, Chase Securities, an affiliate of Chase Venture Capital Associates and Messrs. Hofmann and Lori, who are members of the Board of Directors of Holding and Berry, received a fee of $500,000 for arranging the sale of $15.0 million of Holding's Common Stock to certain of the Common Stock Purchasers and the sale of $15.0 million of Holding Preferred Stock to Chase Venture Capital Associates. Chase Manhattan Investment Holdings, Inc., an affiliate of Chase Securities and Messrs. Hofmann and Lori, received about $13.6 million from the sale of equity interests of Holding in the recapitalization of Holding.

LEGAL SERVICES

      Mr. Graev is the Chairman of the law firm of O'Sullivan Graev & Karabell, LLP, New York, New York. O'Sullivan Graev & Karabell, LLP provides legal services to us and to Holding in connection with certain matters, principally relating to transactional, securities law, general corporate and litigation matters.

TRANSACTIONS WITH AFFILIATES

      The indentures governing the 1994 Notes, the 1996 Notes, the 1999 Notes, the Notes, the Stockholders Agreement, and our credit facility restrict our and our affiliates' ability to enter into transactions with affiliates, including officers, directors and principal stockholders.

                     DESCRIPTION OF CERTAIN INDEBTEDNESS

HOLDING 1996 NOTES

      On June 18, 1996, Holding, as part of a recapitalization, issued 12.50% Senior Secured Notes due 2006 (the "1996 Offering") for net proceeds, after expenses, of approximately $100.2 million (or $64.6 million after deducting the amount of such net proceeds used to purchase marketable securities available for payment of interest on the notes). These notes were exchanged in October 1996 for the 12.50% Series B Senior Secured Notes due 2006. Interest on the 1996 Notes is payable semi-annually on June 15 and December 15 of each year. In addition, from December 15, 1999 until June 15, 2001, Holding may, at its option, pay interest, at an increased rate of 0.75% per annum, in additional 1996 Notes valued at 100% of the principal amount thereof.

      In connection with the 1996 Notes, $35.6 million was placed in escrow, which has been invested in U.S. government securities, to pay three years' interest on the notes. Pending disbursement, the trustee under the 1996 Indenture will have a first priority lien on the escrow account for the benefit of the holders of the 1996 Notes. Funds may be disbursed from the escrow account only to pay interest on the 1996 Notes and, upon certain repurchases or redemptions of the 1996 Notes, to pay principal of and premium, if any, thereon. The balance in the escrow account as of December 27, 1997 was $18.9 million.

      The 1996 Notes rank senior in right of payment to all existing and future subordinated indebtedness of Holding, including Holding's subordinated guarantee of the 1994 Notes and the Notes and PARI PASSU in right of payment with all Senior Indebtedness of Holding. The 1996 Notes are effectively subordinated to all existing and future Senior Indebtedness of Berry, including borrowings under the Credit Facility, the Nevada Bonds and the South Carolina Bonds.

BERRY 1994 NOTES

      On April 21, 1994, Berry completed an offering of 100,000 units consisting of $100.0 million aggregate principal amount of 12.25% Berry Plastics Corporation Senior Subordinated Notes due 2004 and 100,000 warrants to purchase
1.13237 shares of Class A Common Stock, $.00005 par value, of Holding. The 1994 Notes mature on April 15, 2004 and interest is payable semi-annually on October 15 and April 15 of each year and commenced on October 15, 1994. The 1994 Notes are unconditionally guaranteed on a senior subordinated basis by the Guarantors. The net proceeds to Berry from the sale of the 1994 Notes, after expenses, were $93.0 million.

      Berry is not required to make mandatory redemption or sinking fund payments with respect to the 1994 Notes. Subsequent to April 15, 1999, the 1994 Notes may be redeemed at the option of Berry, in whole or in part, at redemption prices ranging from 106.125% in 1999 to 100% in 2002 and thereafter. Upon a change in control, as defined in the 1994 Indenture, each holder of 1994 Notes will have the right to require Berry to repurchase all or any part of such holder's notes at a repurchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued interest.

      The 1994 Notes rank PARI PASSU with the 1999 Notes and the Notes and PARI PASSU with or senior in right of payment to all existing and future subordinated indebtedness of Berry. The 1994 Notes rank junior in right of payment to all existing and future Senior Indebtedness of Berry, including borrowings under the Credit Facility, and the Nevada Bonds.

      The 1994 Indenture contains certain covenants which, among other things, limit Berry and its subsidiaries' ability to incur debt, merge or consolidate, sell, lease or transfer assets, make dividend payments and engage in transactions with affiliates.

BERRY 1999 NOTES

      On July 6, 1999, Berry completed an offering of $75.0 million aggregate principal amount of 11% Berry Plastics Corporation Senior Subordinated Notes due 2007. The 1999 Notes mature on July 15, 2007 and interest is payable semi-annually on January 15 and July 15 of each year, commencing on January 15, 2000. The 1999 Notes are unconditionally guaranteed on a senior subordinated basis by the Guarantors. Berry is not required to make mandatory redemption or sinking fund payments with respect to the 1999 Notes. Subsequent to July 15, 2003, the 1999 Notes may be redeemed at the option of Berry, in whole or in part, at redemption prices ranging from 105.5% in 2003 to 100% in 2006 and thereafter. Upon a change in control, as defined in the 1999 Indenture, each holder of 1999 Notes will have the right to require Berry to repurchase all or any part of such holder's notes at a repurchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued interest. The 1999 Notes rank PARI PASSU with the 1994 Notes and the Notes and PARI PASSU with or senior in right of payment to all existing and future subordinated indebtedness of Berry. The 1999 Notes rank junior in right of payment to all existing and future Senior Indebtedness of Berry, including borrowings under the Credit Facility, and the Nevada Bonds.

      The 1999 Indenture contains certain covenants which, among other things, limit Berry and its subsidiaries' ability to incur debt, merge or consolidate, sell, loose or transfer assets, make dividend payments and engage in transaction with affiliates.

THE CREDIT FACILITY

      We are party to a financing and security agreement (the "Security Agreement") providing for up to $142.9 million of borrowings (the "Credit Facility") including:

            o a $70.0 million revolving line of credit, subject to a borrowing base formula. At July 3, 1999, on a pro forma basis giving effect to the acquisition of Cardinal and a $20.0 million concurrent increase, we had unused borrowing capacity under our Credit Facility's revolving line of credit of about $35.8 million;

            o a (pound)1.5 million revolving line of credit, subject to a borrowing base;

            o     a $58.6 million term loan facility;

            o     a (pound)3.8 million term loan facility; and

            o a $5.6 million standby letter of credit facility to support our and our subsidiaries' obligations under the Nevada Bonds.

      The debt under our Credit Facility is guaranteed by Holding and substantially all of our subsidiaries.

      The Credit Facility matures on January 21, 2002 unless previously terminated by us or by the lenders upon an Event of Default as defined in the Credit Facility. The term loan facilities require periodic principal payments, varying in amount through the maturity of the facility. Such periodic payments will aggregate about $19.0 million for fiscal 1999 and about $19.9 million for fiscal 2000. Interest on borrowings under the Credit Facility is based on either:

            o the lender's base rate (which is the higher of the lender's prime rate and the federal funds rate plus 0.50%) plus an applicable margin of 0.50%; or

            o     LIBOR  (adjusted for reserves) plus an applicable  margin of
                  2.0%, at our option. Following receipt of the quarterly financial statements, the agent under our credit facility has the option to change the applicable interest rate margin on loans (other than under the UK Revolver and UK
                  Term Loan) once per quarter to a specified margin determined by the ratio of funded debt to EBITDA of Berry and our subsidiaries. Notwithstanding the foregoing, interest on borrowings under the UK Revolver and the UK Term Loan is based on LIBOR (adjusted for reserves) plus 2.50%.

      The Credit Facility contains various covenants which include, among other things:

            o maintenance of certain financial ratios and compliance with certain financial tests and limitations;

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
            o     limitations on the issuance of additional debt; and

            o     limitations on capital expenditures.

NEVADA INDUSTRIAL REVENUE BONDS

      We are party to a Financing Agreement with the City of Henderson, Nevada Public Improvement Trust (the "Nevada Issuer"), pursuant to which we have agreed to pay to the Nevada Issuer amounts sufficient to pay principal, interest and any premium on the Nevada Industrial Revenue Bonds (the "Nevada Bonds").

      The Nevada Bonds bear interest at a variable rate (3.0% at January 2, 1999 and 4.6% at December 27, 1997), require annual principal payments of $0.5 million on each April 1 until maturity, are collateralized by irrevocable letters of credit issued by NationsBank under our Credit Facility and mature in April 2007.

                             DESCRIPTION OF NOTES

GENERAL

      You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the word "Company" refers only to Berry Plastics Corporation and not to any of its subsidiaries as the word "Holding" refers to BPC Holding Corporation and not to any of its subsidiaries.

      The Old Notes were, and the New Notes will be, issued pursuant to an Indenture (the "Indenture") between the Company and United States Trust Company of New York, as trustee (the "Trustee"), and the Old Notes were, and the New Notes will be, guaranteed, on a senior subordinated basis, by the Guarantors. The terms of the New Notes are identical in all material respects to the Old Notes, except that the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not contain certain provisions providing for an increase in the interest rate on the Old Notes under certain circumstances relating to the Registration Rights Agreement, which provisions will terminate upon the consummation of the Exchange Offer.

      The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the Trust Indenture Act for a complete statement thereof. The following summary of certain provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. A copy of the Indenture is available as set forth under "Available Information." The definitions of certain terms used in the following summary are set forth below under "-- Certain Definitions."

      The Notes rank PARI PASSU with the 1994 Notes and the 1999 Notes and PARI PASSU with or senior in right of payment to all existing and future subordinated Indebtedness of the Company. The Notes rank junior in right of payment to all existing and future Senior Indebtedness of the Company, including borrowings under the Credit Facility and the Nevada Bonds. Each Guarantor's Note Guarantee ranks PARI PASSU with or senior in right of payment to all existing and future subordinated Indebtedness of such Guarantor and ranks junior in right of payment to all existing and future Senior Indebtedness of such Guarantor, including such Guarantor's Guarantee of borrowings under the Credit Facility and the Nevada Bonds.

      The terms of the Notes are identical in all material respects to the terms of the 1994 Notes and the 1999 Notes, except that the 1994 Notes have a priority upon the payment of proceeds pursuant to an Asset Sale. Since the Notes will be issued pursuant to a separate indenture from the 1994 Notes, holders of the Notes will vote as a separate class from holders of the 1994 Notes and the 1999 Notes.

PRINCIPAL, MATURITY AND INTEREST

      The Notes are unsecured obligations of the Company, limited in aggregate principal amount to $100.0 million, of which $25.0 million was issued in the Offering, and will mature on April 15, 2004. Interest on the Notes accrues at the rate of 12 1/4% per annum and will be payable semi-annually in arrears on October 15 and April 15, commencing on October 15, 1998, to Holders of record on the immediately preceding October 1 and April 1. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Additional Notes ("Additional Notes") may be issued from time to time after the Offering, subject to the provisions of the Indenture described below under the caption "--Certain Covenants -- Incurrence of Indebtedness and Issuance of Disqualified Stock." The Notes and any Additional Notes subsequently issued will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. Principal and interest and Liquidated Damages, if any, on the Notes is payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes will be issued in denominations of $1,000 and integral multiples thereof.

OPTIONAL REDEMPTION

      The Notes are not redeemable at the Company's option prior to April 15, 1999. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

         YEAR                                       PERCENTAGE
         ----                                       ----------
         1999...................................    106.125%
         2000...................................    104.083%
         2001...................................    102.042%
         2002 and thereafter....................    100.000%

MANDATORY REDEMPTION

      The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASE AT THE OPTION OF HOLDERS

      CHANGE OF CONTROL

      Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase (the "Change of Control Payment"). Within 10 days following any Change of Control, the Company will mail a notice to each Holder stating: (1) that the Change of Control Offer is being made pursuant to the covenant entitled "Change of Control" and that all Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Note not tendered will continue to accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased; and (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

      The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes in connection with a Change of Control.

      On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent will promptly mail to each Holder of Notes so accepted the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. Prior to making the Change of Control Payment, but in any event within 90 days following a Change of Control, the Company shall either repay all outstanding Designated Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Designated Senior Indebtedness to permit the repurchase of Notes required by this covenant. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

      As noted above, one of the events that constitutes a Change of Control under the Indenture is a sale, lease or transfer of all or substantially all of Holding's or the Company's assets. The Indenture is governed by New York law, and there is no established quantitative definition under New York law of "substantially all" of the assets of a corporation. Accordingly, if Holding or the Company were to engage in a transaction in which it disposed of less than all of their respective assets, a question of interpretation could arise as to whether such disposition was "substantially all" of their respective assets and whether the Company was required to make a Change of Control Offer. In such cases, the Company might not be required to make a Change of Control Offer and would be permitted, subject to the restrictions contained in the Indenture, including with respect to Restricted Payments, to find alternative uses for the proceeds of such sale. Pursuant to the terms of the Indenture, however, the Company could be required to make an Asset Sale Offer in such circumstances.

      Neither the Board of Directors of Holding nor the Trustee may waive the operation of the Change of Control covenant.

      The Credit Facility provides that events similar to a Change of Control will constitute an event of default thereunder. Upon the occurrence of an event of default under the Credit Facility, all amounts outstanding thereunder may become due and payable. At July 3, 1999, on a pro forma basis giving effect to the acquisition of Cardinal and a $20.0 million concurrent increase in our Credit Facility, the Credit Facility provided for borrowings up to $142.9 million. Accordingly, in the event of an event of default under the Credit Facility, including with respect to an event similar to a Change of Control, the subordination provisions contained in the Indenture will prohibit the Company (if the holders of Senior Indebtedness issue a notice to the Company to such effect) from making any payment on the Notes until such event of default is cured or upon the expiration of 179 days (unless the holders of Senior Indebtedness accelerate the maturity of the Senior Indebtedness). See "-- Subordination."

      The provisions of the Indenture may not afford Holders of Notes the right to require the Company to repurchase the Notes in the event of a highly leveraged transaction or certain transactions with Holding's management or affiliates, including a reorganization, restructuring, merger or similar transaction (including, in certain circumstances, an acquisition of Holding by its management or affiliates) involving Holding that may adversely affect Holders of Notes, if such transaction is not a transaction defined as a "Change of Control." A transaction involving Holding's management or affiliates, or a transaction involving a recapitalization of Holding, may result in a Change of Control if it is the type of transaction specified by such definition.

      The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a takeover of Holding, and, thus, the removal of incumbent management. The Change of Control purchase feature, however, is not the result of management's knowledge of any specific effort to accumulate Holding's stock or to obtain control of Holding by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions. Instead, the Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchaser. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that Holding would decide to do so in the future. Subject to the limitations discussed below, Holding could, in the future, enter into certain transactions including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect Holding's capital structure or credit ratings.

      "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of Holding's or the Company's assets to any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than the Principal and his Related Parties (as defined herein)), (ii) the adoption of a plan relating to the liquidation or dissolution of Holding or the Company, (iii) the acquisition by any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than by the Principal and his Related Parties) of a direct or indirect interest in more than 35% of the voting power of the voting stock of Holding by way of purchase, merger or consolidation or otherwise if (a) such person or group (as defined above) (other than the Principal and his Related Parties) owns, directly or indirectly, more of the voting power of the voting stock of Holding than the Principal and his Related Parties and (b) such acquisition occurs prior to the Initial Public Offering, (iv) the acquisition by any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than by the Principal and his Related Parties) of a direct or indirect interest in more than 50% of the voting power of the voting stock of Holding by way of purchase, merger or consolidation or otherwise if such acquisition occurs subsequent to the Initial Public Offering or (v) the first day on which a majority of the members of the Board of Directors of Holding are not Continuing Directors.

      "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of Holding who (i) was a member of such Board of Directors on the Issuance Date or (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

      "INITIAL PUBLIC OFFERING" means a public offering of the Common Stock of Holding that first results in the Common Stock of Holding becoming listed for trading on a Stock Exchange.

      "PRINCIPAL" means Roberto Buaron.

      "RELATED PARTY" means with respect to the Principal (A) any spouse, sibling or descendant of such Principal (whether or not such relationship arises from birth, adoption or marriage or despite such relationship being dissolved by divorce) or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

      "STOCK EXCHANGE" means the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market.

      ASSET SALES

      The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, conduct an Asset Sale (as defined herein), unless (x) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee no later than immediately prior to the consummation of such proposed Asset Sale with respect to any Asset Sale involving aggregate payments in excess of $1 million) of the assets sold or otherwise disposed of and (y) at least 75% of the consideration therefor received by the Company or such Subsidiary is in the form of cash; PROVIDED, HOWEVER, that the amount of
(A) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto), of the Company or any Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Guarantee thereof) that are assumed by the transferee of any such assets and (B) any notes or other obligations received by the Company or any such Subsidiary from such transferee that are immediately converted by the Company or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

      Within 180 days after any Asset Sale, the Company may apply the Net Proceeds from such Asset Sale to either (a) permanently reduce Senior Indebtedness, or (b) make an investment in another business or capital expenditure or other long-term/tangible assets, in each case, in the same or a similar line of business as the Company was engaged in on the Issuance Date. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Bank Indebtedness or otherwise invest such Net Proceeds in Cash Equivalents. Any Net Proceeds from the Asset Sale that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." If the aggregate amount of Excess Proceeds exceeds $5 million, upon completion of the Asset Sale Offer required under the 1994 Indenture, the Company shall make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes, that is an integral multiple of $1,000, that may be purchased out of the Excess Proceeds, if any, remaining upon completion of the Asset Sale Offer required under the 1994 Indenture, at an offer price in cash in an amount equal to 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in the manner described under the caption "Selection and Notice" below. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset to zero. The Indenture will also provide that the Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with an Asset Sale.

      "ASSET SALE" means (i) the sale, lease, conveyance or other disposition of any property or assets of the Company or any Subsidiary (including by way of a sale-and-leaseback) other than sales of inventory in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company shall be governed by the provisions of the Indenture described above under the caption "--Change of Control" and the provisions described below under the caption "-- Certain Covenants -- Merger, Consolidation or Sale of Assets"), or (ii) the issuance or sale of Equity Interests of any of its Subsidiaries, in the case of either clause (i) or (ii) above, whether in a single transaction or a series of related transactions, (a) that have a fair market value in excess of $250,000, or (b) for net proceeds in excess of $250,000. For purposes of this definition, the term "Asset Sale" shall not include (i) the transfer of assets by the Company to a Wholly Owned Subsidiary of the Company or by a Wholly Owned Subsidiary of the Company to the Company or to another Wholly Owned Subsidiary of the Company,
(ii) any Restricted Payment, dividend or purchase or retirement of Equity Interests permitted under the covenant entitled "Restricted Payments" or (iii) the issuance or sale of Equity Interests of any Subsidiary of the Company, PROVIDED that such Equity Interests are issued or sold in consideration for the acquisition of assets by such Subsidiary or in connection with a merger or consolidation of another Person into such Subsidiary.

      The Credit Facility restricts the Company from purchasing any Notes prior to the termination thereof and provides that certain change of control events with respect to Holding and asset sales would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Indebtedness to which the Company becomes a party may contain similar or more restrictive provisions. In the event a Change of Control or Asset Sale occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute an default under the Credit Facility. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes.

SELECTION AND NOTICE

      If less than all of the Notes are to be purchased in an Asset Sale Offer or redeemed at any time, selection of Notes for purchase or redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate, PROVIDED that no Notes of $1,000 or less shall be redeemed in part.

      Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the purchase or redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be purchased or redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be purchased or redeemed.

      A new Note in principal amount equal to the unpurchased or unredeemed portion of any Note purchased or redeemed in part will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the purchase or redemption date, interest ceases to accrue on Notes or portions thereof purchased or called for redemption.

SUBORDINATION

      The payment of principal of, and premium, if any, interest and Liquidated Damages, if any, on, the Notes will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding on the Issuance Date or thereafter incurred.

      Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of Senior Indebtedness of the Company will be entitled to receive payment in full of all Obligations due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness of the Company, whether or not such interest was an allowed claim) before the Holders of Notes will be entitled to receive any payment with respect to the Notes and, until all such Obligations with respect to Senior Indebtedness of the Company are paid in full, any distribution to which the Holders of Notes would otherwise be entitled shall be made to the holders of Senior Indebtedness of the Company (except that Holders of Notes may receive securities that are subordinated, at least to the same extent as are the Notes, to Senior Indebtedness and to any securities issued in exchange for any such Senior Indebtedness).

      The Company also may not make any payment upon or in respect of the Notes (except in such subordinated securities) if (a) a default in the payment when due, whether upon acceleration or otherwise, of the principal of, premium, if any, or interest on any Senior Indebtedness of the Company occurs and is continuing or (b) any other default occurs and is continuing with respect to any Designated Senior Indebtedness and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or from, or on behalf of, the holders of any such Designated Senior Indebtedness. Payments on the Notes may and shall be resumed (i) in the case of a payment default, upon the date on which such default is cured or waived and (ii) in the case of a nonpayment default, on the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any such Designated Senior Indebtedness has been accelerated. No new period of payment blockage may be commenced within 365 days after the receipt by the Trustee of any prior Payment Blockage Notice.

      The Indenture further requires that the Company promptly notify each representative of holders of Senior Indebtedness of the Company if payment of the Notes is accelerated because of an Event of Default.

      As a result of the subordination provisions described above, in the event of the insolvency or liquidation of the Company, Holders of Notes may recover less, ratably, than creditors of the Company who are holders of Senior Indebtedness or of other indebtedness which is not subordinated to the Notes.

      The Indenture provides that holders of Senior Indebtedness are third party beneficiaries of the subordination provisions of the Indenture and no amendment thereof shall be effected without the prior written consent of the holders of a majority of the outstanding principal amount of Senior Indebtedness.

      The aggregate amount of Senior Indebtedness of the Company outstanding at July 3, 1999 would have been approximately $89.0 million. As of July 3, 1999, all Indebtedness of the Company other than the Senior Indebtedness was PARI PASSU in right of payment to the Notes, and there would have been no Indebtedness of the Company subordinated to the Notes. Subject to certain financial tests, the Indenture does not limit the amount of additional Indebtedness, including Senior Indebtedness, that the Company and its Subsidiaries can incur. See "-- Certain Covenants."

NOTE GUARANTEES

      The Company's obligations under the Notes, including the Company's payment obligations, are unconditionally guaranteed, jointly and severally (each, a "Note Guarantee" and, together, the "Note Guarantees"), by the Guarantors. Rights of Holders of Notes pursuant to each such Note Guarantee are subordinated to the Senior Indebtedness of each of the Guarantors in the same manner as the rights of Holders of Notes are subordinated to those of the Senior Indebtedness of the Company. Accordingly, the Note Guarantee of each Guarantor is subordinated to the prior payment in full of all Senior Indebtedness of such Guarantor, which at July 3, 1999 was approximately $290.5 million of Senior Indebtedness, and the amounts for which such Guarantor will be liable under its Guarantees issued from time to time with respect to Senior Indebtedness. As of July 3, 1999, all indebtedness of the Guarantors other than the Senior Indebtedness was PARI PASSU in right of payment to the Note Guarantees, and there would have been no Indebtedness of the Guarantors subordinated to the Note Guarantees. The obligations of each Guarantor under its Note Guarantee is limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

      The Indenture provides that no Guarantor shall consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person whether or not affiliated with such Guarantor unless (i) subject to the provisions of the following paragraph and certain other provisions of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, under its Note Guarantee and the Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and
(iii) in the case of any Guarantor other than Holding, such Guarantor, or any Person formed by or surviving any such consolidation or merger, (A) will have Consolidated Net Worth (immediately after giving effect to such transaction), equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction and (B) will be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio to incur, immediately after giving effect to such transaction, at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant entitled "Incurrence of Indebtedness and Issuance of Disqualified Stock."

      The Indenture provides that in the event of a sale or other disposition of all or substantially all of the assets of any Guarantor (other than Holding), by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and relieved of any obligations under its Note Guarantee; PROVIDED that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "-- Repurchase at the Option of Holders -- Asset Sales."

CERTAIN COVENANTS

      RESTRICTED PAYMENTS

      The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Subsidiaries' Equity Interests (other than: dividends or distributions payable in Equity Interests of the Person making such dividend or distribution, other than Disqualified Stock; or dividends or distributions payable to the Company or any Wholly Owned Subsidiary of the Company that is a Guarantor); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Subsidiary or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Subsidiary of the Company that is a Guarantor); (iii) purchase, redeem or otherwise acquire or retire for value any Indebtedness (other than the 1994 Notes, the Notes and Indebtedness between or among the Company and its Subsidiaries or between or among such Subsidiaries) that is PARI PASSU with or subordinated to the Notes or any Note Guarantee; (iv) directly or indirectly make any loan or advance to, or make any payment to, Holding; or (v) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (v) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant entitled "Incurrence of Indebtedness and Issuance of Disqualified Stock;" and

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          (c) such  Restricted  Payment,  (A) in the  case of any  Restricted
      Payment other than as defined by clause (i) above, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after April 21, 1994 (including Restricted Payments permitted by the next succeeding paragraph (other than such Restricted Payments permitted by clauses (iv), (v) and (vi) of the next succeeding paragraph)) or (B) in the case of any Restricted Payment defined by clause (i) above, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after April 21, 1994 (including Restricted Payments permitted by the next succeeding paragraph (other than Restricted Payments permitted by clauses (iv) and (v) of the next succeeding paragraph)) is less than the sum of (x) 50% of the sum of the Consolidated Net Income and Consolidated Step-Up Depreciation and Amortization of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter that began after April 21, 1994 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income plus Consolidated Step-Up Depreciation and Amortization for such period is a deficit, 100% of such deficit), plus (y) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since April 21, 1994 of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock).

      The foregoing provisions do not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); (iii) the defeasance, redemption or repurchase of PARI PASSU or subordinated Indebtedness in a Permitted Refinancing; (iv) a Restricted Payment to Holding pursuant to the Tax Sharing Agreement as the same may be amended from time to time in a manner that is not materially adverse to the Company; (v) a Restricted Payment to Holding to pay its operating and administrative expenses including, without limitation, directors fees, legal and audit expenses, the Commission compliance expenses and corporate franchise and other taxes, not to exceed in any fiscal year $500,000; (vi) a Restricted Payment to Holding to pay management fees not to exceed $750,000 in any fiscal year of the Company; (vii) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Holding pursuant to any management equity subscription agreement or stock option agreement in effect as of April 21, 1994; PROVIDED, HOWEVER, that (a) the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1 million and (b) no Default or Event of Default shall have occurred and be continuing immediately after such transaction; and (viii) Investments by the Company in joint ventures or similar projects in a business similar to that conducted by the Company and its Subsidiaries on the Issuance Date in an aggregate amount not to exceed $1 million.

      Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant entitled "Restricted Payments" were computed, which calculations may be based upon the Company's latest available financial statements.

      INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK

      The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to (collectively, "incur" and correlatively, an "incurrence" of) any Indebtedness (including Acquired Debt) and that the Company will not issue any, and will not permit any of its Subsidiaries to issue any, shares of Disqualified Stock; PROVIDED, HOWEVER, that the Company and its Subsidiaries may incur Indebtedness or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.25 to 1 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom and including the earnings of any business acquired by the Company or any of its Subsidiaries with the proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

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In addition, the Indenture provides that each of the following Indebtedness must be subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, at least to the same extent as the Notes are subordinated to Senior
Indebtedness: (A) all Indebtedness that does not provide for all interest payments to be made in cash; (B) all Indebtedness of the Company to any of its Subsidiaries; and (C) any Indebtedness of the Company and its Subsidiaries if, at the time of incurrence thereof, Indebtedness of the Company and the Guarantors that is PARI PASSU in right of payment to the Notes and the Note Guarantees (including, on a pro forma basis, the Indebtedness to be incurred) exceeds $100 million other than the 1994 Notes and the Notes.

      The foregoing limitations do not apply to (a) revolving credit Indebtedness and letters of credit pursuant to the Credit Facility in an aggregate principal amount not to exceed at any one time outstanding the greater of (i) $60 million in principal amount (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company thereunder), less the aggregate amount of all repayments after April 21, 1994 that permanently reduce the commitment under the Credit Facility, and (ii) the Borrowing Base; (b) the Existing Indebtedness; (c) the Notes (other than any Additional Notes) or any Note Guarantee; (d) the incurrence by the Company or any of its Subsidiaries of Refinancing Indebtedness; PROVIDED, HOWEVER, that such Refinancing Indebtedness is a Permitted Refinancing; (e) Indebtedness between or among the Company and any of its Wholly Owned Subsidiaries that are Guarantors; (f) Indebtedness from the Company to Holding PROVIDED that the advances evidenced by such Indebtedness are permitted under the covenant entitled "Restricted Payments;" (g) Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding; and (h) the incurrence by the Company or its Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount at any time outstanding not to exceed the sum of $1 million at any one time.

      Notwithstanding anything to the contrary, the Indenture provides that the Company and its Subsidiaries will not be permitted to incur any additional Senior Indebtedness unless it is secured.

      LIENS

      The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly (i) create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by the Company or any Subsidiary, or any income or profits therefrom or (ii) assign or convey any right to receive income therefrom, in any such case to secure any Indebtedness (other than Senior Indebtedness of the Company or Senior Indebtedness of a Guarantor permitted to be incurred pursuant to the Indenture) unless contemporaneously therewith or prior thereto, effective provision is made (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) whereby the Notes or a Note Guarantee are secured equally and ratably with such other Indebtedness (or if such other Indebtedness is subordinated to the Notes or a Note Guarantee, the Notes or a Note Guarantee, as the case may be, are secured on a basis with the same relative priority to such other Indebtedness).

      DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

      The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a)(i) pay dividends or make any other distributions to the Company or any of its Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any indebtedness owed to the Company or any of its Subsidiaries, (b) make loans or advances to the Company or any of its Subsidiaries or (c) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reasons of (i) Existing Indebtedness as in effect on the Issuance Date, (ii) the Credit Facility as in effect on the Issuance Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Credit Facility as in effect on the Issuance Date, (iii) the 1994 Indenture and the 1994 Notes, (iv) the Indenture and the Notes, (v) applicable law, (vi) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the

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extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that the Consolidated Cash Flow of such Person, to the extent of such restriction, is not taken into account in determining whether such acquisition was permitted by the terms of the Indenture, (vii) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (viii) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) above on the property so acquired, or (ix) permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

      MERGER, CONSOLIDATION, OR SALE OF ASSETS

      The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (i) the Company is the surviving Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Notes and the Indenture; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) the Company or any Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth (immediately after the transaction) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant entitled "Incurrence of Indebtedness and Issuance of Disqualified Stock."

      TRANSACTIONS WITH AFFILIATES

      The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with a Person who was not an Affiliate and (b) the Company delivers to the Trustee (i) with respect to any Affiliate Transaction involving aggregate payments in excess of $2 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and that such Affiliate Transaction is approved by a majority of the Board of Directors and (ii) with respect to any Affiliate Transaction involving aggregate payments in excess of $5 million, an opinion as to the fairness to the Company or such Subsidiary from a financial point of view issued by an investment banking firm of national standing; PROVIDED, HOWEVER, that (i) any employment agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, (ii) transactions between or among the Company and/or its Subsidiaries, (iii) Restricted Payments permitted by the provisions of the Indenture described above under the covenant "Restricted Payments" and (iv) the advisory fee being paid to First Atlantic in connection with the Offering, in each case, shall not be deemed Affiliate Transactions.

      NO SENIOR SUBORDINATED INDEBTEDNESS

      The Indenture provides that (i) the Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness and senior in any respect in right of payment to the Notes, and (ii) no Guarantor will incur, create, issue, assume,

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
guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to its Senior Indebtedness and senior in any respect in right of payment to its Note Guarantee.

      ADDITIONAL GUARANTEES

      The Indenture provides that (i) if the Company or any of its Subsidiaries shall transfer or cause to be transferred, in one or a series of related transactions (other than a transaction or series of related transactions constituting a Restricted Payment permitted pursuant to the provisions of the covenant entitled "Restricted Payments"), any assets, businesses, divisions, real property or equipment having a book value in excess of $1 million to any Subsidiary that is not a Guarantor or (ii) if the Company or any of its Subsidiaries shall acquire another Subsidiary having (a) total assets with a book value in excess of $1 million or (b) Consolidated Cash Flow in excess of $1 million, then such transferee or acquired Subsidiary shall execute a Note Guarantee and deliver an opinion of counsel as to the enforceability of such Note Guarantee, in accordance with the terms of the Indenture.

REPORTS

      Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Trustee and to all Holders of Notes all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and any other information required by Section 13 or 15(d) of the Exchange Act with the Commission for public availability (unless the Commission will not accept such a filing) and file such information with the Trustee and make such information available to investors who request it in writing. Notwithstanding the foregoing, to the extent permitted under the rules and regulations of the Commission, the Company may instead supply such information with respect to Holding.

EVENTS OF DEFAULT AND REMEDIES

      The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest and Liquidated Damages, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company to comply with the provisions described under the covenants "Repurchase at the Option of Holders -- Change of Control," "Repurchase at the Option of Holders -- Asset Sales," "Certain Covenants -- Restricted Payments" or "Certain Covenants -- Incurrence of Indebtedness and Issuance of Disqualified Stock"; (iv) failure by the Company or the Guarantors for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company, Holding or any of their respective Subsidiaries (or the payment of which is guaranteed by the Company, Holding or any of their respective Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issuance Date, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $2 million or more; (vi) failure by the Company, Holding or any of their respective Subsidiaries to pay final judgments aggregating in excess of $2 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) except as permitted by the Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor (or its successors or assigns), or any Person acting on behalf of any Guarantor (or its successors or assigns), shall deny or disaffirm its obligations or shall fail to comply with any obligations under its Note Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to the Company, Holding or any of their respective Subsidiaries.

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
      If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; PROVIDED, HOWEVER, that if any Indebtedness is outstanding pursuant to the Credit Facility, upon a declaration of acceleration, the principal and interest on the Notes shall be payable upon the earlier of (1) the day which is five business days after notice of acceleration is given to the Company and the lender under the Credit Facility or (2) the date of acceleration of the Indebtedness under the Credit Facility. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, Holding or any of their respective Subsidiaries, all outstanding Notes will become due and payable without further action or notice. Under certain circumstances, the Holders of at least a majority in aggregate principal amount of the outstanding Notes may rescind any acceleration with respect to the Notes and its consequences. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

      In the case of any Event of Default occurring on or after April 15, 1999 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to April 15, 1999 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to April 15, 1999, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

      The Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, any Note held by a non-consenting Holder.

      The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

      No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Note Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note and the Note Guarantees waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees. Such waiver may not be effective to waive liabilities under the Federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

      The Company may, at its option and at any time, elect to have all of its and the Guarantors' obligations discharged with respect to the outstanding Notes and the Note Guarantees ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, and premium, if any, interest and Liquidated Damages, if any, on such Notes when such payments are due, (ii) the Company's and the Guarantors' obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's and the Guarantors' obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company

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and the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "-- Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes.

      In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and premium, if any, interest and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal of, or premium, if any, interest or Liquidated Damages, if any, on the outstanding Notes; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the IRS a ruling or (b) since the Issuance Date, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or an Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to the terms of the Indenture concurrently with such incurrence) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the day on which all applicable preference periods have run; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an opinion of counsel to the effect that after the day on which all applicable preference periods have run, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company or the Guarantors with the intent of defeating, hindering, delaying or defrauding creditors of the Company or the Guarantors; and (viii) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

      A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

      The registered Holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

      Except as provided in the next succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of

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the Holders of at least a majority in principal amount of the then outstanding
Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

      Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder of Notes): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter or waive the provisions with respect to the redemption of the Notes, (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of, or premium, if any, interest or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or premium, if any, interest or Liquidated Damages, if any, on the Notes, (vii) waive a redemption payment with respect to any Note, (viii) make any change to the subordination provisions of the Indenture that adversely affects Holders, (ix) except pursuant to the terms of the Indenture, release any Guarantor from its obligations under its Note Guarantee, or change any Note Guarantee in any manner that would adversely affect Holders, or (x) make any change in the foregoing amendment and waiver provisions.

      Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or any Guarantors' obligations to Holders of the Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes (including providing for additional Note Guarantees pursuant to the covenant entitled "Additional Guarantees") or that does not adversely affect the legal rights under the Indenture of any such Holder, to provide for the issuance of Additional Notes in accordance with the provisions set forth in the Indenture or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

      The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, the Guarantors or any Affiliate of the Company or the Guarantors, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

      The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

BOOK-ENTRY; DELIVERY, FORM AND TRANSFER

      The Old Notes were offered and sold to qualified institutional buyers in reliance on Rule 144A ("Rule 144A Notes"). Except as set forth below, Notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

      The Rule 144A Notes were, and the New Notes will be, represented by one or more Notes in registered, global form without interest coupons (collectively, the "Rule 144A Global Notes" or the "Global Notes"). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

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      Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See "-- Exchange of Book-Entry Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Certificated Notes (as defined herein).

      Rule 144A Notes (including beneficial interests in the Rule 144A Global Notes) are subject to certain restrictions on transfer and bear a restrictive legend. In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

      Initially, the Trustee will act as Paying Agent and Registrar. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

      DEPOSITORY PROCEDURES

      The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the settlement system and are subject to changes by it from time to time. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

      DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

      DTC has also advised the Company that, pursuant to procedures established by it, (i) upon deposit of the Global Notes, DTC will credit the accounts of Participants with portions of the principal amount of the Global Notes and (ii) ownership of such interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

      Investors in the Rule 144A Global Notes may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations which are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

      EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

      Payments in respect of the principal of, and premium, if any, Liquidated Damages, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in

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whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes or
(ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

      Interests in the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. See "-- Same Day Settlement and Payment."

      Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same day funds.

      DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

      Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

      EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

      A Global Note is exchangeable for definitive Notes in registered certificated form ("Certificated Notes") if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes and the Company thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes. In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon request but only upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear an applicable restrictive legend, if any, unless the Company determines otherwise in compliance with applicable law.

      EXCHANGE OF CERTIFICATED NOTES FOR BOOK-ENTRY NOTES

      Notes issued in certificated form may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions, if any, applicable to such Notes.

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      SAME DAY SETTLEMENT AND PAYMENT

      The Indenture requires that payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note holder. With respect to Notes in certificated form, the Company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Company expects that secondary trading in any certificated Notes will also be settled in immediately available funds.

CERTAIN DEFINITIONS

      Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

      "ACQUIRED DEBT" means, with respect to any specified Person: (i) Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Indebtedness encumbering any asset acquired by such specified Person.

      "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED, HOWEVER, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control. Neither Chase Bank, The CIT Group/Equity Investments, Inc., nor their respective Affiliates will be deemed an Affiliate of the Company or any of its Subsidiaries for purposes of this definition by reason of its direct or indirect beneficial ownership of 15% or less of the Common Stock of Holding or by reason of any employee thereof being appointed to the Board of Directors of Holding.

      "BORROWING BASE" means, as of any date, an amount equal to the sum of (a) 85% of the face amount of all accounts receivable owned by the Company and its Subsidiaries as of such date that are not more than 90 days past due, and (b) 65% of the book value (calculated on a FIFO basis) of all inventory owned by the Company and its Subsidiaries as of such date, all calculated on a consolidated basis and in accordance with GAAP. To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, the Company may utilize the most recent available information for purposes of calculating the Borrowing Base.

      "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on a balance sheet prepared in accordance with GAAP.

      "CAPITAL STOCK" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

      "CASH EQUIVALENTS" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months from the date of acquisition and overnight bank deposits, in each case with any lender party to the Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500 million, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) entered

                                       85
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into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition.

      "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (a) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing Consolidated Net Income), plus (b) provision for taxes based on income or profits of such Person for such period, to the extent such provision for taxes was included in computing Consolidated Net Income, plus (c) Consolidated Interest Expense of such Person for such period to the extent such expense was deducted in computing Consolidated Net Income, plus (d) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such expense was deducted in computing Consolidated Net Income, plus (e) other non-cash charges (including, without limitation, repricing of stock options, to the extent deducted in computing Consolidated Net Income; but excluding any non-cash charge that requires an accrual or reserve for cash expenditures in future periods or which involved a cash expenditure in a prior period), in each case, on a consolidated basis and determined in accordance with GAAP.

      "CONSOLIDATED DEPRECIATION AND AMORTIZATION EXPENSE" means, with respect to any Person for any period, the total amount of depreciation and amortization expense (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person for such period on a consolidated basis as determined in accordance with GAAP.

      "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the sum of (a) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, non-cash interest payments, the interest component of capital leases, and net payments (if any) pursuant to Hedging Obligations), (b) commissions, discounts and other fees and charges paid or accrued with respect to letters of credit and bankers' acceptance financing, and (c) interest actually paid by such Person or its Subsidiaries under a Guarantee of Indebtedness of any other Person.

      "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED, that (i) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly Owned Subsidiary thereof that is a Guarantor, (ii) the Net Income of any Person that is a Subsidiary (other than a Wholly Owned Subsidiary) shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly Owned Subsidiary thereof that is a Guarantor, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

      "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of Preferred Stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such Preferred Stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 16 months after the acquisition of such business) subsequent to April 21, 1994 in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

      "CONSOLIDATED STEP-UP DEPRECIATION AND AMORTIZATION" means, with respect to any Person for any period, the total amount of depreciation related to the write-up of assets and amortization of such Person for such period on a consolidated basis as determined in accordance with GAAP.

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      "CREDIT FACILITY" means the Second Amended and Restated Financing and
Security Agreement dated as of July 2, 1998, by the Company and NationsBank, N.A., providing for up to $142.9 million of borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

      "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

      "DESIGNATED SENIOR INDEBTEDNESS" means (i) the Senior Bank Indebtedness and (ii) any other Senior Indebtedness (a) permitted to be incurred under the Indenture the principal amount of which is $15 million or more and (b) designated in the instrument creating or evidencing such Senior Indebtedness as "Designated Senior Indebtedness."

      "DISQUALIFIED STOCK" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to July 15, 2004.

      "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      "EXISTING INDEBTEDNESS" means Indebtedness of the Company and its Subsidiaries (other than under the Credit Facility) in existence on the Issuance Date, until such amounts are repaid.

      "FIXED CHARGES" means, with respect to any Person for any period, the sum of (a) Consolidated Interest Expense of such Person for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income and (b) the product of (i) all cash dividend payments (and non-cash dividend payments in the form of securities (other than Disqualified Stock) of an issuer) on any series of Preferred Stock of such Person, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined Federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

      "FIXED CHARGE COVERAGE RATIO" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above, acquisitions, dispositions and discontinued operations (as determined in accordance with GAAP) that have been made by the Company or any of its Subsidiaries, including all mergers and consolidations, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be calculated on a pro forma basis assuming that all such acquisitions, dispositions, discontinued operations, mergers and consolidations (and the reduction of any associated fixed charge obligations resulting therefrom) had occurred on the first day of the four-quarter reference period.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issuance Date.

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      "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

      "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

      "GUARANTORS" means each of (i) Holding, Berry Iowa, Berry Tri-Plas, Berry Sterling, AeroCon, PackerWare, Berry Design, Venture Holdings, Venture Midwest, Venture Southeast, NIM Holdings, Norwich, Knight Plastics, Cardinal, CPI Holding, Norwich Acquisition and Berry Acquisition and (ii) any other Person that executes a Note Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

      "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

      "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the Guarantee of any Indebtedness of such Person or any other Person.

      "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers, directors, consultants and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

      "ISSUANCE DATE" means the closing date for the sale and original issuance of the Notes.

      "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

      "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however, any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), and excluding any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

      "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien

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on the asset or assets that are the subject of such Asset Sale and any reserve for indemnification or adjustment in respect of the sale price of such asset or assets.

      "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

      "PERMITTED INVESTMENTS" means (a) any Investments in the Company or in a Wholly Owned Subsidiary of the Company and that is engaged in the same or a similar line of business as the Company and its Subsidiaries were engaged in on the Issuance Date and (b) any Investments in Cash Equivalents.

      "PERMITTED REFINANCING" means Refinancing Indebtedness if (a) the principal amount of Refinancing Indebtedness does not exceed the principal amount of Indebtedness so extended, re-financed, renewed, replaced, defeased or refunded (plus the amount of premiums, accrued interest and reasonable expenses incurred in connection therewith); (b) the Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (c) the Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

      "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      "PREFERRED STOCK" means any Equity Interest with preferential right in the payment of dividends or liquidation or any Disqualified Stock.

      "REFINANCING INDEBTEDNESS" means Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness referred to in clauses (a) and (b) of the covenant entitled "Incurrence of Indebtedness and Issuance of Disqualified Stock."

      "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

      "SENIOR BANK INDEBTEDNESS" means the Indebtedness outstanding under the Credit Facility as such agreement may be restated, further amended, supplemented or otherwise modified or replaced from time to time hereafter, together with any refunding or replacement of any such Indebtedness.

      "SENIOR INDEBTEDNESS" means (i) the Senior Bank Indebtedness and (ii) any other Indebtedness permitted to be incurred by the Company or a Guarantor, as the case may be, under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is PARI PASSU with or subordinated in right of payment to the Notes or a Note Guarantee, as the case may be. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness shall not include (w) any liability for Federal, state, local or other taxes owed or owing by the Company or a Guarantor, as the case may be, (x) any Indebtedness of the Company or a Guarantor, as the case may be, to Holding or to any of Holding's other Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of the Indenture.

      "SUBSIDIARY" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

      "TAX SHARING AGREEMENT" means that certain Tax Sharing Agreement, as in effect on the closing date of the Offering, between the Company and Holding.

      '"WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the due date of such payment, by (b) the then outstanding principal amount of such Indebtedness.

      "WHOLLY OWNED SUBSIDIARY" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

                  MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

      The following is a summary prepared by O'Sullivan Graev & Karabell, LLP, special counsel to the Company ("Special Counsel"), of certain United States Federal income tax considerations relating to the Exchange Offer and to the purchase, ownership and disposition of the Notes but does not purport to be a complete analysis of all the potential tax considerations relating thereto. The following constitutes the opinion of Special Counsel, and based upon the assumptions and subject to the qualifications and limitations set forth herein, this summary fairly presents the material Federal income tax considerations relevant to the exchange of Old Notes for New Notes pursuant to the Exchange Offer and to the ownership of the Notes. This summary is based on the Internal Revenue Code of 1986, as amended, existing, temporary and proposed Treasury Regulations, laws, rulings and decisions now in effect, all of which are subject to change. Any such changes may be applied retroactively in a manner that could adversely affect a holder of the Notes. This summary deals only with holders that will hold Notes as "capital assets" (within the meaning of Section 1221 of the Code) and that are (i) citizens or residents of the United States, (ii) corporations, partnerships and other business entities created or organized under the laws of the United States, (iii) estates the income of which is subject to United States Federal income taxation regardless of its source and
(iv) trusts if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantive decisions. This summary does not address tax considerations applicable to investors that may be subject to special tax rules, such as banks, tax-exempt organizations, insurance companies, dealers in securities or currencies, or persons that will hold Notes as a position in a hedging transaction, "straddle" or "conversion transaction" for tax purposes. This summary discusses the principal Federal income tax considerations applicable to the Exchange Offer, initial purchasers of the Notes who purchase the Notes at a premium and subsequent purchasers of the Notes. This summary does not consider the effect of any applicable foreign, state, local or other tax laws. No ruling from the Internal Revenue Service (the "IRS") will be sought with respect to the Notes, and the IRS could take a contrary view with respect to the matters described below.

      THE FOLLOWING DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS GENERAL AND, AS DISCUSSED, DOES NOT COVER THE TAX EFFECTS TO ALL INVESTORS IN ALL SITUATIONS. ACCORDINGLY, INVESTORS CONSIDERING THE EXCHANGE OFFER SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME AND ESTATE TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

EXCHANGE OF OLD NOTES FOR NEW NOTES

      The exchange of Old Notes for New Notes pursuant to the Exchange Offer should not be considered a taxable exchange for Federal income tax purposes because the New Notes should not constitute a material modification of the terms of the Old Notes. Accordingly, such exchange should have no Federal income tax consequences to holders of Old Notes, and a holder's basis and holding period in a New Note will be the same as such holder's adjusted tax basis in the Old Note exchanged therefor.

PAYMENT OF INTEREST

      Interest on a Note generally will be includable in the income of a holder as ordinary income at the time such interest is received or accrued, in accordance with such holder's method of accounting for United States Federal income tax purposes.

NOTES PURCHASED AT A PREMIUM

      In general, if a holder purchases a Note for an amount in excess of its stated redemption price at maturity, the holder may elect to treat such excess as "amortizable bond premium," in which case the amount required to be included in the holder's income each year with respect to interest on the Note will be reduced by the amount of amortizable bond premium allocable (based on the Note's yield to maturity) to such year. The amount of amortizable bond premium allocable to a holder's taxable year may be determined, in part, by the Company's right to redeem the Notes. Holders should consult their own tax advisors with respect to the amortization of bond premium. Any such election would apply to all bonds (other than bonds the interest on which is excludable from gross income) held by the holder at the beginning of the first taxable year to which the election applies or which thereafter are acquired by the holder, and such election is irrevocable without the consent of the IRS.

OPTIONAL REDEMPTION OR REPAYMENT

      The Notes will not have original issue discount ("OID") because they were issued at a premium. For purposes of determining OID, Treasury Regulations provide that the holder's right to require redemption of the Notes upon the occurrence of a Change of Control will not be taken into account unless, based on all the facts and circumstances as of the issue date, it is significantly more likely than not that both a Change of Control giving rise to the right to require repurchase will occur and such right will be exercised. In the event of a Change of Control, each holder of Notes will have the right to require the Company to repurchase all or a part of such holder's Notes as described in "Description of Notes -- Repurchase at the Option of holders -- Change of Control." Under the Treasury Regulations discussed above, the Company believes that the holder's right to require repurchase should not be taken into account for purposes of calculating OID because a Change of Control and exercise of such rights are not significantly more likely than not to occur. Treasury Regulations also provide that the Company will be deemed to exercise its option to redeem the Notes in a manner that minimizes the yield on the Notes. The Company may redeem the Notes in certain circumstances, pursuant to the terms of the Notes. See "Description of the Notes -- Optional Redemption." The Company believes that, although its option to redeem could be deemed exercised for the purposes of the OID regulations at certain dates, any such deemed exercise would not result in OID because the original cost of the Notes would exceed any such deemed redemption price. Therefore, there is no OID.

MARKET DISCOUNT ON RESALE OF NOTES

      A holder of a Note should be aware that the purchase or resale of a Note may be affected by the "market discount" provisions of the Code. The market discount rules generally provide that if a holder of a Note purchases the Note at a market discount (i.e., a discount other than at original issue), any gain recognized upon the disposition of the Note by the holder will be taxable as ordinary interest income, rather than as capital gain, to the extent such gain does not exceed the accrued market discount on such Note at the time of such disposition. "Market discount" generally means the excess, if any, of a Note's stated redemption price at maturity over the price paid by the holder therefor, unless a DE MINIMIS exception applies. A holder who acquires a Note at a market discount also may be required to defer the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry such Note, if any.

      Any principal payment on a Note acquired by a holder at a market discount will be included in gross income as ordinary income (generally, as interest income) to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of the accrued market discount for purposes of determining the tax treatment of subsequent payments on, or dispositions of, a
Note is to be reduced by the amounts so treated as ordinary income.

      A holder of a Note acquired at a market discount may elect to include market discount in gross income, for Federal income tax purposes, as such market discount accrues, either on a straight-line basis or on a constant interest rate basis. This current inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS. If a holder of a Note makes such an election, the foregoing rules regarding the recognition of ordinary interest income on sales and other dispositions and the receipt of principal payments with respect to such Note, and regarding the deferral of interest deductions on indebtedness incurred or maintained to purchase or carry such Note, will not apply.

SALE, EXCHANGE OR RETIREMENT OF THE NOTES

      Upon the sale, exchange or redemption of a Note, a holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any property received on the sale, exchange or redemption (except to the extent such amount is attributable to either Liquidated Damages, discussed below, or accrued interest income not previously included in income which is taxable as ordinary income) and (ii) such holder's adjusted tax basis in the Note. A holder's adjusted tax basis in a Note generally will equal the cost of the Note to such holder, adjusted for amortizable bond premium, if any, if the holder made an election to amortize such premium. Such capital gain or loss will be long-term capital gain or loss if the holder's holding period in the Note is more than one year at the time of sale, exchange or redemption.

LIQUIDATED DAMAGES

      The Company believes that Liquidated Damages, if any, described above under "The Exchange Offer -- Purpose and Effect of the Exchange Offer" will be taxable to the holder as ordinary income in accordance with the holder's method of accounting for Federal income tax purposes. The IRS may take a different position, however, which could affect the timing of a holder's income with respect to Liquidated Damages, if any.

INFORMATION REPORTING AND BACKUP WITHHOLDING

      In general, information reporting requirements will apply to payments of principal, premium, if any, and interest on a Note and payments of the proceeds of the sale of a Note to certain noncorporate holders, and a 31% backup withholding tax may apply to such payments if the holder (i) fails to furnish or certify its correct taxpayer identification number to the payer in the manner required, (ii) is notified by the IRS that it has failed to report payments of interest and dividends properly or (iii) under certain circumstances, fails to certify that it has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments. Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a credit against such holder's United States Federal income tax and may entitle the holder to a refund, provided that the required minimum information is furnished to the IRS.

                             PLAN OF DISTRIBUTION

      Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, we believe that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of Berry within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business, such holder has no arrangement with any person to participate in the distribution of such New Notes and neither such holder nor any such other person is engaging in or intends to engage in a distribution of such New Notes. Accordingly, any holder who is an affiliate of Berry or any holder using the Exchange Offer to participate in a distribution of the New Notes will not be able to rely on such interpretations by the staff to the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale transaction. Notwithstanding the foregoing, each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resale of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities (other than Old Notes acquired directly from Berry). Berry and the Guarantors have agreed that, for a period of one year from the date of this Prospectus, they will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until November , 1999 (90 days from the date of this Prospectus), all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

      Berry will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker-dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus as required, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

      For a period of one year from the date of this Prospectus, Berry will send a reasonable number of additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. Berry will pay all the expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders) other than commissions or concessions of any broker-dealers. Berry and the Guarantors have agreed to indemnify the Initial Purchaser and any broker-dealers participating in the Exchange Offer against certain liabilities, including liabilities under the Securities Act.

      This Prospectus has been prepared for use in connection with the Exchange Offer and may be used by DLJ in connection with offers and sales related to market-making transactions in the Notes. DLJ may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. Berry will not receive any of the proceeds of such sales. DLJ has no obligation to make a market in the Notes and may discontinue its market-making activities at any time without notice, at its sole discretion. The Company has agreed to indemnify DLJ against certain liabilities, including liabilities under the Securities Act, and to contribute to payments which DLJ might be required to make in respect thereof.

                                LEGAL MATTERS

      The validity of the Notes offered hereby will be passed upon for the Company by O'Sullivan Graev & Karabell, LLP, New York, New York. Lawrence G. Graev, a director of the Company, is the Chairman of O'Sullivan Graev & Karabell, LLP. See "Certain Transactions -- Legal Services."

                                   EXPERTS

      The consolidated financial statements of BPC Holding Corporation as of December 27, 1997 and January 2, 1999, and for each of the three years in the period ended January 2, 1999 and of Knight Engineering and Plastics Division of Courtaulds Packaging Inc. as of and for the year ended March 31, 1998 included elsewhere in this Registration Statement and Prospectus have been audited by Ernst & Young LLP, independent auditors, as stated in their reports appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

      The consolidated financial statements of CPI Holding, Inc. as of November 30, 1998 and 1997, and for the years ended November 30, 1998 and 1997, and for the period January 26, 1996 to November 30, 1996 included in this Registration Statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

      The consolidated financial statements of Norwich for the years ended October 31, 1997, 1996 and 1995 included in this Registration Statement have been audited by Lovewell Blake, independent auditors, as stated in their report appearing herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                                       PAGE
BPC HOLDING AUDITED FINANCIAL STATEMENTS
Report of Independent Auditors......................................................................................    F-3
Consolidated Balance Sheets at January 2, 1999 and December 27, 1997................................................    F-4
Consolidated Statements of Operations for the three years in the period ended January 2, 1999.......................    F-6
Consolidated Statements of Changes in Stockholders' Equity (Deficit) for the three years in the
  period ended January 2, 1999......................................................................................    F-7
Consolidated Statements of Cash Flows for the three years in the period ended January 2, 1999.......................    F-8
Notes to Consolidated Financial Statements .........................................................................    F-9

BPC HOLDING UNAUDITED INTERIM FINANCIAL STATEMENTS
Condensed Consolidated Balance Sheets at July 3, 1999 and January 2, 1999...........................................    F-22
Condensed Consolidated Statements of Operations for the Thirteen and Twenty-Six Weeks ended
  July 3, 1999 and June 27, 1998..............................F-24
Condensed Consolidated Statements of Cash Flows for the Twenty-Six Weeks ended July 3, 1999 and June 27, 1998.......    F-25
Notes to Condensed Consolidated Financial Statements................................................................    F-26

CPI HOLDING, INC. AUDITED FINANCIAL STATEMENTS
Report of Independent Auditors......................................................................................    F-30
Consolidated Balance Sheets at November 30, 1998 and 1997...........................................................    F-31
Consolidated Statements of Income for the three years in the period ended November 30, 1998.........................    F-33
Consolidated Statements of Mandatorily Redeemable Preferred Stock and Shareholders' Equity for the three
  years in the period ended November 30, 1998.......................................................................    F-34
Consolidated Statements of Cash Flows for the three years in the period ended November 30, 1998.....................    F-37
Notes to Consolidated Financial Statements .........................................................................    F-38

CPI HOLDING, INC. UNAUDITED INTERIM FINANCIAL STATEMENTS
Condensed Consolidated Balance Sheet at May 31, 1999................................................................    F-46
Condensed Consolidated Statements of Operations for the 26 weeks ended May 31, 1999 and 1998........................    F-48
Condensed Consolidated Statements of Cash Flows for the 26 weeks ended May 31, 1999 and 1998........................    F-49
Notes to Condensed Consolidated Financial Statements................................................................    F-50

KNIGHT ENGINEERING AND PLASTICS DIVISION OF COURTAULDS PACKAGING, INC. AUDITED FINANCIAL STATEMENTS
Report of Independent Auditors......................................................................................    F-52
Balance Sheet at March 31, 1998.....................................................................................    F-53
Statement of Operations for the year ended March 31, 1998...........................................................    F-54
Statement of Cash Flows for the year ended March 31, 1998...........................................................    F-55
Notes to Financial Statements ......................................................................................    F-56

KNIGHT ENGINEERING AND PLASTICS DIVISION OF COURTAULDS PACKAGING, INC. UNAUDITED INTERIM FINANCIAL STATEMENTS
Condensed Balance Sheet at September 30, 1998.......................................................................    F-58
Condensed Statements of Operations for the six months ended September 30, 1998 and 1997.............................    F-59
Condensed Statements of Cash Flows for the six months ended September 30, 1998 and 1997.............................    F-60
Notes to Condensed Financial Statements.............................................................................    F-61

NORWICH INJECTION MOULDERS LIMITED AUDITED FINANCIAL STATEMENTS
Report of Independent Auditors......................................................................................    F-62
Profit and Loss Account for the three years in the period ended October 31, 1997....................................    F-65
Balance Sheet at October 31, 1997, 1996, and 1995...................................................................    F-66
Cash Flow Statement for the three years in the period ended October 31, 1997........................................    F-67

Notes to the Accounts...............................................................................................    F-68

NORWICH INJECTION MOULDERS LIMITED UNAUDITED INTERIM FINANCIAL STATEMENTS
Profit and Loss Accounts for the 6 months ended April 30, 1998 and 1997.............................................    F-81
Balance Sheet at April 30, 1998.....................................................................................    F-82
Cash Flow Statements for the 6 months ended April 30, 1998 and 1997.................................................    F-83
Notes to the Accounts...............................................................................................    F-84


                              REPORT OF INDEPENDENT AUDITORS


The Stockholders and Board of Directors
BPC Holding Corporation

We have audited the accompanying consolidated balance sheets of BPC Holding Corporation and subsidiaries as of January 2, 1999 and December 27, 1997, and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for each of the three years in the period ended January 2, 1999. These financial statements are the responsibility of Holding's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of BPC Holding Corporation and subsidiaries at January 2, 1999 and December 27, 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended January 2, 1999, in conformity with generally accepted accounting principles.


                                          /s/ ERNST & YOUNG LLP


Indianapolis, Indiana
February 19, 1999

                             BPC HOLDING CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                            (IN THOUSANDS OF DOLLARS)

                                                                                          JANUARY 2,        DECEMBER 27,
                                                                                             1999               1997
                                                                                         ------------      --------------
ASSETS
Current assets:
      Cash and cash equivalents ....................................................       $  2,318           $  2,688
      Accounts receivable (less allowance for doubtful
        accounts of $1,651 at January 2, 1999 and $1,038 at December 27, 1997) .....         29,951             28,385
      Inventories:
          Finished goods ...........................................................         23,146             22,029
          Raw materials and supplies ...............................................          8,556              7,429
                                                                                           --------           --------
                                                                                             31,702             29,458
      Prepaid expenses and other receivables .......................................          1,665              1,834
      Income taxes recoverable .....................................................            577              1,167
                                                                                           --------           --------
Total current assets ...............................................................         66,213             63,532

Assets held in trust ...............................................................          6,679             19,738

Property and equipment:
      Land .........................................................................          7,769              5,811
      Buildings and improvements ...................................................         38,960             33,891
      Machinery, equipment and tooling .............................................        141,054            122,991
      Automobiles and trucks .......................................................          1,386              1,241
      Construction in progress .....................................................         11,780             10,357
                                                                                           --------           --------
                                                                                            200,949            174,291
      Less accumulated depreciation ................................................         80,944             66,073
                                                                                           --------           --------
                                                                                            120,005            108,218
Intangible assets:
      Deferred financing and origination fees, net .................................         10,327             10,849
      Covenants not to compete, net ................................................          4,071              3,940
      Excess of cost over net assets acquired, net .................................         44,536             30,303
      Deferred acquisition costs ...................................................             20                 13
                                                                                           --------           --------
                                                                                             58,954             45,105
Deferred income taxes ..............................................................          2,758              2,049
Other ..............................................................................            708                802
                                                                                           --------           --------
Total assets .......................................................................       $255,317           $239,444
                                                                                           ========           ========

                             BPC HOLDING CORPORATION
                     CONSOLIDATED BALANCE SHEETS (CONTINUED)
                            (IN THOUSANDS OF DOLLARS)

                                                                                     JANUARY 2,         DECEMBER 27,
                                                                                       1999                 1997
                                                                                    ------------       --------------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
    Accounts payable .........................................................       $  18,059            $  16,732
    Accrued expenses and other liabilities ...................................          10,863                7,162
    Accrued interest .........................................................           4,166                3,612
    Employee compensation and payroll taxes ..................................           8,953                7,489
    Income taxes .............................................................              22                   55
    Current portion of long-term debt ........................................          19,388                7,619
                                                                                     ---------            ---------
Total current liabilities ....................................................          61,451               42,669

Long-term debt, less current portion .........................................         303,910              298,716
Accrued dividends on preferred stock .........................................           7,225                3,674
Deferred income taxes ........................................................             497                 --
Other liabilities ............................................................           2,591                3,360
                                                                                     ---------            ---------
                                                                                       375,674              348,419
STOCKHOLDERS' EQUITY (DEFICIT):
     Series A Preferred Stock; 800,000 shares authorized;
       600,000 shares issued and outstanding (net of discount
       of $2,770 at January 2, 1999 and $3,062 at December 27, 1997) .........          11,801               11,509
     Series B Preferred Stock; 200,000 shares authorized,
       issued and outstanding ................................................           5,000                5,000
     Class A Common Stock; $.01 par value:
       Voting; 500,000 shares authorized; 91,000 shares
         issued and outstanding ..............................................               1                    1
       Nonvoting; 500,000 shares authorized; 259,000 shares
         issued and outstanding ..............................................               3                    3
     Class B Common Stock; $.01 par value:
       Voting; 500,000 shares authorized; 145,058 shares
         issued and 144,546 shares outstanding ...............................               1                    1
       Nonvoting; 500,000 shares authorized; 58,612 shares
         issued and 56,937 shares outstanding ................................               1                    1
     Class C Common Stock; $.01 par value:
       Nonvoting; 500,000 shares authorized; 17,000 shares issued
         and 16,833 shares outstanding .......................................            --                   --
     Treasury stock: 512 shares Class B Voting Common Stock;
       1,675 shares Class B Nonvoting Common Stock; and 167 shares
       Class C Nonvoting Common Stock ........................................            (280)                 (22)
     Additional paid-in capital ..............................................          45,611               49,374
     Warrants ................................................................           3,511                3,511
     Retained earnings (deficit) .............................................        (185,923)            (178,353)
     Accumulated other comprehensive income (loss) ...........................             (83)                --
                                                                                     ---------            ---------
Total stockholders' equity (deficit) .........................................        (120,357)            (108,975)
                                                                                     ---------            ---------
Total liabilities and stockholders' equity (deficit) .........................       $ 255,317            $ 239,444
                                                                                     ---------            ---------

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                             BPC HOLDING CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                            (IN THOUSANDS OF DOLLARS)

                                                                                       YEAR ENDED
                                                                --------------------------------------------------------
                                                                  JANUARY 2,           DECEMBER 27,        DECEMBER 28,
                                                                     1999                 1997                 1996
                                                                --------------       ---------------      --------------
Net sales ..................................................      $ 271,830            $ 226,953            $ 151,058
Cost of goods sold .........................................        199,227              180,249              110,110
                                                                  ---------            ---------            ---------
Gross margin ...............................................         72,603               46,704               40,948

Operating expenses:
    Selling ................................................         14,780               11,320                6,950
    General and administrative .............................         19,308               11,505               13,769
    Research and development ...............................          1,690                1,310                  858
    Amortization of intangibles ............................          4,139                2,226                  524
    Other expenses .........................................          4,084                4,144                1,578
                                                                  ---------            ---------            ---------
Operating income ...........................................         28,602               16,199               17,269

Other expenses:
    Loss on disposal of property and equipment .............          1,865                  226                  302
                                                                  ---------            ---------            ---------
Income before interest and taxes ...........................         26,737               15,973               16,967

Interest:
    Expense ................................................        (35,555)             (32,237)             (21,364)
    Income .................................................            999                1,991                1,289
                                                                  ---------            ---------            ---------
Loss before income taxes ...................................         (7,819)             (14,273)              (3,108)
Income taxes (benefit) .....................................           (249)                 138                  239
                                                                  ---------            ---------            ---------
Net loss ...................................................         (7,570)             (14,411)              (3,347)

Preferred stock dividends ..................................         (3,551)              (2,558)              (1,116)
Amortization of preferred stock discount ...................           (292)                 (74)                --
                                                                  ---------            ---------            ---------
Net loss attributable to common shareholders ...............      $ (11,413)           $ (17,043)           $  (4,463)
                                                                  =========            =========            =========

 SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                             BPC HOLDING CORPORATION
      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                            (IN THOUSANDS OF DOLLARS)


                                                       COMMON STOCK          PREFERRED STOCK                      ADDITIONAL
                                            -----------------------------  ----------------------   TREASURY       PAID-IN
                                             CLASS A     CLASS B  CLASS C  CLASS A       CLASS B      STOCK        CAPITAL
                                            ---------   --------- -------  ---------    ---------   ---------    ---------
Balance at December 31, 1995(1) .........   $    --     $    --     $--    $    --      $    --     $     (58)   $     960

Net loss ................................        --          --      --         --           --          --           --
Market value adjustment - warrants ......        --          --      --         --           --          --         (1,145)
Exercise of stock options ...............        --          --      --         --           --          --          1,130
Distribution on sale of equity interests         --          --      --         --           --            58       (1,424)
Proceeds from newly issued equity .......           4           2    --       14,571         --          --         52,797
Payment of deferred compensation ........        --          --      --         --           --          --            479
Issuance of private warrants ............        --          --      --       (3,511)        --          --           --
Accrued dividends on preferred stock ....        --          --      --         --           --          --         (1,116)
Amortization of preferred stock discount         --          --      --          156         --          --           --
Purchase treasury stock from management .        --          --      --         --           --           (22)        --
                                            ---------   ---------   ----   ---------    ---------   ---------    ---------
Balance at December 28, 1996 ............           4           2    --       11,216         --           (22)      51,681
                                            ---------   ---------   ----   ---------    ---------   ---------    ---------

Net loss ................................        --          --      --         --           --          --           --
Sale of stock to management .............        --          --      --         --           --          --            325
Issuance of preferred stock .............        --          --      --         --          5,000        --           --
Accrued dividends on preferred stock ....        --          --      --         --           --          --         (2,558)
Amortization of preferred stock discount         --          --      --          293         --          --            (74)
                                            ---------   ---------   ----   ---------    ---------   ---------    ---------

Balance at December 27, 1997 ............           4           2    --       11,509        5,000         (22)      49,374
                                            ---------   ---------   ----   ---------    ---------   ---------    ---------

Net loss ................................        --          --      --         --           --          --           --
Sale of stock to management .............        --          --      --         --           --          --             80
Purchase treasury stock from management .        --          --      --         --           --          (258)        --
Translation loss ........................        --          --      --         --           --          --           --
Accrued dividends on preferred stock ....        --          --      --         --           --          --         (3,551)
Amortization of preferred stock discount         --          --      --          292         --          --           (292)
                                            ---------   ---------   ----   ---------    ---------   ---------    ---------

Balance at January 2, 1999 ..............   $       4   $       2   $--    $  11,801    $   5,000   $    (280)   $  45,611
                                            =========   =========   ====   =========    =========   =========    =========

                                                                     ACCUMULATED
                                                                         OTHER
                                                                     COMPREHENSIVE            COMPREHENSIVE
                                                          RETAINED     INCOME                    INCOME
                                             WARRANTS     EARNINGS      (LOSS)       TOTAL       (LOSS)
                                            ---------    ---------    ---------    ---------    ---------
Balance at December 31, 1995(1) .........   $   4,034    $ (37,420)   $    --      $ (32,484)   $    --

Net loss ................................        --         (3,347)        --         (3,347)      (3,347)
Market value adjustment - warrants ......       9,399       (8,254)        --           --           --
Exercise of stock options ...............        --           --           --          1,130         --
Distribution on sale of equity interests      (13,433)    (114,921)        --       (129,720)        --
Proceeds from newly issued equity .......        --           --           --         67,374         --
Payment of deferred compensation ........        --           --           --            479         --
Issuance of private warrants ............       3,511         --           --           --           --
Accrued dividends on preferred stock ....        --           --           --         (1,116)        --
Amortization of preferred stock discount         --           --           --            156         --
Purchase treasury stock from management .        --           --           --            (22)        --
                                            ---------    ---------    ---------    ---------    ---------
Balance at December 28, 1996 ............       3,511     (163,942)        --        (97,550)      (3,347)
                                            ---------    ---------    ---------    ---------    ---------

Net loss ................................        --        (14,411)        --        (14,411)     (14,411)
Sale of stock to management .............        --           --           --            325         --
Issuance of preferred stock .............        --           --           --          5,000         --
Accrued dividends on preferred stock ....        --           --           --         (2,558)        --
Amortization of preferred stock discount         --           --           --            219         --
                                            ---------    ---------    ---------    ---------    ---------

Balance at December 27, 1997 ............       3,511     (178,353)        --       (108,975)     (14,411)
                                            ---------    ---------    ---------    ---------    ---------

Net loss ................................        --         (7,570)        --         (7,570)      (7,570)
Sale of stock to management .............        --           --           --             80         --
Purchase treasury stock from management .        --           --           --           (258)        --
Translation loss ........................        --           --            (83)         (83)         (83)
Accrued dividends on preferred stock ....        --           --           --         (3,551)        --
Amortization of preferred stock discount         --           --           --           --           --
                                            ---------    ---------    ---------    ---------    ---------

Balance at January 2, 1999 ..............   $   3,511    $(185,923)   $     (83)   $(120,357)   $  (7,653)
                                            =========    =========    =========    =========    =========

(1) Old Class A and Class B Common Stock was redeemed in connection with the 1996 Transaction (see Note 9).


SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                             BPC HOLDING CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (IN THOUSANDS OF DOLLARS)

                                                                                           YEAR ENDED
                                                                       ----------------------------------------------------
                                                                         JANUARY 2,        DECEMBER 27,       DECEMBER 28,
                                                                            1999               1997                1996
                                                                       --------------     --------------     --------------
OPERATING ACTIVITIES
Net loss ..........................................................      $  (7,570)         $ (14,411)         $  (3,347)
Adjustments to reconcile net loss to net cash provided
  by operating activities:
         Depreciation .............................................         20,690             16,800             10,807
         Non-cash interest expense ................................          1,765              2,005              1,212
         Amortization .............................................          4,140              2,226                524
         Interest funded by assets held in trust ..................         13,059             11,255              5,412
         Non-cash compensation ....................................            600               --                  358
         Write-off of deferred acquisition costs ..................           --                  515               --
         Loss on sale of property and equipment ...................          1,865                226                302
         Deferred income taxes ....................................           (709)              --                   53
         Changes in operating assets and liabilities:
               Accounts receivable, net ...........................          4,413             (2,290)            (1,716)
               Inventories ........................................           (252)             2,767             (1,710)
               Prepaid expenses and other receivables .............          1,016               (137)               520
               Other assets .......................................            (43)              (225)                (5)
               Accounts payable and accrued expenses ..............         (4,810)            (4,516)             1,899
               Income taxes payable ...............................            (33)               (61)               117
                                                                         ---------          ---------          ---------
Net cash provided by operating activities .........................         34,131             14,154             14,426

INVESTING ACTIVITIES
Additions to property and equipment ...............................        (22,595)           (16,774)           (13,581)
Proceeds from disposal of property and equipment ..................          4,471              1,078                 94
Acquisitions of businesses ........................................        (33,996)           (86,406)            (1,152)
                                                                         ---------          ---------          ---------
Net cash used for investing activities ............................        (52,120)          (102,102)           (14,639)

FINANCING ACTIVITIES
Proceeds from long-term borrowings ................................         44,044             85,703            105,000
Payments on long-term borrowings ..................................        (24,906)            (2,821)              (717)
Purchase of treasury stock from management ........................           (258)              --                 --
Exercise of management stock options ..............................           --                 --                1,130
Proceeds from issuance of common stock ............................             80                325             52,797
Proceeds from issuance of preferred stock and warrants ............           --                 --               14,571
Rollover investments and share repurchases ........................           --                 --             (125,219)
Assets held in trust ..............................................           --                 --              (35,600)
Net payments to public warrant holders ............................           --                 --               (4,502)
Debt issuance costs ...............................................         (1,341)            (2,763)            (5,090)
                                                                         ---------          ---------          ---------
Net cash provided by financing activities .........................         17,619             80,444              2,370
                                                                         ---------          ---------          ---------

Net increase (decrease) in cash and cash equivalents ..............           (370)            (7,504)             2,157
Cash and cash equivalents at beginning of year ....................          2,688             10,192              8,035
                                                                         ---------          ---------          ---------

Cash and cash equivalents at end of year ..........................      $   2,318          $   2,688          $  10,192
                                                                         =========          =========          =========



SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                             BPC HOLDING CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (IN THOUSANDS OF DOLLARS, EXCEPT AS OTHERWISE NOTED)


NOTE 1.     ORGANIZATION

      BPC Holding Corporation ("Holding"), through its subsidiaries Berry Plastics Corporation ("Berry" or the "Company"), Berry Iowa Corporation ("Berry Iowa"), Berry Sterling Corporation ("Berry Sterling"), Berry Tri-Plas Corporation ("Berry Tri-Plas"), Berry Plastics Design Corporation ("Berry Design"), PackerWare Corporation ("PackerWare"), Venture Packaging, Inc. ("Venture Packaging") and its subsidiaries Venture Packaging Midwest, Inc. and Venture Packaging Southeast, Inc., NIM Holdings Limited and its subsidiary Norwich Injection Moulders Limited, and Knight Plastics, Inc., manufactures and markets plastic packaging products through its facilities located in Evansville, Indiana; Henderson, Nevada; Iowa Falls, Iowa; Charlotte, North Carolina; York, Pennsylvania; Suffolk, Virginia; Woodstock, Illinois; North Walsham, England; Monroeville, Ohio; and Lawrence, Kansas.

      In conjunction with the PackerWare acquisition in January 1997 (see Note
3), the Company also acquired a manufacturing facility in Reno, Nevada. This facility was closed in 1997, and its operations were consolidated into the Henderson, Nevada facility. In March 1998, Berry announced the consolidation of its Anderson, South Carolina facility with other Company locations with the majority of the business moving to the Charlotte, North Carolina and Monroeville, Ohio facilities.

      Holding's fiscal year is a 52/53 week period ending generally on the Saturday closest to December 31. All references herein to "1998", "1997," and "1996" relate to the fiscal years ended January 2, 1999, December 27, 1997, and December 28, 1996, respectively.


NOTE 2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION AND BUSINESS

      The consolidated financial statements include the accounts of Holding and its subsidiaries all of which are wholly-owned. Intercompany accounts and transactions have been eliminated in consolidation. Holding, through its wholly-owned subsidiaries, operates in two primary industry segments. The Company is a manufacturer and marketer of plastic packaging, with sales concentrated in three product groups within this market: plastic aerosol overcaps, rigid open-top containers, and plastic drink cups. In addition, the Company is a manufacturer in the retail housewares/lawn and garden market. The Company's customers are located principally throughout the United States, without significant concentration in any one region or any one customer. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral.

      Purchases of various densities of plastic resin used in the manufacture of the Company's products aggregated approximately $62 million in 1998 (excluding specialty resins). Dow Chemical Corporation is the principal supplier (approximately 54%) of the Company's total resin material requirements. The Company also uses other suppliers such as Union Carbide, Chevron, Phillips and Equistar to meet its resin requirements. The Company does not anticipate any material difficulty in obtaining an uninterrupted supply of raw materials at competitive prices in the near future. However, should a significant shortage of the supply of resin occur, changes in both the price and availability of the principal raw material used in the manufacture of the Company's products could occur and result in financial disruption to the Company.

      The Company is subject to existing and potential federal, state, local and foreign legislation designed to reduce solid waste in landfills. While the principal resins used by the Company are recyclable and, therefore, reduce the Company's exposure to legislation promulgated to date, there can be no assurance that future legislation or regulatory initiatives would not have a material adverse effect on the Company. Legislation, if promulgated, requiring plastics to be degradable in landfills or to have minimum levels of recycled content would have a

                             BPC HOLDING CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
              (IN THOUSANDS OF DOLLARS, EXCEPT AS OTHERWISE NOTED)



significant impact on the Company's business as would legislation providing for disposal fees or limiting the use of plastic products.

CASH AND CASH EQUIVALENTS

      All highly liquid investments with a maturity of three months or less at the date of purchase are considered to be cash equivalents.

INVENTORIES

      Inventories are valued at the lower of cost (first in, first out method) or market.

PROPERTY AND EQUIPMENT

      Property and equipment are stated at cost. Depreciation is computed primarily by the straight-line method over the estimated useful lives of the assets ranging from three to 25 years.

INTANGIBLE ASSETS

      Origination fees relating to the 1994 Notes, 1996 Notes, 1998 Notes and deferred financing fees are being amortized using the straight-line method over the lives of the respective debt agreements.

      Covenants not to compete are being amortized over the respective lives of the agreements.

      The costs in excess of net assets acquired represent the excess purchase price over the fair value of the net assets acquired in the original acquisition of Berry Plastics and subsequent acquisitions. These costs are being amortized over a range of 15 to 20 years.

      Holding periodically evaluates the value of intangible assets to determine if an impairment has occurred. This evaluation is based on various analyses including reviewing anticipated cash flows.

REVENUE RECOGNITION

      Revenue from sales of products is recognized at the time product is shipped to the customer.

USE OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

RECLASSIFICATIONS

      Certain amounts on the 1997 and 1996 financial statements have been reclassified to conform with the 1998 presentation.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

      On December 28, 1997, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (FAS 130) which establishes new rules for the reporting and display of comprehensive income and its components (net income and "other comprehensive income"). Adoption of the Statement had no impact on the Company's financial position.

                             BPC HOLDING CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
              (IN THOUSANDS OF DOLLARS, EXCEPT AS OTHERWISE NOTED)


      In fiscal 1998, the Company adopted Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" (FAS 131) which changes the basis on which public business enterprises report information about operating segments. The Company has two reportable segments: packaging products and housewares products. The Company's packaging business consists of three primary market groups: plastic aerosol overcaps, containers, and plastic drink cups. The Company's housewares business consists of semi-disposable plastic housewares and plastic lawn and garden products, sold primarily through major national retail marketers and national chain stores.

      The Company evaluates performance and allocates resources based on operating income before depreciation and amortization of intangibles adjusted to exclude (i) market value adjustment related to stock options, (ii) other non-recurring or "one-time" expenses, (iii) management fees and reimbursed expenses paid to First Atlantic and (iv) certain legal expenses associated with unusual litigation ("Adjusted EBITDA"). The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies. The Company's reportable segments are business units that offer different products to different markets.


                                                                                            YEAR ENDED
                                                                           JANUARY 2,       DECEMBER 27,      DECEMBER 28,
                                                                              1999              1997              1996
                                                                          ------------     --------------    --------------
Net sales:
   Packaging products ...............................................      $ 250,270         $ 209,433         $ 151,058
   Housewares products ..............................................         21,560            17,520              --
Adjusted EBITDA:
   Packaging products ...............................................         56,102            38,016            34,068
   Housewares products ..............................................          3,662             2,253              --
Total assets:
   Packaging products ...............................................        218,537           202,198           145,798
   Housewares products ..............................................         36,780            37,246              --

Reconciliation of Adjusted EBITDA to loss before income taxes:
   Adjusted EBITDA for reportable segments ..........................      $  59,764         $  40,269         $  34,068
   Net interest expense .............................................        (34,556)          (30,246)          (20,075)
   Depreciation .....................................................        (20,690)          (16,800)          (10,807)
   Amortization .....................................................         (4,140)           (2,226)             (524)
   Loss on disposal of property and equipment .......................         (1,865)             (226)             (302)
   One-time expenses ................................................         (4,860)           (4,216)           (4,361)
   Stock option market value adjustment .............................           (600)             --                (358)
   Management fees ..................................................           (872)             (828)             (749)
                                                                           ---------         ---------         ---------
   Loss before income taxes .........................................      $  (7,819)        $ (14,273)        $  (3,108)
                                                                           =========         =========         =========

NOTE 3. ACQUISITIONS

      On January 17, 1997, the Company acquired certain assets and assumed certain liabilities of Container Industries, Inc. ("Container Industries") of Pacoima, California for $2.9 million. The purchase was funded out of operating funds. The operations of Container Industries are included in the Company's operations since the acquisition date using the purchase method of accounting.

      On January 21, 1997, the Company acquired the outstanding stock of PackerWare Corporation, a Kansas corporation, for aggregate consideration of approximately $28.1 million and merged PackerWare with a newly-formed, wholly-owned subsidiary of the Company (with PackerWare being the surviving corporation). The purchase was primarily financed through the Credit Facility (see Note 5). The operations of PackerWare are included in the Company's operations since the acquisition date using the purchase method of accounting.

                             BPC HOLDING CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
              (IN THOUSANDS OF DOLLARS, EXCEPT AS OTHERWISE NOTED)



      On May 13, 1997, Berry Design, a newly-formed wholly-owned subsidiary of the Company, acquired substantially all of the assets and assumed certain liabilities of Virginia Design Packaging Corp. ("Virginia Design") for approximately $11.1 million. The purchase was financed through the Credit Facility (see Note 5). The operations of Berry Design are included in the Company's operations since the acquisition date using the purchase method of accounting.

      On August 29, 1997, the Company acquired the outstanding common stock of Venture Packaging for aggregate consideration of $43.7 million and merged Venture Packaging with a newly formed subsidiary of the Company (with Venture Packaging being the surviving corporation). The purchase was primarily financed through the Credit Facility (see Note 5). Additionally, preferred stock and warrants were issued to certain selling shareholders of Venture Packaging (see
Note 9). The operations of Venture Packaging are included in the Company's operations since the acquisition date using the purchase method of accounting.

      On July 2, 1998, NIM Holdings, a newly-formed, wholly-owned subsidiary of Berry, acquired all of the capital stock of Norwich Moulders of Norwich, England for aggregate consideration of approximately $14.0 million. The purchase was primarily financed through the Credit Facility (see Note 9). The operations of Norwich Moulders are included in Berry's operations since the acquisition date using the purchase method of accounting.

      On October 16, 1998, Knight Plastics, Inc. ("Knight"), a newly formed wholly-owned subsidiary of Berry, acquired substantially all of the assets of the Knight Engineering and Plastics Division of Courtaulds Packaging Inc. for aggregate consideration of approximately $18.0 million. The purchase was financed through the Credit Facility's revolving line of credit.

      The pro forma results listed below are unaudited and reflect purchase accounting adjustments assuming the Container Industries, PackerWare, Virginia Design, and Venture acquisitions occurred on December 31, 1995; and the Norwich Moulders and Knight acquisitions occurred on December 29, 1996.


                                                   YEAR ENDED
                                  ----------------------------------------------
                                   JANUARY 2,      DECEMBER 27,     DECEMBER 28,
                                     1999             1997              1996
                                  -----------     -------------    -------------
Net sales ...................     $ 296,485        $ 298,679        $ 257,098
Loss before income taxes ....        (8,924)         (19,808)          (9,932)
Net loss ....................        (8,791)         (20,178)         (10,171)

      The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the operating results that would have occurred had the acquisitions been consummated at the above dates, nor are they necessarily indicative of future operating results. Further, the information gathered on the acquired companies is based upon unaudited internal financial information and reflects only pro forma adjustments for additional interest expense and amortization of the excess of the cost over the underlying net assets acquired, net of the applicable income tax effects.


NOTE 4. INTANGIBLE ASSETS

      Intangible assets consist of the following:


                                                  JANUARY 2,       DECEMBER 27,
                                                     1999             1997
                                                 ------------     --------------
Deferred financing and origination fees ....      $ 15,817          $ 14,578
Covenants not to compete ...................         6,233             4,598
Excess of cost over net assets acquired ....        49,197            32,464
Deferred acquisition costs .................            20                13
Accumulated amortization ...................       (12,313)           (6,548)
                                                  --------          --------
                                                  $ 58,954          $ 45,105
                                                  ========          ========

                             BPC HOLDING CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
              (IN THOUSANDS OF DOLLARS, EXCEPT AS OTHERWISE NOTED)



      Excess of cost over net assets acquired increased due to the acquisitions of Norwich Moulders and Knight to the extent the purchase price exceeded the fair value of the net assets acquired.


NOTE 5. LONG-TERM DEBT

      Long-term debt consists of the following:

                                                                      JANUARY 2,       DECEMBER 27,
                                                                        1999               1997
                                                                    -------------     --------------
Holding 12.50% Senior Secured Notes .........................        $ 105,000          $ 105,000
Berry 12.25% Senior Subordinated Notes ......................          125,000            100,000
Term loans ..................................................           71,243             58,300
Revolving line of credit ....................................           16,162             25,654
Nevada Industrial Revenue Bonds .............................            4,500              5,000
Iowa Industrial Revenue Bonds ...............................             --                5,400
South Carolina Industrial Development Bonds .................             --                6,985
Capital lease obligation payable through December 1999 ......              561                547
Debt premium (discount), net ................................              832               (551)
                                                                     ---------          ---------
                                                                       323,298            306,335
Less current portion of long-term debt ......................           19,388              7,619
                                                                     ---------          ---------
                                                                     $ 303,910          $ 298,716
                                                                     =========          =========

HOLDING 12.50% SENIOR SECURED NOTES

      On June 18, 1996, Holding, as part of a recapitalization (see Note 9), issued 12.50% Senior Secured Notes due 2006 (the "1996 Offering") for net proceeds, after expenses, of approximately $100.2 million (or $64.6 million after deducting the amount of such net proceeds used to purchase marketable securities available for payment of interest on the notes). These notes were exchanged in October 1996 for the 12.50% Series B Senior Secured Notes due 2006 (the "1996 Notes"). Interest is payable semi-annually on June 15 and December 15 of each year. In addition, from December 15, 1999 until June 15, 2001, Holding may, at its option, pay interest, at an increased rate of 0.75% per annum, in additional 1996 Notes valued at 100% of the principal amount thereof.

      In connection with the 1996 Notes, $35.6 million was placed in escrow, which has been invested in U.S. government securities, to pay three years' interest on the notes. Pending disbursement, the trustee will have a first priority lien on the escrow account for the benefit of the holders of the 1996 Notes. Funds may be disbursed from the escrow account only to pay interest on the 1996 Notes and, upon certain repurchases or redemptions of the notes, to pay principal of and premium, if any, thereon. The balance in the escrow account as of January 2, 1999 is $6.7 million.

      The 1996 Notes rank senior in right of payment to all existing and future subordinated debt of Holding, including Holding's subordinated guarantee of the 1994 Notes and 1998 Notes (as defined hereinafter) and PARI PASSU in right of payment with all senior debt of Holding. The 1996 Notes are effectively subordinated to all existing and future senior debt of Berry, including borrowings under the Credit Facility and the Nevada Industrial Revenue Bond.

                             BPC HOLDING CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
              (IN THOUSANDS OF DOLLARS, EXCEPT AS OTHERWISE NOTED)



BERRY 12.25% SENIOR SUBORDINATED NOTES

      On April 21, 1994, Berry completed an offering of 100,000 units consisting of $100.0 million aggregate principal amount of 12.25% Berry Plastics Corporation Senior Subordinated Notes, due 2004 (the "1994 Notes") and 100,000 warrants to purchase 1.13237 shares of Class A Common Stock, $.00005 par value (collectively the "1994 Transaction"), of Holding. The net proceeds to Berry from the sale of the 1994 Notes, after expenses, were $93.0 million. On August 24, 1998, Berry completed an additional offering of $25.0 million aggregate principal amount of 12.25% Series B Senior Subordinated Notes due 2004 (the "1998 Notes"). The net proceeds to Berry from the sale of the 1998 Notes, after expenses, were $25.2 million. The 1994 Notes and 1998 Notes mature on April 15, 2004 and interest is payable semi-annually on October 15 and April 15 of each year and commenced on October 15, 1994 and October 15, 1998 for the 1994 Notes and 1998 Notes respectively. Holding and all of Berry's subsidiaries fully, jointly, and severally, and unconditionally guarantee on a senior subordinated basis the 1994 Notes and 1998 Notes. There are no nonguarantor subsidiaries.

      Berry is not required to make mandatory redemption or sinking fund payments with respect to the 1994 Notes and 1998 Notes. Subsequent to April 15, 1999, the 1994 Notes and 1998 Notes may be redeemed at the option of Berry, in whole or in part, at redemption prices ranging from 106.125% in 1999 to 100% in 2002 and thereafter. Upon a change in control, as defined in the indenture entered into in connection with the 1994 Transaction (the "1994 Indenture") and the 1998 Transaction ("1998 Indenture"), each holder of notes will have the right to require Berry to repurchase all or any part of such holder's notes at a repurchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued interest.

      The 1994 Notes and 1998 Notes rank PARI PASSU with or senior in right of payment to all existing and future subordinated debt of Berry. The notes rank junior in right of payment to all existing and future senior debt of Berry, including borrowings under the Credit Facility and the Nevada Industrial Revenue Bonds.

      The 1994 Indenture and 1998 Indenture contains certain covenants which, among other things, limit Berry and its subsidiaries' ability to incur debt, merge or consolidate, sell, lease or transfer assets, make dividend payments and engage in transactions with affiliates.

CREDIT FACILITY

      Concurrent with the Venture Packaging Acquisition, the Company amended its then existing financing and security agreement (the "Security Agreement") with NationsBank, N.A. for a senior secured line of credit to increase the commitments thereunder to an aggregate principal amount of $127.2 million (the "Credit Facility"). Concurrently with the Norwich Acquisition, the Credit Facility was amended and increased to $132.6 million (plus an additional revolving credit facility of ?1.5 million (the "UK Revolver") and a term loan facility of ?4.5 million (the "UK Term Loan"), each for NIM Holdings and Norwich). The debt under the Credit Facility is guaranteed by Holding and substantially all of its subsidiaries. The obligations of the Company and the subsidiaries under the Credit Facility and the guarantees thereof are secured primarily by all of the assets of such persons. The Credit Facility replaced the facility previously provided by Fleet Capital Corporation.

      The Credit Facility provides the Company with (i) a $50.0 million revolving line of credit, subject to a borrowing base formula, (ii) the UK Revolver, subject to a borrowing base, (iii) a $63.7 million term loan facility,
(iv) the UK Term Loan and (v) a $5.6 million standby letter of credit facility to support the Company's and its subsidiaries' obligations under the Nevada Bonds. The Credit Facility also provides for a $5.4 million term loan facility, the proceeds of which were used to retire in July 1998 the Company's and its subsidiaries' obligations under the Iowa Bonds, on which Berry Iowa had agreed, pursuant to a Loan and Trust Agreement with The City of Iowa Falls, Iowa, to pay amounts sufficient to pay principal, interest and any premium with respect to the Iowa Bonds. Also, the Credit Facility provided a term loan facility to support the Company's and its subsidiaries' obligations under the South Carolina Industrial Development Bonds. In August 1998, in conjunction with the closing and sale of the Anderson, South Carolina Facility, the Bonds were paid by the Company. The difference between the repayment of the development bonds and other related liabilities and the net proceeds from the sale of the facility of approximately $3.0 million has been financed with borrowings under the term loan facility. The Company borrowed

                             BPC HOLDING CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
              (IN THOUSANDS OF DOLLARS, EXCEPT AS OTHERWISE NOTED)


all amounts available under the term loan facility and the UK Term Loan to finance the PackerWare Acquisition, the Virginia Design Acquisition, the Venture Packaging Acquisition and the Norwich Acquisition. At January 2, 1999, the Company had unused borrowing capacity under the Credit Facility's revolving line of credit of approximately $26.3 million.

      The Credit Facility matures on January 21, 2002 unless previously terminated by the Company or by the lenders upon an Event of Default as defined in the Security Agreement. The term loan facility requires periodic payments, varying in amount, through the maturity of the facility. Interest on borrowings under the Credit Facility is based on either (i) the lender's base rate (which is the higher of the lender's prime rate and the federal funds rate plus 0.50%) plus an applicable margin of 0.50% or (ii) LIBOR (adjusted for reserves) plus an applicable margin of 2.0%, at the Company's option (7.0% at January 2, 1999 and 8.0% at December 27, 1997). Following receipt of the quarterly financial statements, the agent under the Credit Facility has the option to change the applicable interest rate margin on loans (other than under the UK Revolver and UK Term Loan) once per quarter to a specified margin determined by the ratio of funded debt to EBITDA of the Company and its subsidiaries. Notwithstanding the foregoing, interest on borrowings under the UK Revolver and the UK Term Loan is based on LIBOR (adjusted for reserves) plus 2.50%.

      The Credit Facility contains various covenants which include, among other things: (i) maintenance of certain financial ratios and compliance with certain financial tests and limitations, (ii) limitations on the issuance of additional debt and (iii) limitations on capital expenditures.

NEVADA INDUSTRIAL REVENUE BONDS

      The Nevada Industrial Revenue Bonds bear interest at a variable rate (3.0% at January 2, 1999 and 4.6% at December 27, 1997), require annual principal payments of $0.5 million on April 1, are collateralized by irrevocable letters of credit issued by NationsBank under the Credit Facility and mature in April 2007.

OTHER

      Future maturities of long-term debt are as follows: 1999, $19,388; 2000, $20,386; 2001, $16,105; 2002, $34,763; 2003, $500, and $231,324 thereafter.

      Interest paid was $33,236, $29,927 and $19,744 for 1998, 1997 and 1996,
respectively. Interest capitalized was $777, $341 and $225 for 1998, 1997 and 1996, respectively.


NOTE 6. LEASE AND OTHER COMMITMENTS

      Certain property and equipment are leased using capital and operating leases. Capitalized lease property consisted of manufacturing equipment with a cost of $2,970 and $1,661 and related accumulated amortization of $1,468 and $831 at January 2, 1999, and December 27, 1997, respectively. Capital lease amortization is included in depreciation expense. Total rental expense for operating leases was approximately $5,414, $3,332, and $2,344 for 1998, 1997, and 1996, respectively.

      Future minimum lease payments for capital leases and noncancellable operating leases with initial terms in excess of one year are as follows:

                                                                 AT JANUARY 2, 1999
                                                         ---------------------------------
                                                         CAPITAL LEASES   OPERATING LEASES
                                                         --------------   ----------------
     1999.............................................      $   606          $  3,834
     2000.............................................          --              3,724
     2001.............................................          --              3,422
     2002.............................................          --              2,805

                             BPC HOLDING CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
              (IN THOUSANDS OF DOLLARS, EXCEPT AS OTHERWISE NOTED)

     2003.............................................          --              2,207
     Thereafter.......................................          --              1,921
                                                            -------          --------
                                                                606          $ 17,913
                                                                             ========
     Less: amount representing interest...............           45
                                                            -------
     Present value of net minimum lease payments......      $   561
                                                            =======

NOTE 7. INCOME TAXES

      Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of deferred tax liabilities and assets at January 2, 1999 and December 27, 1997 are as follows:

                                                                       JANUARY 2,       DECEMBER 27,
                                                                          1999              1997
                                                                     -------------     --------------
Deferred tax liabilities:
    Tax over book depreciation .................................       $ 11,080          $ 11,073

Deferred tax assets:
    Allowance for doubtful accounts ............................            633               590
    Inventory ..................................................            900             1,391
    Compensation and benefit accruals ..........................          1,592             1,198
    Insurance reserves .........................................            436               338
    Net operating loss carryforwards ...........................         10,012             8,372
    Alternative minimum tax (AMT) credit carryforwards .........          2,758             2,049
                                                                       --------          --------
          Total deferred tax assets ............................         16,331            13,938
                                                                       --------          --------
                                                                          5,251             2,865
Valuation allowance ............................................         (2,493)             (816)
                                                                       --------          --------
Net deferred tax asset .........................................       $  2,758          $  2,049
                                                                       ========          ========

      Income tax expense consists of the following:

                                             JANUARY 2,     DECEMBER 27,    DECEMBER 28,
                                               1999            1997             1996
                                           ------------    -------------   --------------
Current
   Federal ...........................      $  (493)         $   --           $   --
   Foreign ...........................          152              --               --
   State .............................           92              138              186
Deferred
   Federal ...........................          --               --                69
   State .............................          --               --               (16)
                                            -------          -------          -------
Income tax expense (benefit) .........      $  (249)         $   138          $   239
                                            -------          -------          -------

      Holding has unused operating loss carryforwards of approximately $26.0 million for federal income tax purposes which begin to expire in 2010. AMT credit carryforwards are available to Holding indefinitely to reduce future years' federal income taxes. A tax sharing agreement is in place that allows Holding to make losses available to Berry.

      Income taxes paid during 1998, 1997 and 1996 approximated $526, $47, and $528 respectively.

                             BPC HOLDING CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
              (IN THOUSANDS OF DOLLARS, EXCEPT AS OTHERWISE NOTED)


      A reconciliation of income tax expense, computed at the federal statutory rate, to income tax expense, as provided for in the financial statements, is as follows:

                                                                                        YEAR ENDED
                                                                      --------------------------------------------------
                                                                       JANUARY 2,       DECEMBER 27,       DECEMBER 28,
                                                                         1999               1997               1996
                                                                      ------------     --------------     --------------
Income tax expense (benefit) computed at statutory rate .........      $(2,658)           $(4,853)           $(1,057)
State income tax expense, net of federal benefit ................           90                138                112
Amortization of goodwill ........................................          339                285               --
Expenses not deductible for income tax purposes .................          432                219                 51
Change in valuation allowance ...................................        1,677              4,298              1,103
Other ...........................................................         (129)                51                 30
                                                                       -------            -------            -------
Income tax expense (benefit) ....................................      $  (249)           $   138            $   239
                                                                       =======            =======            =======

NOTE 8. EMPLOYEE RETIREMENT PLANS

      Berry sponsors a defined contribution 401(k) retirement plan covering substantially all employees. Contributions are based upon a fixed dollar amount for employees who participate and percentages of employee contributions at specified thresholds. Contribution expense for this plan was approximately $933, $629, and $531 for 1998, 1997 and 1996, respectively.


NOTE 9. STOCKHOLDERS' EQUITY

COMMON STOCK

      On June 18, 1996, Holding consummated the transaction described below (the "1996 Transaction"). BPC Mergerco, Inc. ("Mergerco"), a wholly owned subsidiary of Holding, was organized by Atlantic Equity Partners International II, L.P. ("International"), Chase Venture Capital Associates, L.P. ("CVCA"), and certain other institutional investors to effect the acquisition of a majority of the outstanding capital stock of Holding. Pursuant to the terms of a Common Stock Purchase Agreement dated as of June 12, 1996 each of International, CVCA and certain other equity investors (collectively the "Common Stock Purchasers") subscribed for shares of common stock of Mergerco. In addition, pursuant to the terms of a Preferred Stock Purchase Agreement dated as of June 12, 1996 (the "Preferred Stock Purchase Agreement"), CVCA and an additional institutional investor (the "Preferred Stock Purchasers") purchased shares of preferred stock of Mergerco (the "Preferred Stock") and warrants (the "1996 Warrants") to purchase shares of common stock of Mergerco. Immediately after the purchase of the common stock, the preferred stock and the 1996 Warrants of Mergerco, Mergerco merged (the "Merger") with and into Holding, with Holding being the surviving corporation. Upon the consummation of the Merger: each share of the Class A Common Stock, $.00005 par value, and Class B Common Stock, $.00005 par value, of Holding and certain privately-held warrants exercisable for such Class A and Class B Common Stock were converted into the right to receive cash equal to the purchase price per share for the common stock into which such warrants were exercisable less the amount of the nominal exercise price therefor, and all other classes of common stock of Holding, a majority of which was held by certain members of management, were converted into shares of common stock of the surviving corporation. In addition, upon the consummation of the Merger, the holders of the warrants (the "1994 Warrants") to purchase capital stock of Holding that were issued in connection with the 1994 Transaction became entitled to receive cash equal to the purchase price per share for the common stock into which such warrants were exercisable less the amount of the exercise price therefor. The Company's common stock shareholders who held common stock immediately preceding the 1996 Transaction retained 78% of the common stock. Additionally, a $2,762 bonus was paid to management employees who held unvested stock options at the time of the 1994 Transaction which is included in 1996 general and administrative expenses.

      The authorized capital stock of Holding consists of 3,500,000 shares of capital stock, including 2,500,000 shares of Common Stock, $.01 par value (the "Holding Common Stock"). Of the 2,500,000 shares of Holding

                             BPC HOLDING CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
              (IN THOUSANDS OF DOLLARS, EXCEPT AS OTHERWISE NOTED)



Common Stock, 500,000 shares are designated Class A voting Common Stock (the "Class A Voting Stock"), 500,000 shares are designated Class A Nonvoting Common Stock (the "Class A Nonvoting Stock"), 500,000 shares are designated Class B Nonvoting Common Stock (the "Class B Nonvoting Stock"), and 500,000 shares are designated Class C Nonvoting Common Stock (the "Class C Nonvoting Stock").

PREFERRED STOCK AND WARRANTS

      In connection with the 1996 Transaction, for aggregate consideration of $15.0 million, Mergerco issued units (the "Units") comprised of Series A Senior Cumulative Exchangeable Preferred Stock, par value $.01 per share (the "Preferred Stock"), and detachable warrants to purchase shares of Class B Common Stock (voting and non-voting) constituting 6% of the issued and outstanding Common Stock of all classes, determined on a fully-diluted basis (the "Warrants").

      Dividends accrue at a rate of 14% per annum, payable quarterly in arrears (each date of payment, a "Dividend Payment Date") and will accumulate until declared and paid. Dividends declared and accruing prior to the first Dividend Payment Date occurring after the sixth anniversary of the issue date (the "Cash Dividend Date") may, at the option of Holding, be paid in cash in full or in part or accrue quarterly on a compound basis. Thereafter, all dividends are payable in cash in arrears. The dividend rate is subject to increase to a rate of (i) 16% per annum if (and for so long as) Holding fails to declare and pay dividends in cash for any quarterly period following the Cash Dividend Date and
(ii) 15% per annum if (and for so long as) Holding fails to comply with its obligations relating to the rights and preferences of the Preferred Stock. If Holding fails to pay in full, in cash, (a) all accrued and unpaid dividends on or prior to the twelfth anniversary of the issue date or (b) all accrued dividends on any Dividend Payment Date following the twelfth anniversary of the issue date, the holders of Preferred Stock will be permitted to elect a majority of the Board of Directors of Holding.

      The Preferred Stock ranks prior to all other classes of stock of Holding upon liquidation and is entitled to receive, out of assets available for distribution, cash in the aggregate amount of $15.0 million, plus all accrued and unpaid dividends thereon. Subject to the terms of the 1996 Indenture, on any Dividend Payment Date, Holding has the option of exchanging the Preferred Stock, in whole but not in part, for Senior Subordinated Exchange Notes, at the rate of $25 in principal amount of notes for each $25 of liquidation preference of Preferred Stock held; provided, however, that no shares of Preferred Stock may be exchanged for so long as any shares of Preferred Stock are held by CVCA or its affiliates. Upon such exchange, Holding will be required to pay in cash all accrued and unpaid dividends.

      Pursuant to the Preferred Stock Purchase Agreement, the holders of Preferred Stock and Warrants have unlimited incidental registration rights (subject to cutbacks under certain circumstances). The exercise price of the Warrants is $.01 per Warrant and the Warrants are exercisable immediately upon issuance. All unexercised warrants will expire on the tenth anniversary of the issue date. The number of shares issuable upon exercise of a Warrant are subject to anti-dilution adjustments upon the occurrence of certain events.

      In conjunction with the Venture Packaging acquisition, Holding authorized and issued 200,000 shares of Series B Cumulative Preferred Stock to certain selling shareholders of Venture Packaging. The Preferred Stock has a stated value of $25 per share, and dividends accrue at a rate of 14.75% per annum and will accumulate until declared and paid. The Preferred Stock ranks junior to the Series A Preferred Stock and prior to all other capital stock of Holding. In addition, Warrants to purchase 9,924 shares of Class B Non-Voting Common Stock at $108 per share were issued to the same selling shareholders of Venture Packaging.

STOCK OPTION PLAN

      Pursuant to the provisions of the BPC Holding Corporation 1996 Stock Option Plan (the "Option Plan") as amended, whereby 51,620 shares have been reserved for future issuance, Holding has granted options to certain officers and key employees to acquire shares of Class B Nonvoting Common Stock. These options are subject to various agreements, which among other things, set forth the class of stock, option price and performance thresholds to determine exercisability and vesting requirements. The Option Plan expires October 3, 2003 or such earlier date

                             BPC HOLDING CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
              (IN THOUSANDS OF DOLLARS, EXCEPT AS OTHERWISE NOTED)


on which the Board of Directors of Holding, in its sole discretion, determines. Option prices range from $100 to $122 per share. Options granted under the Option Plan typically expire after seven years and vest over a five-year period with half of each person's award based on continued employment and half based on the Company achieving financial performance targets.

      FASB Statement 123, ACCOUNTING FOR STOCK-BASED COMPENSATION ("Statement 123"), prescribes accounting and reporting standards for all stock- based compensation plans. Statement 123 provides that companies may elect to continue using existing accounting requirements for stock-based awards or may adopt a new fair value method to determine their intrinsic value. Holding has elected to continue following Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES ("APB 25") to account for its employee stock options. Under APB 25, because the exercise price of Holding's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized at the grant date.

Information related to the Option Plan is as follows:

                                           JANUARY 2, 1999          DECEMBER 27, 1997
                                      -----------------------   ------------------------
                                                     WEIGHTED                   WEIGHTED
                                         NUMBER      AVERAGE      NUMBER        AVERAGE
                                           OF        EXERCISE       OF          EXERCISE
                                         SHARES       PRICE       SHARES         PRICE
                                      ------------   --------   ------------    --------
Options outstanding,
   beginning of year ..............         47,708   $    101         43,393    $    100
Options granted ...................         11,005        122          5,425         106
Options exercised .................           --         --             --          --
Options canceled ..................          7,984        100         (1,110)        100
                                      ------------              ------------
Options outstanding, end of
   year ...........................         50,729        105         47,708         101
                                      ============              ============
Option price range at end of
   year ...........................    $100 - $122               $100 - $108
Options exercisable at end of
   year ...........................         25,191                    13,561
Options available for grant
   at year end ....................            891                     3,912
Weighted average fair value
   of options granted during
   year ...........................   $        122              $        106

The following table summarizes information about the options outstanding at January 2, 1999:

                                      WEIGHTED
                      NUMBER          AVERAGE      WEIGHTED
 RANGE OF           OUTSTANDING      REMAINING      AVERAGE         NUMBER
 EXERCISE          AT JANUARY 2,    CONTRACTUAL    EXERCISE     EXERCISABLE AT
  PRICES               1999            LIFE          PRICE     JANUARY 2, 1999
-----------        -------------    -----------    --------    ---------------
$100 - $122          50,729          3 years         $105          25,191

      Disclosure of pro forma financial information is required by Statement 123 as if the Company had accounted for its employee stock options using the fair value method as defined by the Statement. The fair value for options granted by the Company have been estimated at the date of grant using a Black Scholes option pricing model with the following weighted average assumptions:

                                                     YEAR ENDED
                                       ----------------------------------------
                                       JANUARY 2,   DECEMBER 27,   DECEMBER 28,
                                          1999         1997            1996
                                       ----------   -----------    ------------
Risk-free interest rate ............          6.4%          6.4%            6.5%
Dividend yield .....................          0.0%          0.0%            0.0%
Volatility factor ..................          .20           .07             .01
Expected option life ...............    4.0 years     4.0 years       5.0 years

                             BPC HOLDING CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
              (IN THOUSANDS OF DOLLARS, EXCEPT AS OTHERWISE NOTED)

      For purposes of the pro forma disclosures, the estimated fair value of the stock options are amortized to expense over the related vesting period. Because compensation expense is recognized over the vesting period, the initial impact on pro forma net loss may not be representative of compensation expense in future years, when the effect of amortization of multiple awards would be reflected in the Consolidated Statement of Operations. The Company's pro forma net losses giving effect to the estimated compensation expense related to stock options are as follows:

                                                      YEAR ENDED
                                       ----------------------------------------
                                       JANUARY 2,   DECEMBER 27,   DECEMBER 28,
                                          1999         1997            1996
                                       ----------   -----------    ------------
Net loss.........................      $   (7,198)  $   (14,594)   $     (3,389)

STOCKHOLDERS AGREEMENTS

      Holding entered into a new stockholders agreement (the "New Stockholders Agreement") dated as of June 18, 1996 with the Common Stock Purchasers, certain management stockholders and, for limited purposes thereunder, the Preferred Stock Purchasers. The New Stockholders Agreement grants certain rights including, but not limited to, designation of members of Holding's Board of Directors, the initiation of an initial public offering of equity securities of the Company or a sale of Holding. The agreement also restricts certain transfers of Holding's equity.

      Holding entered into an amended and restated agreement with its management stockholders and International on June 18, 1996. The agreement contains provisions (i) limiting transfers of equity by the management stockholders; (ii) requiring the management stockholders to sell their shares as designated by Holding or International upon the consummation of certain transactions; (iii) granting the management stockholders certain rights of co-sale in connection with sales by International; (iv) granting rights to repurchase capital stock from the management stockholders upon the occurrence of certain events; and (v) requiring the management stockholders to offer shares to Holding prior to any permitted transfer.

NOTE 10.    RELATED PARTY TRANSACTIONS

      The Company is party to a management agreement (the "Management Agreement") with First Atlantic Capital, Ltd. ("First Atlantic"). In connection with the 1996 Transaction, Holding paid a fee of $1,250 plus reimbursement for out-of-pocket expenses to First Atlantic for advisory services, including originating, structuring and negotiating the 1996 Transaction. First Atlantic also received advisory fees of $966 for originating, structuring and negotiating the 1997 acquisitions and advisory fees of approximately $140 and $180 in July 1998 and October 1998, respectively, for originating, structuring and negotiating the Norwich Acquisition and the Knight Acquisition, respectively.

      In consideration of financial advisory and management consulting services, the Company paid First Atlantic fees and expenses of $835, $771 and $788 for fiscal 1998, 1997, and 1996, respectively.

NOTE 11.    FAIR VALUE OF FINANCIAL INSTRUMENTS INFORMATION

      The Company's financial instruments generally consist of cash and cash equivalents and the Company's long-term debt. The carrying amounts of the Company's financial instruments approximate fair value at January 2, 1999, except for the 1994 Notes and the 1996 Notes for which the fair value exceed the carrying value by approximately $4.5 million and $4.2 million, respectively.

                             BPC HOLDING CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
              (IN THOUSANDS OF DOLLARS, EXCEPT AS OTHERWISE NOTED)

NOTE 12.    SUMMARY FINANCIAL INFORMATION (IN THOUSANDS)

      The following summarizes consolidated financial information of Holding's wholly- owned subsidiary, Berry Plastics Corporation and subsidiaries:

                                                     JANUARY 2,    DECEMBER 27,
                                                        1999           1997
                                                     ----------    ------------
CONSOLIDATED BALANCE SHEETS
Current assets ...................................   $   65,590    $     62,824
Property and equipment - net of accumulated
depreciation .....................................      120,005         108,218
Other noncurrent assets ..........................       58,716          44,480
Current liabilities ..............................       60,210          42,158
Noncurrent liabilities ...........................      210,093         205,172
Equity (deficit) .................................      (25,992)        (31,808)

                                                      YEAR ENDED
                                       -----------------------------------------
                                       JANUARY 2,   DECEMBER 27,    DECEMBER 28,
                                          1999         1997            1996
                                       ----------   ------------    ------------
CONSOLIDATED STATEMENTS OF OPERATIONS
Net sales ...........................  $  271,830   $    226,954    $    151,058
Cost of goods sold ..................     199,226        180,249         110,110
Income (loss) before income taxes ...       5,650         (2,493)          6,490
Net income (loss) ...................       5,899         (2,631)          5,989


      The following summarizes parent company only financial information of
Berry:

                                                     JANUARY 2,    DECEMBER 27,
                                                        1999           1997
                                                     ----------    ------------
BALANCE SHEET
Current assets ...................................   $   28,579    $     31,492
Property and equipment - net of accumulated
depreciation .....................................       48,220          45,091
Investment in/due from subsidiaries ..............      120,230          87,613
Other noncurrent assets ..........................       15,629          14,111
Current liabilities ..............................       41,325          53,506
Noncurrent liabilities ...........................      197,325         156,609
Equity (deficit) .................................      (25,992)        (31,808)

                                                      YEAR ENDED
                                       -----------------------------------------
                                       JANUARY 2,   DECEMBER 27,    DECEMBER 28,
                                          1999         1997            1996
                                       ----------   ------------    ------------
STATEMENTS OF OPERATIONS
Net sales ...........................  $  140,856   $    140,976    $    108,253
Cost of goods sold ..................      91,763        101,769          75,861
Income (loss) before income taxes ...       5,650         (2,493)          6,490
Net income (loss) ...................       5,899         (2,631)          5,989

                  BPC HOLDING CORPORATION AND SUBSIDIARIES
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                          (IN THOUSANDS OF DOLLARS)

                                                         JULY 3,      JANUARY 2,
                                                           1999          1999
                                                        ----------    ----------
                                                        (Unaudited)
ASSETS
Current assets:
   Cash and cash equivalents ..........................   $  2,993   $    2,318
   Accounts receivable (less allowance for doubtful
     accounts of $1,507 at July 3, 1999 and $1,651
     at January 2, 1999) ..............................     40,842       29,951
   Inventories:
     Finished goods ...................................     23,967       23,146
     Raw materials and supplies .......................      8,347        8,556
                                                          --------   ----------
                                                            32,314       31,702
   Prepaid expenses and other receivables .............      2,575        1,665
   Income taxes recoverable ...........................         83          577
                                                          --------   ----------
Total current assets ..................................     78,807       66,213

Assets held in trust ..................................        252        6,679

Property and equipment:
   Land ...............................................      7,762        7,769
   Buildings and improvements .........................     39,047       38,960
   Machinery, equipment and tooling ...................    140,801      141,054
   Automobiles and trucks .............................      1,405        1,386
   Construction in progress ...........................     21,766       11,780
                                                          --------   ----------
                                                           210,781      200,949
   Less accumulated depreciation ......................     90,510       80,944
                                                          --------   ----------
                                                           120,271      120,005
Intangible assets:
   Deferred financing and origination fees, net .......      9,765       10,327
   Covenants not to compete, net ......................      4,068        4,404
   Excess of cost over net assets acquired, net .......     41,971       44,536
   Deferred acquisition costs .........................        146           20
                                                          --------   ----------
                                                            55,950       59,287
Deferred income taxes .................................      2,758        2,758
Other .................................................        371          375
                                                          --------   ----------
Total assets ..........................................   $258,409   $  255,317
                                                          ========   ==========

                                                               JULY 3,     JANUARY 2,
                                                                1999          1999
                                                              ---------    ----------
                                                             (Unaudited)
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
   Accounts payable .......................................   $  20,664    $   18,059
   Accrued expenses and other liabilities .................       8,590         9,944
   Accrued interest .......................................       3,795         4,166
   Employee compensation and payroll taxes ................      12,156         8,953
   Income taxes ...........................................       1,534           941
   Current portion of long-term debt ......................      20,297        19,388
                                                              ---------    ----------
Total current liabilities .................................      67,036        61,451
Long-term debt, less current portion ......................     300,187       303,910
Accrued dividends on preferred stock ......................       9,188         7,225
Deferred income taxes .....................................         472           497
Other liabilities .........................................       2,193         2,591
                                                              ---------    ----------
                                                                379,076       375,674
Stockholders' equity (deficit):
    Series A Preferred Stock; 800,000 shares authorized;
       600,000 shares issued and outstanding (net of
       discount of $2,624 at July 3, 1999 and $2,770 at
       January 2, 1999) ...................................      11,947        11,801
    Series B Preferred Stock; 200,000 shares authorized,
       issued and outstanding .............................       5,000         5,000
    Class A Common Stock; $.01 par value:
Voting; 500,000 shares authorized; 91,000 shares issued and
       outstanding ........................................           1             1
Nonvoting; 500,000 shares authorized; 259,000 shares issued
       and outstanding ....................................           3             3
    Class B Common Stock; $.01 par value:
Voting; 500,000 shares authorized; 145,058 shares issued
       and 144,546 shares outstanding .....................           1             1
Nonvoting; 500,000 shares authorized; 58,612 shares issued
       and 56,842 shares outstanding ......................           1             1
   Class C Common Stock; $.01 par value:
Nonvoting; 500,000 shares authorized; 17,000 shares issued
       and 16,833 shares outstanding ......................        --            --
    Treasury stock:  512 shares Class B Voting Common
       Stock; 1,770 shares Class B Nonvoting Common
       Stock; and 167 shares Class C Nonvoting Common
       Stock ..............................................        (296)         (280)
    Additional paid-in capital ............................      43,502        45,611
    Warrants ..............................................       3,511         3,511
    Retained earnings (deficit) ...........................    (183,801)     (185,923)
    Accumulated other comprehensive loss ..................        (536)          (83)
                                                              ---------    ----------
Total stockholders' equity (deficit) ......................    (120,667)     (120,357)
                                                              ---------    ----------
Total liabilities and stockholders' equity (deficit) ......   $ 258,409    $  255,317
                                                              =========    ==========

SEE NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                   BPC HOLDING CORPORATION AND SUBSIDIARIES
               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                          (IN THOUSANDS OF DOLLARS)

                                      THIRTEEN WEEKS ENDED    TWENTY-SIX WEEKS ENDED
                                      --------------------    ----------------------
                                       JULY 3,    JUNE 27,     JULY 3,     JUNE 27,
                                        1999        1998        1999         1998
                                      --------    --------    ---------    ---------
                                                       (Unaudited)
Net sales .........................   $ 82,392    $ 69,586    $ 159,852    $ 136,317
Cost of goods sold ................     58,259      50,768      112,782      100,016
                                      --------    --------    ---------    ---------
Gross margin ......................     24,133      18,818       47,070       36,301

Operating expenses:
    Selling .......................      4,323       3,487        8,553        7,112
    General and administrative ....      5,845       4,400       11,883        8,799
    Research and development ......        633         347        1,175          743
    Amortization of intangibles ...      1,275         828        2,550        1,708
    Other .........................        711       1,230        1,667        2,363
                                      --------    --------    ---------    ---------
Operating income ..................     11,346       8,526       21,242       15,576

Other income and expense:
    Loss on disposal of property
      and equipment ...............        169         297          778          430
                                      --------    --------    ---------    ---------
Income before interest and income
   taxes ..........................     11,177       8,229       20,464       15,146

Interest:
    Expense .......................     (8,736)     (8,776)     (18,022)     (17,441)
    Income ........................         62         337          162          575
                                      --------    --------    ---------    ---------
Income (loss) before income taxes .      2,503        (210)       2,604       (1,720)
Income tax expense ................        289          13          482           26
                                      --------    --------    ---------    ---------
Net income (loss) .................      2,214        (223)       2,122       (1,746)

Preferred stock dividends .........       (998)       (869)      (1,962)      (1,783)
Amortization of preferred stock
  discount ........................        (73)        (73)        (146)        (146)
                                      --------    --------    ---------    ---------
Net income (loss) attributable to
Common Stockholders ...............   $  1,143    $ (1,165)   $      14    $  (3,675)
                                      ========    ========    =========    =========

SEE NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                   BPC HOLDING CORPORATION AND SUBSIDIARIES
               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                          (IN THOUSANDS OF DOLLARS)

                                                         TWENTY-SIX WEEKS ENDED
                                                         ----------------------
                                                          JULY 3,      JUNE 27,
                                                           1999         1998
                                                         ---------    ---------
                                                              (Unaudited)
OPERATING ACTIVITIES
Net income (loss) ....................................   $   2,122    $  (1,746)
Adjustments to reconcile net income (loss) to
   net cash provided by operating activities:
      Depreciation ...................................      11,560       10,075
      Non-cash interest expense ......................         872          884
      Amortization ...................................       2,550        1,708
      Interest funded by assets held in trust ........       6,427        6,393
      Loss on sale of property and equipment .........         778          430
      Changes in operating assets and liabilities:
         Accounts receivable, net ....................     (11,058)      (5,565)
         Inventories .................................        (636)       1,950
         Prepaid expenses and other receivables ......        (910)         534
         Other assets ................................        (126)        (169)
         Payables and accrued expenses ...............       4,557         (114)
                                                         ---------    ---------
Net cash provided by operating activities ............      16,136       14,380

INVESTING ACTIVITIES
Additions to property and equipment ..................     (13,461)      (7,854)
Proceeds from disposal of property and equipment .....         408           95
                                                         ---------    ---------
Net cash used for investing activities ...............     (13,053)      (7,759)

FINANCING ACTIVITIES
Proceeds from long-term borrowings ...................       7,672         --
Payments on long-term borrowings .....................     (10,058)      (6,524)
Payment of refinancing fees ..........................        --            (46)
Purchase of stock from management ....................         (16)         (59)
                                                         ---------    ---------
Net cash used for financing activities ...............      (2,402)      (6,629)
Effect of exchange rate changes on cash ..............          (6)        --
                                                         ---------    ---------
Net increase (decrease) in cash and cash
equivalents ..........................................         675           (8)
Cash and cash equivalents at beginning of period .....       2,318        2,688
                                                         ---------    ---------
Cash and cash equivalents at end of period ...........   $   2,993    $   2,680
                                                         =========    =========

SEE NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                   BPC HOLDING CORPORATION AND SUBSIDIARIES
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
             (IN THOUSANDS OF DOLLARS, EXCEPT AS OTHERWISE NOTED)
                                 (UNAUDITED)

1.    BASIS OF PRESENTATION

      The accompanying unaudited consolidated financial statements of BPC Holding Corporation and its subsidiaries (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions for Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the periods presented are not necessarily indicative of the results that may be expected for the full fiscal year. The accompanying financial statements include the results of BPC Holding Corporation ("Holding") and its wholly-owned subsidiary, Berry Plastics Corporation ("Berry"), and its wholly-owned subsidiaries: Berry Iowa Corporation, Berry Tri-Plas Corporation, Berry Sterling Corporation, AeroCon, Inc., PackerWare Corporation, Berry Plastics Design Corporation, Venture Packaging, Inc., Venture Packaging Midwest, Inc., Venture Packaging Southeast, Inc., NIM Holdings Limited ("NIM Holdings"), Norwich Injection Moulders Limited ("Norwich Moulders"), and Knight Plastics, Inc. For further information, refer to the consolidated financial statements and footnotes thereto included in Holding's and Berry's Form 10-K's filed with the Securities and Exchange Commission for the year ended January 2, 1999.

      Certain amounts on the 1998 financial statements have been reclassified to conform with the 1999 presentation.

2.    ACQUISITIONS

      On July 2, 1998, NIM Holdings, a newly-formed, wholly-owned subsidiary of Berry, acquired all of the capital stock of Norwich Moulders of Norwich, England for aggregate consideration of approximately $14.0 million. The purchase was primarily financed through Berry's credit facility (see Note 3). The operations of Norwich Moulders are included in Berry's operations since the acquisition date using the purchase method of accounting.

      On October 16, 1998, Knight Plastics, Inc. ("Knight"), a newly formed wholly-owned subsidiary of Berry, acquired substantially all of the assets of the Knight Engineering and Plastics Division of Courtaulds Packaging Inc. for aggregate consideration of approximately $18.0 million. The purchase was financed through Berry's revolving line of credit.

      The pro forma results listed below are unaudited and reflect purchase accounting adjustments assuming the Norwich Moulders and Knight acquisitions occurred on December 28, 1997.

                                 THIRTEEN WEEKS ENDED    TWENTY-SIX WEEKS ENDED
                                    JUNE 27, 1998           JUNE 27, 1998
                                 --------------------    ----------------------
   Net sales .................   $             78,976    $              155,012
   Loss before income taxes ..                   (646)                   (2,956)
   Net loss ..................                   (717)                   (3,098)

      The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the operating results that would have occurred had the acquisitions been consummated at the above date, nor are they necessarily indicative of future operating results. Further, the information gathered on the acquired companies is based upon unaudited internal financial information and reflects only pro forma adjustments for additional interest expense and amortization of the excess of the cost over the underlying net assets acquired, net of the applicable income tax effects.

3.    LONG-TERM DEBT

      Long-term debt consists of the following:

                                                         JULY 3,     JANUARY 2,
                                                          1999          1999
                                                         --------   ------------
   Holding 12.50% Senior Secured Notes ...............   $105,000   $    105,000
   Berry 12.25% Senior Subordinated Notes ............    125,000        125,000
   Term loans ........................................     61,151         71,243
   Revolving line of credit ..........................     23,835         16,162
   Nevada Industrial Revenue Bonds ...................      4,000          4,500
   Capital leases ....................................        740            561
   Debt premium, net .................................        758            832
                                                         --------   ------------
                                                          320,484        323,298
   Less current portion of long-term debt ............     20,297         19,388
                                                         --------   ------------
                                                         $300,187   $    303,910
                                                         ========   ============

      The current portion of long-term debt consists of $19.6 million of quarterly installments on the term loans, a $0.5 million repayment of the industrial bonds and the monthly principal payments related to capital lease obligations.

      The debt under our credit facility is guaranteed by BPC Holding and substantially all of our subsidiaries. As of July 3, 1999, the credit facility provided an aggregate commitment of about $119.7 million including (i) $50.0 million revolving line of credit (which was increased by $20.0 million concurrently with the Cardinal acquisition - See Note 7), subject to a borrowing base formula; (ii) (pound)1.5 million revolving line of credit, subject to a borrowing base ("UK Revolver"); (iii) $56.0 million term loan facility; (iv) (pound)3.6 million term loan facility ("UK Term Loan"); and (v) $5.6 million standby letter of credit facility to support our and our subsidiaries' obligations under our Nevada Industrial Revenue Bonds. At July 3, 1999, we had unused borrowing capacity under our credit facility's revolving line of credit of about $28.9 million.

      The credit facility matures on January 21, 2002 unless previously terminated by us or by the lenders upon an Event of Default as defined in the Security Agreement. The term loan facilities require periodic principal payments, varying in amount through the maturity of the facility. Such periodic payments will aggregate about $19.0 million for fiscal 1999 and about $19.9 million for fiscal 2000. Interest on borrowings under the credit facility is based on either the lender's base rate (which is the higher of the lender's prime rate and the federal funds rate plus 0.50%) plus an applicable margin of 0.50%; or LIBOR (adjusted for reserves) plus an applicable margin of 2.0%, at our option. Following receipt of the quarterly financial statements, the agent under our credit facility has the option to change the applicable interest rate margin on loans (other than under the UK Revolver and UK Term Loan) once per quarter to a specified margin determined by the ratio of funded debt to EBITDA of Berry Plastics and our subsidiaries. Notwithstanding the foregoing, interest on borrowings under the UK Revolver and the UK Term Loan is based on LIBOR (adjusted for reserves) plus 2.50%.

      The credit facility contains various covenants which include, among other things (i) maintenance of certain financial ratios and compliance with certain financial tests and limitations, (ii) limitations on the issuance of additional debt, and (iii) limitations on capital expenditures.

4.    BERRY PLASTICS CORPORATION SUMMARY FINANCIAL INFORMATION

      The following summarizes financial information of Holding's wholly-owned subsidiary, Berry Plastics Corporation, and its subsidiaries.

                                                         JULY 3,     JANUARY 2,
                                                          1999          1999
                                                        ---------    ----------
CONSOLIDATED BALANCE SHEETS
Current assets ......................................   $  78,436    $   65,590
Property and equipment - net of accumulated
  depreciation ......................................     120,271       120,005
Other noncurrent assets .............................      55,624        58,716
Current liabilities .................................      65,839        60,210
Noncurrent liabilities ..............................     205,948       210,093
Equity (deficit) ....................................     (17,456)      (25,992)

                                          THIRTEEN WEEKS ENDED     TWENTY-SIX WEEKS ENDED
                                         -----------------------   -----------------------
                                          JULY 3,      JUNE 27,     JULY 3,      JUNE 27,
                                           1999          1998        1999          1998
                                         ----------   ----------   ----------   ----------
CONSOLIDATED STATEMENT OF OPERATIONS

Net sales ............................   $   82,392   $   69,586   $  159,851   $  136,317
Cost of goods sold ...................       58,259       50,768      112,782      100,016
Income before income taxes ...........        5,946        2,888        9,465        4,571
Net income ...........................        5,655        2,875        8,989        4,546

      The following summarizes parent company only financial information of
Berry:

                                                         JULY 3,     JANUARY 2,
                                                          1999          1999
                                                        ---------    ----------
CONSOLIDATED BALANCE SHEETS
Current assets ......................................   $  40,328    $   28,579
Property and equipment - net of accumulated
depreciation ........................................      48,937        48,220
Investment in/due from subsidiaries .................     122,100       120,230
Other noncurrent assets .............................      14,947        15,629
Current liabilities .................................      44,970        41,325
Noncurrent liabilities ..............................     198,798       197,325
Equity (deficit) ....................................     (17,456)      (25,992)

                                           THIRTEEN WEEKS ENDED   TWENTY-SIX WEEKS ENDED
                                           --------------------   ----------------------
                                            JULY 3,    JUNE 27,    JULY 3,      JUNE 27,
                                             1999        1998       1999         1998
                                           ---------   ---------  ---------    ---------
CONSOLIDATED STATEMENT OF OPERATIONS
Net sales ..............................   $  40,675   $  37,263  $  76,207    $  72,408
Cost of goods sold .....................      26,187      24,375     48,642       47,554
Income before income taxes .............       5,946       2,888      9,465        4,571
Net income .............................       5,655       2,875      8,989        4,546

5.    SEGMENT REPORTING

      The Company has two reportable segments: plastic packaging products and plastic housewares products. The Company's plastic packaging business consists of three primary market groups: aerosol overcaps, containers, and plastic drink cups. The Company's plastic housewares business consists of semi-disposable plastic housewares and plastic lawn and garden products, sold primarily through major national retail marketers and national chain stores.

      The Company evaluates performance and allocates resources based on operating income before depreciation and amortization of intangibles adjusted to exclude (i) market value adjustment related to stock options, (ii) other non-recurring or

"one-time" expenses, (iii) management fees and reimbursed expenses paid to First Atlantic Capital, Ltd. and (iv) certain legal expenses associated with unusual litigation ("Adjusted EBITDA"). The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies. The Company's reportable segments are business units that offer different products to different markets.

                                                  THIRTEEN WEEKS ENDED       TWENTY-SIX WEEKS ENDED
                                                ------------------------    ------------------------
                                                  JULY 3,      JUNE 27,       JULY 3,      JUNE 27,
                                                   1999         1998           1999          1998
                                                ----------    ----------    ----------    ----------
   Net sales:
     Plastic packaging products .............   $   75,279    $   62,259    $  140,443    $  120,897
     Plastic housewares products ............        7,113         7,327        19,409        15,420
   Adjusted EBITDA:
     Plastic packaging products .............       18,349        14,572        33,912        27,172
     Plastic housewares products ............          982         1,317         3,741         2,896

   Reconciliation of Adjusted EBITDA to
     income (loss) before income taxes:
     Adjusted EBITDA for reportable
       segments .............................   $   19,331    $   15,889    $   37,653    $   30,068
     Net interest expense ...................       (8,674)       (8,439)      (17,860)      (16,866)
     Depreciation ...........................       (5,687)       (5,187)      (11,560)      (10,075)
     Amortization ...........................       (1,275)         (828)       (2,549)       (1,708)
     Loss on disposal of property
       and equipment ........................         (169)         (297)         (778)         (430)
     One-time expenses ......................         (711)       (1,120)       (1,667)       (2,264)
     Stock option market value
       adjustment ...........................          (94)          (10)         (198)          (10)
     Management fees ........................         (218)         (218)         (437)         (435)
                                                ----------    ----------    ----------    ----------
     Income (loss) before income
       taxes ................................   $    2,503    $     (210)   $    2,604    $   (1,720)
                                                ==========    ==========    ==========    ==========

6.    COMPREHENSIVE INCOME

      Comprehensive income (loss) was $1.7 million and $(0.2) million for the thirteen weeks ended July 3, 1999 and June 27, 1998, respectively, and $1.6 million and $(1.7) million for the twenty-six weeks ended July 3, 1999 and June 27, 1998, respectively.

7.    SUBSEQUENT EVENTS

      On July 6, 1999, Berry acquired all of the outstanding capital stock of CPI Holding Corporation, the parent company of Cardinal Packaging, Inc., for aggregate consideration of approximately $72.0 million, including acquisition related costs. The purchase was financed through the issuance by Berry of $75.0 million of 11% Senior Subordinated Notes.

                         INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders
CPI Holding, Inc. and Subsidiary

      We have audited the accompanying consolidated balance sheets of CPI Holding, Inc. and Subsidiary as of November 30, 1998 and 1997, and the related consolidated statements of income, mandatorily redeemable preferred stock and shareholders' equity, and cash flows for the years ended November 30, 1998 and 1997 and for the period January 26, 1996 (Date of Acquisition) to November 30, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of CPI Holding, Inc. and Subsidiary as of November 30, 1998 and 1997, and the results of their operations and their cash flows for the years ended November 30, 1998 and 1997 and for the period January 26, 1996 (Date of Acquisition) to November 30, 1996 in conformity with generally accepted accounting principles.

                                    /s/ Deloitte & Touche LLP
Cleveland, Ohio
June 11, 1999

                        CPI HOLDING, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS
                           NOVEMBER 30, 1998 AND 1997

ASSETS (NOTE 4)                                               1998         1997
                                                          -----------   -----------
CURRENT ASSETS:
   Cash and cash equivalents ..........................   $   101,748   $    18,624
   Accounts receivable, less allowances of $163,000 and
     $72,000 ..........................................     5,397,359     5,260,109
   Inventories ........................................     7,553,127     7,878,158
   Prepaid expenses ...................................       579,064       455,492
   Prepaid income taxes ...............................       428,019        50,600
   Deferred income taxes (Note 7) .....................       305,000       215,000
                                                          -----------   -----------
     Total current assets .............................    14,364,317    13,877,983
                                                          -----------   -----------
PROPERTY AND EQUIPMENT:
   Land ...............................................       295,000       295,000
   Building and improvements ..........................     3,597,818     3,526,034
   Machinery and equipment ............................    24,587,601    22,222,100
   Molds ..............................................    12,486,433    10,720,280
                                                          -----------   -----------
     Total ............................................    40,963,852    36,763,414
                                                          -----------   -----------
   Less accumulated depreciation and amortization .....     9,271,295     5,670,397
                                                          -----------   -----------
   Property and equipment, net ........................    31,692,557    31,093,017
                                                          -----------   -----------
GOODWILL, less accumulated amortization of $1,078,511
     in 1998 and $734,756 in 1997 .....................    14,147,546    14,491,301
                                                          -----------   -----------
OTHER ASSETS (Note 3) .................................     1,004,109     1,267,964
                                                          -----------   -----------
TOTAL .................................................   $61,208,529   $60,730,265
                                                          ===========   ===========

The accompanying notes to consolidated financial statements are an integral part of these financial statements.

                       CPI HOLDING, INC. AND SUBSIDIARY

                          NOVEMBER 30, 1998 AND 1997

LIABILITIES AND SHAREHOLDERS' EQUITY                           1998            1997
                                                           ------------    ------------
CURRENT LIABILITIES:
   Current portion of long-term debt (Note 4) ..........   $  4,060,780    $  3,519,064
   Current portion of long service executive
   nonqualified pension (Note 5) .......................        420,310         380,000
   Accounts payable ....................................      2,595,014       2,922,093
   Accrued liabilities .................................        547,524         881,507
                                                           ------------    ------------
     Total current liabilities .........................      7,623,628       7,702,664

LONG-TERM DEBT, less current portion (Note 4) ..........     28,388,825      28,132,857

LONG SERVICE EXECUTIVE NONQUALIFIED PENSION, less
   current portion (Note 5) ............................        544,424         968,000

DEFERRED INCOME TAXES (Note 7) .........................      5,182,000       4,611,000
     Total liabilities .................................     41,738,877      41,414,521
                                                           ------------    ------------
MANDATORILY REDEEMABLE PREFERRED STOCK (Note 9) ........     18,761,668      17,171,325
                                                           ------------    ------------
SHAREHOLDERS' EQUITY (Notes 4 and 10):
   Common stock:
     Class A (voting), $.01 par value, authorized
       500,000 shares, 89,281.5 in 1998 and 90,114.8 in
       1997 issued and outstanding .....................            893             901
     Class B (non-voting), $.01 par value, authorized
       300,000 shares, 124,760 issued and outstanding ..          1,247           1,247
     Class C (non-voting), $.01 par value, authorized
       200,000 shares, 90,791.6 issued and outstanding .            908             908
     Additional paid-in capital ........................        883,848       2,392,768
     ESOP receivable (Note 8) ..........................       (113,912)       (186,405)
     Stock subscription receivable .....................        (65,000)        (65,000)
                                                           ------------    ------------
      Total shareholders' equity .......................        707,984       2,144,419
                                                           ------------    ------------
TOTAL ..................................................   $ 61,208,529    $ 60,730,265
                                                           ============    ============

The accompanying notes to consolidated financial statements are an integral part of these financial statements.

                        CPI HOLDING, INC. AND SUBSIDIARY

                        CONSOLIDATED STATEMENTS OF INCOME
        FOR THE YEARS ENDED NOVEMBER 30, 1998 AND 1997 AND FOR THE PERIOD
           JANUARY 26, 1996 (DATE OF ACQUISITION) TO NOVEMBER 30, 1996

                                                1998            1997            1996
                                            ------------    ------------    ------------
                                                                            (10 MONTHS)
NET SALES ...............................   $ 53,970,517    $ 54,387,787    $ 45,416,838
COST OF SALES ...........................     43,066,403      42,421,263      34,275,302
                                            ------------    ------------    ------------
GROSS PROFIT ............................     10,904,114      11,966,524      11,141,536
                                            ------------    ------------    ------------
OPERATING EXPENSES:
   Selling ..............................      3,087,033       3,113,293       2,790,338
   General and administrative (Note 11) .      3,176,276       2,949,312       2,164,232
   ESOP contribution (Note 8) ...........         26,720          30,999         209,780
                                            ------------    ------------    ------------
      Total operating expenses ..........      6,290,029       6,093,604       5,164,350
                                            ------------    ------------    ------------
INCOME FROM OPERATIONS ..................      4,614,085       5,872,920       5,977,186
OTHER INCOME (EXPENSE):
   Interest expense .....................     (3,383,736)     (3,531,327)     (3,188,345)
   Miscellaneous, net ...................          5,602          (8,225)          1,500
                                            ------------    ------------    ------------
INCOME BEFORE INCOME TAXES ..............      1,235,951       2,333,368       2,790,341
INCOME TAXES (Note 7) ...................        438,700         797,000       1,056,000
                                            ------------    ------------    ------------
NET INCOME ..............................   $    797,251    $  1,536,368    $  1,734,341
                                            ============    ============    ============

The accompanying notes to consolidated financial statements are an integral part of these financial statements.

                        CPI HOLDING, INC. AND SUBSIDIARY

      CONSOLIDATED STATEMENT OF MANDATORILY REDEEMABLE PREFERRED STOCK AND
                              SHAREHOLDERS' EQUITY

                      FOR THE YEAR ENDED NOVEMBER 30, 1998

                                                                                              SHAREHOLDERS' EQUITY
                                                   MANDATORILY REDEEMABLE     -----------------------------------------------
                                                      PREFERRED STOCK             COMMON STOCK       ADDITIONAL
                                                  ------------------------    -------------------     PAID-IN       RETAINED
                                                   SHARES        AMOUNT        SHARES     AMOUNT      CAPITAL       EARNINGS
                                                  --------    ------------    --------    -------    -----------    ---------
BALANCE - DECEMBER 1, 1997 ....................    141,134    $ 17,171,325     305,666    $ 3,056    $ 2,392,768

REDEMPTION OF STOCK:
      Common stock ............................                                   (833)        (8)       (22,145)
      Preferred stock .........................       (167)        (20,347)

NET INCOME ....................................                                                                     $ 797,251

TAX BENEFIT OF DIVIDENDS
      PAID TO ESOP FOR
      UNALLOCATED SHARES ......................                                                                        26,664

REPAYMENT OF ESOP
      RECEIVABLE ..............................

DIVIDENDS:
      Paid ($8.75 per Class A Preferred Shares
         outstanding) .........................                   (700,000)
       Increase in accumulated but not declared
          dividends on mandatorily redeemable
          preferred stock .....................                  2,310,690                            (1,486,775)    (823,915)
                                                  --------    ------------    --------    -------    -----------    ---------
BALANCE, NOVEMBER 30, 1998 ....................    140,967    $ 18,761,668     304,833    $ 3,048    $   883,848         --
                                                  ========    ============    ========    =======    ===========    =========
                                                             SHAREHOLDERS' EQUITY
                                                  -------------------------------------------
                                                                   STOCK           TOTAL
                                                     ESOP       SUBSCRIPTION    SHAREHOLDERS'
                                                  RECEIVABLE     RECEIVABLE        EQUITY
                                                  ----------    ------------    -------------
BALANCE - DECEMBER 1, 1997 ....................   $ (186,405)   $    (65,000)   $   2,144,419

REDEMPTION OF STOCK:
      Common stock ............................                                       (22,153)
      Preferred stock .........................

NET INCOME ....................................                                       797,251

TAX BENEFIT OF DIVIDENDS
      PAID TO ESOP FOR
      UNALLOCATED SHARES ......................                                        26,664

REPAYMENT OF ESOP
      RECEIVABLE ..............................       72,493                           72,493

DIVIDENDS:
      Paid ($8.75 per Class A Preferred Shares
         outstanding) .........................
       Increase in accumulated but not declared
          dividends on mandatorily redeemable
          preferred stock .....................                                    (2,310,690)
                                                  ----------    ------------    -------------
BALANCE, NOVEMBER 30, 1998 ....................   $ (113,912)   $    (65,000)   $     707,984
                                                  ==========    ============    =============

The accompanying notes to consolidated financial statements are an integral part of these financial statements.

                                                                   (Continued)

                       CPI HOLDING, INC. AND SUBSIDIARY

     CONSOLIDATED STATEMENT OF MANDATORILY REDEEMABLE PREFERRED STOCK AND
                             SHAREHOLDERS' EQUITY

                     FOR THE YEAR ENDED NOVEMBER 30, 1997

                                                                                                SHAREHOLDERS' EQUITY
                                                         MANDATORILY REDEEMABLE    -----------------------------------------------
                                                             PREFERRED STOCK        COMMON STOCK       ADDITIONAL
                                                         ----------------------    ----------------     PAID-IN       RETAINED
                                                          SHARES      AMOUNT       SHARES    AMOUNT     CAPITAL       EARNINGS
                                                         -------   ------------    -------   ------   -----------    -----------
BALANCE - DECEMBER 1, 1996 ...........................   140,867   $ 15,872,343    304,333   $3,043   $ 2,988,955

ISSUANCE OF STOCK:
       Common stock ..................................                               1,333       13        13,318
      Preferred stock ................................       267         26,668

NET INCOME ...........................................                                                               $ 1,536,368

TAX BENEFIT OF DIVIDENDS
      PAID TO ESOP FOR
      UNALLOCATED SHARES .............................                                                                    70,000

REPAYMENT OF ESOP
      RECEIVABLE .....................................

DIVIDENDS:
      Paid ($11.97 per Class A Preferred Shares
         outstanding ) ...............................                 (943,559)
      Increase in accumulated but not
          declared dividends on mandatorily redeemable
          preferred stock ............................                2,215,873                          (609,505)    (1,606,368)
                                                         -------   ------------    -------   ------   -----------    -----------
BALANCE, NOVEMBER 30, 1997 ...........................   141,134   $ 17,171,325    305,666   $3,056   $ 2,392,768           --
                                                         =======   ============    =======   ======   ===========    ===========
                                                                    SHAREHOLDERS' EQUITY
                                                         -------------------------------------------
                                                                          STOCK           TOTAL
                                                           ESOP        SUBSCRIPTION    SHAREHOLDERS'
                                                         RECEIVABLE     RECEIVABLE        EQUITY
                                                         ----------    ------------    -------------
BALANCE - DECEMBER 1, 1996 ...........................   $ (360,000)   $    (65,000)   $   2,566,998

ISSUANCE OF STOCK:
       Common stock ..................................                                        13,331
      Preferred stock ................................

NET INCOME ...........................................                                 $   1,536,368

TAX BENEFIT OF DIVIDENDS
      PAID TO ESOP FOR
      UNALLOCATED SHARES .............................                                        70,000

REPAYMENT OF ESOP
      RECEIVABLE .....................................   $  173,595                          173,595

DIVIDENDS:
      Paid ($11.97 per Class A Preferred Shares
         outstanding ) ...............................
      Increase in accumulated but not
          declared dividends on mandatorily redeemable
          preferred stock ............................                                    (2,215,873)
                                                         ----------    ------------    -------------
BALANCE, NOVEMBER 30, 1997 ...........................   $ (186,405)   $    (65,000)   $   2,144,419
                                                         ==========    ============    =============

     The accompanying notes to consolidated financial statements are an integral part of these financial statements.
                                                                     (Continued)

                        CPI HOLDING, INC. AND SUBSIDIARY

      CONSOLIDATED STATEMENT OF MANDATORILY REDEEMABLE PREFERRED STOCK AND
                              SHAREHOLDERS' EQUITY

                      FOR THE YEAR ENDED NOVEMBER 30, 1996

                                                                                              SHAREHOLDERS' EQUITY
                                                                  MANDATORILY REDEEMABLE  ----------------------------------
                                                                    PREFERRED STOCK         COMMON STOCK       ADDITIONAL
                                                                  ----------------------  ----------------     PAID-IN
                                                                  SHARES       AMOUNT      SHARES   AMOUNT     CAPITAL
                                                                  -------   ------------  -------   ------   -----------
ISSUANCE OF STOCK:
      Class A Preferred .......................................    80,000   $ 8,000,000
      Class B Preferred .......................................    60,000     6,000,000
      Class A Common ..........................................                            88,782   $  888   $   886,928
      Class B Common ..........................................                           124,760    1,248     1,246,352
      Class C Common ..........................................                            86,458      864       863,720

ESOP RECEIVABLE ACQUIRED IN ACQUISITION FOR GUARANTEE OF FUTURE
      DEBT PAYMENTS ...........................................

ISSUANCE OF STOCK UNDER EXECUTIVE STOCK AGREEMENTS:
      Class C Common ..........................................                             4,333       43        43,289
      Class B Preferred .......................................       867        86,668

NET INCOME ....................................................

REDUCTION OF ESOP RECEIVABLE ..................................

DIVIDENDS:
      Increase in accumulated but not
          declared dividends on redeemable preferred stock ....               1,785,675                          (51,334)
                                                                  -------   -----------   -------   ------   -----------
BALANCE, NOVEMBER 30, 1996 ....................................   140,867   $15,872,343   304,833   $3,043   $ 2,988,955
                                                                  =======   ===========   =======   ======   ===========
                                                                                         SHAREHOLDERS' EQUITY
                                                                  ----------------------------------------------------------
                                                                                                  STOCK           TOTAL
                                                                   RETAINED        ESOP       SUBSCRIPTION    SHAREHOLDERS'
                                                                   EARNINGS      RECEIVABLE     RECEIVABLE        EQUITY
                                                                  -----------    ----------    ------------    -------------
ISSUANCE OF STOCK:
      Class A Preferred .......................................
      Class B Preferred .......................................
      Class A Common ..........................................                                                $     887,816
      Class B Common ..........................................                                                    1,247,600
      Class C Common ..........................................                                                      864,584

ESOP RECEIVABLE ACQUIRED IN ACQUISITION FOR GUARANTEE OF FUTURE
      DEBT PAYMENTS ...........................................                  $ (540,000)                        (540,000)

ISSUANCE OF STOCK UNDER EXECUTIVE STOCK AGREEMENTS:
      Class C Common ..........................................                                $    (21,666)          21,666
      Class B Preferred .......................................                                     (43,334)         (43,334)

NET INCOME ....................................................   $ 1,734,341                                      1,734,341

REDUCTION OF ESOP RECEIVABLE ..................................                     180,000                          180,000

DIVIDENDS:
      Increase in accumulated but not
          declared dividends on redeemable preferred stock ....    (1,734,341)                                    (1,785,675)
                                                                  -----------    ----------    ------------    -------------
BALANCE, NOVEMBER 30, 1996 ....................................          --      $ (360,000)   $    (65,000)   $   2,566,998
                                                                  ===========    ==========    ============    =============

                                                                     (Concluded)

                        CPI HOLDING, INC. AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS CASH FLOWS
        FOR THE YEARS ENDED NOVEMBER 30, 1998 AND 1997 AND FOR THE PERIOD
           JANUARY 26, 1996 (DATE OF ACQUISITION) TO NOVEMBER 30, 1996

                                                                                      1998           1997            1996
                                                                                   -----------    -----------    ------------
                                                                                                                  (10 MONTHS)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income ..................................................................   $   797,251    $ 1,536,368    $  1,734,341
   Adjustments to reconcile net income to net cash
      provided by operating activities:
      Depreciation and amortization ............................................     4,167,042      3,849,775       2,954,524
      (Gain) loss on disposals of property and
      equipment ................................................................        (5,602)         8,225          (1,500)
      Deferred income taxes ....................................................       481,000         20,000         303,000
      Tax benefit of dividends paid to ESOP ....................................        26,664         70,000
      Change in operating assets and liabilities:
        Accounts receivable ....................................................      (137,250)       113,169         346,751
        Inventories ............................................................       325,031        344,427      (1,908,856)
        Prepaid expenses, prepaid income taxes, and
          deposits .............................................................      (444,735)       145,576        (388,988)
        Accounts payable .......................................................      (327,079)    (1,187,703)       (501,026)
        Accrued liabilities ....................................................      (333,983)      (241,057)        497,245
        Income taxes payable ...................................................          --         (203,900)        283,300
                                                                                   -----------    -----------    ------------
   Net cash provided by operating activities ...................................     4,548,339      4,454,880       3,318,791
                                                                                   -----------    -----------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of stock of Cardinal Packaging, Inc. ...............................
     along with land and buildings from a related
     partnership, including acquisition costs and net
     of cash received of $28,946 ...............................................          --             --       (39,363,708)
   Purchase of property and equipment ..........................................    (4,207,586)    (3,160,719)     (2,882,380)
   Proceeds from disposal of property and equipment ............................         7,500          2,500           1,500
   Investment in patents .......................................................        (9,540)          --              --
                                                                                   -----------    -----------    ------------
   Net cash used in investing activities .......................................    (4,209,626)    (3,158,219)    (42,244,588)
                                                                                   -----------    -----------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Preferred dividends paid ....................................................      (700,000)      (943,559)           --
   Repayment of ESOP receivable ................................................        72,493        173,595            --
   Proceeds from issuance of (payments for
      redemption of):
      Common Stock .............................................................       (22,153)        13,331       3,021,666
   Mandatorily redeemable preferred stock ......................................       (20,347)        26,668       6,043,334
   Proceeds from long-term debt ................................................     4,190,822      2,508,745      30,993,349
   Payments on long-term debt, and long service
      executive nonqualified pension ...........................................    (3,776,404)    (3,112,774)     (1,076,595)
                                                                                   -----------    -----------    ------------
   Net cash (used in) provided by financing activities .........................      (255,589)    (1,333,994)     38,981,754
                                                                                   -----------    -----------    ------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS ...........................        83,124        (37,333)         55,957

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR ...................................        18,624         55,957            --
                                                                                   -----------    -----------    ------------
CASH AND CASH EQUIVALENTS, END OF YEAR .........................................   $   101,748    $    18,624    $     55,957
                                                                                   ===========    ===========    ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid during the year for:
   Income taxes ................................................................   $   335,119    $   925,942    $    415,525
                                                                                   -----------    -----------    ------------
   Interest ....................................................................   $ 3,776,313    $ 3,384,339    $  2,240,510
                                                                                   ===========    ===========    ============

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND
   FINANCING ACTIVITIES:
   The Company received stock subscriptions of $65,000 in 1996

   In conjunction with the acquisition in 1996, the Company recorded liabilities to the former shareholders totaling $1,960,000 and issued preferred stock valued at $8,000,000 in exchange for previously issued common shares of
      Cardinal .................................................................

The accompanying notes to consolidated financial statements are an integral part of these financial statements.

                       CPI HOLDING, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      FOR THE YEARS ENDED NOVEMBER 30, 1998 AND 1997 AND FOR THE PERIOD
         JANUARY 26, 1996 (DATE OF ACQUISITION) TO NOVEMBER 30, 1996


1. NATURE OF OPERATIONS AND ORGANIZATION

   CPI Holding, Inc. ("CPI" or the "Company") was organized under the laws of the State of Delaware for the purpose of acquiring an injection molding manufacturer. On January 26, 1996, CPI acquired 100 percent of the common stock of Cardinal Packaging, Inc. ("Cardinal"). The Company, through its wholly-owned subsidiary, Cardinal, is a manufacturer of rigid thin-walled polyethylene and polypropylene containers and sells its products to customers located throughout the United States and Canada. The majority of the Company's products are used in the frozen dessert and refrigerated product industries in the form of premium round containers. In addition, the Company provides containers for selected industrial customers and seasonal retailers. The Company maintains ongoing credit evaluations of its customers and generally does not require collateral. The Company provides reserves for potential credit losses and such losses historically have not exceeded management's estimates. The Company is headquartered in Streetsboro, Ohio. Additional manufacturing facilities are located in Minneapolis, Minnesota and Ontario, California.

   CPI acquired, along with land and buildings previously owned by a related partnership, 70 percent of the common stock of Cardinal for $39,392,654, including acquisition costs. The remaining 30 percent of the common stock of Cardinal was acquired from the Cardinal Packaging, Inc. Employee Stock Ownership Plan ("ESOP") in exchange for 80,000 shares of CPI Class A redeemable preferred stock valued at $8,000,000. In addition, and in conjunction with the acquisition, the Company entered into an agreement to pay the sellers $2,460,000 (which includes imputed interest of $500,000) in monthly payments through January 2001 (see Note 5).

   The total purchase price, including acquisition costs, has been allocated to the assets acquired and liabilities assumed based on their estimated fair values, except for the portion related to the ESOP's ownership which is accounted for at historical costs, using the purchase method of accounting. In addition, goodwill was reduced by $745,000 because of the deferred tax asset recorded for the future tax benefits of the long service executive nonqualified pension payments (See Note 7). Accordingly, the amounts recorded for this acquisition were as follows:

Current Assets, including $28,946 of cash ....................       $12,435,461
Property .....................................................        30,557,656
Other assets .................................................         1,743,858
                                                                     -----------
    Total assets acquired ....................................        44,736,975
Liabilities assumed ..........................................        11,355,378
                                                                     -----------
Net assets acquired ..........................................        33,381,597
Goodwill .....................................................        15,226,057
                                                                     -----------
Total purchase price, including acquisition costs ............       $48,607,654
                                                                     ===========

As a result of the acquisition in 1996, the inventory on January 26, 1996 was increased by $296,712 based on the fair market value of the acquired inventory at the date of acquisition. Cost of sales for the period January 26, 1996 (date of acquisition) to November 30, 1996 includes $296,712 related to this adjustment.

                       CPI HOLDING, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   FINANCIAL STATEMENT PRESENTATION--The consolidated financial statements include the accounts of CPI and its wholly-owned subsidiary. All significant intercompany balances and transactions are eliminated in consolidation.

   USE OF ESTIMATES--The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the financial statement date and the reported amounts of revenues and expenses for the reporting period. Actual amounts could differ from those estimates.

   REVENUE RECOGNITION--Sales and cost of sales are recognized upon shipment of product.

   CASH AND CASH EQUIVALENTS--The Company considers all highly liquid investments with original maturities of three months or less, when purchased, to be cash equivalents.

   INVENTORIES--Inventories are valued at the lower of cost, using the first-in, first-out basis, or market. Inventories consist of the following at November 30:

                                                    1998                 1997
                                                 ----------           ----------
   Raw materials .....................           $2,433,849           $1,700,765
   Finished Good .....................            5,119,278            6,177,393
                                                 ----------           ----------
   Total .............................           $7,553,127           $7,878,158
                                                 ==========           ==========

   PROPERTY AND EQUIPMENT--Property and equipment is stated at cost. Additions, renewals and betterments are capitalized; maintenance and repairs, which do not extend the useful life of the asset, are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from ten to 40 years for buildings, related building improvements and leasehold improvements, 12 to 15 years for manufacturing machinery and equipment, seven years for molds, five years for office furniture and fixtures, and three years for vehicles. Equipment under capitalized leases is amortized over the terms of the leases, which do not exceed the estimated useful life of the leased equipment.

   GOODWILL AND INTANGIBLE ASSETS--The Company's intangible assets consist of goodwill, deferred financing costs, and patent costs. Amortization is recorded over the estimated economic lives. Goodwill is amortized over 40 years. Deferred financing costs are amortized over the terms of the related loans with the amortization included in interest expense. Patent costs are amortized over 17 years, beginning when the patent approval is obtained.

   The Company evaluates the unamortized cost of these intangible assets to determine if the carrying amount exceeds the recoverable amount and to record an impairment loss, if necessary. This determination is based on an evaluation of such factors as the occurrence of a significant event, a significant change in the environment in which the business operates or, primarily for goodwill, the expected undiscounted future net cash flows.

   INCOME TAXES--Deferred income taxes are recognized for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of various assets and liabilities using enacted rates in effect for the year in which the differences are expected to reverse.

   NEW ACCOUNTING PRONOUNCEMENTS--In 1998, Cardinal adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," and SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits". SFAS No. 130 established standards for reporting and displaying comprehensive income and its components in a full set of general-purpose financial statements. SFAS No. 131 requires that a public business enterprise report financial and

                       CPI HOLDING, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

   descriptive information about its reportable operating segments such as a measure of segment profit or loss, certain specific revenue and expense items, and segment assets. SFAS No. 132 standardized the disclosure requirements for pensions and other postretirement benefits. The adoption of these statements did not have a material impact on the Company's financial statements.

   In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133 is effective for fiscal quarters of fiscal years beginning after June 15, 1999. The Company has not completed its evaluation of this statement but does not anticipate a material impact on the financial statements from the adoption of this accounting standard.

   RECLASSIFICATIONS--Certain reclassifications were made to the 1996 and 1997 financial statements to conform to the presentation used in the 1998 financial statements.


3. OTHER ASSETS

   Other assets consist of the following at November 30:

                                                          1998           1997
                                                       ----------     ----------
Deferred financing costs, less accumulated
   amortization of $607,139 in 1998 and
   $392,855 in 1997 ..............................     $  892,861     $1,107,145
Deposits .........................................         65,106        115,062
Patents, less accumulated amortization of
   $18,566 in 1998 and $15,711 in 1997 ...........         46,142         39,457
Miscellaneous ....................................           --            6,300
                                                       ----------     ----------
      Total ......................................     $1,004,109     $1,267,964
                                                       ==========     ==========

4. LONG-TERM DEBT

   Long-term debt consists of the following as of November 30:

                                                                 1998          1997
                                                             -----------   -----------
Note payable to financial institution with quarterly
principal payments at scheduled amounts, plus interest at
a variable rate (7.8125 percent as of November 30,1998),
due March 1, 2001 ........................................   $10,500,000   $13,500,000

Note payable to financial institution with quarterly
principal payments at scheduled amounts beginning in 2001,
plus interest at a variable rate (8.3125 percent as of
November 30,1998), due March 1, 2001 .....................    10,000,000    10,000,000

Revolving credit facility payable to financial institution
with interest at a variable rate (7.8125 percent as of
November 30,1998), due March 1, 2003 .....................     7,002,522     5,615,116

Capital expansion note payable to financial institution
with quarterly interest payments at a variable rate
(8.3125 percent as of November 30, 1998), fifteen equal
quarterly principal payments, plus interest, beginning
September 1, 1999, due March 2003 ........................     4,681,646     1,886,980

                       CPI HOLDING, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                                                 1998          1997
                                                             -----------   -----------
ESOP loan to bank with semi-annual principal payments of
$90,000, plus monthly interest (6.5875 percent as of
November 30, 1998) at 85 percent of the bank's prime rate,
through January 2000; collateralized by the common stock
of the Company ...........................................       113,912       186,405

Note payable to financing company with monthly principal
and interest payments of $3,690, through October 1999;
interest at 6.755 percent a year, collateralized by
specific equipment .......................................        39,252        79,399

Other notes payable to banks paid off in 1998  ...........          --           3,481

Capital lease obligations for equipment, payable to
various banks and leasing companies in aggregate monthly
principal and interest payments of $20,583 through July
2000; interest at 6.75 percent to 10.85 percent a year;
collateralized by equipment with an aggregate net book
value of $810,344 and $1,454,135 as of November 30, 1998
and November 30, 1997, respectively ......................       112,273       380,540
                                                             -----------   -----------
Total ....................................................    32,449,605    31,651,921
Less current portion .....................................     4,060,780     3,519,064
                                                             -----------   -----------
Amount due after one year ................................   $28,388,825   $28,132,857
                                                             ===========   ===========

   The notes payable, revolving credit facility, and capital expansion note are collateralized by substantially all of the assets of the Company. The credit agreement includes financial covenants with respect to capital expenditure limits; rent payments under operating leases; earnings before depreciation, amortization, interest and income taxes; and fixed charge and interest coverage ratios. As of November 30, 1998, the Company has violated certain of these covenants related to minimum EBITDA, as defined, fixed charges coverage ratio, interest coverage ratio, and maximum capital expenditures, for which the lender has waived the covenant violations.

   At November 30, 1998, required annual principal payments on long-term debt are:

      YEAR ENDING NOVEMBER 30,

      1999........................................   $4,060,780
      2000........................................    5,765,206
      2001........................................    6,248,439
      2002........................................    6,248,439
      2003........................................   10,126,741
                                                    -----------
      Total.......................................  $32,449,605
                                                    ===========

                       CPI HOLDING, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

   Future minimum lease payments under capital leases, included above, as of November 30, 1998 are as follows:

      YEAR ENDING NOVEMBER 30,

      1999........................................     $109,337
      2000........................................        7,080
                                                       --------
      Total minimum lease payments................      116,417
      Less amount representing interest...........        4,144
                                                       --------
      Present value of capital lease obligations
         included with long-term debt at November
         30, 1998.................................     $112,273
                                                       ========

5. LONG SERVICE EXECUTIVE NONQUALIFIED PENSION AND CONSULTING AGREEMENTS

   Under the terms of the purchase agreement for the common stock of Cardinal, the Company agreed to make payments to the previous shareholders of $41,000 a month through January 2001 for long service executive nonqualified pension payments. These future payments have been recorded as a liability at their net present value. In addition, the Company paid $20,000 a year to the previous shareholders under a consulting agreement from February 1996 through January 1998. Consulting expense was $3,333 for 1998, $20,000 for 1997, and $16,660 for the period January 26, 1996 to November 30, 1996.

   At November 30, 1998, future payments under the long service executive nonqualified pension agreement are as follows:

      YEAR ENDING NOVEMBER 30,

      1999........................................     $492,000
      2000........................................      492,000
      2001........................................       82,000
                                                      ---------
      Total Payments..............................    1,066,000
      Less amount representing interest (at 9.25
        percent)..................................      101,266
                                                      ---------
      Present value of long service executive
        nonqualified pension......................      964,734
      Current portion.............................      420,310
                                                      ---------
      Noncurrent portion..........................     $544,424
                                                      =========

6. OPERATING LEASES

   The Company leases specific equipment, vehicles, and its Minneapolis, Minnesota and Ontario, California office and plant facilities under operating leases from unrelated parties. These leases expire at various dates through November 2003.

   Total rent expense, including month-to-month rentals, was $1,588,000 for 1998, $1,538,000 for 1997.

   Future minimum lease payments under noncancellable operating leases as of November 30, 1998 are:

      YEAR ENDING NOVEMBER 30,

      1999........................................   $1,479,200
      2000........................................    1,218,900
      2001........................................      999,300
      2002........................................      945,300
      2003........................................      855,600
                                                     ----------
      Total.......................................   $5,498,300
                                                     ==========

                       CPI HOLDING, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

7. INCOME TAXES

   The provision (benefit) for income taxes consists of:

                                       1998            1997              1996
                                    ---------        ---------       -----------
                                                                     (10 MONTHS)
Federal:
   Current ..................       $(122,300)       $ 649,000       $   618,000
   Deferred .................         267,000           31,000           245,000
State and local:
   Current ..................          80,000          128,000           135,000
   Deferred .................         214,000          (11,000)           58,000
                                    ---------        ---------       -----------
Total .......................       $ 438,700        $ 797,000       $ 1,056,000
                                    =========        =========       ===========

   The consolidated tax provision differs from the tax provision computed at the statutory United States tax rate of approximately 34 percent for the following reasons:

                                                    1998         1997          1996
                                                 ---------    ---------    -----------
      Tax provision at statutory federal rate .  $ 420,000    $ 785,000    $   949,000
      Amortization of goodwill ...............     117,000      136,000        114,000
      Dividends paid to Employee Stock
         Ownership Plan
         on allocated shares .................    (163,000)    (189,000)          --
      State and local income taxes ...........     294,000      117,000        193,000
      Other ..................................    (229,300)     (52,000)      (200,000)
                                                 ---------    ---------    -----------
            Total ............................   $ 438,700    $ 797,000    $ 1,056,000
                                                 =========    =========    ===========

   The tax benefit of the deductible portion of the Class A preferred dividends paid on the unallocated shares held by the ESOP that were utilized by the ESOP to make debt payments was charged directly to retained earnings.

   The approximate tax effect of each type of temporary difference that gave rise to the Company's deferred tax assets and liabilities as of November 30, is as follows:

                                                                 1998           1997
                                                             -----------    -----------
      Current deferred income tax assets (liabilities):
         Inventories .....................................   $    73,000    $    53,000
         (Prepaid) accrued state income taxes ............         6,000        (13,000)
         Accrued liabilities .............................         4,000          3,000
         Long service executive nonqualified pension -
           current .......................................       160,000        145,000
           Allowance for doubtful accounts ...............        62,000         27,000
                                                             -----------    -----------
                                                                 305,000        215,000
                                                             -----------    -----------
      Noncurrent deferred income tax assets (liabilities):
         Basis of property ...............................    (5,878,000)    (5,509,000)
         Long service executive nonqualified pension -
         noncurrent ......................................       206,000        367,000
         Net operating loss carryforward .................       102,000
         Alternative minimum tax credit carryforwards ....       388,000        531,000
                                                             -----------    -----------
                                                              (5,182,000)    (4,611,000)
                                                             -----------    -----------
      Net deferred income tax liability ..................   $(4,877,000)   $(4,396,000)
                                                             ===========    ===========

                       CPI HOLDING, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

8. EMPLOYEE STOCK OWNERSHIP PLAN

   In 1988, Cardinal established an employee stock ownership plan. On December 14, 1989, the ESOP used $1,800,000 of proceeds from a bank loan to purchase 30 percent of Cardinal's common stock. In conjunction with the acquisition of Cardinal by CPI in which the ESOP exchanged its 30 percent investment in Cardinal for a 22 percent investment in CPI, the Company assumed the remaining bank obligation of $720,000 at January 26, 1996. As of November 30, 1998, $113,912 remains outstanding on this loan. As a result of the Company assuming the bank obligation, the Company also recorded a loan receivable from the ESOP, which is reported as a reduction of shareholders' equity. The Company is obligated to make contributions to the ESOP that are used by the ESOP to pay the loan principal and interest to the bank. Shares of stock acquired by the ESOP are allocated to each eligible employee in amounts based on the employee's compensation. Company contributions charged to expense were $26,720 in 1998, $30,999 in 1997 and $209,780 for the period January 26, 1996 to November 30, 1996. The Company paid Class A preferred dividends of $700,000 in 1998 and $943,559 in 1997 to the ESOP. The ESOP used a portion of the dividends to make the required principal payments.


9. MANDATORILY REDEEMABLE PREFERRED STOCK

   MANDATORILY REDEEMABLE PREFERRED STOCK--The Company is authorized to issue 100,000 nonvoting shares of Class A redeemable preferred stock and 100,000 non-voting shares of Class B redeemable preferred stock, each with a par value of $.01 per share. There are 80,000 shares of Class A redeemable preferred stock outstanding as of November 30, 1998 and 1997. There are 60,966.69 shares of Class B redeemable preferred stock outstanding as of November 30, 1998 and 61,133.36 shares outstanding as of November 30, 1997, including 866.68 shares issued under Executive Stock Agreements described in
   Note 10. Accumulating dividends accrue daily at 8.75 percent of the liquidation value ($100 per share) plus any accumulated dividends on the Class A redeemable preferred stock. Accumulating dividends accrue at 10 percent of the liquidation value ($100 per share) plus any accumulated dividends on the Class B redeemable preferred stock. Unpaid accumulating dividends are deemed to be accumulated dividends for purposes of calculating the accumulating and nonaccumulating dividends. Nonaccumulating dividends accrue daily at 10 percent of the liquidation value plus any accumulated dividends on the Class A redeemable preferred stock only. Unpaid nonaccumulating dividends are not deemed to be accumulated dividends for purposes of calculating the accumulating and nonaccumulating dividends. Accumulating dividends were $1,483,077 for the year ended November 30, 1998 and $1,385,329 for the year ended November 30, 1997. The nonaccumulating dividends were $827,613 for the year ended November 30, 1998 and $830,544 for the year ended November 30, 1997. These amounts have been recorded as an increase in the redeemable preferred stock and as a reduction of retained earnings and of additional paid-in capital in the accompanying consolidated statements of mandatorily redeemable preferred stock and shareholders' equity. As of November 30, 1998, the unpaid accumulating dividends were $2,331,161 and the unpaid nonaccumulating dividends were $2,331,864.

   On June 30, 2003, the Company shall redeem all outstanding shares of the Class A and Class B redeemable preferred stock for the aggregate liquidation value plus all unpaid dividends. The aggregate liquidation value and unpaid dividends of the Class A and Class B redeemable preferred stock is $18,761,668 as of November 30, 1998 and $17,171,325 as of November 30, 1997.

   The Class A redeemable preferred stock is convertible at the shareholders' option into Class A common stock at any time based on the liquidation value of the shares to be converted at the then current conversion price.

10.   COMMON STOCK

   The authorized shares of stock and the number of shares outstanding as of November 30, 1998 and 1997 are as follows:

   COMMON STOCK--The Company has three classes of common stock of which Class A is voting and Class B and C are non-voting.

   Holders of Class B common stock are entitled to convert such shares into the same number of shares of Class A or Class C common stock at any time.

                       CPI HOLDING, INC. AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

   Holders of Class C common stock are entitled to convert such shares into the same number of shares of Class A common stock upon the occurrence of a Conversion Event as defined in the Company's Certificate of Amendment to Certificate of Incorporation. Class C common stock includes 4,333.2 shares issued under Executive Stock Agreements described below, as of November 30, 1998 and 1997.

   EXECUTIVE STOCK AGREEMENTS--The Company has entered into agreements with certain members of its management under which shares of Class B redeemable preferred stock and Class C common stock have been issued. The Company has notes receivable aggregating $65,000 from manager shareholders for the purchase of one-half of their shares at November 30, 1998 and 1997. These notes bear interest at 8.25 percent a year and are reported as stock subscriptions receivable as a reduction of shareholders' equity. One-half of the shares of common stock and one-half of the shares of redeemable preferred stock vest immediately and the remaining shares vest upon the payment in full of the receivables plus any accrued interest. In the event a shareholder manager ceases to be employed by the Company, the Company and certain shareholders have the right to repurchase all or a portion of these shares from the individual at the fair value of the vested shares and the lower of the fair value of shares or the original cost of the unvested shares held as of the date of termination.


11.   RELATED PARTY TRANSACTIONS

   The following amounts were paid to shareholders of the Company:

                                        1998            1997              1996
                                      --------        --------        ----------
      Management fees ........        $200,000        $200,000        $  200,000
      Transaction costs ......            --              --           1,285,000
                                      --------        --------        ----------
           Total .............        $200,000        $200,000        $1,485,000
                                      ========        ========        ==========

   The management fees are included in general and administrative expense in the accompanying statements of income. The transaction costs were capitalized as of the acquisition date.

                                   * * * * * *

                       CPI HOLDING, INC. AND SUBSIDIARY

                     CONDENSED CONSOLIDATED BALANCE SHEET

                          (In Thousands of Dollars)

                                                                        MAY 31, 1999
                                                                        ------------
                                                                        (UNAUDITED)
ASSETS
Current assets:
     Cash and cash equivalents ......................................   $         31
     Accounts receivable (less allowance for doubtful accounts of
       $156) ........................................................          6,910
     Inventories:
        Finished goods ..............................................          5,705
        Raw materials and supplies ..................................          2,338
                                                                        ------------
                                                                               8,043
     Prepaid expenses and other receivables .........................            323
     Deferred income taxes ..........................................            305
                                                                        ------------
Total current assets ................................................         15,612

Property and equipment:
     Land ...........................................................            295
     Buildings and improvements .....................................          3,499
     Machinery, equipment and tooling ...............................         37,407
     Automobiles and trucks .........................................             54
     Construction in progress .......................................          1,914
                                                                        ------------
                                                                              43,169
     Less accumulated depreciation ..................................         11,213
                                                                        ------------
                                                                              31,956
Intangible assets:
     Deferred financing and origination fees, net ...................            786
     Excess of cost over net assets acquired, net ...................         13,957
                                                                        ------------
                                                                              14,743
Other ...............................................................            112
                                                                        ------------
Total assets ........................................................   $     62,423
                                                                        ============

                       CPI HOLDING, INC. AND SUBSIDIARY

                          (In Thousands of Dollars)

                                                                   MAY 31, 1999
                                                                   (UNAUDITED)
                                                                   ------------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
     Accounts payable ...........................................  $      4,205
     Accrued expenses and other liabilities .....................           157
     Current portion of long-term debt ..........................         4,987
                                                                   ------------
Total current liabilities .......................................         9,349
Long-term debt, less current portion ............................        28,078
Deferred income taxes ...........................................         5,182
                                                                   ------------
                                                                         42,609
Mandatorily Redeemable Preferred Stock ..........................        19,348
Stockholders' equity:
     Class A Common Stock (voting); $.01 par value:
        500,000 shares authorized; 89,281.5 shares issued and
        outstanding .............................................             1
     Class B Common Stock (non-voting); $.01 par value:
        300,000 shares authorized; 124,760 shares issued and
        outstanding .............................................             1
     Class C Common Stock (non-voting); $.01 par value: 200,000
        shares authorized; 90,791.6 shares issued and outstanding             1
     Additional paid-in capital .................................           349
     Retained earnings ..........................................           293
     Less:  ESOP receivable .....................................          (114)
          Stock subscription receivable .........................           (65)
                                                                   ------------
Total stockholders' equity ......................................           466
                                                                   ------------
Total liabilities and stockholders' equity ......................  $     62,423
                                                                   ============

SEE NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                       CPI HOLDING, INC. AND SUBSIDIARY

               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                          (In Thousands of Dollars)

                                                        TWENTY-SIX WEEKS ENDED
                                                     ---------------------------
                                                     MAY 31, 1999   MAY 31, 1998
                                                     ------------   ------------
                                                             (UNAUDITED)
Net sales ........................................   $     28,465   $     26,418
Cost of goods sold ...............................         23,407         21,247
                                                     ------------   ------------
Gross margin .....................................          5,058          5,171

Operating expenses:
    Selling ......................................          1,447          1,550
    General and administrative ...................          1,310          1,296
    Amortization of intangibles ..................            301            311
    Other ........................................             61             43
                                                     ------------   ------------
Operating income .................................          1,939          1,971

    Interest expense .............................          1,400          1,639
                                                     ------------   ------------
Income before income taxes .......................            539            332
Income tax expense ...............................            202            114
                                                     ------------   ------------
Net income .......................................   $        337   $        218
                                                     ============   ============

SEE NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                       CPI HOLDING, INC. AND SUBSIDIARY

               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                          (In Thousands of Dollars)

                                                              TWENTY-SIX WEEKS ENDED
                                                             ------------------------
                                                               MAY 31,      MAY 31,
                                                                1999         1998
                                                             ----------    ----------
                                                                    (UNAUDITED)
OPERATING ACTIVITIES
Net income ...............................................   $      337    $      218
Adjustments to reconcile net loss to net cash provided by
operating activities:
     Depreciation ........................................        1,942         1,746
     Amortization ........................................          298           307
     Deferred income taxes ...............................         --              28
         Changes in operating assets and liabilities:
         Accounts receivable, net ........................       (1,513)       (1,399)
         Inventories .....................................         (490)          723
         Prepaid expenses and other receivables ..........          684          (210)
         Other assets ....................................           (1)           38
         Payables and accrued expenses ...................        1,219           101
                                                             ----------    ----------
Net cash provided by operating activities ................        2,476         1,552

INVESTING ACTIVITIES
Additions to property and equipment ......................       (2,205)       (2,594)
                                                             ----------    ----------
Net cash used for investing activities ...................       (2,205)       (2,594)

FINANCING ACTIVITIES
Proceeds from long-term borrowings .......................        1,460         3,299
Payments on long-term borrowings .........................       (1,809)       (1,876)
Proceeds (payments) from Preferred equity ................            7          (348)
                                                             ----------    ----------
Net cash provided by (used for) financing activities .....         (342)        1,075
Effect of exchange rate changes on cash
                                                             ----------    ----------
Net increase (decrease) in cash and cash equivalents .....          (71)           33
Cash and cash equivalents at beginning of period .........          102            19
                                                             ----------    ----------
Cash and cash equivalents at end of period ...............   $       31    $       52
                                                             ==========    ==========

SEE NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                       CPI HOLDING, INC. AND SUBSIDIARY
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

             (In thousands of dollars, except as otherwise noted)
                                 (Unaudited)

1.    BASIS OF PRESENTATION

      The accompanying unaudited consolidated financial statements of CPI Holding, Incorporated and its subsidiary, Cardinal Packaging, Incorporated (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the periods presented are not necessarily indicative of the results that may be expected for the full fiscal year. The accompanying financial statements include the results of CPI Holding, Incorporated ("Holding") and its wholly-owned subsidiary, Cardinal Packaging, Incorporated ("Cardinal").


2.    LONG-TERM DEBT

      Long-term debt consists of the following:

                                                                         MAY 31,
                                                                          1999
                                                                         -------
 Note payable to financial institution with quarterly principal payments at scheduled amounts, plus interest at a variable rate, due
 March 1, 2000 .......................................................   $ 9,000
 Note payable to financial institution with quarterly principal payments at scheduled amounts beginning in 2001, plus interest at a
 variable rate, due March 1, 2003 ....................................    10,000
 Revolving credit facility payable to financial institution with
 interest at a variable rate, due March 1, 2003 ......................     8,117
 Capital expansion note payable to financial institution with quarterly interest payments at a variable rate, fifteen equal quarterly principal payments, plus interest, beginning September 1,
 1999, due March 2003 ................................................     5,000
 ESOP loan to bank with semi-annual principal payments of $90, plus monthly interest at 85 percent of the bank's prime rate, through
 January 2000; collateralized by the common stock of the Company .....       114
 Note payable to financing company with monthly principal and interest payments of $4, through October 1999; interest at 6.755 percent a
 year, collateralized by specific equipment ..........................        18
 Capital lease obligations for equipment, payable to various banks and leasing companies in aggregate monthly principal and interest payments of $20 through July 2000; interest at 6.75 percent to 10.85
 percent a year; collateralized by specific equipment ................        57
 Long service executive nonqualified pension agreements payable to the previous shareholders.  The pension agreements are payable at $41 per month through January 2001 and are recorded at their net present
 value with a discount rate of 9.25 percent ..........................       759
                                                                         -------
                                                                          33,065
 Less current portion of long-term debt ..............................     4,987
                                                                         -------
                                                                         $28,078
                                                                         =======

                       CPI HOLDING, INC. AND SUBSIDIARY
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2.    LONG-TERM DEBT (CONTINUED)

      The current portion of long-term debt consists of $4.5 million of principal payments outlined in the table above, and $0.4 million of payments related to the Long service executive nonqualified pension agreement.

      The notes payable, revolving credit facility, and capital expansion note are collateralized by substantially all of the assets of the Company. The credit agreement includes financial covenants with respect to capital expenditure limits; rent payments under operating leases; earnings before depreciation, amortization, interest and income taxes; and fixed charge and interest coverage ratios.


3.    CARDINAL PACKAGING, INCORPORATED SUMMARY FINANCIAL INFORMATION

      The following summarizes parent company only financial information of
Holding:


                                                                         MAY 31,
                                                                           1999
                                                                         -------
CONSOLIDATED BALANCE SHEETS
Current assets .............................................             $     7
Investment in subsidiary ...................................              19,807
Other noncurrent assets ....................................                --
Current liabilities ........................................                --
Noncurrent liabilities .....................................                --
Equity (deficit) ...........................................              19,814

                                                               26 WEEKS ENDED
                                                              ----------------
                                                              MAY 31,   MAY 31,
                                                               1999      1998
                                                              ------    ------
CONSOLIDATED STATEMENTS OF OPERATIONS
Net sales ................................................    $ --      $ --
Cost of goods sold .......................................      --        --
Income before income taxes ...............................       539       332
Net income ...............................................       337       218


4.    SEGMENT REPORTING

      The Company has one reportable segment of plastic packaging products.

                        REPORT OF INDEPENDENT AUDITORS

Knight Engineering & Plastics
Division of Courtaulds Packaging Inc.

We have audited the accompanying balance sheet of Knight Engineering & Plastics Division of Courtaulds Packaging Inc. (the Division) as of March 31, 1998 and the related statement of operations, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Division at March 31, 1998, and the results of its operations and cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                    /s/ ERNST & YOUNG LLP
Indianapolis, Indiana
May 19, 1999

                        KNIGHT ENGINEERING & PLASTICS
                    DIVISION OF COURTAULDS PACKAGING INC.
                                BALANCE SHEET
                                MARCH 31, 1998

ASSETS
Current assets
   Cash ..........................................................   $   719,004
   Accounts receivable, less allowance for doubtful accounts of
     $52,061 .....................................................     3,625,898
   Inventories:
      Finished goods .............................................       586,035
      Raw materials and supplies .................................     1,192,082
                                                                     -----------
                                                                       1,778,117
   Prepaid expenses ..............................................       195,799
                                                                     -----------
Total current assets .............................................     6,318,818


Property and equipment
   Land and improvements .........................................       877,410
   Buildings and improvements ....................................     5,754,664
   Machinery, equipment and tooling ..............................    21,102,328
   Construction in progress ......................................     2,085,286
                                                                     -----------
                                                                      29,819,688
   Less accumulated depreciation .................................    16,348,730
                                                                     -----------
                                                                      13,470,958

Goodwill, net of accumulated amortization of $854,972 ............     2,402,064
                                                                     -----------
                                                                     $22,191,840
                                                                     ===========
LIABILITIES AND DIVISION EQUITY
Current liabilities
   Note payable, parent ..........................................   $ 3,477,089
   Accounts payable ..............................................     2,336,323
   Accrued expenses and other liabilities ........................     2,493,482
                                                                     -----------
Total current liabilities ........................................     8,306,894

Division equity ..................................................    13,884,946
                                                                     -----------
                                                                     $22,191,840
                                                                     ===========

                           SEE ACCOMPANYING NOTES.

                        KNIGHT ENGINEERING & PLASTICS
                    DIVISION OF COURTAULDS PACKAGING INC.
                           STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED MARCH 31, 1998


Net sales .................................................        $ 23,836,485
Cost of goods sold ........................................          21,058,181
Gross margin ..............................................           2,778,304

Operating expenses:
  Selling, general and administrative .....................           3,219,902
  Amortization of intangibles .............................             162,852
                                                                   ------------
Operating income (loss) ...................................            (604,450)

Other income (expense):
  Gain on disposal of property and equipment ..............              41,400
  Interest income .........................................               3,590
  Interest (expense), parent ..............................            (261,325)
                                                                   ------------
Division (loss) ...........................................        $   (820,785)
                                                                   ============

                           SEE ACCOMPANYING NOTES.

                        KNIGHT ENGINEERING & PLASTICS
                    DIVISION OF COURTAULDS PACKAGING INC.
                           STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED MARCH 31, 1998

OPERATING ACTIVITIES
Division loss ...................................................   $  (820,785)
Adjustments to reconcile division loss to net cash provided by operating activities:
   Depreciation .................................................     1,702,511
   Amortization .................................................       162,852
   Gain on sale of property and equipment .......................       (41,400)
   Changes in operating assets and liabilities:
      Accounts receivable, net ..................................      (168,875)
      Inventories ...............................................        67,937
      Prepaid expenses ..........................................       253,840
      Accounts payable and accrued expenses .....................     1,009,378
                                                                    -----------
Net cash provided by operating activities .......................     2,165,458


INVESTING ACTIVITIES
Purchases of machinery and equipment ............................    (1,530,295)
Division equity contribution from parent ........................       261,000
Proceeds from disposal of property and equipment ................        41,400
                                                                    -----------
Net cash used in investing activities ...........................    (1,227,895)

FINANCING ACTIVITIES
Net payments on note payable, parent ............................      (456,893)
                                                                    -----------
Net cash used in financing activities ...........................      (456,893)
                                                                    -----------
Net increase in cash ............................................       480,670
Cash at beginning of year .......................................       238,334
                                                                    -----------
Cash at end of year .............................................   $   719,004
                                                                    ===========

                           SEE ACCOMPANYING NOTES.

                        KNIGHT ENGINEERING & PLASTICS
                    DIVISION OF COURTAULDS PACKAGING INC.
                        NOTES TO FINANCIAL STATEMENTS

1.    BASIS OF PRESENTATION

The accompanying financial statements include the accounts of Knight Engineering and Plastics Division of Courtaulds Packaging Inc., a West Virginia Corporation (the Division). Courtaulds Packaging, Inc. (Parent) is owned by Courtaulds PLC, a public limited company organized under the laws of England and Wales. The Division was not a legal entity and operated as a component of a larger business. The Division's financial statements includes only assets, liabilities and results of operations which comprise the specific division. The balance sheet and statement of operations, which have been prepared from the historical accounting records of the Division, include all revenues and costs directly attributable to the Division's business, including costs of facilities, employees and related support functions. The Division has not been charged for the cost of certain functions and services performed by the Parent or other related entities on behalf of the Division. Similarly, the Division has not been allocated any income tax expense or benefit during the year ended March 31, 1998. Management believes that the impact of costs performed by Parent and other related entities on behalf of the Division would not be significant to the accompanying financial statements.

The Division manufactures and markets plastic packaging products, primarily proprietary and custom molded plastic overcaps and closures. During the year ended March 31, 1998, the Division operated manufacturing facilities located in Woods tock and Arlington Heights, Illinois. The Division's customers are located principally throughout the United States.


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INVENTORIES

Inventories are valued at the lower of cost (first in, first out method) or market.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed primarily by the straight-line method over the estimated useful lives of the assets ranging from three to fifty years.

GOODWILL

The cost in excess of net assets acquired represent the excess purchase price over the fair value of the net assets acquired in the original acquisition of the Division. These costs are being amortized over 20 years.

The Division periodically evaluates the value of intangible assets to determine if an impairment has occurred. This evaluation is based on various analyses including reviewing anticipated cash flows.

REVENUE RECOGNITION

Revenue from sales of products is recognized at the time product is shipped to the customer.

RETIREMENT PLANS

During the year ended March 31, 1998, the Division had two defined contribution benefit plans, a retirement and a employee thrift plan. The Plans covered substantially all the Division's employees. The retirement plan provides for an annual employer contribution of 4% of gross wages. The employee thrift plan provides for a 75% to a 100% annual match on employee deferrals of up to 6%. The plans expenses were approximately $291,000 for the year ended March 31, 1998.

                        KNIGHT ENGINEERING & PLASTICS
                    DIVISION OF COURTAULDS PACKAGING INC.
                  NOTES TO FINANCIAL STATEMENTS (CONTINUED)

INCOME TAXES

The taxable income of the Division was included in the tax returns of Courtaulds Packaging Inc. As such, separate income tax returns were not prepared or filed for the Division.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

3.    NOTE PAYABLE, PARENT

At March 31, 1998, the Division had a note payable to Courtaulds Packaging Inc. The note was used to fund the Division's working capital requirements with no stated maturity. Interest was charged to the Division at a rate of approximately 7%.

4.    SALES INFORMATION

For the year ended March 31, 1998, 38% of the Division's revenues were derived from three customers. The accounts receivables related to these customers at March 31, 1998 was approximately $560,000.

5.    LEASES

The Division leases certain warehouse buildings under a month to month lease arrangements. Rent expense for the year ended March 31, 1998 was approximately $145,000.

6.    RELATED PARTY TRANSACTIONS

The Division has engaged in business transactions with a related party, Thatcher Tubes, Inc., throughout the year. Thatcher Tubes is a fully consolidated subsidiary of Courtaulds Packaging Inc. During the year ended March 31, 1998, the Division had sales of approximately $1,845,000 to Thatcher. In addition, the related accounts receivable balance at March 31, 1998 was approximately $354,000.

7.    SUBSEQUENT EVENT

On October 16, 1998, a newly formed, wholly-owned subsidiary of Berry Plastics Corporation acquired substantially all of the assets of the Division for aggregate consideration of approximately $18 million.

                       KNIGHT ENGINEERING AND PLASTICS
                    DIVISION OF COURTAULDS PACKAGING INC.
                           CONDENSED BALANCE SHEET
                          (In Thousands of Dollars)


                                                                  SEPTEMBER 30,
                                                                      1998
                                                                 ---------------
                                                                   (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents ..................................   $           790
  Accounts receivable (less allowance for doubtful
     accounts of $50) ........................................             2,785
  Inventories:
     Finished goods ..........................................               522
     Raw materials and supplies ..............................             1,256
                                                                 ---------------
                                                                           1,778
  Prepaid expenses and other receivables .....................               199
                                                                 ---------------
Total current assets .........................................             5,552

Property and equipment:
  Land .......................................................               877
  Buildings and improvements .................................             6,059
  Machinery, equipment and tooling ...........................            22,456
  Construction in progress ...................................             2,620
                                                                 ---------------
                                                                          32,012
  Less accumulated depreciation ..............................            18,678
                                                                 ---------------
                                                                          13,334

Goodwill (net of accumulated amortization of $936) ...........             2,321
                                                                 ---------------
                                                                 $        21,207
                                                                 ===============
LIABILITIES AND DIVISION EQUITY Current liabilities:
  Notes payable, parent ......................................   $         3,186
  Accounts payable ...........................................             2,443
  Accrued expenses and other liabilities .....................             2,024
                                                                 ---------------
Total current liabilities ....................................             7,653

Division equity ..............................................            13,554
                                                                 ---------------
                                                                 $        21,207
                                                                 ===============

SEE ACCOMPANYING NOTES.

                       KNIGHT ENGINEERING AND PLASTICS
                    DIVISION OF COURTAULDS PACKAGING INC.
                      CONDENSED STATEMENTS OF OPERATIONS
                          (In Thousands of Dollars)

                                                        SIX-MONTHS ENDED
                                                 ------------------------------
                                                 SEPTEMBER 30,    SEPTEMBER 30,
                                                     1998             1997
                                                 -------------    -------------
                                                         (Unaudited)
Net sales ....................................   $      11,893    $      11,721
Cost of goods sold ...........................          10,596           11,097
                                                 -------------    -------------
Gross margin .................................           1,297              624
Operating expenses:
    Selling, general and administrative ......           1,377            1,244
    Amortization of intangibles ..............              81               81
                                                 -------------    -------------
Operating income (loss) ......................            (161)            (701)

Other income and expense:
    Gain on sale of property and
    equipment ................................            --                  9
    Interest expense, parent .................            (169)            (226)
    Interest income ..........................            --                  2
                                                 -------------    -------------
Division loss ................................   $        (330)   $        (916)
                                                 =============    =============

SEE ACCOMPANYING NOTES.

                       KNIGHT ENGINEERING AND PLASTICS
                    DIVISION OF COURTAULDS PACKAGING INC.
                      CONDENSED STATEMENTS OF CASH FLOWS
                          (In Thousands of Dollars)

                                                                SIX-MONTHS ENDED
                                                         -------------------------------
                                                         SEPTEMBER 30,     SEPTEMBER 30,
                                                             1998             1997
                                                         -------------    -------------
                                                                   (UNAUDITED)
OPERATING ACTIVITIES
Division loss ........................................   $        (330)   $        (916)
Adjustments to reconcile net loss to net cash
provided by operating activities:
     Depreciation ....................................             918            1,030
     Amortization ....................................              81               81
     Gain on sale of property and equipment ..........            --                 (9)
     Changes in operating assets and liabilities:
       Accounts receivable, net ......................             841              257
       Inventories ...................................            --                115
       Prepaid expenses and other receivables ........              (4)             153
       Payables and accrued expenses .................            (363)            (313)
                                                         -------------    -------------
Net cash provided by operating activities ............           1,143              398

INVESTING ACTIVITIES
Additions to property and equipment ..................            (781)             (59)
Proceeds from disposal of property and equipment .....            --                  9
Division equity contribution from parent .............            --                133
                                                         -------------    -------------
Net cash provided by (used in) investing
   activities ........................................            (781)              83

FINANCING ACTIVITIES
Net payments on note payable, parent .................            (291)            (286)
                                                         -------------    -------------
Net cash used in financing activities ................            (291)            (286)
                                                         -------------    -------------
Net increase in cash and cash equivalents ............              71              195
Cash and cash equivalents at beginning of period .....             719              238
                                                         -------------    -------------
Cash and cash equivalents at end of period ...........   $         790    $         433
                                                         =============    =============

SEE ACCOMPANYING NOTES.

                       KNIGHT ENGINEERING AND PLASTICS
                    DIVISION OF COURTAULDS PACKAGING INC.
                   NOTES TO CONDENSED FINANCIAL STATEMENTS
             (IN THOUSANDS OF DOLLARS, EXCEPT AS OTHERWISE NOTED)
                                 (Unaudited)


1.    BASIS OF PRESENTATION

The accompanying financial statements include the accounts of Knight Engineering and Plastics Division of Courtaulds Packaging Inc., a West Virginia Corporation (the Division) and have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Courtaulds Packaging, Inc. (Parent) is owned by Courtauld PLC, a public limited company organized under the laws of England and Wales. The Division was not a legal entity and operated as a component of a larger business. The Division's financial statement includes only assets, liabilities and results of operations which comprise the specific division. The balance sheet and statement of operations, which have been prepared from the historical accounting records of the Division, include all revenues and costs directly attributable to the Division's business, including costs of facilities, employees and related support functions. The Division has not been charged for the cost of certain functions and services performed by the Parent or other related entities on behalf of the Division. Similarly, the Division has not been allocated any income tax expense or benefit. Management believes that the impact of costs performed by Parent and other related entities on behalf of the Division would not be significant to the accompanying financial statements.

2.    NOTE PAYABLE, PARENT

At September 30, 1998, the Division had a note payable to Courtaulds Packaging Inc. The note was used to fund the Division's working capital requirements with no stated maturity. Interest was charged to the Division at a rate of approximately 7%.

3.    SUBSEQUENT EVENT

On October 16, 1998, a newly formed, wholly-owned subsidiary of Berry Plastics Corporation acquired substantially all of the assets of the Division for aggregate consideration of approximately $18 million.

                      NORWICH INJECTION MOULDERS LIMITED

                                   DIRECTORS
                          J E Barlow         (Chairman)
                         A R Sandell         (Managing)
                         T D Johnson
SECRETARY                                                      REGISTERED OFFICE
Mrs. J Barlow                                                 Stanford Tuck Road
                                                                   North Walsham
                                                                         Norfolk

                                   AUDITORS
                                Lovewell Blake
                            Chartered Accountants
                           102 Prince of Wales Road
                                   Norwich


                           REPORT OF THE DIRECTORS
                     FOR THE YEAR ENDED 31ST OCTOBER 1997

The directors present herewith the audited accounts for the year ended 31st October 1997.


DIRECTORS' RESPONSIBILITIES

Company law requires the directors to prepare accounts that give a true and fair view of the state of affairs of the company and of the profit or loss for its financial year. In doing so the directors are required to:

      o     select suitable accounting policies and apply them consistently;
      o     make judgements and estimates that are reasonable and prudent;
      o     state whether applicable accounting standards have been followed,
      o subject to any material departures disclosed and explained in the accounts;
      o prepare the accounts on the going concern basis unless it is inappropriate
      o     to presume that the company will continue in business.

The directors are responsible for maintaining proper accounting records that disclose with reasonable accuracy at any time the financial position of the company and to enable them to ensure that the accounts comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

REVIEW OF ACTIVITIES

The company's main activities are unchanged since last year and are principally those of the production of plastic goods by injection moulding.

In the opinion of the directors the company will be able to maintain its present level of turnover for the foreseeable future.

The profit for the year has been added to the balance on the profit and loss account.

                      NORWICH INJECTION MOULDERS LIMITED

DIRECTORS

The directors named above held office throughout the year.

In accordance with the articles of association T D Johnson will retire at the annual general meeting and, being eligible, offers himself for re-election.

The interests of the directors of the company at 31st October 1997 in the shares of the company, according to the register required to be kept by Section 325 of the Companies Act 1985 were as follows:

                        31ST OCTOBER     31ST OCTOBER      31ST OCTOBER 1995
                        1997 ORDINARY   1996 ORDINARY       ORDINARY SHARES
                           SHARES           SHARES       -----------------------
                         FULLY PAID       FULLY PAID     FULLY PAID  PARTLY PAID
                        -------------   -------------    ----------  -----------
J E Barlow...........        60               60             11          49
A R Sandell..........        29               29            --           29
T D Johnson..........        11               11            --           11

MARKET VALUE OF INTEREST IN LAND

In the opinion of the directors, the current open market value on an existing use basis of the freehold land and buildings exceeds the net book value as shown in the balance sheet at the 31st October 1997 by (pound)80,711.


CLOSE COMPANY PROVISIONS

The company is a close company within the provisions of the Income and Corporation Taxes Act 1988.

AUDITORS

A resolution to re-appoint Lovewell Blake will be proposed at the annual general meeting.

                                                         By order of the board
                                                                      J BARLOW
                                                                     Secretary
North Walsham                                               22nd December 1997

                        REPORT OF INDEPENDENT AUDITORS

                             TO THE DIRECTORS OF

                      NORWICH INJECTION MOULDERS LIMITED

To the Directors of
Norwich Injection Moulders Limited

      We have audited the balance sheets of Norwich Injection Moulders Limited as at 31st October 1997, 31st October 1996 and 31st October 1995, and the related profit and loss accounts and cash flow statements for each of the three years in the period ended 31st October 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with United Kingdom auditing standards which do not differ in any significant respect from United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Norwich Injection Moulders Limited at 31st October 1997, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended 31st October 1997 in conformity with accounting principles generally accepted in the United Kingdom which differ in certain respects from those generally accepted in the United States (see Note 24 of Notes to the Accounts).

                                    /S/ LOVEWELL BLAKE
                                    Chartered Accountants
Norwich, England
22nd December 1997 in respect of accounts
to 31st October 1997
31st January 1997 in respect of accounts
to 31st October 1996
11th March 1996 in respect of accounts
to 31st October 1995
except for Note 24 Differences between
United Kingdom and United States
Generally Accepted Accounting Principles
as to which the date is 18th May 1999

                       NORWICH INJECTION MOULDERS LIMITED

                             PROFIT AND LOSS ACCOUNT

                                                YEAR ENDED     YEAR ENDED     YEAR ENDED
                                               31ST OCTOBER   31ST OCTOBER   31ST OCTOBER
                                       NOTES       1997           1996          1995
                                       -----   ------------   ------------   ------------
                                                  (pound)       (pound)        (pound)
Turnover ...........................       2      8,117,742      7,308,368      5,046,307
Change in stock of finished goods ..                  5,908         26,405         15,783
                                               ------------   ------------   ------------
                                                  8,123,650      7,334,773      5,062,090
Other operating income .............       3         21,738          6,823          3,749
                                               ------------   ------------   ------------
                                                  8,145,388      7,341,596      5,065,839
Raw materials and consumables ......              3,772,741      3,521,241      2,270,368
Other external charges .............                677,847        616,428        468,515
Staff costs ........................       4      1,510,732      1,421,872      1,073,648
Depreciation .......................       6        441,666        338,363        293,657
Other operating charges ............                537,182        482,605        432,372
Interest payable and similar charges       7        103,769        120,943        128,526
                                               ------------   ------------   ------------
                                                  7,043,937      6,501,452      4,666,086
                                               ------------   ------------   ------------
Profit on ordinary activities before
  taxation .........................       8      1,101,451        840,144        399,753
Tax on profit on ordinary activities       9        261,160          4,618         98,035
                                               ------------   ------------   ------------
Profit on ordinary activities after
  taxation .........................       *        840,291        835,526        301,718
Balance 1st November 1996 ..........              2,209,809      1,374,283      1,072,565
                                               ------------   ------------   ------------
Balance 31st October 1997 ..........              3,050,100      2,209,809      1,374,283
                                               ============   ============   ============

There are no movements in shareholders funds other than the increase to the retained profits for the years ended 31st October 1997, 31st October 1996 and 31st October 1995.

There were no recognized gains or losses other than the profit of (pound)840,291 in the year ended 31st October 1997, (pound)835,526 in the year ended 31st October 1996 and (pound)301,718 in the year ended 31st October 1995.

*A summary of the significant adjustments to the profit on ordinary activities after taxation (net income) that would be required if US Generally Accepted Accounting Principles were to be applied instead of those generally accepted in the United Kingdom is set out in Note 24 of Notes to the Accounts.

                      NORWICH INJECTION MOULDERS LIMITED

                                BALANCE SHEET

                                        31ST OCTOBER    31ST OCTOBER     31ST OCTOBER
                                NOTES       1997             1996            1995
                                -----   -------------   -------------    -------------
                                          (pound)         (pound)          (pound)
FIXED ASSETS
  Tangible assets ...........      10       3,839,712       3,507,176        2,978,664

CURRENT ASSETS
  Stock and work in progress       11         342,324         313,971          231,064
  Debtors ...................      12       1,622,209       1,582,819        1,234,573
  Bank balances .............                 510,081         560,087             --
  Cash in hand ..............                     464             338              669
                                        -------------   -------------    -------------
                                            2,475,078       2,457,215        1,466,306
CREDITORS - AMOUNTS FALLING
  DUE WITHIN ONE YEAR .......      13       2,384,216       2,696,054        1,783,404

NET CURRENT
  ASSETS/(LIABILITIES) ......                  90,862        (238,839)        (317,098)
                                        -------------   -------------    -------------
TOTAL ASSETS LESS
  CURRENT LIABILITIES .......               3,930,574       3,268,337        2,661,566

CREDITORS - AMOUNTS FALLING
  DUE AFTER MORE THAN ONE
  YEAR ......................      14         880,374       1,058,428        1,098,041

PROVISIONS FOR LIABILITIES
  AND CHARGES
  DEFERRED TAXATION .........      15            --              --            189,227
                                        -------------   -------------    -------------
                                            3,050,200       2,209,909        1,374,298
                                        =============   =============    =============
CAPITAL AND RESERVES
  Called up share capital ...      16             100             100               15
  Profit and loss account ...               3,050,100       2,209,809        1,374,283
                                        -------------   -------------    -------------
                                            3,050,200       2,209,909        1,374,298
                                        =============   =============    =============

JE BARLOW - Director                AR SANDELL - Director

The statutory accounts for the year to 31st October 1997 were approved by the board of directors on 22nd December 1997. The statutory accounts for the year to 31st October 1997 were approved by the board of directors on 31st January 1997. The statutory accounts for the year to 31st October 1997 were approved by the board of directors on 27th February 1996.
      o A summary of the significant adjustments to capital and reserves (shareholders funds) that would be required if US Generally Accepted Accounting Principles were to be applied instead of those generally accepted in the United Kingdom is set out in Note 24 of Notes to the Accounts.

                      NORWICH INJECTION MOULDERS LIMITED

                             CASH FLOW STATEMENT

                                                       YEAR ENDED     YEAR ENDED      YEAR ENDED
                                                      31ST OCTOBER   31ST OCTOBER    31ST OCTOBER
                                              NOTES       1997           1996            1995
                                              -----   ------------    ------------    ------------
                                                         (pound)        (pound)          (pound)
CASH FLOW FROM OPERATING ACTIVITIES .......      20      1,520,397       1,443,181         781,305

RETURNS ON INVESTMENTS AND SERVICING
OF FINANCE ................................      21        (84,576)       (122,884)       (126,426)

TAXATION ..................................               (193,817)        (70,214)        (50,052)

CAPITAL EXPENDITURE AND FINANCIAL
  INVESTMENT ..............................      21       (980,793)       (635,844)       (924,113)
                                                      ------------    ------------    ------------
CASH INFLOW BEFORE USE OF LIQUID
  RESOURCES AND FINANCING .................                261,211         614,239        (319,286)

FINANCING - DECREASE IN DEBT ..............      21       (251,086)         (9,654)        379,110
        - CALLS ON SHARE CAPITAL ..........      21           --                85            --
                                                      ------------    ------------    ------------
INCREASE IN CASH IN THE YEAR ..............      22         10,125         604,760          59,824
                                                      ============    ============    ============
RECONCILIATION OF NET CASH FLOW TO MOVEMENT
IN NET DEBT

INCREASE IN CASH IN THE YEAR ..............                 10,125         604,760          59,824

CASH OUTFLOW/(INFLOW) FROM
DECREASE/INCREASE IN DEBT AND LEASE
FINANCING .................................      21        251,086           9,564        (379,110)
                                                      ------------    ------------    ------------
MOVEMENT IN NET DEBT IN THE PERIOD ........                261,211         614,324        (319,286)

NET DEBT AT 1ST NOVEMBER ..................               (921,849)     (1,536,173)     (1,216,887)
                                                      ------------    ------------    ------------
NET DEBT AT 31ST OCTOBER ..................      22       (660,638)       (921,849)     (1,536,173)
                                                      ============    ============    ============

The significant differences between the cashflow statement presented above and that required under US Generally Accepted Accounting Principles are set out in
Note 24 of Notes to the Accounts.

                      NORWICH INJECTION MOULDERS LIMITED

                            NOTES TO THE ACCOUNTS

1.    PRINCIPAL ACCOUNTING POLICIES

   (A)      BASIS OF ACCOUNTING
   The accounts are prepared under the historical cost basis of accounting and in accordance with applicable UK accounting standards.

   (B)      DEPRECIATION
   Depreciation is provided on fixed assets at rates sufficient to write off, on a straight line basis, the cost of the assets over their expected useful lives. It is the company's policy to maintain its freehold property to such a standard that its residual disposal value will at least equal its book value and accordingly no provision for depreciation has been made. The principal annual rates used for this purpose which are consistent with those of last year are:

        Freehold land and buildings     Not depreciated
        Leasehold property expenditure  Over period of the lease
        Plant and machinery             10% - 50%
        Motor vehicles                  20% - 25%
        Loose tools                     Written off on a usage basis

   (C)      STOCK AND WORK IN PROGRESS
   Stock and work in progress are stated at the lower of cost and net realisable value. In general cost is determined on a first in first out basis and includes transport and handling costs. In the case of work in progress cost includes all direct expenditure and production overheads based on the normal level of activity. Net realisable value is the price at which stock can be sold in the normal course of business after allowing for the costs of realisation and, where appropriate, the cost of conversion from their existing state to a finished condition. Provision is made where necessary for obsolete, slow moving and defective stock.

   (D)      FINANCE LEASE AND HIRE PURCHASE CONTRACTS
   Assets held under finance leases, other than hire purchase contracts, are capitalized at their fair value and are depreciated over either the lease term, or the useful working life of the asset, whichever is the shorter.

   Fair value is usually the cost at which the company could have purchased the asset.

   Future rental payments due during the primary lease period are shown as creditors.

   The difference between the total primary lease payments and the fair value of the asset is treated as a finance charge and is charged to the profit and loss account on a straight line basis over the primary lease period.

   Secondary lease rentals are charged to profit and loss account in the period in which they are paid.

   Assets held under hire purchase contracts are capitalized at their fair value and are depreciated over their useful working life on the same basis as set out in note 1(b).

                      NORWICH INJECTION MOULDERS LIMITED

1.    PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

   (E) OPERATING LEASES
   Operating lease rentals are charged to profit and loss account in the period in which they are incurred.

   (F) DEFERRED TAXATION
   Provision is made for deferred taxation where, in the opinion of the directors, it is likely to be payable in the foreseeable future.

   (G) PENSION SCHEME
   The company operates defined contribution schemes. The assets of the schemes are held separately from those of the company in independently administered funds. The charge in the profit and loss accounts represents the contributions payable by the company to the funds for the year.

   (H) FOREIGN CURRENCIES
   Assets and liabilities in foreign currencies are translated into sterling at the rates of exchange ruling on the balance sheet date. Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction. Significant differences arising due to exchange fluctuations have been reflected in the profit and loss account.

2.    TURNOVER

   The contribution to turnover and profit before taxation arises from the production of plastic goods by injection moulding.

                                               1997         1996          1995
                                             ---------    ---------    ---------
                                              (pound)      (pound)      (pound)
Geographical analysis of turnover
United Kingdom ..........................    7,890,743    7,160,110    4,887,260
Rest of Europe ..........................      226,999      148,258      159,047
                                             ---------    ---------    ---------
                                             8,117,742    7,308,368    5,046,307
                                             =========    =========    =========

3.    OTHER OPERATING INCOME

                                                 1997        1996         1995
                                               ---------   ---------   ---------
                                                (pound)     (pound)     (pound)
Training grants ............................         500       2,589       3,700
Interest received (gross) ..................      21,238       4,234          49
                                               ---------   ---------   ---------
                                                  21,738       6,823       3,749
                                               =========   =========   =========

                      NORWICH INJECTION MOULDERS LIMITED

4.    EMPLOYEE INFORMATION

   The average number of persons employed by the company during the year including directors is analyzed below:

                                                  1997        1996       1995
                                               ---------   ---------   ---------
   Manufacturing and packing ...............          57          52          42
   Selling and administration ..............          18          17          16
   Former employees ........................           2           2           2
                                               ---------   ---------   ---------
                                                      77          71          60
                                               =========   =========   =========

                                            1997          1996         1995
                                        -----------   -----------   -----------
                                          (pound)       (pound)        (pound)
Staff costs:
Wages and salaries paid
to the company's
employees ...........................     1,313,859     1,264,343       926,530
Pensions to former
employees ...........................        14,905        14,905        14,905
Social security costs ...............       139,201       107,619        98,325
Pension contributions ...............        42,767        35,005        33,888
                                        -----------   -----------   -----------
                                          1,510,732     1,421,872     1,073,648
                                        ===========   ===========   ===========

5.    DIRECTORS' EMOLUMENTS

                                                1997        1996         1995
                                              ---------   ---------   ---------
                                               (pound)     (pound)     (pound)
Management remuneration ...................     271,217     363,153     206,546
Pension contributions .....................      15,818      16,043      15,449
Taxable benefits ..........................      27,301      28,608      29,403
                                              ---------   ---------   ---------
                                                314,336     407,804     251,398
                                              =========   =========   =========


   The directors' emoluments disclosed above (excluding pension contributions) include amounts paid to:

                                               (pound)     (pound)     (pound)
                                              ---------   ---------   ---------
   The Highest Paid Director...............     106,903     137,910      86,398


Retirement benefits in respect of the three directors are accruing under a defined contribution scheme. The contributions paid in respect of the highest paid director were (pound)5,488 ((pound)5,583 in the year ended 31st October 1996 anD (pound)5,365 in the year ended 31st October 1995).

                      NORWICH INJECTION MOULDERS LIMITED

6.    DEPRECIATION

   The charge for the year is made up as under:

                                                    1997      1996      1995
                                                   -------   -------   -------
                                                   (pound)   (pound)   (pound)
The charge for the year is made up as under:
Depreciation of tangible fixed assets
   Owned assets .................................  342,082   193,832   143,785
   Assets held under finance lease
   and hire purchase contracts ..................  116,103   169,931   151,738
                                                   -------   -------   -------
                                                   458,185   363,763   295,523
   Profit on sale of tangible fixed
   assets .......................................  (16,519)  (25,400)   (1,866)
                                                   -------   -------   -------
                                                   441,666   338,363   293,657
                                                   =======   =======   =======

7.    INTEREST PAYABLE AND SIMILAR CHARGES

                                                    1997      1996       1995
                                                   -------   -------   -------
                                                   (pound)   (pound)   (pound)

   Bank loan and overdraft ......................   63,718    69,425    80,945
   Finance leases and hire purchase
      contracts expiring within five years ......   40,051    51,518    47,581
                                                   -------   -------   -------
                                                   103,769   120,943   128,526
                                                   =======   =======   =======

8.    PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION

   The profit on ordinary activities before taxation is stated after charging the following amounts:

                                                       1997     1996      1995
                                                     -------   -------   -------
                                                     (pound)   (pound)   (pound)
Hire of equipment ................................    55,698    71,616    72,385
Rent of land and buildings .......................    22,080    22,127    28,203
Auditors remuneration ............................     3,000     3,000     2,750

                      NORWICH INJECTION MOULDERS LIMITED

9.    TAX ON PROFIT ON ORDINARY ACTIVITIES

                                                   1997       1996       1995
                                                  -------    -------    --------
                                                  (pound)    (pound)    (pound)
Corporation tax for the year at 30% (1996 30%,
1995 25%)
Taxation payable ..............................   261,163    193,845      70,043
Overprovision in previous year ................        (3)      --          --
Decrease in provision for deferred
   tax ........................................      --      (189,227)    27,992
                                                  -------    -------    --------
                                                  261,160      4,618      98,035
                                                  =======    =======    ========

                       NORWICH INJECTION MOULDERS LIMITED

10.         TANGIBLE FIXED ASSETS

                                                                                          EXPENDITURE
                                                                                          ON SHORT
                                                                          FREEHOLD        LEASEHOLD      PLANT AND          MOTOR
                                                          TOTAL           PROPERTY        PROPERTY       MACHINERY         VEHICLES
                                                        ----------        ---------      ----------      ----------        --------
                                                          (pound)          (pound)         (pound)        (pound)          (pound)
     COST
     1st November 1994 ..........................        3,211,137          921,157            298        2,167,594         122,088
     Additions ..................................          843,420          269,790           --            546,130          27,500
     Disposals ..................................         (109,265)            --             --            (85,375)        (23,890)
                                                        ----------        ---------       --------       ----------        --------
     31st October 1995 ..........................        3,945,292        1,190,947            298        2,628,349         125,698
     Additions ..................................          967,725            1,719           --            933,038          32,968
     Disposals ..................................         (168,686)            --             --           (137,011)        (31,675)
                                                        ----------        ---------       --------       ----------        --------
     31st October 1995 ..........................        4,744,331        1,192,666            298        3,424,376         126,991
     Additions ..................................          900,630           26,623           --            779,975          94,032
     Disposals ..................................         (365,688)            --             --           (276,915)        (88,773)
                                                        ----------        ---------       --------       ----------        --------
     31st October 1995 ..........................        5,279,273        1,219,289            298        3,927,436         132,250
                                                        ==========        =========       ========       ==========        ========
     DEPRECIATION
     1st November 1994 ..........................          729,236             --              225          696,176          32,835
     Disposals ..................................          (58,131)            --             --            (46,677)        (11,454)
     Charge for the year ........................          295,523             --               12          265,347          30,146
                                                        ----------        ---------       --------       ----------        --------
     31st October 1995 ..........................          966,628             --              237          914,846          51,545
     Disposals ..................................          (93,236)            --             --            (70,136)        (23,100)
     Charge for the year ........................          363,763             --               12          334,547          29,204
                                                        ----------        ---------       --------       ----------        --------
     31st October 1996 ..........................        1,237,155             --              249        1,179,257          57,649
     Disposals ..................................         (255,779)            --             --           (193,173)        (62,606)
     Charge for the year ........................          458,185             --               12          431,284          26,889
                                                        ----------        ---------       --------       ----------        --------
     31st October 1997 ..........................        1,439,561             --              261        1,417,368          21,932
                                                        ==========        =========       ========       ==========        ========
     NET BOOK AMOUNT
     31st October 1997 ..........................        3,839,712        1,219,289             37        2,510,068         110,318
                                                        ==========        =========       ========       ==========        ========
     31st October 1996 ..........................        3,507,176        1,192,666             49        2,245,119          69,342
                                                        ==========        =========       ========       ==========        ========
     31st October 1995 ..........................        2,978,664        1,190,947             61        1,713,503          74,153
                                                        ==========        =========       ========       ==========        ========
     31st October 1994 ..........................        2,481,901          921,157             73        1,471,418          89,253
                                                        ==========        =========       ========       ==========        ========

      Details of fixed assets held under finance leases and hire purchase contracts, which are included in the relevant headings in the table above, are as follows:

                                                1997         1996         1995
                                               -------     ---------     -------
                                               (pound)      (pound)      (pound)
Net book value at 31st October 1997 ......     808,682     1,080,707     954,467
                                               =======     =========     =======

                      NORWICH INJECTION MOULDERS LIMITED

11.   STOCK AND WORK IN PROGRESS

   The amounts attributable to the different categories are as follows:

                                          1997            1996            1995
                                         -------         -------         -------
                                         (pound)         (pound)         (pound)
   Raw materials ...............         200,506         200,719         129,345
   Packing materials ...........           9,698          11,492          15,035
   Finished goods ..............          87,466          81,558          61,156
   Work in progress ............          44,654          20,202          25,528
                                         -------         -------         -------
                                         342,324         313,971         231,064
                                         =======         =======         =======

12.   DEBTORS

                                        1997            1996             1995
                                     ---------        ---------        ---------
                                      (pound)         (pound)           (pound)
Trade debtors ...............        1,595,311        1,562,039        1,219,983
Loans .......................             --               --                160
Prepayments .................           26,898           20,780           14,430
                                     ---------        ---------        ---------
                                     1,622,209        1,582,819        1,234,573
                                     =========        =========        =========

13. CREDITORS - AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                   1997         1996       1995
                                                 ---------   ---------   ---------
                                                  (pound)     (pound)     (pound)
Bank overdraft (see note (a) below) ..........        --        60,005     105,009
Bank loan (see note (b) below) ...............      36,664      36,664      36,664
                                                 ---------   ---------   ---------
Bank loan and overdraft ......................      36,664      96,669     141,673

Trade creditors ..............................   1,578,688   1,743,509   1,044,690
Corporation tax payable 1st August 1998
   (1996 - 1st August 1997, 1995
   - 1st August 1996) ........................     261,163     193,820      70,189
Taxation and social security payments ........     163,762     130,944     142,640
Hire purchase obligations (see note (c) below)     254,145     327,177     297,128
Accruals .....................................      89,794     203,935      87,084
                                                 ---------   ---------   ---------
                                                 2,384,216   2,696,054   1,783,404
                                                 =========   =========   =========

      (a) Secured by a fixed and floating charge over the other assets of the company.
      (b) Secured by a mortgage on the freehold premises.
      (c) Secured on the assets concerned.

                       NORWICH INJECTION MOULDERS LIMITED

14. CREDITORS - AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                 1997        1996        1995
                                               ---------   ---------   ---------
                                               (pound)      (pound)     (pound)
Bank loan bearing interest at various rates
    repayable by quarter installments
    (see note (a) below) ...................     705,742     742,406     779,070
    (see note (b) below) ...................     174,632     316,022     318,971
                                               ---------   ---------   ---------
                                                 880,374   1,058,428   1,098,041
                                               =========   =========   =========

   (a) Secured by a mortgage on the freehold
      premises
   (b) Secured on the assets concerned .....

   The bank loan above analyzed by due dates
   of repayment
   Repayable between one and two years .....      36,664      36,664      36,664
   Repayable between two and five years ....     109,992     109,992     109,992
   Repayable after more than five years by
   installments ............................     559,086     595,750     632,414
                                               ---------   ---------   ---------
                                                 705,742     742,406     779,070
                                               =========   =========   =========

15.   DEFERRED TAXATION

                                              1997                    1996                   1995
                                PROVIDED   UNPROVIDED   PROVIDED   UNPROVIDED   PROVIDED   UNPROVIDED
                                --------   ----------   --------   ----------   --------   ----------
                                 (pound)    (pound)      (pound)     (pound)     (pound)     (pound)
   Accelerated capital
     Allowances .............       --        373,364       --        316,866    189,227         --
                                ========   ==========   ========   ==========   ========   ==========

16.   SHARE CAPITAL

                                                                  1997       1996      1995
                                                                 -------   -------   -------
                                                                (pound)    (pound)   (pound)
AUTHORIZED
   Ordinary shares of(pound)1 each ...........................       100       100       100
                                                                 -------   -------   -------
CALLED UP SHARE CAPITAL
   Shares issued at(pound)1 each (1997:100, 1996:100, 1995:11)       100       100        11
   Shares issued at 5p each (1997:nil, 1996:nil, 1995:89) ....      --        --           4
                                                                 -------   -------   -------
                                                                     100       100        15
                                                                 =======   =======   =======

17.   LEASING COMMITMENTS

   The company leases land and building in Norwich. At 31st October 1997 the lease has an unexpired term of two years, at a rental of (pound)22,080.

                       NORWICH INJECTION MOULDERS LIMITED

18.   CAPITAL EXPENDITURE
                                                      1997       1996      1995
                                                     -------   -------   -------
                                                     (pound)   (pound)   (pound)
Authorized and contracted for ....................    43,652      --     175,108
                                                     =======   =======   =======

19.   CONTROLLING INTEREST

   Mr. J E Barlow owns 60% of the issued share capital of the company and, as such, controls the company.

20.   NOTES TO CASHFLOW STATEMENT

   Reconciliation of operating profit to net cash inflow from operating activities.

                                               1997        1996          1995
                                           ----------    ----------    --------
                                             (pound)      (pound)       (pound)
Operating profit ........................   1,101,451       840,144     399,753
Depreciation ............................     441,666       338,363     293,657
Interest payable and similar charges ....     103,769       120,943     128,526
Interest received .......................     (21,238)       (4,234)       --
Increase in stocks ......................     (28,353)      (82,907)    (59,607)
Increase in debtors .....................     (39,390)     (348,246)   (290,978)
(Decrease)/Increase in creditors ........     (37,508)      579,118     309,954
                                           ----------    ----------    --------
Net cash inflow from operating activities   1,520,397     1,443,181     781,305
                                           ==========    ==========    ========

21. ANALYSIS OF CASH FLOWS FOR HEADINGS NETTED IN THE CASH FLOW STATEMENT

   RETURNS ON INVESTMENTS AND SERVICING OF FINANCE

                                                       1997        1996       1995
                                                      -------    --------    --------
                                                      (pound)    (pound)      (pound)
   Interest received ..............................    21,238       4,234        --
   Interest paid ..................................   (63,598)    (73,625)    (81,245)
   Interest element of finance lease rental payments  (42,216)    (53,493)    (45,181)
                                                      -------    --------    --------
   NET CASH (OUTFLOW) FOR RETURNS ON
      INVESTMENTS AND SERVICING OF FINANCE ........   (84,576)   (122,884)   (126,426)
                                                      =======    ========    ========

   CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT

                                                           1997        1996       1995
                                                       ----------    --------    --------
                                                         (pound)    (pound)      (pound)
   Purchase of tangible fixed assets ...............   (1,107,221)   (736,694)   (977,113)
   Proceeds from the sale of fixed assets ..........      126,428     100,850      53,000
                                                       ----------    --------    --------
   NET CASH (OUTFLOW) FOR
     CAPITAL EXPENDITURE AND FINANCIAL) INVESTMENT .     (980,793)   (635,844)   (924,113)
                                                       ==========    ========    ========

                       NORWICH INJECTION MOULDERS LIMITED

21. ANALYSIS OF CASH FLOWS FOR HEADINGS NETTED IN THE CASH FLOW STATEMENT (CONTINUED)


      FINANCING
                                                  1997       1996        1995
                                               --------    --------    --------
                                                (pound)     (pound)     (pound)

Loans advanced to company ..................       --          --       250,000
Loans repaid by company ....................    (36,664)    (36,664)    (29,466)
Hire purchase advances to company ..........    137,700     386,953     453,296
Hire purchase and finance lease repayments .   (352,122)   (359,853)   (294,720)
Calls on share capital .....................       --            85        --
                                               --------    --------    --------
NET CASH (OUTFLOW)/INFLOW FROM FINANCING ...   (251,086)     (9,479)   (379,110)
                                               ========    ========    ========


22.  ANALYSIS OF CHANGES IN NET DEBT

                                                      AT                                                          AT
                                                 1ST NOVEMBER            CASH                OTHER           31ST OCTOBER
                                                     1994                FLOWS              CHANGES              1995
                                                --------------       --------------      -------------      ---------------
                                                    (pound)             (pound)             (pound)            (pound)
Cash in hand, at bank .....................              131                 538                --                   669
Overdraft .................................         (164,295)             59,286                --              (105,009)
                                                  ----------          ----------          ----------          ----------

                                                    (164,164)             59,824                --              (104,340)
Hire purchase and finance leases ..........         (457,523)           (158,576)               --              (616,099)
Debt due within one year ..................          (25,600)             29,466             (40,530)            (36,664)
Debt due after one year ...................         (569,600)           (250,000)             40,530            (779,070)
                                                  ----------          ----------          ----------          ----------
                                                  (1,216,887)           (319,286)               --            (1,536,173)
                                                  ==========          ==========          ==========          ==========


                                                      AT                                                          AT
                                                 1ST NOVEMBER            CASH                OTHER           31ST OCTOBER
                                                     1995                FLOWS              CHANGES              1996
                                                --------------       --------------      -------------      ---------------
                                                    (pound)             (pound)             (pound)            (pound)


Cash in hand, at bank .....................              669             559,756                --               560,425
Overdraft .................................         (105,009)             45,004                --               (60,005)
                                                  ----------          ----------          ----------          ----------
                                                    (104,340)            604,760                --               500,420
Hire purchase and finance leases ..........         (616,099)            (27,100)               --              (643,199)
Debt due within one year ..................          (36,664)             36,664             (36,664)            (36,664)
Debt due after one year ...................         (779,070)               --                36,664            (742,406)
                                                  ----------          ----------          ----------          ----------
                                                  (1,536,173)            614,324                --              (921,849)
                                                  ==========          ==========          ==========          ==========

                       NORWICH INJECTION MOULDERS LIMITED

22.   ANALYSIS OF CHANGES IN NET DEBT (CONTINUED)

                                                      AT                                                          AT
                                                 1ST NOVEMBER            CASH                OTHER           31ST OCTOBER
                                                     1996                FLOWS              CHANGES              1997
                                                --------------       --------------      -------------      ---------------
                                                    (pound)             (pound)             (pound)            (pound)
Cash in hand, at bank .....................         560,425             (49,880)               --               510,545
Overdraft .................................         (60,005)             60,005                --                  --
                                                   --------            --------            --------            --------

                                                    500,420              10,125                --               510,545
Hire purchase and finance leases ..........        (643,199)            214,422                --              (428,777)
Debt due within one year ..................         (36,664)             36,664             (36,664)            (36,664)
Debt due after one year ...................        (742,406)               --                36,664            (705,742)
                                                   --------            --------            --------            --------
                                                   (921,849)            261,211                --              (660,638)
                                                   ========            ========            ========            ========

23. COMPANIES ACT 1985

    These financial statements do not comprise the Company's statutory accounts within the meaning of section 240 of the Companies Act 1985 of Great Britain. Statutory accounts for the years ended 31st October 1997, 1996 and 1995, on which the auditors' reports were unqualified, have been delivered to the Registrar of Companies for England and Wales.

24. DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

    The company's accounts are prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP") which differ from United States generally accepted accounting principles ("US GAAP"). The significant differences applicable to the company are summarized below.

    DEPRECIATION OF FREEHOLD PROPERTY

    Under UK GAAP, the company does not depreciate its freehold property. Under US GAAP, depreciation would be provided.

    FINANCE LEASES AND HIRE PURCHASE CONTRACTS

    Under UK GAAP, the finance charge relating to finance (capital) leases and hire purchase contracts is charged to the profit and loss account on a straight line basis. Under US GAAP, such finance charges would be charged to income over the period of the lease so as to provide a constant rate of interest on the remaining balance of the capital obligation. It is considered that the difference between the two methods in this case does not have a material effect on either the balance sheets as at 31st October 1995, 31st October 1996 and 31st October 1997 or the reported results for the years then ended.

                      NORWICH INJECTION MOULDERS LIMITED

24. DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

    DEFERRED TAXATION

    Under UK GAAP, provision for deferred taxation is only made where in the opinion of the directors it is likely to be payable in the foreseeable future.

    Under US GAAP, deferred taxation is computed for all temporary differences between the tax and book bases of assets and liabilities. Deferred tax assets are recognized to the extent their realisation is more likely than not.

    The following is a summary of the significant adjustments to income and shareholders' funds which would be required if US GAAP were to be applied instead of UK GAAP.

    INCOME

                                                                          YEAR ENDED 31ST   YEAR ENDED 31ST   YEAR ENDED 31ST
                                                                            OCTOBER 1997      OCTOBER 1996      OCTOBER 1995
                                                                         -----------------  ----------------  ----------------
                                                                              (pound)           (pound)           (pound)
    Profit on ordinary activities after taxation as
          reported in the profit and loss account ....................         840,291           835,526           301,718
    Adjustments
          Depreciation ...............................................         (22,160)          (21,627)          (21,593)
          Deferred taxation - methodology ............................         (73,260)         (250,215)           (9,789)
                            - on above adjustments ...................           6,648             6,488             6,478
                                                                            ----------        ----------        ----------
    Net income as adjusted to accord with
          US GAAP Net income .........................................         751,519           570,172           276,814
                                                                            ==========        ==========        ==========

    SHAREHOLDERS' FUNDS
                                                                          YEAR ENDED 31ST   YEAR ENDED 31ST   YEAR ENDED 31ST
                                                                            OCTOBER 1997      OCTOBER 1996      OCTOBER 1995
                                                                         -----------------  ----------------  ----------------
                                                                              (pound)           (pound)           (pound)

    Capital and reserves as reported .................................       3,050,200         2,209,909         1,374,298
    Adjustments
          Fixed assets
    Tangible assets-freehold property depreciation ...................         (97,427)          (75,267)          (53,640)
               Deferred taxation - methodology .......................        (361,320)         (288,060)          (37,845)
                                 - on above adjustments ..............          29,228            22,580            16,092
                                                                            ----------        ----------        ----------
    Shareholders' funds as adjusted to accord
          with US GAAP ...............................................       2,620,681         1,869,162         1,298,905
                                                                            ==========        ==========        ==========


   STATEMENT OF CASH FLOWS

   The statement of cash flows prepared under UK GAAP presents substantially the same information as that required under US GAAP but it differs with regard to the classification of items within it and as regards the definition of cash under UK GAAP and cash and cash equivalents under US GAAP.

   Under UK GAAP, cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, capital expenditure and financial investment and financing. US GAAP require only three categories of cash flow activity to be reported, operating, investing and financing. Cash flows from

                       NORWICH INJECTION MOULDERS LIMITED
   taxation and returns on investments and servicing shown under UK GAAP would be included within operating activities under US GAAP. Capital expenditure and financial investment would be included within investing activities under US GAAP.

   Under UK GAAP, cash is defined as cash in hand and deposits repayable on demand less bank overdrafts repayable on demand. Under US GAAP, cash and cash equivalents would not include bank overdrafts but would include cash deposits repayable within three months at their inception.

   The categories of cash flows under US GAAP can be summarized as follows:

                                                                  YEAR ENDED 31ST     YEAR ENDED 31ST     YEAR ENDED 31ST
                                                                   OCTOBER 1997         OCTOBER 1996        OCTOBER 1995
                                                                 ------------------  ------------------  ------------------
                                                                      (pound)             (pound)              (pound)
    Cash inflow from operating activities ....................       1,242,004           1,250,083             604,827
    Cash outflow on investing activities .....................        (980,793)           (635,844)           (924,113)
    Cash outflow from financing activities ...................        (251,086)             (9,479)            379,110
    (Decrease)/Increase in cash and cash equivalents .........         (49,880)            559,756                 538
    Cash and cash equivalents
          At 1st November ....................................         560,425                 669                 131
          At 31st October ....................................         510,545             560,425                 669

                       NORWICH INJECTION MOULDERS LIMITED

                             PROFIT AND LOSS ACCOUNT

                                                                     6 MONTHS          6 MONTHS
                                                                       ENDED             ENDED
                                                                   30 APRIL 1998     30 APRIL 1997
                                                                  ---------------   ---------------
                                                                      (pound)            (pound)
    Turnover .................................................       4,294,764         3,954,620
    Change in stock of finished goods ........................          (8,941)           (5,726)
                                                                    ----------        ----------
                                                                     4,285,823         4,948,894

    Other operating income ...................................          11,663            10,707
                                                                    ----------        ----------
                                                                     4,297,486         3,959,601

    Raw materials and consumables ............................       1,813,051         1,735,182
    Other external charges ...................................         272,590           316,745
    Staff costs ..............................................         812,776           731,892
    Depreciation .............................................         251,990           201,514
    Other operating charges ..................................         405,219           434,945
    Interest payable and similar charges .....................          47,096            53,500
                                                                    ----------        ----------
                                                                     3,602,722         3,473,778

    Profit on ordinary activities before taxation ............         694,754           485,823
    Tax on profit on ordinary activities .....................         225,798           115,140
                                                                    ----------        ----------
    Profit on ordinary activities after taxation .............         468,956           370,683
    Balance 1st November .....................................       3,050,100         2,209,809
                                                                    ----------        ----------
    Balance 30th April .......................................       3,519,056         2,580,492
                                                                    ==========        ==========

      There are no movements in shareholders funds other than the increase to the retained profits for the six month periods ended 30th April 1998 and 30th April 1997.

      There were no recognized gains or losses other than the profit of (pound)468,956 in the six months ended 30th April 1998, and (pound)370,683 in the six months ended 30th April 1997.

* A summary of the significant adjustments to the profit on ordinary activities after taxation (net income) that would be required if US Generally Accepted Accounting Principles were to be applied instead of those generally accepted in the United Kingdom is set out in the Notes to the Accounts.

                       NORWICH INJECTION MOULDERS LIMITED

                                  BALANCE SHEET


                                                                 30 APRIL 1998
                                                                ---------------
                                                                    (pound)
    FIXED ASSETS
    Tangible Assets ..........................................     3,907,483
    CURRENT ASSETS
    Stock and work in progress ...............................       307,332
    Debtors ..................................................     1,651,367
    Cash at bank and in hand .................................       886,682
                                                                   ---------
                                                                   2,845,381

    CREDITORS - AMOUNTS FALLING DUE WITHIN ONE YEAR ..........     2,240,635
                                                                   ---------
    NET CURRENT ASSETS/(LIABILITIES) .........................       604,746
                                                                   ---------
    NET ASSETS LESS CURRENT LIABILITIES ......................     4,512,229

    CREDITORS - AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR .       993,073
    PROVISIONS FOR LIABILITIES AND CHARGES
    DEFERRED TAXATION ........................................          --
                                                                   ---------
                                                                   3,519,156
                                                                   =========
    CAPITAL AND RESERVES*
    Called up share capital ..................................           100
    Profit and loss account ..................................     3,519,056
                                                                   ---------
                                                                   3,519,156
                                                                   ---------


* A summary of the significant adjustments to capital and reserves (shareholders funds) that would be required if US Generally Accepted Accounting Principles were to be applied instead of those generally accepted in the United Kingdom is set out in the Notes to the Accounts.

                       NORWICH INJECTION MOULDERS LIMITED

                               CASH FLOW STATEMENT

                                                                                       6 MONTHS ENDED     6 MONTHS ENDED
                                                                                       30TH APRIL 1998   30TH APRIL 1997
                                                                                      -----------------  ----------------
                                                                                           (pound)            (pound)
    CASH FLOW FROM OPERATING ACTIVITIES ...........................................        887,585           585,484
    RETURNS ON INVESTMENTS AND SERVING OF FINANCE .................................        (35,433)          (42,793)
    TAXATION ......................................................................           --                --
    CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT ..................................       (319,771)         (422,933)
                                                                                          --------          --------
    Cash inflow before use of liquid resources and financing ......................        532,381           119,758
    FINANCING - Decrease in debt ..................................................       (156,244)         (159,666)
                                                                                          --------          --------
    INCREASE/(DECREASE) IN CASH IN THE PERIOD .....................................        376,137           (39,908)
                                                                                          ========          ========
    RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT
    INCREASE/(DECREASE) IN CASH IN THE PERIOD .....................................        376,137           (39,908)

    Cash outflow/(inflow) from decrease/increase in debt and lease financing ......        156,244           159,666
                                                                                          --------          --------
    MOVEMENT IN THE NET DEBT IN THE PERIOD ........................................        532,381           119,758
    NET DEBT AT 1ST NOVEMBER ......................................................       (660,638)         (921,849)
                                                                                          --------          --------
    NET DEBT AT 30TH APRIL ........................................................       (128,257)         (802,091)
                                                                                          ========          ========

      The significant differences between the cashflow statement presented above and that required under the US Generally Accepted Accounting Principles are set out in Note 4 of the Notes to the Accounts.

                       NORWICH INJECTION MOULDERS LIMITED

                              NOTES TO THE ACCOUNTS

1. PRINCIPAL ACCOUNTING POLICIES

      The accounts are prepared under the historical cost basis of accounting and in accordance with applicable UK accounting standards.

2. CREDITORS - AMOUNTS FALLING DUE WITHIN ONE YEAR


                                                         1998         1997
                                                      ---------    ---------
                                                        (pound)      (pound)

    Bank loan (see note (a) below) ...............       36,664       36,664
                                                      ---------    ---------
    Bank loan and overdraft ......................       36,664       36,664

    Trade creditor ...............................    1,544,442    1,747,629
    Corporation tax payable 1st August ...........      261,163      193,820
    Taxation and social security payments ........      187,366      172,042
    Hire purchase obligations (see (b) below) ....      211,000      211,000
                                                      ---------    ---------
                                                      2,240,635    2,361,155
                                                      =========    =========


(a)   Secured by a mortgage on a freehold premises.
(b)   Secured on the assets concerned.

3. CREDITORS - AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR


                                                       1998           1997
                                                    ---------      ---------
                                                      (pound)       (pound)

    Bank loan bearing interest at various
      rates repayable by quarterly
    installments (see note (a) below) ........        687,410        724,074
    Hire purchase obligations ................         79,865        290,865
    Corporation Tax ..........................        225,798        115,140
                                                    ---------      ---------
                                                      993,073      1,130,079
                                                    =========      =========

(a)   Secured by a mortgage on the freehold premises.
(b)   Secured on the assets concerned.

                                                         1998          1997
                                                        -------      -------
                                                        (pound)      (pound)
    The bank loan above analyzed by due
      dates of repayment
    Repayable between one and two years ..........       36,664       36,664
    Repayable between two and five years .........      109,992      109,992
    Repayable after more than five years
      by installments ............................      540,754      577,418
                                                        -------      -------
                                                        687,410      724,074
                                                        =======      =======


4. DIFFERENCE BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

      The company's accounts are prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP") which differ from United States generally accepted accounting principles ("US GAAP"). The significant differences applicable to the company are summarized below.

                       NORWICH INJECTION MOULDERS LIMITED

   DEPRECIATION OF FREEHOLD PROPERTY

      Under UK GAAP, the company does not depreciate its freehold property. Under US GAAP, depreciation would be provided.

   FINANCE LEASES AND HIRE PURCHASE CONTRACTS

      Under UK GAAP, the finance charge relating to finance (capital) leases and hire purchase contracts is charged to the profit and loss account on a straight line basis. Under US GAAP, such finance charges would be charged to income over the period of the lease so as to provide a constant rate of interest on the remaining balance of the capital obligation. It is considered that the difference between the two methods in this case does not have a material effect on either the balance sheets as at 30th April 1997 and 30th April 1998 or the reported results for the six month periods then ended.

   DEFERRED TAXATION

      Under UK GAAP, provision for deferred taxation is only made where in the opinion of the directors it is likely to be payable in the foreseeable future.

      Under US GAAP, deferred taxation is computed for all temporary differences between the tax and book bases of assets and liabilities. Deferred tax assets are recognized to the extent their realization is more likely than not.

      The following is a summary of the significant adjustments to income and shareholders' funds which would be required if US GAAP were to be applied instead of UK GAAP.

   INCOME
                                                                               6 MONTHS ENDED      6 MONTHS ENDED
                                                                               30TH APRIL 1998     30TH APRIL 1997
                                                                              -----------------   -----------------
                                                                                   (pound)             (pound)
    Profit on ordinary activities after taxation as reported
      on the profit and loss account .....................................         468,956              370,683
    Adjustments
    Depreciation .........................................................         (11,080)             (10,814)
    Deferred taxation - methodology ......................................         (37,420)             (36,630)
                      - an above adjustments .............................           3,324                3,244
                                                                                ----------           ----------
    Net income as adjusted to accord with US GAAP Net income .............         423,780              326,483
                                                                                ==========           ==========

      SHAREHOLDERS' FUNDS
                                                                               6 MONTHS ENDED      6 MONTHS ENDED
                                                                               30TH APRIL 1998     30TH APRIL 1997
                                                                              -----------------   -----------------
                                                                                   (pound)             (pound)

    Capital and reserves as reported .....................................       3,519,156            2,580,592
    Adjustments
           Fixed Assets
    Tangible Assets - freehold property depreciation .....................        (108,507)             (86,347)
                  Deferred taxation - methodology ........................        (397,950)            (324,690)
                                    - on above adjustments ...............          32,550               25,904
                                                                                ----------           ----------
    Shareholders' funds as adjusted to accord with US GAAP ...............       3,045,249            2,195,459
                                                                                ==========           ==========

                      NORWICH INJECTION MOULDERS LIMITED

   STATEMENT OF CASH FLOWS

      The statement of cash flows prepared under UK GAAP presents substantially the same information as that required under US GAAP but it differs with regard to the classification of items within it and as regards the definition of cash under UK GAAP and cash and cash equivalents under US GAAP.

      Under UK GAAP, cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, capital expenditure and financial investment and financing. US GAAP require only three categories of cash flow activity to be reported, operating, investing and financing. Cash flows from taxation and returns on investments and servicing shown under UK GAAP would be included within operating activities under US GAAP. Capital expenditure and financial investment would be included within investing activities under US GAAP.

      Under UK GAAP, cash is defined as cash in hand and deposits repayable on demand less bank overdrafts repayable on demand. Under US GAAP, cash and cash equivalents would not include bank overdrafts but would include cash deposits repayable within three months at their inception.

      The categories of cash flows under US GAAP can be summarized as follows:

                                                                    6 MONTHS ENDED      6 MONTHS ENDED
                                                                    30TH APRIL 1998     30TH APRIL 1997
                                                                   -----------------   -----------------
                                                                        (pound)             (pound)
    Cash inflow from operating activities .....................         676,633             501,630
    Cash outflow on investing activities ......................        (319,771)           (422,933)
    Cash outflow from financing activities ....................        (156,244)           (159,666)
    (Decrease)/Increase in cash and cash equivalents ..........         376,137             (39,908)
    Cash and cash equivalents
             At 1st November ..................................         510,545             500,420
             At 30th April ....................................         886,682             460,512


================================================================================

      NO DEALER, SALES PERSON OR ANY OTHER PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                        ------------------------------

                              TABLE OF CONTENTS

                                                PAGE

Available Information ......................
Summary of Prospectus ......................
Risk Factors ...............................
Company History ............................
The Exchange Offer .........................
Capitalization .............................
Pro Forma Condensed Consolidated
   Financial Statements ....................
Selected Historical Financial Data .........
Management's Discussion and Analysis
   of Financial Condition and Results
   of Operations ...........................
Business ...................................
Management .................................
Principal Stockholders .....................
Certain Transactions .......................
Description of Certain Indebtedness ........
Description of Notes .......................
Material Federal Income Tax
   Considerations ..........................
Plan of Distribution .......................
Legal Matters ..............................
Experts ....................................
Index to Financial Statements ..............


                                 $25,000,000


                           BERRY PLASTICS CORPORATION

                   12 1/4% SERIES C SENIOR SUBORDINATED NOTES
                                    DUE 2004


                                -----------------
                                   PROSPECTUS
                                -----------------



                                                , 1999


================================================================================

                                   PART II


                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Certificate or Articles of Incorporation of the Company and each of the Guarantors (except Norwich), in each case as amended, provide that the Company and the Guarantors shall indemnify their respective directors to the fullest extent permitted under the DGCL, Kansas General Corporation Code, Ohio General Corporation Law, South Carolina Business Corporation Act and the laws of England and Wales (collectively, the "Corporation Law"), as applicable.

      The Corporation Law provides for indemnification by the Company and each of the Guarantors of their respective directors and officers. In addition, the By-laws of each of the Company and each Guarantor require the respective company to indemnify its current or former directors and officers to the fullest extent permitted by the applicable Corporation Law.


ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) EXHIBITS

     2.1 Asset Purchase Agreement dated February 12, 1992, among the Company, Berry Iowa, Berry Carolina, Inc., Genpak Corporation, a New York corporation, and Innopac International Inc., a public Canadian corporation (filed as Exhibit 10.1 to the Registration Statement on Form S-1 filed on February 24, 1994 (Registration No. 33-75706) (the "Form S-1") and incorporated herein by reference)

     2.2 Asset Purchase Agreement dated December 24, 1994, between the Company and Berry Plastics, Inc. (filed as Exhibit 10.2 to the Form S-1 and incorporated herein by reference)

     2.3 Asset Purchase Agreement dated March 1, 1995, among Berry Sterling, Sterling Products, Inc. and the stockholders of Sterling Products, Inc. (filed as Exhibit 2.3 to the Annual Report on Form 10-K filed on March 31, 1995 (the "1994 Form 10-K") and incorporated herein by reference)

     2.4 Asset Purchase Agreement dated December 21, 1995, among Berry Tri-Plas, Tri-Plas, Inc. and Frank C. DeVore (filed as Exhibit 2.4 to the Annual Report on Form 10-K filed on March 28, 1996 (the "1995 Form 10-K") and incorporated herein by reference)

     2.5 Asset Purchase Agreement dated January 23, 1996, between the Company and Alpha Products, Inc. (filed as Exhibit 2.5 to the 1995 Form 10-K and incorporated herein by reference)

     2.6 Stock Purchase and Recapitalization Agreement dated as of June 12, 1996, by and among Holding, BPC Mergerco, Inc. ("Mergerco") and the other parties thereto (filed as Exhibit 2.1 to the Current Report on Form 8-K filed on July 3, 1996 (the "Form 8-K") and incorporated herein by reference)

     2.7 Preferred Stock and Warrant Purchase Agreement dated as of June 12, 1996, by and among Holding, Mergerco, Chase Venture Capital Associates, L.P. ("CVCA") and The Northwestern Mutual Life Insurance Company ("Northwestern") (filed as Exhibit 2.2 to the Form 8-K and incorporated herein by reference)

     2.8 Agreement and Plan of Merger dated as of June 18, 1996, by and between Holding and Mergerco (filed as Exhibit 2.3 to the Form 8-K and incorporated herein by reference)

     2.9 Certificate of Merger of Mergerco with and into Holding, dated as of June 18, 1996 (filed as Exhibit 2.9 to the Registration Statement on Form S-4 filed on July 17, 1996 (Registration No. 333-08313) (the "1996 Form S-4") and incorporated herein by reference)

     2.10 Agreement and Plan of Reorganization dated as of January 14, 1997 (the "PackerWare Reorganization Agreement"), among the Company, PackerWare Acquisition Corporation, PackerWare Corporation and the shareholders of PackerWare (filed as Exhibit 2.1 to the Current Report on Form 8-K filed on February 4, 1997 (the "1997 8-K") and incorporated herein by reference)

     2.11 Amendment to the PackerWare Reorganization Agreement dated as of January 20, 1997 (filed as Exhibit 2.2 to the 1997 8-K and incorporated herein by reference)

     2.12 Asset Purchase Agreement dated as of January 17, 1997, among the Company, Container Industries and the shareholders of Container Industries (filed as Exhibit 2.12 to the Annual Report on Form 10-K for the fiscal year ended December 28, 1996 (the "1996 Form 10-K") and incorporated herein by reference)

     2.13 Agreement and Plan of Reorganization dated as of January 14, 1997, as amended on January 20, 1997, among the Company, PackerWare Acquisition Corporation, PackerWare Corporation and the Shareholders of PackerWare Corporation (filed as Exhibits 2.1 and
             2.2 to the Current Report on Form 8-K filed February 3, 1997 and incorporated herein by reference)

     2.14 Asset Purchase Agreement dated May 13, 1997, among the Company, Berry Design, Virginia Design Packaging Corp. and the shareholders of Virginia Design Packaging Corp. (filed as Exhibit 2.14 to the Annual Report on Form 10-K for the fiscal year ended December 27, 1997 (the "1997 Form 10-K") and incorporated herein by reference)

     2.15 Agreement for the Sale and Purchase of the Entire Issued Share Capital of Norwich Injection Moulders Limited dated July 2, 1998, among the Company, NIM Holdings Limited and the persons listed on
             Schedule 1 thereto

     2.16 Stock Purchase Agreement dated June 18, 1999 among the Company, CPI Holding, Cardinal and the Shareholders of CPI Holding (filed as
             Exhibit 2.1 to the Current Report on Form 8-K filed on July 21, 1999 and incorporated herein by reference).

     3.1 Amended and Restated Certificate of Incorporation of Holding (filed as Exhibit 3.1 to the 1996 Form S-4 and incorporated herein by reference)

     3.2 By-laws of Holding (filed as Exhibit 3.2 to the Form S-1 and incorporated herein by reference)

     3.3 Certificate of Incorporation of the Company (filed as Exhibit 3.3 to the Form S-1 and incorporated herein by reference)

     3.4 By-laws of the Company (filed as Exhibit 3.4 to the Form S-1 and incorporated herein by reference)

     3.5 Certificate of Incorporation of Berry Iowa (filed as Exhibit 3.5 to the Form S-1 and incorporated herein by reference)

     3.6 By-laws of Berry Iowa (filed as Exhibit 3.6 to the Form S-1 and incorporated herein by reference)

     3.7     Certificate of Incorporation of Berry Tri-Plas (filed as Exhibit
             3.7 to the Form S-1 and incorporated herein by reference)

     3.8 By-laws of Berry Tri-Plas (filed as Exhibit 3.8 to the Form S-1 and incorporated herein by reference)

     3.9 Certificate of Amendment to the Certificate of Incorporation of Berry Tri-Plas (filed as Exhibit 3.9 to the 1996 Form 10-K and incorporated herein by reference)

     3.10 Certificate of Designation, Preferences, and Rights of Series B Cumulative Preferred Stock of Holding (filed as Exhibit 3.10 to the 1997 Form 10-K and incorporated herein by reference)

     3.11    Certificate of Incorporation of Berry Sterling

     3.12    By-laws of Berry Sterling

     3.13    Certificate of Incorporation of AeroCon

     3.14    By-laws of AeroCon

     3.15    Articles of Incorporation of PackerWare

     3.16    By-laws of PackerWare

     3.17    Certificate of Incorporation of Berry Design

     3.18    By-laws of Berry Design

     3.19    Certificate of Incorporation of Venture Holdings

     3.20    By-laws of Venture Holdings

     3.21    Articles of Incorporation of Venture Midwest

     3.22    Code of Regulations of Venture Midwest

     3.23 Articles of Incorporation for a Statutory Close Corporation of Venture Southeast

     3.24    By-laws of Venture Southeast

     3.25    Memorandum of Association of NIM Holdings

     3.26    Articles of Association of NIM Holdings

     3.27    Memorandum of Association of Norwich

     3.28    Articles of Association of Norwich

     3.29    Certificate of Incorporation of Knight Plastics

     3.30    By-laws of Knight Plastics

     4.1 Form of Indenture between the Company and United States Trust Company of New York, as Trustee (including the form of Note and Guarantees as Exhibits A and B thereto respectively) (filed as
             Exhibit 4.1 to the Form S-1 and incorporated herein by reference)

     4.2 Warrant Agreement between Holding and United States Trust Company of New York, as Warrant Agent (filed as Exhibit 4.2 to the Form S-1 and incorporated herein by reference)

     4.3 Indenture dated as of June 18, 1996, between Holding and First Trust of New York, National Association, as Trustee (the "Trustee"), relating to Holding's Series A and Series B 12.5% Senior Secured Notes Due 2006

     4.4 Pledge, Escrow and Disbursement Agreement dated as of June 18, 1996, by and among Holding, the Trustee and First Trust of New York, National Association, as Escrow Agent (filed as Exhibit 4.4 to the 1996 Form S-4 and incorporated herein by reference)

     4.5 Holding Pledge and Security Agreement dated as of June 18, 1996, between Holding and First Trust of New York, National Association, as Collateral Agent (filed as Exhibit 4.5 to the 1996 Form S-4 and incorporated herein by reference)

     4.6 Registration Rights Agreement dated as of June 18, 1996, by and among Holding and DLJ (filed as Exhibit 4.6 to the 1996 Form S-4 and incorporated herein by reference)

     4.7     BPC Holding Corporation 1996 Stock Option Plan (filed as Exhibit
             4.7 to the 1996 Form 10-K and incorporated herein by reference)

     4.8 Form of Nontransferable Performance-Based Incentive Stock Option Agreement (filed as Exhibit 4.7 to the 1996 Form 10-K and incorporated herein by reference)

     4.9 Indenture dated as of August 24, 1998 among the Company, the Guarantors and United States Trust Company of New York, as trustee

     4.10 Registration Rights Agreement dated as of August 24, 1998 by and among the Company, the Guarantors and DLJ

  ***5 Opinion of O'Sullivan Graev & Karabell, LLP (including the consent of such firm) regarding the legality of the securities being offered

  ***8 Opinion of O'Sullivan Graev & Karabell, LLP regarding the material United States Federal income tax consequences to the holders of the securities being offered

    10.1 Second Amended and Restated Financing and Security Agreement dated as of July 2, 1998, as amended, by and among the Company, NIM Holdings, Norwich, Fleet Capital Corporation, General Electric Capital Corporation, Heller Financial, Inc. and NationsBank, N.A.

    10.2 Employment Agreement dated December 24, 1990, as amended, between the Company and Martin R. Imbler ("Imbler") (filed as Exhibit 10.9 to the Form S-1 and incorporated herein by reference)

    10.3 Amendment to Imbler Employment Agreement dated November 30, 1995 (filed as Exhibit 10.6 to the 1995 Form 10-K and incorporated herein by reference)

    10.4 Amendment to Imbler Employment Agreement dated June 30, 1996 (filed as Exhibit 10.4 to the 1996 Form S-4 and incorporated herein by reference)

    10.5 Employment Agreement dated December 24, 1990, as amended, between the Company and R. Brent Beeler ("Beeler") (filed as Exhibit 10.10 to the Form S-1 and incorporated herein by reference)

    10.6 Amendment to Beeler Employment Agreement dated November 30, 1995 (filed as Exhibit 10.8 to the 1995 Form 10-K and incorporated herein by reference)

    10.7 Amendment to Beeler Employment Agreement dated June 30, 1996 (filed as Exhibit 10.7 to the 1996 Form S-4 and incorporated herein by reference)

    10.8 Employment Agreement dated December 24, 1990, as amended, between the Company and James M. Kratochvil ("Kratochvil") (filed as
             Exhibit 10.12 to the Form S-1 and incorporated herein by reference)

    10.9 Amendment to Kratochvil Employment Agreement dated November 30, 1995 (filed as Exhibit 10.12 to the 1995 Form 10-K and incorporated herein by reference)

    10.10 Amendment to Kratochvil Employment Agreement dated June 30, 1996 (filed as Exhibit 10.13 to the 1996 Form S-4 and incorporated herein by reference)

    10.11 Employment Agreement dated as of January 1, 1993, between the Company and Ira G. Boots ("Boots") (filed as Exhibit 10.13 to the Form S-1 and incorporated herein by reference)

    10.12 Amendment to Boots Employment Agreement dated November 30, 1995 (filed as Exhibit 10.14 to the 1995 Form 10-K and incorporated herein by reference)

    10.13 Amendment to Boots Employment Agreement dated June 30, 1996 (filed as Exhibit 10.16 to the 1996 Form S-4 and incorporated herein by reference)

    10.14 Financing Agreement dated as of April 1, 1991, between the City of Henderson, Nevada Public Improvement Trust and the Company (including exhibits) (filed as Exhibit 10.17 to the Form S-1 and incorporated herein by reference)

    10.15    Letter of Credit of NationsBank, N.A. dated April 16, 1997

    10.16 Purchase Agreement dated as of June 12, 1996, between Holding and DLJ relating to the 12.5% Senior Secured Notes due 2006 (filed as
             Exhibit 10.22 to the 1996 Form S-4 and incorporated herein by reference)

    10.17 Stockholders Agreement dated as of June 18, 1996, among Holding, Atlantic Equity Partners International II, L.P., CVCA and the other parties thereto (filed as Exhibit 10.23 to the 1996 Form S-4 and incorporated herein by reference)

    10.18 Warrant to purchase Class B Common Stock of Holding dated June 18, 1996, issued to CVCA (Warrant No. 1) (filed as Exhibit 10.24 to the 1996 Form S-4 and incorporated herein by reference)

    10.19 Warrant to purchase Class B Common Stock of Holding dated June 18, 1996, issued to CVCA (Warrant No. 2) (filed as Exhibit 10.25 to the 1996 Form S-4 and incorporated herein by reference)

    10.20 Warrant to purchase Class B Common Stock of Holding dated June 18, 1996, issued to The Northwestern Mutual Life Insurance Company (Warrant No. 3) (filed as Exhibit 10.26 to the 1996 Form S-4 and incorporated herein by reference)

    10.21 Warrant to purchase Class B Common Stock of Holding dated June 18, 1996, issued to The Northwestern Mutual Life Insurance Company (Warrant No. 4) (filed as Exhibit 10.27 to the 1996 Form S-4 and incorporated herein by reference)

    10.22 Amended and Restated Stockholders Agreement dated June 18, 1996, among Holding and certain stockholders of Holding (filed as Exhibit
             10.28 to the 1996 Form S-4 and incorporated herein by reference)

    10.23 Second Amended and Restated Management Agreement dated June 18, 1996, between First Atlantic Capital, Ltd. and the Company (filed as Exhibit 10.29 to the 1996 Form S-4 and incorporated herein by reference)

    10.24 Warrant to purchase Class B Non-Voting Common Stock of BPC Holding Corporation, dated August 29, 1997, issued to Willard J. Rathbun (filed as Exhibit 10.30 to the 1997 Form 10-K and incorporated herein by reference)

    10.25 Warrant to purchase Class B Non-Voting Common Stock of BPC Holding Corporation, dated August 29, 1997, issued to Craig Rathbun (filed as Exhibit 10.31 to the 1997 Form 10-K and incorporated herein by reference)

    10.26 Purchase Agreement dated August 19, 1998 among the Company, the Guarantors and DLJ

 ***10.27 Purchase Agreement dated July 6, 1999 among the Company, the Guarantors, DLJ and Chase Securities Inc.

    10.28 Indenture dated as of July 6, 1999 among the Company, the Guarantors and United States Trust Company of New York , as trustee (filed as Exhibit 10.27 of the S-4 of the Company filed on August 20, 1999 and incorporated herein by reference).

    10.29 Registration Rights Agreement dated as of July 6, 1999 by and among the Company, the Guarantors, DLJ and Chase Securities, Inc. (filed as Exhibit 10.28 to the S-4 of the Company filed on August 20, 1999 and incorporated herein by reference).

    21       List of Subsidiaries

 ***23.1 Consent of O'Sullivan Graev & Karabell, LLP (included as part of its opinion filed as Exhibit 5 hereto)

   *23.2     Consent of Ernst & Young LLP, independent auditors

   *23.3     Consent of Deloitte & Touche LLP, independent auditors

   *23.4     Consent of Lovewell Blake, independent auditors

*/**24       Powers of Attorney

    25 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of United States Trust Company of New York, as Trustee (separately bound)

   *27       Financial Data Schedule

    99.1     Form of Letter of Transmittal

    99.2     Form of Notice of Guaranteed Delivery

    99.3 Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

    99.4     Form of Letter to Clients


-------------------

 *  Filed herewith.
 ** Previously filed.
*** To be filed by amendment.

(b) FINANCIAL STATEMENT SCHEDULES

      Report of Independent Auditors                                      S-1
      Schedule I -- Condensed Financial Information of Registrant         S-2
      Schedule II -- Valuation and Qualifying Accounts                    S-6

Schedules other than the above have been omitted because they are either not applicable or the required information has been disclosed in the financial statements or notes thereto.

ITEM 22. UNDERTAKINGS.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the Corporation Law, the Certificate of Incorporation and By-laws, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The Registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrants hereby undertake that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or
      (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of that time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

      The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

      The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 9th day of September, 1999.

                                    BPC HOLDING CORPORATION



                                    By: /s/ MARTIN R. IMBLER
                                            Martin R. Imbler
                                            President


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:


         SIGNATURE                       TITLE                      DATE

             *
____________________________    Chairman of the Board of
      Roberto Buaron            Directors                      September 9, 1999


             *                  President and Director
____________________________    (Principal Executive Officer)  September 9, 1999
     Martin R. Imbler

                                Executive Vice President,
                                Chief Financial Officer,
                                Treasurer and Secretary
             *                  (Principal Financial and
____________________________    Accounting Officer)            September 9, 1999
    James M. Kratochvil


             *
____________________________     Director                      September 9, 1999
      David M. Clarke


             *
____________________________     Director                      September 9, 1999
     Lawrence G. Graev


             *
____________________________     Director                      September 9, 1999
     Donald J. Hofmann


             *
____________________________     Director                      September 9, 1999
      Joseph S. Levy

             *
____________________________     Director                      September 9, 1999
      Mathew J. Lori



*By: /s/ JAMES M. KRATOCHVIL
         James M. Kratochvil
         Attorney-in-fact

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 9th day of September, 1999.

                                   BERRY IOWA CORPORATION




                                   By: /s/ MARTIN R. IMBLER
                                           Martin R. Imbler
                                           President and Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

         SIGNATURE                       TITLE                      DATE

             *
___________________________    Chairman of the Board of
      Roberto Buaron           Directors                      September 9, 1999

                               President, Chief Executive
             *                 Officer and Director
___________________________    (Principal Executive
     Martin R. Imbler          Officer)                       September 9, 1999

                               Executive Vice President,
                               Chief Financial Officer,
             *                 Treasurer and Secretary
___________________________    (Principal Financial and
    James M. Kratochvil        Accounting Officer)            September 9, 1999


             *
___________________________    Director                      September 9, 1999
      Joseph S. Levy



*By: /s/ JAMES M. KRATOCHVIL
         James M. Kratochvil
         Attorney-in-fact

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 9th day of September, 1999.

                                   BERRY TRI-PLAS CORPORATION




                                   By: /s/ MARTIN R. IMBLER
                                           Martin R. Imbler
                                           President and Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

         SIGNATURE                       TITLE                      DATE

             *
___________________________    Chairman of the Board of
      Roberto Buaron           Directors                      September 9, 1999

                               President, Chief Executive
             *                 Officer and Director
___________________________    (Principal Executive
     Martin R. Imbler          Officer)                       September 9, 1999

                               Executive Vice President,
                               Chief Financial Officer,
             *                 Treasurer and Secretary
___________________________    (Principal Financial and
    James M. Kratochvil        Accounting Officer)            September 9, 1999


             *
___________________________    Director                       September 9, 1999
      Joseph S. Levy



*By: /s/ JAMES M. KRATOCHVIL
         James M. Kratochvil
         Attorney-in-fact

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 9th day of September, 1999.

                                   BERRY STERLING CORPORATION




                                   By: /S/ MARTIN R. IMBLER
                                           Martin R. Imbler
                                           President and Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

         SIGNATURE                       TITLE                      DATE

             *
___________________________    Chairman of the Board of
      Roberto Buaron           Directors                      September 9, 1999

                               President, Chief Executive
             *                 Officer and Director
___________________________    (Principal Executive
     Martin R. Imbler          Officer)                       September 9, 1999

                               Executive Vice President,
                               Chief Financial Officer,
             *                 Treasurer and Secretary
___________________________    (Principal Financial and
    James M. Kratochvil        Accounting Officer)            September 9, 1999


             *
___________________________    Director                       September 9, 1999
      Joseph S. Levy



*By: /s/ JAMES M. KRATOCHVIL
         James M. Kratochvil
         Attorney-in-fact

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 9th day of September, 1999.

                                   AEROCON, INC.




                                   By: /s/ MARTIN R. IMBLER
                                           Martin R. Imbler
                                           President and Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

         SIGNATURE                       TITLE                      DATE

                               President, Chief Executive
                               Officer and Chairman of the
             *                 Board of Directors
___________________________    (Principal Executive
     Martin R. Imbler          Officer)                       September 9, 1999

                               Executive Vice President,
                               Chief Financial Officer,
             *                 Treasurer and Secretary
___________________________    (Principal Financial and
    James M. Kratochvil        Accounting Officer)            September 9, 1999

             *
___________________________    Director                       September 9, 1999
      Joseph S. Levy



*By: /s/ JAMES M. KRATOCHVIL
         James M. Kratochvil
         Attorney-in-fact

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 9th day of September, 1999.

                                   PACKERWARE CORPORATION




                                   By: /s/ MARTIN R. IMBLER
                                           Martin R. Imbler
                                           President and Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

         SIGNATURE                       TITLE                      DATE

             *
___________________________    Chairman of the Board of
      Roberto Buaron           Directors                      September 9, 1999

                               President, Chief Executive
             *                 Officer and Director
___________________________    (Principal Executive
     Martin R. Imbler          Officer)                       September 9, 1999

                               Executive Vice President,
                               Chief Financial Officer,
             *                 Treasurer and Secretary
___________________________    (Principal Financial and
    James M. Kratochvil        Accounting Officer)            September 9, 1999


             *
___________________________    Director                       September 9, 1999
      Joseph S. Levy



*By: /s/ JAMES M. KRATOCHVIL
         James M. Kratochvil
         Attorney-in-fact

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 9th day of September, 1999.

                                   PACKERWARE CORPORATION




                                   By: /s/ MARTIN R. IMBLER
                                           Martin R. Imbler
                                           President and Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

         SIGNATURE                       TITLE                      DATE

             *
___________________________    Chairman of the Board of
      Roberto Buaron           Directors                      September 9, 1999

                               President, Chief Executive
             *                 Officer and Director
___________________________    (Principal Executive
     Martin R. Imbler          Officer)                       September 9, 1999

                               Executive Vice President,
                               Chief Financial Officer,
             *                 Treasurer and Secretary
___________________________    (Principal Financial and
    James M. Kratochvil        Accounting Officer)            September 9, 1999


             *
___________________________    Director                       September 9, 1999
      Joseph S. Levy



*By: /s/ JAMES M. KRATOCHVIL
         James M. Kratochvil
         Attorney-in-fact

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 9th day of September, 1999.

                                   BERRY PLASTICS DESIGN CORPORATION




                                   By: /s/ MARTIN R. IMBLER
                                           Martin R. Imbler
                                           President and Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

         SIGNATURE                       TITLE                      DATE

             *
___________________________    Chairman of the Board of
      Roberto Buaron           Directors                      September 9, 1999

                               President, Chief Executive
             *                 Officer and Director
___________________________    (Principal Executive
     Martin R. Imbler          Officer)                       September 9, 1999

                               Executive Vice President,
                               Chief Financial Officer,
             *                 Treasurer and Secretary
___________________________    (Principal Financial and
    James M. Kratochvil        Accounting Officer)            September 9, 1999


             *
___________________________    Director                       September 9, 1999
      Joseph S. Levy



*By: /s/ JAMES M. KRATOCHVIL
         James M. Kratochvil
         Attorney-in-fact

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 9th day of September, 1999.

                                   VENTURE PACKAGING, INC.




                                   By: /s/ MARTIN R. IMBLER
                                           Martin R. Imbler
                                           President and Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

         SIGNATURE                       TITLE                      DATE

             *
___________________________    Chairman of the Board of
      Roberto Buaron           Directors                      September 9, 1999

                               President, Chief Executive
             *                 Officer and Director
___________________________    (Principal Executive
     Martin R. Imbler          Officer)                       September 9, 1999

                               Executive Vice President,
                               Chief Financial Officer,
             *                 Treasurer and Secretary
___________________________    (Principal Financial and
    James M. Kratochvil        Accounting Officer)            September 9, 1999


             *
___________________________    Director                       September 9, 1999
      Joseph S. Levy



*By: /s/ JAMES M. KRATOCHVIL
         James M. Kratochvil
         Attorney-in-fact

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 9th day of September, 1999.

                                   VENTURE PACKAGING MIDWEST, INC.




                                   By: /s/ MARTIN R. IMBLER
                                           Martin R. Imbler
                                           President and Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

         SIGNATURE                       TITLE                      DATE

             *
___________________________    Chairman of the Board of
      Roberto Buaron           Directors                      September 9, 1999

                               President, Chief Executive
             *                 Officer and Director
___________________________    (Principal Executive
     Martin R. Imbler          Officer)                       September 9, 1999

                               Executive Vice President,
                               Chief Financial Officer,
             *                 Treasurer and Secretary
___________________________    (Principal Financial and
    James M. Kratochvil        Accounting Officer)            September 9, 1999


             *
___________________________    Director                       September 9, 1999
      Joseph S. Levy



*By: /s/ JAMES M. KRATOCHVIL
         James M. Kratochvil
         Attorney-in-fact

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 9th day of September, 1999.

                                   VENTURE PACKAGING SOUTHEAST, INC.




                                   By: /s/ MARTIN R. IMBLER
                                           Martin R. Imbler
                                           President and Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

         SIGNATURE                       TITLE                      DATE

             *
___________________________    Chairman of the Board of
      Roberto Buaron           Directors                      September 9, 1999

                               President, Chief Executive
             *                 Officer and Director
___________________________    (Principal Executive
     Martin R. Imbler          Officer)                       September 9, 1999

                               Executive Vice President,
                               Chief Financial Officer,
             *                 Treasurer and Secretary
___________________________    (Principal Financial and
    James M. Kratochvil        Accounting Officer)            September 9, 1999


             *
___________________________    Director                       September 9, 1999
      Joseph S. Levy



*By: /s/ JAMES M. KRATOCHVIL
         James M. Kratochvil
         Attorney-in-fact

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 9th day of September, 1999.

                                   NIM HOLDINGS LIMITED




                                   By: /s/ MARTIN R. IMBLER
                                           Martin R. Imbler
                                           President and Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

         SIGNATURE                       TITLE                      DATE

             *                 Chairman of the Board of
___________________________    Directors (Principal
     Martin R. Imbler          Executive Officer)             September 9, 1999


             *
___________________________    Director (Principal Financial
    James M. Kratochvil        and Accounting Officer)        September 9, 1999


             *
___________________________
     Trevor D. Johnson         Sales and Marketing Director   September 9, 1999


             *
___________________________    Managing Director              September 9, 1999
      Alan R. Sandell


*By:  /s/ JAMES M. KRATOCHVIL
          James M. Kratochvil
          Attorney-in-fact

                               POWER OF ATTORNEY

      I, the undersigned director of NIM HOLDINGS LIMITED, do hereby constitute and appoint JAMES M. KRATOCHVIL and MARTIN R. IMBLER, or either of them, my true and lawful attorneys and agents, to do any and all acts and things in my name and on my behalf in my capacity as a director and to execute any and all instruments for me and in my name in the capacity indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for me in my name in the capacity indicated below, any and all amendments (including post-effective amendments) hereto; and I do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following person on behalf of the registrant and in the capacity and on the date indicated:

___________________________    Director                       September 9, 1999
     /s/ IRA G. BOOTS
         Ira G. Boots

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 9th day of September, 1999.

                                   NORWICH INJECTION MOULDERS LIMITED




                                   By: /s/ MARTIN R. IMBLER
                                           Martin R. Imbler
                                           Chairman of the Board of Directors


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

         SIGNATURE                       TITLE                      DATE

             *                 Chairman of the Board of
___________________________    Directors (Principal
     Martin R. Imbler          Executive Officer)             September 9, 1999


             *
___________________________    Director (Principal Financial
    James M. Kratochvil        and Accounting Officer)        September 9, 1999

             *
___________________________    Sales and Marketing Director   September 9, 1999
     Trevor D. Johnson

             *
___________________________    Managing Director              September 9, 1999
      Alan R. Sandell


*By:  /s/ JAMES M. KRATOCHVIL
          James M. Kratochvil
          Attorney-in-fact

                               POWER OF ATTORNEY

      I, the undersigned director of NORWICH INJECTION MOULDERS LIMITED, do hereby constitute and appoint JAMES M. KRATOCHVIL and MARTIN R. IMBLER, or either of them, my true and lawful attorneys and agents, to do any and all acts and things in my name and on my behalf in my capacity as a director and to execute any and all instruments for me and in my name in the capacity indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for me in my name in the capacity indicated below, any and all amendments (including post-effective amendments) hereto; and I do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following person on behalf of the registrant and in the capacity and on the date indicated:



___________________________    Director                       September 9, 1999
     /s/ IRA G. BOOTS
         Ira G. Boots

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 9th day of September, 1999.


                                   KNIGHT PLASTICS, INC.



                                   By: /s/ MARTIN R. IMBLER
                                           Martin R. Imbler
                                           President and Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

         SIGNATURE                       TITLE                      DATE

             *
___________________________    Chairman of the Board of
      Roberto Buaron           Directors                      September 9, 1999

                               President, Chief Executive
             *                 Officer and Director
__________________________     (Principal Executive
     Martin R. Imbler          Officer)                       September 9, 1999

                               Executive Vice President,
                               Chief Financial Officer,
             *                 Treasurer and Secretary
___________________________    (Principal Financial and
    James M. Kratochvil        Accounting Officer)            September 9, 1999


             *
___________________________    Director                       September 9, 1999
      Joseph S. Levy



*By: /s/ JAMES M. KRATOCHVIL
         James M. Kratochvil
         Attorney-in-fact

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 9th day of September, 1999.

                                   CPI HOLDING CORPORATION




                                   By: /s/ MARTIN R. IMBLER
                                           Martin R. Imbler
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

      We, the undersigned directors and officers of CPI HOLDING CORPORATION, do hereby constitute and appoint JAMES M. KRATOCHVIL and MARTIN R. IMBLER, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

         SIGNATURE                       TITLE                      DATE


  /s/ ROBERTO BUARON           Chairman of the Board of
      Roberto Buaron           Directors                      September 9, 1999

                               President, Chief Executive
                               Officer and Director
 /s/ MARTIN R. IMBLER          (Principal Executive
     Martin R. Imbler          Officer)                       September 9, 1999

                               Executive Vice President,
                               Chief Financial Officer,
                               Treasurer and Secretary
/s/ JAMES M. KRATOCHVIL        (Principal Financial and
    James M. Kratochvil        Accounting Officer)            September 9, 1999



  /s/ JOSEPH S. LEVY           Director                       September 9, 1999
      Joseph S. Levy

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 9th day of September, 1999.


                                   CARDINAL PACKAGING, INC.


                                   By: /s/ MARTIN R. IMBLER
                                           Martin R. Imbler
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

      We, the undersigned directors and officers of CARDINAL PACKAGING, INC., do hereby constitute and appoint JAMES M. KRATOCHVIL and MARTIN R. IMBLER, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

         SIGNATURE                       TITLE                      DATE


  /s/ ROBERTO BUARON        Chairman of the Board of
      Roberto Buaron        Directors                        September 9, 1999

                            President, Chief Executive
                            Officer and Director
 /s/ MARTIN R. IMBLER       (Principal Executive
     Martin R. Imbler       Officer)                         September 9, 1999

                            Executive Vice President,
                            Chief Financial Officer,
                            Treasurer and Secretary
/s/ JAMES M. KRATOCHVIL     (Principal Financial and
    James M. Kratochvil     Accounting Officer)              September 9, 1999


  /s/ JOSEPH S. LEVY
      Joseph S. Levy        Director                         September 9, 1999

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 9th day of September, 1999.


                                  NORWICH ACQUISITION LIMITED


                                  By: /s/ MARTIN R. IMBLER
                                          Martin R. Imbler
                                          President and Chief Executive Officer


                              POWER OF ATTORNEY

      We, the undersigned directors and officers of NORWICH ACQUISITION LIMITED, do hereby constitute and appoint JAMES M. KRATOCHVIL and MARTIN R. IMBLER, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:


         SIGNATURE                       TITLE                      DATE

                             Chairman of the Board of
 /s/ MARTIN R. IMBLER        Directors  (Principal
     Martin R. Imbler        Executive Officer)               September 9, 1999


/s/ JAMES M. KRATOCHVIL      Director (Principal Financial
    James M. Kratochvil      and Accounting Officer)          September 9, 1999


 /s/ TREVOR D. JOHNSON
     Trevor D. Johnson       Sales and Marketing Director     September 9, 1999

  /s/ ALAN R. SANDELL
      Alan R. Sandell        Managing Director                September 9, 1999

  /s/ IRA G. BOOTS
      Ira G. Boots           Director                         September 9, 1999

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 9th day of September, 1999.


                                  BERRY PLASTICS ACQUISITION CORPORATION


                                  By: /s/ MARTIN R. IMBLER
                                          Martin R. Imbler
                                          President and Chief Executive Officer


                              POWER OF ATTORNEY

      We, the undersigned directors and officers of BERRY PLASTICS ACQUISITION CORPORATION, do hereby constitute and appoint JAMES M. KRATOCHVIL and MARTIN R. IMBLER, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:


         SIGNATURE                       TITLE                      DATE


  /s/ ROBERTO BUARON        Chairman of the Board of
      Roberto Buaron        Directors                        September 9, 1999


                            President, Chief Executive
                            Officer and Director
 /s/ MARTIN R. IMBLER       (Principal Executive
     Martin R. Imbler       Officer)                         September 9, 1999

                            Executive Vice President,
                            Chief Financial Officer,
                            Treasurer and Secretary
/s/ JAMES M. KRATOCHVIL     (Principal Financial and
    James M. Kratochvil     Accounting Officer)              September 9, 1999


  /s/ JOSEPH S. LEVY
      Joseph S. Levy        Director                         September 9, 1999

       REPORT OF INDEPENDENT AUDITORS ON FINANCIAL STATEMENT SCHEDULES



The Stockholders and Board of Directors
BPC Holding Corporation

We have audited the consolidated financial statements of BPC Holding Corporation as of January 2, 1999 and December 27, 1997, and for each of the three years in the period ended January 2, 1999, and have issued our report thereon dated February 19, 1999 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedules listed in Item 21(b) of this Registration Statement. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.


                                          /s/ Ernst & Young LLP


Indianapolis, Indiana
February 19, 1999

                           BPC HOLDING CORPORATION
                               (PARENT COMPANY)

          SCHEDULE I -- CONDENSED FINANCIAL INFORMATION OF REGISTRANt

                           CONDENSED BALANCE SHEETS

                                                                       JANUARY 2,      DECEMBER 27,
                                                                          1999              1997
                                                                      ------------    --------------
                                                                               (IN THOUSANDS)
ASSETS
Cash .........................................................               622         $     708
Other assets (principally investment in subsidiary) ..........           (25,992)          (31,808)
Assets held in trust .........................................             6,679            18,933
Intangible assets ............................................             3,704             4,281
Due from Berry Plastics Corporation ..........................             8,095             8,095
Other ........................................................              --                --
                                                                       ---------         ---------
Total assets .................................................         $  (6,892)        $     209
                                                                       =========         =========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities ..........................................         $   1,240         $     510
Accrued dividends ............................................             7,225             3,674
Long-term debt ...............................................           105,000           105,000
                                                                       ---------         ---------
Total liabilities ............................................           113,465           109,184

Preferred stock ..............................................            16,801            16,509
Class A common stock .........................................                 4                 4
Class B common stock .........................................                 2                 2
Class C common stock .........................................              --                --
Treasury stock ...............................................               280               (22)
Additional paid-in capital ...................................            45,611            49,374
Warrants .....................................................             3,511             3,511
Retained earnings (deficit) ..................................          (185,923)         (178,353)
                                                                       ---------         ---------
Total stockholders' equity (deficit) .........................          (120,357)         (108,975)
                                                                       ---------         ---------
Total liabilities and stockholders' equity (deficit) .........         $  (6,892)        $     209
                                                                       =========         =========

                             BPC HOLDING CORPORATION

                       CONDENSED STATEMENTS OF OPERATIONS

                                                                                YEAR ENDED
                                                           -----------------------------------------------------
                                                            JANUARY 2,         DECEMBER 27,        DECEMBER 28,
                                                               1999               1997                1996
                                                           ------------      ----------------    ---------------
                                                                             (IN THOUSANDS)
Net sales ............................................       $   --             $   --              $   --
Cost of goods sold ...................................           --                 --                  --
                                                             --------           --------            --------
Gross profit .........................................           --                 --                  --
Operating expenses ...................................            749                220               3,304
Interest expense, net ................................         12,720             11,560               6,294
                                                             --------           --------            --------
Loss before income taxes and equity in net
  income (loss) of subsidiary ........................        (13,469)           (11,780)             (9,598)
Equity in net income (loss) of subsidiary ............          5,899             (2,631)              5,989
                                                             --------           --------            --------
Loss before income taxes .............................         (7,570)           (14,411)             (3,609)
Income taxes .........................................           --                 --                  (262)
                                                             --------           --------            --------
Net loss .............................................         (7,570)           (14,411)             (3,347)

Preferred stock dividends ............................         (3,551)            (2,558)             (1,116)
Amortization of preferred stock discount .............           (292)               (74)               --
                                                             --------           --------            --------
Net loss attributable to common shareholders .........       $(11,413)          $(17,043)           $ (4,463)
                                                             ========           ========            ========

                             BPC HOLDING CORPORATION

                       CONDENSED STATEMENTS OF CASH FLOWS

                                                                                                YEAR ENDED
                                                                               ------------------------------------------------
                                                                                JANUARY 2,      DECEMBER 27,      DECEMBER 28,
                                                                                  1999              1997              1996
                                                                               ------------    --------------    --------------
                                                                                                (IN THOUSANDS)
Net income (loss) ........................................................      $  (7,570)       $ (14,411)       $  (3,347)
Adjustments to reconcile net loss provided by operating activities:
         Net loss (income) of subsidiary .................................         (5,899)           2,631           (5,989)
         Amortization and non cash interest ..............................            500              726              441
         Interest funded by assets held in trust .........................         12,221           11,256            5,412
         Non-cash compensation ...........................................           --               --                358
         Changes in operating assets and liabilities .....................            840             (208)             427
                                                                                ---------        ---------        ---------
Net cash provided by (used for) operating
   activities ............................................................             92               (6)          (2,698)

Net cash provided by investing activities ................................           --               --               --

Net cash provided by financing activities:
   Exercise of management stock options ..................................           --               --              1,130
   Proceeds from senior secured notes ....................................           --               --            105,000
                                                                                ---------        ---------        ---------
   Proceeds from issuance of common and preferred stock and warrants .....             80              325           67,369
                                                                                ---------        ---------        ---------
   Rollover investments and share repurchases ............................           --               --           (125,219)
   Assets held in trust ..................................................           --               --            (35,600)
   Net payments to warrant holders .......................................           --               --             (4,502)
   Debt issuance costs ...................................................           --               --             (5,069)
   Other .................................................................           (258)            --                (22)
                                                                                ---------        ---------        ---------
Net cash from financing activities .......................................           (178)             325            3,087
                                                                                ---------        ---------        ---------

Net increase in cash and cash equivalents ................................            (86)             319              389
Cash and cash equivalents at beginning of year ...........................            708              389             --
                                                                                ---------        ---------        ---------

Cash and equivalents at end of year ......................................      $     622        $     708        $     389
                                                                                =========        =========        =========

Notes to Condensed Financial Statements

(1) BASIS OF PRESENTATION. In the parent company-only financial statements, Holding's investment in subsidiaries is stated at cost plus equity in undistributed earnings of subsidiaries since date of acquisition. The parent company-only financial statements should be read in conjunction with Holding's consolidated financial statements, which are included beginning on page F-1.

(2) GUARANTEE. Berry had approximately $218.1 million and $201.3 million of long-term debt outstanding at January 2, 1999 and December 27, 1997, respectively. Under the terms of the debt agreements, Holding has guaranteed the payment of all principal and interest.

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTs
                                 (IN THOUSANDS)

                                                                                  CHARGED TO
                                                  BALANCE AT       CHARGED TO       OTHER                            BALANCE AT
                                                  BEGINNING        COSTS AND       ACCOUNTS -      DEDUCTIONS -        END OF
           DESCRIPTION                            OF PERIOD        EXPENSES        DESCRIBE         DESCRIBE            YEAR
         -----------------                       ------------    -------------   -------------    --------------    ------------
Year ended January 2, 1999:
Allowance for doubtful accounts .............       $1,038          $  875          $  280(2)       $  542(1)          $1,651
                                                    ======          ======          ======          ======             ======

Year ended December 27, 1997:
Allowance for doubtful accounts .............       $  618          $  325          $  358(2)       $  263(1)          $1,038
                                                    ======          ======          ======          ======             ======

Year ended December 28, 1996:
Allowance for doubtful accounts .............       $  737          $  322             $--          $  441(1)          $  618
                                                    ======          ======          ======          ======             ======

(1) Uncollectible accounts written off, net of recoveries.

(2) Primarily relates to purchase of accounts receivable and related allowance through acquisitions. (1)